PROSPECTUS SUPPLEMENT
(to Prospectus dated September 30, 2020)
Guggenheim Credit Allocation Fund

Up to 2,700,000 Common Shares

Guggenheim Credit Allocation Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund’s investment objective is to seek total return through a combination of current income and capital appreciation. The Fund’s Adviser (as defined herein) will make investment selections based upon a rigorous credit selection process and a relative value investment philosophy, which seeks to identify segments of the credit securities markets as well as individual credit securities whose current prices or spreads are undervalued relative to the Adviser’s view of their long-term values and/or historical norms. The Fund’s investment policy is predicated upon the belief that thorough and independent credit research combined with thoughtful credit allocation decisions are rewarded with the potential to outperform applicable benchmarks for long-term investors. The Fund cannot assure investors that it will achieve its investment objective or be able to structure its investments as anticipated, and you could lose some or all of your investment.
Under normal market conditions, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in fixed-income securities, debt securities and loans and investments with economic characteristics similar to fixed-income securities, debt securities and loans (collectively, “credit securities”). Credit securities in which the Fund may invest consist of corporate bonds, loans and loan participations, asset-backed securities (all or a portion of which may consist of collateralized loan obligations), mortgage-backed securities (both residential mortgage-backed securities and commercial mortgage-backed securities), U.S. Government and agency securities, mezzanine and preferred securities, convertible securities, commercial paper, municipal securities and sovereign government and supranational debt securities. The Fund seeks to achieve its investment objective by investing in a portfolio of credit securities selected from a variety of sectors and credit qualities. The Fund may invest in credit securities that are rated below investment grade (commonly referred to as “high-yield” or “junk” bonds), or, if unrated, determined by the Adviser to be of comparable credit quality. The Fund may invest in credit securities of any duration or maturity. Credit securities in which the Fund may invest may pay fixed or variable rates of interest. The Fund may invest without limitation in securities of non-U.S. issuers, including issuers in emerging markets.
The Fund has entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), among the Fund, the Fund’s investment advisor, Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”), and Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) relating to the Fund’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell up to 2,700,000 Common Shares, from time to time, through Cantor Fitzgerald as agent for the Fund for the offer and sale of Common Shares.
Cantor Fitzgerald will be entitled to compensation of up to 2.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Fund and Cantor Fitzgerald from time to time. In connection with the sale of the Common Shares on behalf of the Fund, Cantor Fitzgerald may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), and the compensation of Cantor Fitzgerald may be deemed to be underwriting commissions or discounts.
Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act.

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The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus will be, listed on the New York Stock Exchange (“NYSE”) under the symbol “GGM.” The net asset value (“NAV”) per share of the Fund’s Common Shares as of the close of business on September 11, 2020 was $17.82, and the last reported sale price for the Fund’s Common Shares on the NYSE as of September 11, 2020 was $18.39 representing a premium to NAV of 3.20%. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current NAV per Common Share on any given day, the Fund will instruct Cantor Fitzgerald not to make any sales on such day.

Investing in the Fund’s Common Shares involves certain risks. See “Risks” beginning on page 70 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase Common Shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus Supplement is dated September 30, 2020.
This Prospectus Supplement, together with the accompanying Prospectus, dated September 30, 2020, sets forth concisely the information that you should know before investing in the Fund’s Common Shares. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information about the Fund, before deciding whether to invest, and you should retain them for future reference. A Statement of Additional Information, dated September 30, 2020 (the “SAI”), as supplemented from time to time, containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI or request other information about the Fund (including the Fund’s annual and semi-annual reports) or make shareholder inquiries by calling (800) 345-7999 or by writing the Fund, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s reports and the SAI will also be available from the Fund’s website at www.guggenheiminvestments.com/ggm.
The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.
* * *
Beginning on January 1, 2021, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website address to access the report.

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If you already elected to receive shareholder reports electronically, you will not be affected by this change, and you need not take any action. At any time, you may elect to receive shareholder reports and other communications from the Fund electronically by contacting your financial intermediary or, if you are a registered shareholder and your shares are held with the Fund’s transfer agent, Computershare, you may log into your Investor Center account at www.computershare.com/investor and go to “Communication Preferences” or call 1-866-488-3559.
You may elect to receive paper copies of all future shareholder reports free of charge. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports; if you invest directly with the Fund, you may call Computershare at 1-866-488-3559. Your election to receive reports in paper form will apply to all funds held in your account with your financial intermediary or, if you invest directly, to all closed-end funds you hold.
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement and the accompanying Prospectus contain or incorporate by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Fund’s plans, strategies, and goals and our beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in making your investment decisions. The Fund has not and Cantor Fitzgerald has not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund and Cantor Fitzgerald take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this Prospectus Supplement and in the accompanying Prospectus is accurate only as of the respective dates on their front covers. The Fund’s business, financial condition and prospects may have changed since such dates. The Fund will advise investors of any material changes to the extent required by applicable law.

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PROSPECTUS SUMMARY
This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, dated September 30, 2020
 (the “SAI”), especially the information set forth under the headings “Investment Objective and Policies” and “Risks,” prior to making an investment in the Fund. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.
The Fund
Guggenheim Credit Allocation Fund (the “Fund”) is a diversified, closed-end management investment company that commenced operations on June 26, 2013. The Fund’s investment objective is to seek total return through a combination of current income and capital appreciation. The Fund’s Adviser (as defined below) will make investment selections based upon a rigorous credit selection process and a relative value investment philosophy, which seeks to identify segments of the credit securities markets as well as individual credit securities whose current prices or spreads are undervalued relative to the Adviser’s view of their long-term values and/or historical norms.

The Fund’s common shares of beneficial interest, par value $0.01 per share, are called “Common Shares” and the holders of Common Shares are called “Common Shareholders” throughout this Prospectus Supplement and the accompanying Prospectus.

Management of the Fund
Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”) serves as the Fund’s investment adviser and is responsible for the management of the Fund. Guggenheim Partners Investment Management, LLC (the “Sub-Adviser”) serves as the Fund’s investment sub-adviser and is responsible for the management of the Fund’s portfolio of securities. Each of the Investment Adviser and the Sub-Adviser is a wholly-owned subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, foundation insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of more than $270 billion of assets as of June 30, 2020. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe and Asia. The Investment Adviser and the Sub-Adviser are referred to herein collectively as the “Adviser.”

Listing and Symbol
The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GGM.” The net asset value (“NAV”) per share of the Fund’s Common Shares at the close of business on September 11, 2020, was $17.82, and the last reported sale price for the Fund’s Common Shares on the NYSE as of September 11, 2020 was $18.39, representing a premium to NAV of 3.20%.

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Distributions
The Fund has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Fund’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s next regularly scheduled distribution will be for the month ending September 30, 2020 and, if approved by the Board of Trustees, is expected to be paid to Common Shareholders on or about September 30, 2020.

The Offering
The Fund has entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell up to 2,700,000 Common Shares, from time to time, through Cantor Fitzgerald as the Fund’s agent for the offer and sale of the Common Shares.

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “1933 Act”). See “Plan of Distribution” in this Prospectus Supplement.

The Common Shares may not be sold through agents, underwriters or dealers without delivery or deemed delivery of the Prospectus and this Prospectus Supplement describing the method and terms of the offering of Common Shares.

Under the 1940 Act, the Fund may not sell Common Shares at a price below the then current NAV per Common Share, after taking into account any commission or discount.

Risks	See “Risks” beginning on page 70 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares.
Use of Proceeds
The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term money market securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for these purposes.

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SUMMARY OF FUND EXPENSES
The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of May 31, 2020 (except as noted below) after giving effect to the anticipated net proceeds of the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus and assuming that the Fund incurs the estimated offering expenses. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.
Shareholder Transaction Expenses
Sales load (as a percentage of offering price)	2.00%(1)
Offering expenses borne by the Fund (as a percentage of offering price)	0.60%(2)
Automatic Dividend Reinvestment Plan fees(3)	None

Percentage of Net Assets
Annual Expenses	Attributable to Common Shares(4)

Management fees(5)	1.29%
Interest expense(6)	0.61%
Other expenses(7)	0.27%
Total annual expenses	2.17%

(1)
Represents the estimated commission with respect to the Common Shares being sold in this offering. Cantor Fitzgerald will be entitled to compensation of up to 2.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Fund and Cantor Fitzgerald from time to time. The Fund has assumed that Cantor Fitzgerald will receive a commission of 2.00% of the gross sale price of the Common Shares sold in this offering.

(2)
The Adviser has incurred on behalf of the Fund all costs associated with the Fund’s registration statement and any offerings pursuant to such registration statement. The Fund has agreed, in connection with any offering, to reimburse the Adviser for offering expenses incurred by the Adviser on the Fund’s behalf in an amount up to the lesser of the Fund’s actual offering costs or 0.60% of the total offering price of the Common Shares sold in such offering.

(3)
Common Shareholders will pay brokerage charges if they direct the Plan Agent to sell Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan” in the accompanying Prospectus.

(4)
Based upon average net assets applicable to Common Shares during the fiscal year ended May 31, 2020, after giving effect to the anticipated net proceeds of the Common Shares offered by this Prospectus Supplement based on an assumed price per share of $18.39 (the last reported sale price of the Fund’s Common Shares on the NYSE as of September 11, 2020). The price per share of any sale of Common Shares may be greater or less than the price assumed herein, depending on the market price of the Common Shares at the time of any sale. There is no guarantee that there will be any sales of Common Shares pursuant to this Prospectus Supplement. The number of Common Shares actually sold pursuant to this Prospectus Supplement may be less than as assumed herein.

(5)
The Fund pays the Adviser an annual fee, payable monthly in arrears at an annual rate equal to 1.00% of the Fund’s average daily Managed Assets (net assets plus any assets attributable to Financial Leverage). The fee shown above is based upon outstanding Financial Leverage of 23% of the Fund’s Managed Assets. If Financial Leverage of more than 23% of the Fund’s Managed Assets is used, the management fees shown would be higher. Management fees calculated based on management fees earned for the fiscal year ended May 31, 2020 divided by average net assets attributable to Common Shareholders for the fiscal year ended May 31, 2020.

(6)
Interest expense is based on the Fund’s outstanding reverse repurchase agreements as of May 31, 2020 and assumes the use of leverage in the form of reverse repurchase agreements representing 18% of the Fund’s Managed Assets at an annual interest rate cost to the Fund of 2.19% and in the form of borrowings

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representing 5% of the Fund’s Managed Assets at an annual interest rate cost to the Fund of 1.52%. The actual interest expense will vary over time in accordance with the amount of reverse repurchase agreement transactions and variations in market interest rates.

(7)	Other expenses are estimated based upon those incurred during the fiscal year ended May 31, 2020.
Example
As required by relevant SEC regulations, the following Example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 2.17% of net assets attributable to Common Shares, (2) the sales load of $20 and estimated offering expenses of $6, and (3) a 5% annual return*:
	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$48	$94	$142	$276

*
The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the Example. The Example assumes that all dividends and distributions are reinvested at net asset value.

CAPITALIZATION
In accordance with the terms of the Sales Agreement, the Fund may offer and sell up to 2,700,000 Common Shares, from time to time, through Cantor Fitzgerald as the Fund’s agent for the offer and sale of Common Shares. The price per share of any Common Share sold hereunder may be greater or less than the price of $18.39 (the last reported sale price for the Fund’s Common Shares on the NYSE as of September 11, 2020) assumed herein, depending on the market price of the Common Shares at the time of such sale. Furthermore, there is no guarantee that the Fund will sell all of the Common Shares available for sale hereunder or that there will be any sales of Common Shares hereunder. To the extent that the market price per share of the Fund’s Common Shares, less any distributing commission or discount, is less than the then current NAV per Common Share on any given day, the Fund will instruct Cantor Fitzgerald not to make any sales on such day.
The following table sets forth the Fund’s capitalization at May 31, 2020:
(i)	on a historical basis;
(ii)
on an as adjusted basis, as of September 11, 2020, to reflect the issuance of an aggregate of 7,102 Common Shares pursuant to the Fund’s Dividend Reinvestment Plan, and the application of the net proceeds from such issuances of Common Shares; and the issuance and sale of 302,616 Common Shares issued and sold after May 31, 2020, but prior to the date of this Prospectus Supplement (less the commission paid to Cantor Fitzgerald and offering expenses payable by the Fund in connection with the issuance and sale of such Common Shares); and an increase in outstanding Reverse Repurchase Agreements of $10,147,688; and

(iii)
on an as further adjusted basis to reflect the assumed sale of 2,700,000 Common Shares at a price of $18.39 per share (the last reported sale price for the Fund’s Common Shares on the NYSE as of September 11, 2020) in an offering under this Prospectus Supplement and the accompanying Prospectus less the assumed commission of $993,060 (representing an estimated commission paid to Cantor Fitzgerald of 2.00% of the gross proceeds of the sale of Common Shares effected by Cantor Fitzgerald in this offering) and estimated offering expenses payable by the Fund of $297,918.

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	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Short-Term Debt:
Reverse Repurchase Agreements and Borrowings	$43,653,171	$53,800,859	$53,800,859
Common Shareholder’s Equity:
Common shares of beneficial interest, par value $0.01
per share; unlimited shares authorized, 8,750,087 shares
issued and outstanding (actual), 9,059,805 shares issued
and outstanding (as adjusted), and 11,759,805 shares
issued and outstanding (as further adjusted)	$87,501	$90,598	$117,598
Additional paid-in capital	195,938,072	201,386,169	249,721,191
Total distributable earnings (loss)	(51,025,112)	(51,025,112)	(51,025,112)
Net assets	$145,000,461	$150,451,655	$198,813,677

USE OF PROCEEDS
Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act. Assuming the sale of the 2,700,000 Common Shares available for sale under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Fund from this offering will be approximately $49,653,000 (assuming a price of $18.39 per share, which was the last reported sales price of the Common Shares on the NYSE on September 11, 2020) after deducting the estimated commission and estimated offering expenses. There is no guarantee that there will be any sales of Common Shares remaining for sale pursuant to the Sales Agreement. The price per share of any Common Share sold hereunder may be greater or less than the price assumed herein, depending on the market price of the Common Shares at the time of such sale. Furthermore, there is no guarantee that the Fund will sell all of the Common Shares available for sale hereunder or that there will be any sales of Common Shares hereunder. To the extent that the market price per share of the Fund’s Common Shares, less any distributing commission or discount, is less than the then current NAV per Common Share on any given day, the Fund will instruct Cantor Fitzgerald not to make any sales on such day. As a result, the actual net proceeds received by the Fund may be less than the amount of net proceeds estimated in this paragraph.
The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months of the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government securities or high quality, short-term money market securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for these purposes.
PLAN OF DISTRIBUTION
Under the Sales Agreement among the Fund, the Investment Adviser and Cantor Fitzgerald, upon written instructions from the Fund, Cantor Fitzgerald will use its commercially reasonable efforts consistent with its sales and trading practices, to solicit offers to purchase the Common Shares under the terms and subject to the conditions set forth in the Sales Agreement. Cantor Fitzgerald’s solicitation will continue until the Fund instructs Cantor Fitzgerald to suspend the solicitations and offers. The Fund will instruct Cantor Fitzgerald as to the amount of Common Shares to be sold by Cantor Fitzgerald. The Fund may instruct Cantor Fitzgerald not to sell Common Shares if the sales cannot be effected at or above the price designated by the Fund in any instruction. The Fund or Cantor Fitzgerald may suspend the offering of Common Shares upon proper notice and subject to other conditions.
Cantor Fitzgerald will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold under the Sales Agreement. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to Cantor Fitzgerald in connection with the sales.

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The Fund will pay Cantor Fitzgerald commissions for its services in acting as agent for the sale of Common Shares. Cantor Fitzgerald will be entitled to compensation of up to 2.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Fund and Cantor Fitzgerald from time to time. There is no guarantee that there will be any sales of Common Shares pursuant to this Prospectus Supplement.
Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by the Fund and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.
In connection with the sale of Common Shares on behalf of the Fund, Cantor Fitzgerald may be deemed to be an “underwriter” within the meaning of the 1933 Act, and the compensation paid to Cantor Fitzgerald may be deemed to be underwriting commissions or discounts. The Fund and the Investment Adviser have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the 1933 Act. The Fund and the Investment Adviser have also agreed to reimburse Cantor Fitzgerald for other specified expenses.
The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Sales Agreement or (2) the termination of the Sales Agreement. The Sales Agreement may be terminated by the Fund in its sole discretion at any time by giving 10 days’ notice to Cantor Fitzgerald. The Sales Agreement may be terminated by the Investment Adviser in its sole discretion in the event the Investment Adviser ceases to act as investment adviser to the Fund. In addition, Cantor Fitzgerald may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time following a period of 30 days from the date of the Sales Agreement by giving 10 days’ notice to the Fund.
Under the 1940 Act, the Fund may not sell Common Shares at a price below the then current NAV per Common Share, after taking into account any commission or discount. To the extent that the market price per share of the Fund’s Common Shares is less than the then current NAV per Common Share, after taking into account any commission or discount, on any given day, the Fund will instruct Cantor Fitzgerald not to make any sales on such day.
In accordance with the terms of the Sales Agreement, the Fund may offer and sell up to 2,700,000 Common Shares, from time to time, through Cantor Fitzgerald as agent for the Fund for the offer and sale of Common Shares.
The principal business address of Cantor Fitzgerald is 499 Park Avenue, New York, New York 10022.
LEGAL MATTERS
Certain legal matters will be passed on by Dechert LLP, as counsel to the Fund in connection with the offering of Common Shares. Certain legal matters will be passed on by Hunton Andrews Kurth LLP, New York, New York and Houston, Texas, as special counsel to Cantor Fitzgerald in connection with the offering of Common Shares.
ADDITIONAL INFORMATION
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s web site (http://www.sec.gov).

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$100,000,000
Guggenheim Credit Allocation Fund
Common Shares
________________
Investment Objective. Guggenheim Credit Allocation Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund’s investment objective is to seek total return through a combination of current income and capital appreciation. The Fund cannot assure investors that it will achieve its investment objective or be able to structure its investments as anticipated, and you could lose some or all of your investment.
Investment Strategy. Under normal market conditions, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in fixed-income securities, debt securities and loans and investments with economic characteristics similar to fixed-income securities, debt securities and loans (collectively, “credit securities”). Credit securities in which the Fund may invest consist of corporate bonds, loans and loan participations, asset-backed securities (all or a portion of which may consist of collateralized loan obligations), mortgage-backed securities (both residential mortgage-backed securities and commercial mortgage-backed securities), U.S. Government and agency securities, mezzanine and preferred securities, convertible securities, commercial paper, municipal securities and sovereign government and supranational debt securities. The Fund will seek to achieve its investment objective by investing in a portfolio of credit securities selected from a variety of sectors and credit qualities. The Fund may invest in credit securities that are rated below investment grade (commonly referred to as “high-yield” or “junk” bonds), or, if unrated, determined by the Adviser to be of comparable credit quality. The Fund may invest in credit securities of any duration or maturity. Credit securities in which the Fund may invest may pay fixed or variable rates of interest. The Fund may invest without limitation in securities of non-U.S. issuers, including issuers in emerging markets.
Offering. The Fund may offer, from time to time, up to $100,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Common Shares.
The Fund may offer Common Shares (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Common Shares will identify any agents or underwriters involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Common Shares through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”
________________
Investing in the Fund’s Common Shares involves certain risks. The Fund intends to utilize leverage, which is subject to numerous risks. Credit securities of below investment grade quality (commonly referred to as "high-yield" or "junk" bonds) are considered predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. These risks may be more pronounced with respect to the Fund’s investments in securities rated Caa1/CCC+ or below or securities of distressed or defaulted issuers. The Fund may invest without limitation in non-U.S. issuers, including in emerging markets, which involve special risks,
i

including foreign currency risk and the risk that the securities may decline in response to unfavorable political and legal developments, unreliable or untimely information or economic and financial instability. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest. See “Risks” beginning on page 70 of this Prospectus. Certain of these risks are summarized in “Prospectus Summary—Special Risk Considerations” beginning on page 7 of this Prospectus. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to purchase the Fund’s common shares.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________
Prospectus dated September 30, 2020
The Fund may, but is not required to, use various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to earn income or enhance total return. The Fund may use such transactions as a means to synthetically implement the Fund’s investment strategies. To the extent that the Fund invests in synthetic investments with economic characteristics similar to credit securities, the market (or fair) value of such investments will be counted as credit securities for purposes of the Fund’s policy of investing at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in credit securities.
In addition, as an alternative to holding investments directly, the Fund may also obtain investment exposure by investing in other investment companies (“Investment Funds”). The Fund may invest in open-end funds, closed-end funds and exchange-traded funds. For purposes of the Fund’s 80% Policy, the Fund will include its investments in Investment Funds that have a policy of investing at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in one or more types of credit securities.
Adviser. Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”) serves as the Fund’s investment adviser and is responsible for the management of the Fund. Guggenheim Partners Investment Management, LLC (the “Sub-Adviser”) serves as the Fund’s investment sub-adviser and is responsible for the management of the Fund’s portfolio of securities. Each of the Investment Adviser and the Sub-Adviser is an indirect subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, foundation insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of more than $270 billion of assets as of June 30, 2020. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia. The Investment Adviser and the Sub-Adviser are referred to herein collectively as the “Adviser.”
Financial Leverage. The Fund may employ leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of preferred shares (“Preferred Shares”) or (iii) engaging in reverse repurchase agreements, dollar rolls and economically similar transactions (collectively with Indebtedness and Preferred Shares, “Financial Leverage”). The Adviser anticipates that the use of Financial Leverage will result in higher income to holders of Common Shares (“Common Shareholders”) over time; however, there can be no assurance that the Adviser’s expectations will be realized or that a leveraging strategy will be successful in any particular time period. Use of Financial Leverage creates an opportunity for increased income and capital appreciation but, at the same time, creates special risks. The costs associated with the issuance and use of Financial Leverage will be borne by the Common Shareholders. Under current market conditions, the Fund currently expects to utilize Financial Leverage through Indebtedness and/or reverse repurchase agreements, such that the aggregate amount of Financial Leverage is not expected to exceed 33 1 / 3 % of the Fund’s Managed Assets (including the proceeds of such Financial Leverage) (or 50% of net assets). The Fund has entered a committed facility agreement with BNP Paribas Prime Brokerage International, Ltd. (“BNP Paribas”) pursuant to which the Fund may borrow up to $70 million. As of May 31, 2020, there were $9,000,000 in outstanding borrowings under the committed facility agreement. As of May 31, 2020, the Fund had $34,653,171 of reverse repurchase agreements outstanding representing Financial Leverage equal to approximately 18% of the Fund’s Managed Assets. In addition the Fund may engage in certain derivatives transactions that have economic characteristics similar to leverage. The Fund intends to earmark or segregate cash or liquid securities or otherwise cover such transactions in accordance with applicable interpretations of the staff of the SEC, in which case the Fund’s obligations under such transactions will not be included in calculating the aggregate amount of the Fund’s Financial Leverage. The Fund’s total Financial Leverage may vary significantly over time based on the Sub-Adviser’s assessment of market conditions, available investment opportunities and cost of Financial Leverage. Although the use of Financial Leverage by the Fund may create an opportunity for increased total return for the Common Shares, it also results in additional risks and can magnify the effect of any losses. Financial Leverage involves risks and special considerations for shareholders, including the likelihood of greater volatility of net asset value and market price of and dividends on the Common Shares. To the extent the Fund increases its amount of Financial Leverage outstanding, it will be more exposed to these risks. The cost of Financial Leverage, including the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, is borne by Common Shareholders.
To the extent the Fund increases its amount of Financial Leverage outstanding, the Fund’s annual expenses as a percentage of net assets attributable to Common Shares will increase. See “Use of Financial Leverage.”
 “Managed Assets” means the total assets of the Fund, including the assets attributable to the proceeds from financial leverage, including the issuance of senior securities represented by indebtedness (including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper), the issuance of preferred shares, the effective leverage of certain portfolio transactions such as reverse repurchase agreements, dollar rolls and inverse floating rate securities, or any other form of financial leverage, minus liabilities, other than liabilities related to any financial leverage. See “Use of Financial Leverage” and “Risks—Financial Leverage Risk.”
Common Shares. The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GGM.” The net asset value of the Common Shares at the close of business on September 11, 2020 was $17.82 per share, and the last reported sale price of the Common Shares on the NYSE on such date was $18.39, representing a premium to net asset value of 3.20%. See “Market and Net Asset Value Information.”
You should read this Prospectus, which contains important information about the Fund, together with any Prospectus Supplement, before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated September 30, 2020, containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). You may request a free copy of the Statement of Additional Information or request other information about the Fund (including the Fund’s annual and semi-annual reports) or make shareholder inquiries by calling (800) 345-7999 or by writing the Fund, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s reports and the SAI will also be available from the Fund’s website at www.guggenheiminvestments.com/ggm. The information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus.
The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
*        *       *
Beginning on January 1, 2021, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website address to access the report.
If you already elected to receive shareholder reports electronically, you will not be affected by this change, and you need not take any action. At any time, you may elect to receive shareholder reports and other communications from the Fund electronically by contacting your financial intermediary or, if you are a registered shareholder and your shares are held with the Fund’s transfer agent, Computershare, you may log into your Investor Center account at www.computershare.com/investor and go to “Communication Preferences” or call 1-866-488-3559.
You may elect to receive paper copies of all future shareholder reports free of charge. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports; if you invest directly with the Fund, you may call Computershare at 1-866-488-3559. Your election to receive reports in paper form will apply to all funds held in your account with your financial intermediary or, if you invest directly, to all closed-end funds you hold.
TABLE OF CONTENTS
Page
PROSPECTUS SUMMARY	1
SUMMARY OF FUND EXPENSES	38
FINANCIAL HIGHLIGHTS	39
SENIOR SECURITIES AND OTHER FINANCIAL LEVERAGE	41
THE FUND	42
USE OF PROCEEDS	42
MARKET AND NET ASSET VALUE INFORMATION	42
INVESTMENT OBJECTIVE AND POLICIES	43
THE FUND’S INVESTMENTS	45
USE OF FINANCIAL LEVERAGE	66
RISKS	70
MANAGEMENT OF THE FUND	106
NET ASSET VALUE	108
DISTRIBUTIONS	110
DIVIDEND REINVESTMENT PLAN	112
DESCRIPTION OF CAPITAL STRUCTURE	113
ANTI-TAKEOVER AND OTHER PROVISIONS IN THE FUND’S GOVERNING DOCUMENTS	115
CLOSED-END FUND STRUCTURE	116
REPURCHASE OF COMMON SHARES; CONVERSION TO OPEN-END FUND	116
TAX MATTERS	117
PLAN OF DISTRIBUTION	120
CUSTODIAN, ADMINISTRATOR, TRANSFER AGENT AND DIVIDEND-DISBURSING AGENT	122
LEGAL MATTERS	123
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	123
ADDITIONAL INFORMATION	123
PRIVACY PRINCIPLES OF THE FUND	123
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	S-1

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date of this Prospectus. The Fund’s business, financial condition and prospects may have changed since that date.
FORWARD-LOOKING STATEMENTS
This Prospectus contains or incorporates by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Fund’s plans, strategies, and goals and the Fund’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus, words such as “anticipates,” “believes,”

“expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended.
v

PROSPECTUS
PROSPECTUS SUMMARY
This is only a summary of information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Shares. You should carefully read the more detailed information contained in this Prospectus and any related Prospectus Supplements, especially the information set forth under the headings “Investment Objective and Policies” and “Risks.” You may also wish to request a copy of the Fund’s Statement of Additional Information, dated September 30, 2020 (the “SAI”), which contains additional information about the Fund.
The Fund
Guggenheim Credit Allocation Fund (the “Fund”) is a diversified, closed-end management investment company.

Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”) serves as the Fund’s Investment Adviser and is responsible for the management of the Fund. Guggenheim Partners Investment Management, LLC (the “Sub-Adviser”) serves as the Fund’s Investment Sub-Adviser and is responsible for the management of the Fund’s portfolio of securities. Each of the Investment Adviser and the Sub-Adviser is an indirect subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”). The Investment Adviser and the Sub-Adviser are referred to herein collectively as the “Adviser.”

The Offering
The Fund may offer, from time to time, up to $100,000,000 aggregate initial offering price of Common Shares, on terms to be determined at the time of the offering. The Fund will offer Common Shares at prices and on terms to be set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”).

The Fund may offer Common Shares (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time, or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering will identify any agents or underwriters involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Common Shares through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement describing the method and terms of the offering of Common Shares. See “Plan of Distribution.”

Use of Proceeds
Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Common Shares in accordance with its investment objective and policies as stated herein. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three months after the completion of any such offering. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for these purposes.

Investment Objective
The Fund’s investment objective is to seek total return through a combination of current income and capital appreciation. The Fund cannot assure investors that it will achieve its investment objective. The Fund’s investment objective may be changed by the Fund’s Board of Trustees on 60 days’ prior written notice to shareholders.

Investment Philosophy and Investment Process
The Adviser will make investment selections based upon a rigorous credit selection process and a relative value investment philosophy, which seeks to identify segments of the credit securities markets as well as individual credit securities whose current prices or spreads are undervalued relative to the Adviser’s view of their long-term values and/or historical norms. The Adviser analyzes segments of the credit securities markets based upon various factors, including economic and market conditions and outlooks, securities valuations, investment opportunities, risk analysis, and credit market trends, to identify securities that the Adviser believes are undervalued or trading below historical norms. The Adviser has the flexibility to allocate the Fund’s assets across various asset classes within the credit securities market and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time. The Fund’s investment policy is predicated upon the belief that thorough and independent credit research combined with thoughtful credit allocation decisions are rewarded with the potential to outperform applicable benchmarks for long-term investors.

Investment Portfolio
Under normal market conditions, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in fixed-income securities, debt securities and loans and investments with economic characteristics similar to fixed-income securities, debt securities and loans (collectively, “credit securities”). Credit securities in which the Fund may invest consist of:
• corporate bonds;
•      loans (which may consist of senior secured floating rate loans (“Senior Loans”), second lien secured floating rate loans (“Second Lien Loans”), subordinated secured loans (“Subordinated Secured Loans”) and unsecured loans (“Unsecured Loans”), each with fixed and variable interest rates) and loan participations and assignments (collectively, “Loans”);
• asset-backed securities (“ABS”) (all or a portion of which may consist of collateralized loan obligations (“CLOs”));
• mortgage-backed securities (“MBS”) (both residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”));
• U.S. Government and agency securities;
• mezzanine and preferred securities;
• convertible securities;
• commercial paper;
• municipal securities; and
• sovereign government and supranational debt securities.

The Fund will seek to achieve its investment objective by investing in a portfolio of credit securities selected from a variety of sectors and credit qualities. The Fund’s investment portfolio may consist of investments in the types of securities described herein. There is no guarantee the Fund will buy all of the types of securities or use all of the investment techniques that are described herein.

The Fund may invest in credit securities rated below investment grade, or, if unrated, determined to be of comparable quality. A security is considered below investment grade quality if it is rated below investment grade (that is, below Baa3- by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB- by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”) or comparably ranked by another Nationally Recognized Statistical Rating Organization (“NRSRO”)) or, if unrated, judged to be below investment grade quality by the Adviser. Below investment grade quality securities (commonly referred to as “high yield” or “junk” bonds) involve special risks as compared to securities of investment grade quality. Under normal market conditions, the Fund will not invest more than 25% of its

Managed Assets in credit securities that are, at the time of investment, rated Caa1 or below by Moody’s or CCC+ or below by S&P or Fitch or, or that are unrated but determined by the Adviser to be of comparable quality. The foregoing credit quality policy does not apply to investments in MBS and the Fund may invest in MBS without limitation as to credit quality. For purposes of applying the Fund’s credit quality policies, in the case of securities with multiple ratings (i.e., a security receiving two or more different ratings from two or more different NRSROs), the Fund will apply the highest of the applicable ratings.

The Fund may invest in credit securities of any duration or maturity and is not required to maintain any particular maturity or duration for its portfolio as a whole. Duration is a measure of the price volatility of a security as a result of changes in market rates of interest, based on the weighted average timing of a security’s expected principal and interest payments. The longer a security’s duration, the more sensitive it will be to changes in interest rates. For example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point. Under current market conditions, the Advisor intends to maintain a shorter leverage-adjusted average portfolio duration of 1 to 4 years. However, the Adviser will dynamically adjust average portfolio duration based on market conditions. The Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and all factors that the Adviser deems relevant. Any decisions as to the targeted duration or maturity of any particular category of investments or of the Fund’s portfolio generally will be made based on all pertinent market factors at any given time.

The Fund may invest in senior, junior, secured and unsecured credit securities including subordinated or mezzanine securities. Credit securities in which the Fund may invest may have fixed, floating or variable interest rates, interest rates that change based on multiples of changes in a specified index of interest rates or interest rates that change inversely to changes in interest rates, or may not bear interest.

The Fund may invest in credit securities of any types of issuers. Credit securities in which the Fund may invest may be issued by domestic and non-U.S. corporations and other non-governmental or business entities, operating in any industries or sectors; the U.S. Government, its agencies or instrumentalities and government sponsored entities; states, territories and possessions of the United States, including the District of Columbia, and their political subdivisions, agencies or instrumentalities; foreign governmental issuers; international agencies and supranational entities; and special purpose vehicles created for the purpose of issuing structured, collateralized or asset-backed securities. The Fund may invest in publicly offered credit securities and privately offered credit securities of both public and private issuers.

The Fund may invest without limitation in securities of non-U.S. issuers, including issuers in emerging markets.

The Fund may invest without limitation in unregistered securities, restricted securities and securities for which there is no readily available trading market or that are otherwise illiquid. Securities within any of the types of credit securities in which the Fund may invest may be unregistered, restricted or illiquid. The Fund may invest in privately issued securities of both public and private companies, which may be illiquid. Illiquid securities include securities legally restricted as to resale, securities for which there is no readily available trading market or that are otherwise illiquid. The Fund may acquire securities through private placements under which it may agree to contractual restrictions on the resale of such securities.

The Fund will not invest more than 5% of its Managed Assets in interest-bearing investments that, at the time of purchase, are not current on their interest payment obligations.

As an alternative to holding investments directly, the Fund may also obtain investment exposure to securities in which it may invest by investing up to 20% of its Managed Assets in

Investment Funds. The Fund may invest in open-end funds, closed-end funds and exchange-traded funds. For purposes of the Fund’s policy of investing at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in credit securities (the “80% Policy”), the Fund will include its investments in Investment Funds that have a policy of investing at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in one or more types of credit securities. See “The Fund’s Investments—Investment Funds.”

“Managed Assets” means the total assets of the Fund, including the assets attributable to the proceeds from financial leverage, including the issuance of senior securities represented by indebtedness (including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper), the issuance of preferred shares, the effective leverage of certain portfolio transactions such as reverse repurchase agreements, dollar rolls and inverse floating rate securities, or any other form of financial leverage, minus liabilities, other than liabilities related to any financial leverage.

The Fund may, but is not required to, use various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to earn income or enhance total return. The use of derivatives transactions to earn income or enhance total return may be particularly speculative. Derivatives are financial instruments the value of which is derived from a reference instrument. The Fund may engage in a variety of derivatives transactions. The Fund may purchase and sell exchange-listed and over-the-counter (“OTC”) put and call options, purchase and sell futures contracts and options thereon, and enter into swap, cap, floor or collar transactions. The Fund may utilize derivatives that reference one or more securities, indices, commodities, currencies or interest rates. In addition, the Fund may utilize new techniques, transactions, instruments or strategies that are developed or permitted as regulatory changes occur. The Fund has not adopted a maximum percentage limit with respect to derivatives transactions. See “The Fund’s Investments—Derivatives Transactions” in this Prospectus and “Investment Objective and Policies—Derivative Instruments” in the SAI for additional information about particular instruments and transactions that the Fund may enter into.

As an alternative to holding investments directly, the Fund may also obtain investment exposure through derivatives transactions intended to replicate, modify or replace the economic attributes associated with an investment in securities in which the Fund may invest directly. The Fund may be exposed to certain additional risks should the Adviser use derivatives as a means to synthetically implement the Fund’s investment strategies. Such transactions may expose the Fund to counterparty risk, lack of liquidity in such derivative instruments and additional expenses associated with using such derivative instruments. To the extent that the Fund invests in synthetic investments with economic characteristics similar to credit securities, the market (or fair) value of such investments will be counted as credit securities for purposes of the Fund’s 80% Policy.

The Fund may engage in certain investment transactions described herein. The Fund may enter into forward commitments for the purchase or sale of securities. The Fund may enter into transactions on a “when issued,” “to-be-announced” or “delayed delivery” basis, in excess of customary settlement periods for the type of security involved. The Fund may lend portfolio securities to securities broker-dealers or financial institutions and enter into short sales and repurchase agreements. The Fund may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using similar investment techniques (such as buy backs or dollar rolls). See “The Fund’s Investments—Certain Other Investment Practices.”

Leverage
The Fund may employ leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of preferred shares (“Preferred Shares”) or (iii) engaging in reverse repurchase agreements, dollar rolls and economically similar transactions (collectively with Indebtedness and Preferred Shares, “Financial Leverage”).

The Fund may utilize leverage up to the limits imposed by the Investment Company Act of 1940 (the “1940 Act”). Under the 1940 Act the Fund may not incur Indebtedness if, immediately after incurring such Indebtedness, the Fund would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of Indebtedness outstanding, the Fund is required to have at least three dollars of assets). Under the 1940 Act, the Fund may not issue Preferred Shares if, immediately after issuance, the Fund would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of Preferred Shares outstanding, the Fund is required to have at least two dollars of assets). However, under current market conditions, the Fund currently expects to utilize Financial Leverage through Indebtedness and/or reverse repurchase agreements, such that the aggregate amount of Financial Leverage is not expected to exceed 33 1 / 3 % of the Fund’s Managed Assets (including the proceeds of such Financial Leverage) (or 50% of net assets). The Fund has entered a committed facility agreement with BNP Paribas Prime Brokerage International, Ltd. (“BNP Paribas”) pursuant to which the Fund may borrow up to $70 million. As of May 31, 2020, the Fund had $9,000,000 in outstanding borrowings under the committed facility agreement, $34,653,171 of reverse repurchase agreements outstanding, and a combined $43,653,171 in outstanding reverse repurchase agreements and Borrowings under the committed facility agreement representing Financial Leverage of approximately 23% of the Fund’s Managed Assets.

Although the use of Financial Leverage by the Fund may create an opportunity for increased total return for the Common Shares, it also results in additional risks and can magnify the effect of any losses. Financial Leverage involves risks and special considerations for shareholders, including the likelihood of greater volatility of net asset value and market price of and dividends on the Common Share. To the extent the Fund increases its amount of Financial Leverage outstanding, it will be more exposed to these risks. The cost of Financial Leverage, including the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, is borne by Common Shareholders. To the extent the Fund increases its amount of Financial Leverage outstanding, the Fund’s annual expenses as a percentage of net assets attributable to Common Shares will increase.

With respect to leverage incurred through investments in reverse repurchase agreements, dollar rolls and economically similar transactions, the Fund intends to earmark or segregate cash or liquid securities in accordance with applicable interpretations of the staff of the Securities and Exchange Commission (the “SEC”). As a result of such segregation, the Fund’s obligations under such transactions will not be considered indebtedness for purposes of the 1940 Act and the Fund’s use of leverage through reverse repurchase agreements, dollar rolls and economically similar transactions will not be limited by the 1940 Act. However, the Fund’s use of leverage through reverse repurchase agreements, dollar rolls and economically similar transactions will be included when calculating the Fund’s Financial Leverage and therefore will be limited by the Fund’s maximum overall Financial Leverage levels approved by the Board of Trustees and may be further limited by the availability of cash or liquid securities to earmark or segregate in connection with such transactions.

In addition, the Fund may engage in certain derivatives transactions that have economic characteristics similar to leverage. To the extent the terms of such transactions obligate the Fund to make payments, the Fund intends to earmark or segregate cash or liquid securities in an amount at least equal to the current value of the amount then payable by the Fund under the terms of such transactions or otherwise cover such transactions in accordance with applicable interpretations of the staff of the SEC. As a result of such segregation or cover, the Fund’s obligations under such transactions will not be considered indebtedness for purposes of the

1940 Act and will not be included in calculating the aggregate amount of the Fund’s Financial Leverage. To the extent that the Fund’s obligations under such transactions are not so segregated or covered, such obligations may be considered “senior securities representing indebtedness” under the 1940 Act and therefore subject to the 300% asset coverage requirement described above and other requirements of the 1940 Act.

The Adviser anticipates that the use of Financial Leverage may result in higher total return to the holders of Common Shares (“Common Shareholders”) over time; however, there can be no assurance that the Adviser’s expectations will be realized or that a leveraging strategy will be successful in any particular time period. Use of Financial Leverage creates an opportunity for increased income and capital appreciation but, at the same time, creates special risks. The costs associated with the issuance of Financial Leverage will be borne by Common Shareholders, which will result in a reduction of net asset value of the Common Shares. The fee paid to the Adviser will be calculated on the basis of the Fund’s Managed Assets, including proceeds from Financial Leverage, so the fees paid to the Adviser will be higher when Financial Leverage is utilized. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, which means that Common Shareholders effectively bear the entire advisory fee. The maximum level of and types of Financial Leverage used by the Fund will be approved by the Board of Trustees. There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful. See “Risks—Financial Leverage Risk.”

Temporary Defensive Investments
During periods in which the Adviser believes that changes in economic, financial or political conditions make it advisable to maintain a temporary defensive posture (a “temporary defensive period”), or in order to keep the Fund’s cash fully invested, including the period during which the net proceeds of the offering of Common Shares are being invested, the Fund may, without limitation, hold cash or invest its assets in money market instruments and repurchase agreements in respect of those instruments. The Fund may not achieve its investment objective during a temporary defensive period or be able to sustain its historical distribution levels. See “The Fund’s Investments—Temporary Defensive Investments.”

Management of the Fund
Guggenheim Funds Investment Advisors, LLC acts as the Fund’s Investment Adviser pursuant to an investment advisory agreement with the Fund (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Investment Adviser is responsible for the management of the Fund and administers the affairs of the Fund to the extent requested by the Board of Trustees. As compensation for its services, the Fund pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 1.00% of the Fund’s average daily Managed Assets. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, which means that Common Shareholders effectively bear the entire advisory fee. See “Summary of Fund Expenses” for additional information regarding the advisory fee as a percentage of net assets attributable to Common Shares.

Guggenheim Partners Investment Management, LLC acts as the Fund’s investment sub-adviser pursuant to an investment sub-advisory agreement with the Fund and the Investment Adviser (the “Sub-Advisory Agreement”). Pursuant to the Sub-Advisory Agreement, the Sub-Adviser is responsible for the management of the Fund’s portfolio of investments. The Investment Adviser pays a portion of the advisory fee received from the Fund to the Sub-Adviser in an amount equal to 0.50% of the Fund’s average daily Managed Assets.

Distributions
The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that dividends paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, and (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss). Distributions may be paid by the Fund from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital. The Fund cannot assure you as to what percentage of the dividends paid on the Common Shares will consist of net capital gain, which is taxed at reduced rates for non-corporate investors. In certain circumstances, the Fund may elect to retain income or capital gain and pay income or excise tax on such undistributed amount, to the extent that the Board of Trustees, in consultation with Fund management, determines it to be in the best interest of shareholders to do so. Alternatively, the distributions paid by the Fund for any particular month may be more than the amount of net investment income from that monthly period. As a result, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund, up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Shareholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net income or profit. During the Fund’s fiscal year ended May 31, 2020, the Fund paid no excise tax. See “Distributions” and “Tax Matters.”

The Fund reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.
If you hold your Common Shares in your own name or if you hold your Common Shares with a brokerage firm that participates in the Fund’s Dividend Reinvestment Plan (the “Plan”), unless you elect to receive cash, all dividends and distributions that are declared by the Fund will be automatically reinvested in additional Common Shares of the Fund pursuant to the Plan. If you hold your Common Shares with a brokerage firm that does not participate in the Plan, you will not be able to participate in the Plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information. See “Dividend Reinvestment Plan.”

Listing and Symbol
The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the NYSE under the symbol “GGM.” The net asset value of the Common Shares at the close of business on September 11, 2020 was $17.82 per share, and the last reported sale price of the Common Shares on the NYSE on such date was $18.39, representing a premium to net asset value of 3.20%. See “Market and Net Asset Value Information.”

Special Risk Considerations
Investment in the Fund involves special risk considerations, which are summarized below. The Fund is designed as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program. The Fund’s performance and the value of its investments will vary in response to changes in interest rates, inflation and other market factors. See “Risks” for a more complete discussion of the special risk considerations associated with an investment in the Fund.

Not a Complete Investment Program. An investment in the Common Shares of the Fund should not be considered a complete investment program. The Fund is intended for long-term investors seeking total return through a combination of current income and capital appreciation. The Fund is not meant to provide a vehicle for those who wish to play short-term swings in the stock market. Each Common Shareholder should take into account the Fund’s investment objective as well as the Common Shareholder’s other investments when considering an investment in the Fund.

Investment and Market Risk. An investment in Common Shares of the Fund is subject to investment risk, particularly under current economic, financial, labor and health conditions,

including the possible loss of the entire principal amount that you invest. An investment in the Common Shares of the Fund represents an indirect investment in the securities owned by the Fund. The value of, or income generated by, the investments held by the Fund are subject to the possibility of rapid and unpredictable fluctuation. These movements may result from factors affecting individual companies, or from broader influences, including real or perceived changes in prevailing interest rates, changes in inflation or expectations about inflation, investor confidence or economic, political, social or financial market conditions, environmental disasters, governmental actions, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and other similar events, that each of which may be temporary or last for extended periods. For example, the risks of a borrower’s default or bankruptcy or non-payment of scheduled interest or principal payments from senior floating rate interests held by the Fund are especially acute under these conditions. Furthermore, interest rates and bond yields may fall as a result of types of events, including responses by governmental entities to such events, which would magnify the Fund’s fixed-income instruments’ susceptibility to interest rate risk and diminish their yield and performance. Moreover, the Fund’s investments in asset-backed securities are subject to many of the same risks that are applicable to investments in securities generally, including interest rate risk, credit risk, foreign currency risk, below-investment grade securities risk, financial leverage risk, prepayment and regulatory risk, which would be elevated under the foregoing circumstances.

Different sectors, industries and security types may react differently to such developments and, when the market performs well, there is no assurance that the Fund’s investments will increase in value along with the broader markets. Volatility of financial markets, including potentially extreme volatility caused by the events described above, can expose the Fund to greater market risk than normal, possibly resulting in greatly reduced liquidity. Moreover, changing economic, political, social or financial market conditions in one country or geographic region could adversely affect the value, yield and return of the investments held by the Fund in a different country or geographic region because of the increasingly interconnected global economies and financial markets. The Adviser and Sub-Adviser potentially could be prevented from considering, managing and executing investment decisions at an advantageous time or price or at all as a result of any domestic or global market or other disruptions, particularly disruptions causing heightened market volatility and reduced market liquidity, such as the current conditions, which have also resulted in impediments to the normal functioning of workforces, including personnel and systems of the Fund’s service providers and market intermediaries. The value of the securities owned by the Fund may decline due to general market conditions that are not specifically related to a particular issuer, such as real or perceived economic conditions, changes in interest or currency rates or changes in investor sentiment or market outlook generally. At any point in time, your Common Shares may be worth less than your original investment, including the reinvestment of Fund dividends and distributions.

Management Risk. The Fund is subject to management risk because it has an actively managed portfolio. The Adviser will apply investment techniques and risk analysis in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund’s allocation of its investments across various segments of the credit securities market and various countries, regions, asset classes and sectors may vary significantly over time based on the Adviser’s analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. The Adviser employs an active approach to the Fund’s investment allocation based upon a relative value philosophy, but there is no guarantee that such allocation will produce the desired results. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions. The flexibility of the Fund’s investment policies and the discretion granted to the Adviser to invest the Fund’s assets across various segments, classes and geographic regions of the credit securities market and in credit securities with various maturities and durations means that the Fund’s ability to achieve its investment objective may be more dependent on the success of its investment adviser than other investment companies.

Income Risk. The income investors receive from the Fund is based in part on the interest it earns from its investments in credit securities, which can vary widely over the short- and long-term. If prevailing market interest rates drop, investors’ income from the Fund could drop as well. The Fund’s income could also be affected adversely when prevailing short-term interest rates increase and the Fund is utilizing leverage, although this risk is mitigated to the extent the Fund invests in floating-rate obligations.

Credit Securities Risks. Credit securities are subject to certain risks:

Issuer Risk. The value of credit securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and projected earnings, and the value of its assets.

Spread Risk. Spread risk is the risk that the market price can change due to broad based movements in spreads, which is particularly relevant in the current low spread environment.

Credit Risk. The Fund could lose money if the issuer or guarantor of a debt instrument or a counterparty to a derivatives transaction or other transaction (such as a repurchase agreement or a loan of portfolio securities or other instruments) is unable or unwilling, or perceived to be unable or unwilling, to pay interest or repay principal on time or defaults. If an issuer fails to pay interest, the Fund’s income would likely be reduced, and if an issuer fails to repay principal, the value of the instrument likely would fall and the Fund could lose money. This risk is especially acute with respect to below investment grade debt instruments (commonly referred to as “high-yield” or “junk” bonds) and unrated high risk debt instruments, whose issuers are particularly susceptible to fail to meet principal or interest obligations under current conditions. Also, the issuer, guarantor or counterparty may suffer adverse changes in its financial condition or be adversely affected by economic, political or social conditions that could lower the credit quality (or the market’s perception of the credit quality) of the issuer or instrument, leading to greater volatility in the price of the instrument and in shares of the Fund. Although credit quality may not accurately reflect the true credit risk of an instrument, a change in the credit quality rating of an instrument or an issuer can have a rapid, adverse effect on the instrument’s liquidity and make it more difficult for the Fund to sell at an advantageous price or time. The risk of the occurrence of these types of events is heightened under current conditions.

The degree of credit risk depends on the particular instrument and the financial condition of the issuer, guarantor or counterparty, which are often reflected in its credit quality. Credit quality is a measure of the issuer’s expected ability to make all required interest and principal payments in a timely manner. An issuer with the highest credit rating has a very strong capacity with respect to making all payments. An issuer with the second-highest credit rating has a strong capacity to make all payments, but the degree of safety is somewhat less. An issuer with the lowest credit quality rating may be in default or have extremely poor prospects of making timely payment of interest and principal. Credit ratings assigned by rating agencies are based on a number of factors and subjective judgments and therefore do not necessarily represent an issuer’s actual financial condition or the volatility or liquidity of the security. Although higher-rated securities generally present lower credit risk as compared to lower-rated or unrated securities, an issuer with a high credit rating may in fact be exposed to heightened levels of credit or liquidity risk.

Interest Rate Risk. Fixed-income and other debt instruments are subject to the possibility that interest rates could change (or are expected to change). Changes in interest rates, including changes in reference rates used in fixed-income and other debt instruments (such as the London Interbank Offer Rate), may adversely affect the Fund’s investments in these instruments, such as the value or liquidity of, and income generated by, the investments. In addition, changes in interest rates, including rates that fall below zero, can have unpredictable effects on markets and can adversely affect the Fund’s yield, income and performance.

The value of a debt instrument with a longer duration will generally be more sensitive to interest rate changes than a similar instrument with a shorter duration. Similarly, the longer the average duration (whether positive or negative) of these instruments held by the Fund or to which the Fund is exposed (i.e., the longer the average portfolio duration of the Fund), the more the Fund’s NAV will likely fluctuate in response to interest rate changes. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. For example, the NAV per share of a bond fund with an average duration of eight years would be expected to fall approximately 8% if interest rates rose by one percentage point.

However, measures such as duration may not accurately reflect the true interest rate sensitivity of instruments held by the Fund and, in turn, the Fund’s susceptibility to changes in interest rates. Certain fixed-income and debt instruments are subject to the risk that the issuer may exercise its right to redeem (or call) the instrument earlier than anticipated. Although an issuer may call an instrument for a variety of reasons, if an issuer does so during a time of declining interest rates, the Fund might have to reinvest the proceeds in an investment offering a lower yield or other less favorable features, and therefore might not benefit from any increase in value as a result of declining interest rates. Interest only or principal only securities and inverse floaters are particularly sensitive to changes in interest rates, which may impact the income generated by the security and other features of the security.

Adjustable rate securities also react to interest rate changes in a similar manner as fixed-rate securities but generally to a lesser degree depending on the characteristics of the security, in particular its reset terms (i.e., the index chosen, frequency of reset and reset caps or floors). During periods of rising interest rates, because changes in interest rates on adjustable rate securities may lag behind changes in market rates, the value of such securities may decline until their interest rates reset to market rates. These securities also may be subject to limits on the maximum increase in interest rates. During periods of declining interest rates, because the interest rates on adjustable rate securities generally reset downward, their market value is unlikely to rise to the same extent as the value of comparable fixed rate securities. These securities may not be subject to limits on downward adjustments of interest rates.

During periods of rising interest rates, issuers of debt securities or asset-backed securities may pay principal later or more slowly than expected, which may reduce the value of a Fund’s investment in such securities and may prevent the Fund from receiving higher interest rates on proceeds reinvested in other instruments. During periods of falling interest rates, issuers of debt securities or asset-backed securities may pay off debts more quickly or earlier than expected, which could cause the Fund to be unable to recoup the full amount of its initial investment and/or cause the Fund to reinvest in lower-yielding securities, thereby reducing the Fund’s yield or otherwise adversely impacting the Fund.

Certain debt instruments, such as instruments with a negative duration or inverse instruments, are also subject to interest rate risk, although such instruments generally react differently to changes in interest rates than instruments with positive durations. The Fund’s investments in these instruments also may be adversely affected by changes in interest rates. For example, the value of instruments with negative durations, such as inverse floaters, generally decrease if interest rates decline.

The Fund’s use of leverage will tend to increase Common Share interest rate risk. The Fund may utilize certain strategies, including taking positions in futures or interest rate swaps, for the purpose of reducing the interest rate sensitivity of credit securities held by the Fund and decreasing the Fund’s exposure to interest rate risk. The Fund is not required to hedge its exposure to interest rate risk and may choose not to do so. In addition, there is no assurance that any attempts by the Fund to reduce interest rate risk will be successful or that any hedges that the Fund may establish will perfectly correlate with movements in interest rates.

Current Fixed-Income and Debt Market Conditions. Fixed-income and debt market conditions are highly unpredictable and some parts of the market are subject to dislocations. In response to the crisis initially caused by the outbreak of COVID-19, as with other serious economic disruptions, governmental authorities and regulators have or are enacting significant fiscal and monetary policy changes, including providing direct capital infusions into companies, creating new monetary programs and lowering interest rates considerably. These actions present heightened risks to fixed-income and debt instruments, and such risks could be even further heightened if these actions are unexpectedly or suddenly reversed or are ineffective in achieving their desired outcomes. In light of these actions and current conditions, interest rates and bond yields in the United States and many other countries are at or near historic lows, and in some cases, such rates and yields are negative. The current very low or negative interest rates are magnifying the Fund’s susceptibility to interest rate risk and diminishing yield and performance. In addition, the current environment is exposing fixed-income and debt markets to significant volatility and reduced liquidity for Fund investments.

Reinvestment Risk. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called securities at market interest rates that are below the Fund portfolio’s current earnings rate. A decline in income could affect the Common Shares’ market price or the overall return of the Fund.

Prepayment Risk. Certain debt instruments, including loans and mortgage- and other asset-backed securities, are subject to the risk that payments on principal may occur more quickly or earlier than expected (or an investment is converted or redeemed prior to maturity). For example, an issuer may exercise its right to redeem outstanding debt securities prior to their maturity (known as a “call”) or otherwise pay principal earlier than expected for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality). If an issuer calls or “prepays” a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment and may be required to reinvest in generally lower-yielding securities, securities with greater credit risks or securities with other, less favorable features or terms than the security in which the Fund initially invested, thus potentially reducing the Fund’s yield. Income Securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. Loans and mortgage- and other asset-backed securities are particularly subject to prepayment risk, and offer less potential for gains, during periods of declining interest rates (or narrower spreads) as issuers of higher interest rate debt instruments pay off debts earlier than expected. In addition, the Fund may lose any premiums paid to acquire the investment. Other factors, such as excess cash flows, may also contribute to prepayment risk. Thus, changes in interest rates may cause volatility in the value of and income received from these types of debt instruments.

Variable or floating rate investments may be less vulnerable to prepayment risk. Most floating rate loans and fixed-income securities allow for prepayment of principal without penalty. Accordingly, the potential for the value of a floating rate loan or security to increase in response to interest rate declines is limited. Corporate loans or fixed-income securities purchased to replace a prepaid corporate loan or security may have lower yields than the yield on the prepaid corporate loan or security.

Liquidity Risk. The Fund may invest without limitation in unregistered securities, restricted securities and securities for which there is no readily available trading market or which are otherwise illiquid. Securities within any of the types of credit securities in which the Fund may invest may be unregistered, restricted or illiquid. The Fund may not be able to readily dispose of illiquid securities and obligations at prices that approximate those at which the Fund could sell such securities and obligations if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. In addition, market, credit and other events may affect the prices of securities with limited liquidity held by the Fund to a greater extent than such events affect more liquid securities, thereby adversely affecting the Fund’s net asset value and ability to make distributions. Dislocations in certain parts of markets are resulting in reduced liquidity for certain investments. It is uncertain when financial markets will improve. Liquidity of financial markets may also be affected by government intervention. See “Risks—Credit Securities Risk—Liquidity Risk.”

Valuation Risk. Because the secondary markets for certain investments may be limited, they may be difficult to value. Where market quotations are not readily available, valuation may require more research than for more liquid investments. In addition, elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available. A security that is fair valued may be valued at a price higher or lower than the value determined by other funds using their own fair valuation procedures. Prices obtained by the Fund upon the sale of such securities may not equal the value at which the Fund carried the investment on its books, which would adversely affect the net asset value of the Fund.

Duration and Maturity Risk. The Fund has no set policy regarding portfolio maturity or duration of credit securities in which it may invest or of the Fund’s portfolio generally. The Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and all factors that the Adviser deems relevant. Any decisions as to the targeted duration or maturity of any particular category of investments or of the Fund’s portfolio generally will be made based on all pertinent market factors at any given time. The Fund may incur costs in seeking to adjust the portfolio average duration or maturity. Holding long duration and long maturity investments will expose the Fund to certain magnified risks. These risks include interest rate risk, credit risk and liquidity risks as discussed above. Generally speaking, the longer the duration of the Fund’s portfolio, the more exposure the Fund will have to interest rate risk described above. There can be no assurance that the Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time.

Below Investment Grade Securities Risk. The Fund may invest in securities rated below investment grade (commonly referred to as “high-yield” or “junk” bonds) or, if unrated, determined by the Adviser to be of comparable credit quality. Investment in securities of below investment grade quality involves substantial risk of loss, the risk of which is particularly acute under current conditions. Securities of below investment grade quality are considered predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default or decline in market value due to adverse economic and issuer-specific developments. Issuers of below investment grade securities are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Securities of below investment grade quality display increased price sensitivity to changing interest rates and to a deteriorating economic environment. The market values, total return and yield for securities of below investment grade quality tend to be more volatile than the market values, total return and yield for higher-quality securities. Securities of below investment grade quality tend to be less liquid than investment grade debt securities and therefore more difficult to value accurately and sell at an advantageous price or time and may involve greater transactions costs and wider bid/ask spreads than higher-quality securities. To the extent that a secondary market does exist for certain below investment grade securities, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Because of the substantial risks associated with investments in below investment grade securities, you could have an increased risk of losing money on your investment in Common Shares, both in the short-term and the long-term. To the extent that the Fund invests in securities that have not been rated by an NRSRO, the Fund’s ability to achieve its investment objectives will be more dependent on the Adviser’s credit analysis than would be the case when the Fund invests in rated securities. See “Risks—Below Investment Grade Securities Risk.”

Successful investment in lower-medium and lower-rated debt securities may involve greater investment risk and is highly dependent on the Adviser’s credit analysis. The value of securities of below-investment grade quality is particularly vulnerable to changes in interest rates and a real or perceived economic downturn or higher interest rates could cause a decline in prices of such securities by lessening the ability of issuers to make principal and interest payments. These securities are often thinly traded or subject to irregular trading and can be more difficult to sell and value accurately than higher-quality bonds because there tends to be less public information available about these securities. Because objective pricing data may be less available, judgment may play a greater role in the valuation process. In addition, the entire below-investment grade market can experience sudden and sharp price swings due to a variety of factors, including changes in economic forecasts, stock market activity, large or sustained sales by major investors, a high-profile default, or a change in the market’s psychology. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s net asset value.

Corporate Bond Risk. The market value of a corporate bond may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described herein under “Risks—Below Investment Grade Securities Risk.”

Senior Loans Risk. The Fund may invest in Senior Loans made to corporations and other non-governmental entities and issuers (a “Borrower”). Senior Loans typically hold the most senior position in the capital structure of the issuing entity, are typically secured with specific collateral and typically have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. The Fund’s investments in Senior Loans are generally rated below investment grade or unrated but believed by the Adviser to be of below investment grade quality and are considered speculative because of the credit risk of their issuers. The risks associated with such Senior Loans are similar to the risks of other lower grade securities, although Senior Loans are typically senior and secured in contrast to subordinated and unsecured securities. Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest payments are adjusted for changes in short-term interest rates, investments in Senior Loans generally have less interest rate risk than other lower grade securities, which may have fixed interest rates.

Second Lien Loans Risk. The Fund may invest in Second Lien Loans made to public and private corporations and other non-governmental entities and issuers for a variety of purposes. Second Lien Loans are second in right of payment to one or more Senior Loans of the related Borrower. Second Lien Loans are generally subject to similar risks associated with investment in Senior Loans and other lower grade debt securities. However, Second Lien Loans are second in right of payment to Senior Loans and therefore are subject to the additional risk that the cash flow of the Borrower and any property securing the Loan may be insufficient to meet scheduled payments and repayment of principal after giving effect to the senior secured obligations of the Borrower. Second Lien Loans are expected to have greater price volatility and exposure to losses upon default than Senior Loans and may be less liquid. See “Risks—Second Lien Loans Risk.”

Subordinated Secured Loans Risk. Subordinated Secured Loans generally are subject to similar risks as those associated with investment in Senior Loans, Second Lien Loans and below investment grade securities. However, such loans may rank lower in right of payment than any outstanding Senior Loans, Second Lien Loans or other debt instruments with higher priority of the Borrower and therefore are subject to additional risk that the cash flow of the Borrower and any property securing the loan may be insufficient to meet scheduled payments and repayment of principal in the event of default or bankruptcy after giving effect to the higher ranking secured obligations of the Borrower. Subordinated Secured Loans are expected to have greater price volatility than Senior Loans and Second Lien Loans and may be less liquid.

Unsecured Loans Risk. Unsecured Loans generally are subject to similar risks as those associated with investment in Senior Loans, Second Lien Loans, Subordinated Secured Loans and below investment grade securities. However, because Unsecured Loans have lower priority in right of payment to any higher ranking obligations of the Borrower and are not backed by a security interest in any specific collateral, they are subject to additional risk that the cash flow of the Borrower and available assets may be insufficient to meet scheduled payments and repayment of principal after giving effect to any higher ranking obligations of the Borrower. Unsecured Loans are expected to have greater price volatility than Senior Loans, Second Lien Loans and Subordinated Secured Loans and may be less liquid.

Loans and Loan Participations and Assignments Risk. The Fund may invest in loans directly or through participations or assignments. The Fund may purchase Loans on a direct assignment basis from a participant in the original syndicate of lenders or from subsequent assignees of such interests. The Fund may also purchase, without limitation, participations in Loans. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and, in any event, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest, not with the Borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund may not be able to conduct the same due diligence on the Borrower with respect to a Senior Loan that the Fund would otherwise conduct. In addition, as a holder of the participations, the Fund may not have voting rights or inspection rights that the Fund would otherwise have if it were investing directly in the Senior Loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the Senior Loan. Lenders selling a participation and other persons interpositioned between the lender and the Fund with respect to a participation will likely conduct their principal business activities in the banking, finance and financial services industries. Because the Fund may invest in participations, the Fund may be more susceptible to economic, political or regulatory occurrences affecting such industries.

Certain of the loan participations or assignments acquired by the Fund may involve unfunded commitments of the lenders, revolving credit facilities, delayed draw credit facilities or other investments under which a Borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the Fund would have an obligation to advance its portion of such additional borrowings upon the terms specified in the loan documentation. Such an obligation may have the effect of requiring the Fund to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). These commitments are generally subject to the Borrowers meeting certain criteria such as compliance with covenants and certain operational metrics. The terms of the borrowings and financings subject to commitment are comparable to the terms of other loans and related investments in the Fund’s portfolio.

The Fund invests in or is exposed to loans and other similar debt obligations that are sometimes referred to as “covenant-lite” loans or obligations, which are generally subject to more risk than investments that contain traditional financial maintenance covenants and financial reporting requirements.

Mezzanine Investments Risk. The Fund may invest in certain lower grade securities known as “Mezzanine Investments,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine Investments are generally subject to similar risks associated with investment in Senior Loans, Second Lien Loans and other below investment grade securities. However, Mezzanine Investments may rank lower in right of payment than any outstanding Senior Loans, Second Lien Loans and other debt instruments with higher priority of the borrower, or may be unsecured (i.e., not backed by a security interest in any specific collateral), and are subject to the additional risk that the cash flow of the borrower and available assets may be insufficient to meet scheduled payments and repayment of principal after giving effect to any higher ranking obligations of the borrower. Mezzanine Investments are expected to have greater price volatility and exposure to losses upon default than Senior Loans and Second Lien Loans and may be less liquid.

Preferred Stock Risk. The Fund may invest in preferred stock. Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends (if declared) only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects.

Preferred stock has properties of both an equity and a debt instrument and is generally considered a hybrid instrument. Preferred stock is senior to common stock, but is subordinate to bonds in terms of claims or rights to their share of the assets of the company. Preferred stocks may be significantly less liquid than many other securities, such as U.S. Government securities, corporate debt and common stock. See “Risks—Preferred Stock Risk.”

Convertible Securities Risk. Convertible securities, debt or preferred equity securities convertible into, or exchangeable for, equity securities, are generally preferred stocks and other securities, including fixed-income securities and warrants that are convertible into or exercisable for common stock. Convertible securities generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree and are subject to the risks associated with debt and equity securities, including interest rate, market and issuer risks. For example, if market interest rates rise, the value of a convertible security usually falls. Certain convertible securities may combine higher or lower current income with options and other features. Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants (generally, two or more years). Convertible securities may be lower-rated securities subject to greater levels of credit risk. A convertible security may be converted before it would otherwise be most appropriate, which may have an adverse effect on the Fund’s ability to achieve its investment objective.

“Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments, which may be represented by derivative instruments.

The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. A simple example of a synthetic convertible security is the combination of a traditional corporate bond with a warrant to purchase equity securities of the issuer of the bond. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times.

Distressed and Defaulted Securities Risk. Investments in the securities of financially distressed issuers involve substantial risks. These securities may present a substantial risk of default or may be in default at the time of investment. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Adviser’s judgment about the credit quality of the issuer and the relative value and liquidity of its securities may prove to be wrong.

Structured Finance Investments Risk. The Fund’s structured finance investments may consist of RMBS and CMBS issued by governmental entities and private issuers, ABS, structured notes, credit-linked notes and other types of structured finance securities described in this Prospectus. Holders of structured finance investments bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured finance investments enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured finance investments generally pay their share of the structured product’s administrative and other expenses. The prices of indices and securities underlying structured finance securities (and, therefore, the prices of structured finance securities) will be influenced by, and will rise and fall in response to, the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured finance investment owned by the Fund. Certain structured finance securities may be thinly traded or have a limited trading market.

The Fund may invest in structured finance products collateralized by low grade or defaulted loans or securities. Investments in such structured finance products are subject to the risks associated with below investment grade securities. Such securities are characterized by high risk. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities.

The Fund may invest in senior and subordinated classes issued by structured finance vehicles. The payment of cash flows from the underlying assets to senior classes take precedence over those of subordinated classes, and therefore subordinated classes are subject to greater risk. Furthermore, the leveraged nature of subordinated classes may magnify the adverse impact on such class of changes in the value of the assets, changes in the distributions on the assets, defaults and recoveries on the assets, capital gains and losses on the assets, prepayment on assets and availability, price and interest rates of assets.

Structured finance securities are typically privately offered and sold, and thus are not registered under the securities laws. As a result, investments in structured finance securities may be characterized by the Fund as illiquid securities; however, an active dealer market may exist which would allow such securities to be considered liquid in some circumstances.

MBS Risks. MBS represent an interest in a pool of mortgages. The risks associated with MBS include: (1) credit risk associated with the performance of the underlying mortgage properties and of the borrowers owning these properties; (2) risks associated with their structure and execution (including the collateral, the process by which principal and interest payments are allocated and distributed to investors and how credit losses affect the return to investors in such MBS); (3) risks associated with the servicer of the underlying mortgages; (4) adverse changes in economic conditions and circumstances, which are more likely to have an adverse impact on MBS secured by loans on certain types of commercial properties than on those secured by loans on residential properties; (5) prepayment risk, which can lead to significant fluctuations in the value of the MBS; (6) loss of all or part of the premium, if any, paid; and (7) decline in the market value of the security, whether resulting from changes in interest rates, prepayments on the underlying mortgage collateral or perceptions of the credit risk associated with the underlying mortgage collateral. The value of MBS may be substantially dependent on the servicing of the underlying pool of mortgages. In addition, the Fund’s level of investment in MBS of a particular type or in MBS issued or guaranteed by affiliated obligors, serviced by the same servicer or backed by underlying collateral located in a specific geographic region, may subject the Fund to additional risk.

When market interest rates decline, more mortgages are refinanced and the securities are paid off earlier than expected. Prepayments may also occur on a scheduled basis or due to foreclosure. When market interest rates increase, the market values of MBS decline. At the same time, however, mortgage refinancings and prepayments slow, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of MBS is usually more pronounced than it is for other types of debt securities. In addition, due to increased instability in the credit markets, the market for some MBS has experienced reduced liquidity and greater volatility with respect to the value of such securities, making it more difficult to value such securities.

The Fund may invest in sub-prime mortgages or MBS that are backed by sub-prime mortgages.

Moreover, the relationship between prepayments and interest rates may give some high-yielding MBS less potential for growth in value than conventional bonds with comparable maturities. In addition, in periods of falling interest rates, the rate of prepayment tends to increase. During such periods, the reinvestment of prepayment proceeds by the Fund will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. Because of these and other reasons, MBS’s total return and maturity may be difficult to predict precisely. To the extent that the Fund purchases MBS at a premium, prepayments (which may be made without penalty) may result in loss of the Fund’s principal investment to the extent of premium paid.

MBS generally are classified as either CMBS or RMBS, each of which are subject to certain specific risks.

Commercial Mortgage-Backed Securities Risk. The market for CMBS developed more recently and, in terms of total outstanding principal amount of issues, is relatively small compared to the market for residential single-family MBS. CMBS are subject to particular risks, including lack of standardized terms, shorter maturities than residential mortgage loans and providing for payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. In addition, commercial lending generally is viewed as exposing the lender to a greater risk of loss than residential lending. Commercial lending typically involves larger loans to single borrowers or groups of related borrowers than residential mortgage loans. In addition, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related real estate project and the cash flow generated therefrom. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, change in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

Consequently, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on MBS secured by loans on commercial properties than on those secured by loans on residential properties. Economic downturns and other events that limit the activities of and demand for commercial retail and office spaces (such as the current crisis) adversely impact the value of such securities. Additional risks may be presented by the type and use of a particular commercial property. Special risks are presented by hospitals, nursing homes, hospitality properties and certain other property types. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related mortgage loan. The exercise of remedies and successful realization of liquidation proceeds relating to CMBS may be highly dependent on the performance of the servicer or special servicer. There may be a limited number of special servicers available, particularly those that do not have conflicts of interest.

Residential Mortgage-Backed Securities Risk. Credit-related risk on RMBS arises from losses due to delinquencies and defaults by the borrowers in payments on the underlying mortgage loans and breaches by originators and servicers of their obligations under the underlying documentation pursuant to which the RMBS are issued. The rate of delinquencies and defaults on residential mortgage loans and the aggregate amount of the resulting losses will be affected by a number of factors, including general economic conditions, particularly those in the area where the related mortgaged property is located, the level of the borrower’s equity in the mortgaged property and the individual financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure on the related residential property may be a lengthy and difficult process involving significant legal and other expenses. The net proceeds obtained by the holder on a residential mortgage loan following the foreclosure on the related property may be less than the total amount that remains due on the loan. The prospect of incurring a loss upon the foreclosure of the related property may lead the holder of the residential mortgage loan to restructure the residential mortgage loan or otherwise delay the foreclosure process. These risks are elevated given the current distressed economic, market, health and labor conditions, notably, increased levels of unemployment, delays and delinquencies in payments of mortgage and rent obligations, and uncertainty regarding the effects and extent of government intervention with respect to mortgage payments and other economic matters. See “Risks—MBS Risks—Residential Mortgage-Backed Securities Risk.”

Sub-Prime Mortgage Market Risk. The residential mortgage market in the United States has experienced difficulties that may adversely affect the performance and market value of certain mortgages and MBS. Delinquencies and losses on residential mortgage loans (especially sub-

prime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have experienced serious financial difficulties or bankruptcy. Largely due to the foregoing, reduced investor demand for mortgage loans and MBS and increased investor yield requirements have caused limited liquidity in the secondary market for certain MBS, which can adversely affect the market value of MBS. It is possible that such limited liquidity in such secondary markets could continue or worsen. If the economy of the United States deteriorates further, the incidence of mortgage foreclosures, especially sub-prime mortgages, may increase, which may adversely affect the value of any MBS owned by the Fund.

The significance of the mortgage crisis and loan defaults in residential mortgage loan sectors led to the enactment of numerous pieces of legislation relating to the mortgage and housing markets. These actions, along with future legislation or regulation, may have significant impacts on the mortgage market generally and may result in a reduction of available transactional opportunities for the Fund or an increase in the cost associated with such transactions and may adversely impact the value of RMBS.

During the mortgage crisis, a number of originators and servicers of residential and commercial mortgage loans, including some of the largest originators and servicers in the residential and commercial mortgage loan market, experienced serious financial difficulties. Such difficulties may affect the performance of non-agency RMBS and CMBS. There can be no assurance that originators and servicers of mortgage loans will not continue to experience serious financial difficulties or experience such difficulties in the future, including becoming subject to bankruptcy or insolvency proceedings, or that underwriting procedures and policies and protections against fraud will be sufficient in the future to prevent such financial difficulties or significant levels of default or delinquency on mortgage loans. See “Risks—MBS Risks—Sub-Prime Mortgage Market Risks.”

Stripped MBS Risk. Stripped MBS may be subject to additional risks. The yield to maturity on an interest only class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. Conversely, the principal only class securities tend to decline in value if prepayments are slower than anticipated. See “Risks—MBS Risks—Stripped MBS Risk.”

CMO Risk. There are certain risks associated specifically with collateralized mortgage obligations (“CMOs”). CMOs are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Under certain market conditions, such as those that occurred during the recent downturn in the mortgage markets, the weighted average life of certain CMOs may not accurately reflect the price volatility of such securities. CMOs issued by private entities are not obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and are not guaranteed by any government agency, although the securities underlying a CMO may be subject to a guarantee. Therefore, if the collateral securing the CMO, as well as any third party credit support or guarantees, is insufficient to make payments when due, the holder could sustain a loss. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs. Many inverse floating rate CMOs have coupons that move inversely to a multiple of an index. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. See “Risks—MBS Risks—CMO Risk.”

ABS Risk. In addition to the general risks associated with credit securities discussed herein and the risks discussed under “Structured Finance Investments Risks,” ABS are subject to additional risks. ABS may be particularly sensitive to changes in prevailing interest rates. ABS involve certain risks in addition to those presented by MBS. ABS do not have the benefit of the same security interest in the underlying collateral as MBS and are more dependent on the borrower’s ability to pay and may provide the Fund with a less effective security interest in the related collateral than do MBS. There is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities. The collateral underlying ABS may constitute assets related to a wide range of industries and sectors, such as credit card and automobile receivables or other assets derived from consumer, commercial or corporate sectors.

For example, ABS can be collateralized with credit card and automobile receivables. Credit card receivables are generally unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. These risks are elevated given the currently distressed economic, market, labor and health conditions.

Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. If the economy of the United States deteriorates, defaults on securities backed by credit card, automobile and other receivables may increase, which may adversely affect the value of any ABS owned by the Fund. In recent years, certain automobile manufacturers have been granted access to emergency loans from the U.S. Government and have experienced bankruptcy. As a result of these events, the value of securities backed by receivables from the sale or lease of automobiles may be adversely affected. In addition, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-related securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

ABS collateralized by other types of assets are subject to risks associated with the underlying collateral.

CLO, CDO and CBO Risk. In addition to the general risks associated with debt securities discussed herein, CLOs, collateralized debt obligations (“CDOs”), and collateralized bond obligations (“CBOs”) are subject to additional risks. CLOs, CDOs and CBOs are subject to risks associated with the possibility that distributions from collateral securities will not be adequate to make interest or other payments; the quality of the collateral may decline in value or default; and the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. The credit quality of CLOs, CDOs and CBOs depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. The underlying assets (e.g., debt obligations) of CLOs, CDOs and CBOs are subject to prepayments, which shorten the weighted average maturity and may lower the return of the securities issued by the CLOs, CDOs and CBOs. If the credit support or enhancement is exhausted, losses or delays in payment may result if the required payments of principal and interest are not made. The value of securities issued by CLOs, CDOs and CBOs also may change because of changes in market value; changes in the market’s perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution or fund providing the credit support or enhancement; loan performance and prices; broader sentiment and standing within the economic cycle, including expectations regarding future loan defaults; liquidity conditions; and supply and demand at the various tranche levels. Finally, CLOs, CDOs and CBOs are limited recourse and may not be paid in full and may be subject to up to 100% loss. See “Risks—CLO,

CDO and CBO Risk.”

The Fund may invest in any portion of the capital structure of CLOs (including the subordinated, residual and deep mezzanine debt tranches). Investment in the subordinated tranche is subject to special risks. The subordinated tranche does not receive ratings and is considered the riskiest portion of the capital structure of a CLO. The subordinated tranche is junior in priority of payment to the more senior tranches of the CLO and is subject to certain payment restrictions. As a result, the subordinated tranche bears the bulk of defaults from the loans in the CLO. In addition, the subordinated tranche generally has only limited voting rights and generally does not benefit from any creditors’ rights or ability to exercise remedies under the indenture governing the CLO notes. Certain mezzanine tranches in which the Fund may invest may also be subject to certain risks similar to risks associated with investment in the subordinated tranche.

The subordinated tranche is unsecured and ranks behind all of the secured creditors, known or unknown, of the CLO issuer, including the holders of the secured notes it has issued. Consequently, to the extent that the value of the issuer’s portfolio of loan investments has been reduced as a result of conditions in the credit markets, defaulted loans, capital gains and losses on the underlying assets, prepayment or changes in interest rates, the value of the subordinated tranche realized at redemption could be reduced. Accordingly, the subordinated tranche may not be paid in full and may be subject to up to 100% loss. The leveraged nature of subordinated notes may magnify the adverse impact on the subordinated notes of changes in the market value of the investments held by the issuer, changes in the distributions on those investments, defaults and recoveries on those investments, capital gains and losses on those investments, prepayments on those investments and availability, prices and interest rates of those investments. Investments in the subordinated tranche of a CLO are generally less liquid than CLO debt tranches and subject to extensive transfer restrictions, and there may be no market for subordinated notes. Certain mezzanine tranches in which the Fund may invest may also be subject to certain risks similar to risks associated with investment in the subordinated tranche. See “Risks—CLO, CDO and CBO Risk—CLO Subordinated Notes Risk.”

Risks Associated with Structured Notes. Investments in structured notes involve risks associated with the issuer of the note and the reference instrument. Where the Fund’s investments in structured notes are based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factors used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note.

Foreign Securities Risk. The Fund may invest without limitation in non-U.S. dollar-denominated securities of foreign issuers. Investments in the securities of foreign issuers involve certain considerations and risks not ordinarily associated with investments in securities of domestic issuers. Investments in foreign securities are generally denominated in foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund’s investments. In addition, fluctuations in currency exchange fees and restrictions on costs associated with the exchange of currencies may adversely affect the value of the Fund’s investments. Foreign companies are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to U.S. companies. Foreign securities exchanges, brokers and listed companies may be subject to less government supervision and regulation that exists in the United States. Dividend and interest income may be subject to withholding and other foreign taxes, which may adversely affect the net return on such investments. There may be difficulty in obtaining or enforcing a court judgment abroad. The governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. In addition, it may be difficult to effect repatriation of capital invested in certain countries. In addition, with respect to certain countries, there are risks of expropriation, confiscatory taxation, political or social instability or diplomatic developments that could affect assets of the Fund held in foreign countries. These risks are heightened under the current conditions. See “Risks—Foreign Securities Risk.”

Emerging Markets Risk. Investing in securities in emerging countries generally entails greater risks than investing in securities in developed countries. Securities issued by governments or issuers in emerging market countries are more likely to have greater exposure to the risks of investing in foreign securities. These risks are elevated under current conditions and include: (1) less social, political and economic stability; (2) the small size of the markets for such securities, limited access to investments in the event of market closures and the low or nonexistent volume of trading, which result in a lack of liquidity, greater price volatility, and higher risk of failed trades or other trading issues; (3) certain national policies that may restrict the Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (4) foreign taxation; (5) inflation and rapid fluctuations in interest rates; (6) currency devaluations; (7) dependence on a few key trading partners; and (8) the absence of developed structures governing private or foreign investment or allowing for judicial redress for investment losses or injury to private property. Sovereign debt of emerging countries may be in default or present a greater risk of default, the risk of which is heightened given the current conditions. These risks are heightened for investments in frontier markets.

The Sub-Adviser has broad discretion to identify countries that it considers to qualify as “emerging markets.”  In determining whether a country is an emerging market, the Sub-Adviser may take into account specific or general factors that the Sub-Adviser deems to be relevant, including interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances and/or legal, social and political developments, as well as whether the country is considered to be emerging or developing by supranational organizations such as the World Bank, the United Nations or other similar entities. Emerging market countries generally will include countries with low gross national product per capita and the potential for rapid economic growth and are likely to be located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America. See “Risks—Emerging Markets Risk.”

Foreign Currency Risk. The value of securities denominated or quoted in foreign currencies may be adversely affected by fluctuations in the relative currency exchange rates and by exchange control regulations. The Fund’s investment performance may be negatively affected by a devaluation of a currency in which the Fund’s investments are denominated or quoted. Further, the Fund’s investment performance may be significantly affected, either positively or negatively, by currency exchange rates because the U.S. dollar value of securities denominated or quoted in another currency will increase or decrease in response to changes in the value of such currency in relation to the U.S. dollar. See “Risks—Foreign Currency Risk.”

Financial Leverage Risk. The Fund currently intends to employ Financial Leverage through the issuance of Indebtedness and/or the use of reverse repurchase agreements. The Adviser anticipates that the use of Financial Leverage may result in higher income to Common Shareholders over time; however, there can be no assurance that the Adviser’s expectations will be realized or that a leveraging strategy will be successful in any particular time period. Use of Financial Leverage creates an opportunity for increased income and capital appreciation but, at the same time, creates special risks. Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. There can be no assurance that a leveraging strategy will be utilized or will be successful.

The use of leverage by the Fund will cause the net asset value, and possibly the market price, of the Fund’s Common Shares to fluctuate significantly in response to changes in interest rates and other economic indicators. As a result, the net asset value and market price and dividend rate of the Common Shares of the Fund is likely to be more volatile than those of a closed-end management investment company that is not exposed to leverage. In a declining market, the use of leverage may result in a greater decline in the net asset value of the Common Shares than if the Fund were not leveraged.

Financial leverage will increase operating costs, which may reduce total return. The Fund will have to pay interest on its Indebtedness, if any, which may reduce the Fund’s return. This interest expense may be greater than the Fund’s return on the underlying investment. Increases in interest rates that the Fund must pay on its Indebtedness will increase the cost of leverage and may reduce the return to Common Shareholders. This risk may be greater in the current market environment because interest rates are near historically low levels.

Certain types of Indebtedness subject the Fund to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Certain Indebtedness issued by the Fund also may subject the Fund to certain restrictions on investments imposed by guidelines of one or more NRSROs, which may issue ratings for such Indebtedness. Such guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.

Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and Fund expenses associated with the repurchase agreement, that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase such securities and that the securities may not be returned to the Fund. There is no assurance that reverse repurchase agreements can be successfully employed. Dollar roll transactions involve the risk that the market value of the securities the Fund is required to purchase may decline below the agreed upon repurchase price of those securities. Successful use of dollar rolls may depend upon the Adviser’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed. In connection with reverse repurchase agreements and dollar rolls, the Fund will also be subject to counterparty risk with respect to the purchaser of the securities. If the broker/dealer to whom the Fund sells securities becomes insolvent, the Fund’s right to purchase or repurchase securities may be restricted.

During the time in which the Fund is utilizing Financial Leverage, the amount of the fees paid to the Adviser for investment advisory services will be higher than if the Fund did not utilize Financial Leverage because the fees paid will be calculated based on the Fund’s Managed Assets, including proceeds of Financial Leverage. This may create a conflict of interest between the Adviser, on the one hand, and the Common Shareholders, on the other hand. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, which means that Common Shareholders effectively bear the entire advisory fee. In order to manage this conflict of interest, the Board of Trustees will receive regular reports from the Adviser regarding the Fund’s use of Financial Leverage and the effect of Financial Leverage on the management of the Fund’s portfolio and the performance of the Fund.

In addition, the Fund may engage in certain derivatives transactions that have economic characteristics similar to leverage. To the extent the terms of any such transaction obligate the Fund to make payments, the Fund intends to earmark or segregate cash or liquid securities in an amount at least equal to the current value of the amount then payable by the Fund under the terms of such transaction or otherwise cover such transaction in accordance with applicable interpretations of the staff of the SEC. To the extent the terms of any such transaction obligate the Fund to deliver particular securities to extinguish the Fund’s obligations under such transactions, the Fund may “cover” its obligations under such transaction by either (i) owning the securities or collateral underlying such transactions or (ii) having an absolute and immediate right to acquire such securities or collateral without additional cash consideration (or, if additional cash consideration is required, having earmarked or segregated cash or liquid securities). Securities so segregated or designated as “cover” will be unavailable for sale by the Adviser (unless replaced by other securities qualifying for segregation or cover requirements), which may adversely affect the ability of the Fund to pursue its investment objective.

The Fund may have Financial Leverage outstanding during a shorter-term period during which such Financial Leverage may not be beneficial to the Fund if the Fund believes that the long-term benefits to Common Shareholders of such Financial Leverage would outweigh the costs and portfolio disruptions associated with redeeming and reissuing such Financial Leverage. However, there can be no assurance that the Fund’s judgment in weighing such costs and benefits will be correct.

The Fund’s total Financial Leverage may vary significantly over time. To the extent the Fund increases its amount of Financial Leverage outstanding, it will be more exposed to these risks. See “Risks—Financial Leverage Risk.”

Common Equity Securities Risk. Common equity securities prices fluctuate for a number of reasons, including changes in investors’ perceptions of the financial condition of an issuer, the general condition of the relevant stock market and broader domestic and international political and economic events. The prices of common equity securities are also sensitive to general movements in the stock market, so a drop in the stock market may depress the prices of common equity securities to which the Fund has exposure. While broad market measures of common equity securities have historically generated higher average returns than debt securities, common equity securities have also experienced significantly more volatility in those returns. Equity securities are currently experiencing heightened volatility and therefore, the Fund’s investments in equity securities are subject to heightened risks related to volatility. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers. Dividends on common equity securities which the Fund may hold are not fixed but are declared at the discretion of the issuer’s board of directors. There is no guarantee that the issuers of the common equity securities in which the Fund invests will declare dividends in the future or that, if declared, they will remain at current levels or increase over time. See “Risks—Common Equity Securities Risk.”

Mid-Cap and Small-Cap Company Risk. Investing in the securities of medium-sized or small market capitalizations (“mid-cap” and “small-cap” companies, respectively) presents some particular investment risks. Mid-cap and small-cap companies may have limited product lines and markets, as well as shorter operating histories, less experienced management and more limited financial resources than larger companies, and may be more vulnerable to adverse general market or economic developments. Securities of mid-cap and small-cap companies may be less liquid than those of larger companies, and may experience greater price fluctuations than larger companies. In addition, mid-cap or small-cap company securities may not be widely followed by investors, which may result in reduced demand.

Options Risk. The ability of the Fund to achieve its investment objective is partially dependent on the successful implementation of its covered call and put option strategies. There are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

The Fund may write call options on individual securities, securities indices, exchange-traded funds (“ETFs”) and baskets of securities. The buyer of an option acquires the right to buy (a call option) or sell (a put option) a certain quantity of a security (the underlying security) or instrument, at a certain price up to a specified point in time or on expiration, depending on the terms. The seller or writer of an option is obligated to sell (a call option) or buy (a put option) the underlying instrument. A call option is “covered” if the Fund owns the security underlying the call or has an absolute right to acquire the security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount are segregated by the Fund’s custodian). As a seller of covered call options, the Fund faces the risk that it will forgo the opportunity to profit from increases in the market value of the security covering the call option during an option’s life. As the Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited. For certain types of options, the writer of the option will have no control over the time when it may be required to fulfill its obligation under the option.

The Fund may sell call options on an “uncovered” basis. A call option is “uncovered” if the Fund does not own the instrument underlying the call and does not have an absolute right to acquire the security without additional cash consideration. Writing uncovered call options may subject the Fund to additional risks than writing covered call options. For example, as the writer of an uncovered call option, the Fund has no risk of loss should the price of the underlying instrument decline; however, the Fund bears an unlimited risk of loss should the price of the underlying instrument increase above the exercise price.

There can be no assurance that a liquid market will exist if and when the Fund seeks to close out an option position. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

The Fund may write exchange-listed and “OTC” options. Options written by the Fund with respect to non-U.S. securities, indices or sectors generally will be OTC options. OTC options differ from exchange-listed options in that they are two-party contracts, with exercise price, premium and other terms negotiated between buyer and seller. OTC options are subject to heightened counterparty, credit, liquidity and valuation risks.

The Fund may write covered put options. A put option is “covered” if the fund segregates cash or cash equivalents in an amount equal to the exercise price with the Fund’s custodian. As a seller of covered put options, the Fund bears the risk of loss if the value of the underlying instrument declines below the exercise price minus the put premium. If the option is exercised, the Fund could incur a loss if it is required to purchase the instrument underlying the put option at a price greater than the market price of the instrument at the time of exercise plus the put premium the Fund received when it wrote the option. The Fund’s potential gain in writing a covered put option is limited to distributions earned on the liquid assets securing the put option plus the premium received from the purchaser of the put option; however, the Fund risks a loss equal to the entire exercise price of the option minus the put premium. See “Risks—Options Risk.”

Sovereign Debt Risk. Investments in sovereign debt involve special risks. Foreign governmental issuers of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due. In the event of default, there may be limited or no legal recourse in that, generally, remedies for defaults must be pursued in the courts of the defaulting party. Political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance. The ability of a foreign sovereign issuer, especially an emerging market country, to make timely payments on its debt obligations will also be strongly influenced by the sovereign issuer’s balance of payments, including export performance, its access to international credit facilities and investments, fluctuations of interest rates and the extent of its foreign reserves. See “Risks—Sovereign Debt Risk.”

Real Estate Risk. To the extent that the Fund invests in real estate related investments, including real estate investment trusts (“REITs”), mortgage related securities, such as MBS, or real-estate linked derivative instruments, it will be subject to the risks associated with owning real estate and with the real estate industry generally. Real estate related investments may be subject to difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and in the credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. To the extent that the Fund invests in REITs, it will also be subject to the risk that a REIT may default on its obligations or go bankrupt. By investing in REITs indirectly through the Fund, a shareholder will bear not only his or her proportionate share of the expenses of the Fund, but also, indirectly, similar expenses of the REITs. The Fund’s investments in REITs could cause the Fund to recognize income in excess of cash received from those securities and, as a result, the Fund may be required to sell portfolio securities, including when it is not advantageous to do so, in order to make distributions. In addition, mortgage REITs must satisfy highly technical and complex requirements in order to qualify for the favorable tax treatment accorded to REITs under the Internal Revenue Code of 1986, as amended (the “Code”), and to maintain their exemption from the 1940 Act. No assurances can be given that a mortgage REIT in which the Fund invests will be able to continue to qualify as a REIT or that complying with the REIT requirements under the Code will not adversely affect such REIT’s ability to execute its business plan. See “Risks—Real Estate Risk.”

Inflation/Deflation Risk. Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of Financial Leverage would likely increase, which would tend to further reduce returns to Common Shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Private Securities Risk. The Fund may invest in privately issued securities of both public and private companies (“private securities”). Private securities have additional risk considerations than investments in comparable public investments. Whenever the Fund invests in companies that do not publicly report financial and other material information, it assumes a greater degree of investment risk and reliance upon the Adviser’s ability to obtain and evaluate applicable information concerning such companies’ creditworthiness and other investment considerations. Certain private securities may be illiquid. Because there is often no readily available trading market for private securities, the Fund may not be able to readily dispose of such investments at prices that approximate those at which the Fund could sell them if they were more widely traded. Private securities are also more difficult to value. Private securities that are debt securities generally are of below investment grade quality, frequently are unrated and present many of the same risks as investing in below investment grade public debt securities.

Investment Funds Risk. As an alternative to holding investments directly, the Fund may also obtain investment exposure to credit securities and common equity securities by investing up to 20% of its Managed Assets in Investments Funds. Investments in Investment Funds present certain special considerations and risks not present in making direct investments in securities in which the Fund may invest. Investments in Investment Funds involve operating expenses and fees that are in addition to the expenses and fees borne by the Fund. Such expenses and fees attributable to the Fund’s investment in another Investment Fund are borne indirectly by Common Shareholders. Accordingly, investment in such entities involves expense and fee layering. To the extent management fees of Investment Funds are based on total gross assets, it may create an incentive for such entities’ managers to employ financial leverage, thereby adding additional expense and increasing volatility and risk. A performance-based fee arrangement may create incentives for an adviser or manager to take greater investment risks in the hope of earning a higher profit participation. Investments in Investment Funds frequently expose the Fund to an additional layer of financial leverage.

Synthetic Investments Risk. The Fund may be exposed to certain additional risks to the extent the Adviser uses derivatives as a means to synthetically implement the Fund’s investment strategies. If the Fund enters into a derivative instrument whereby it agrees to receive the return of a security or financial instrument or a basket of securities or financial instruments, it will typically contract to receive such returns for a predetermined period of time. During such period, the Fund may not have the ability to increase or decrease its exposure. In addition, such customized derivative instruments will likely be highly illiquid, and it is possible that the Fund will not be able to terminate such derivative instruments prior to their expiration date or that the penalties associated with such a termination might impact the Fund’s performance in a material adverse manner. Furthermore, certain derivative instruments contain provisions giving the counterparty the right to terminate the contract upon the occurrence of certain events. If a termination were to occur, the Fund’s return could be adversely affected as it would lose the benefit of the indirect exposure to the reference securities and it may incur significant termination expenses. See “Risks—Synthetic Investments Risk.”

Derivative Transactions Risks. The Fund may engage in various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to earn income or enhance total return. The use of derivatives transactions to earn income or enhance total return may be particularly speculative. Derivatives transactions involve risks. There may be imperfect correlation between the value of derivative instruments and the underlying assets. Derivatives transactions may be subject to risks associated with the possible default of the other party to the transaction. Derivative instruments may be illiquid. Certain derivatives transactions may have economic characteristics similar to leverage, in that relatively small market movements may result in large changes in the value of an investment. Certain derivatives transactions that involve leverage can result in losses that greatly exceed the amount originally invested. Furthermore, the Fund’s ability to successfully use derivatives transactions depends on the Adviser’s ability to predict pertinent securities prices, interest rates, currency exchange rates and other economic factors, which cannot be assured. Derivatives transactions utilizing instruments denominated in foreign currencies will expose the Fund to foreign currency risk. To the extent the Fund enters into derivatives transactions to hedge exposure to foreign currencies, such transactions may not be successful and may eliminate any chance for the Fund to benefit from favorable fluctuations in relevant foreign currencies.

The use of derivatives transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell. Derivatives transactions involve risks of mispricing or improper valuation. The documentation governing a derivative instrument or transaction may be unfavorable or ambiguous. Derivatives transactions may involve commissions and other costs, which may increase the Fund’s expenses and reduce its return. Various legislative and regulatory initiatives may impact the availability, liquidity and cost of derivative instruments, limit or restrict the ability of the Fund to use certain derivative instruments or transact with certain counterparties as a part of its investment strategy, increase the costs of using derivative instruments or make derivative instruments less effective. In connection with certain derivatives transactions, the Fund may be required to segregate liquid assets or otherwise cover such transactions. The Fund may earn a lower return on its portfolio than it might otherwise earn if it did not have to segregate assets in respect of, or otherwise cover, its derivatives transactions positions. Segregating assets and covering positions will not limit or offset losses on related positions. See “Risks—Derivative

Transactions Risks.”

Swap Risk. The Fund may enter into swap transactions, including credit default swaps, total return swaps, index swaps, currency swaps, commodity swaps and interest rate swaps, as well as options thereon, and may purchase or sell interest rate caps, floors and collars. If the Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund may be less favorable than it would have been if these investment techniques were not used. Such transactions are subject to market risk, risk of default by the other party to the transaction and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs. Swaps generally do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make, or in the case of the other party to a swap defaulting, the net amount of payments that the Fund is contractually entitled to receive. Swaps may effectively add leverage to the Fund’s portfolio because the Fund would be subject to investment exposure on the full notional amount of the swap.

When the Fund acts as a seller of a credit default swap agreement with respect to a debt security, it is subject to the risk that an adverse credit event may occur with respect to the issuer of the debt security and the Fund may be required to pay the buyer the full notional value of the debt security under the swap net of any amounts owed to the Fund by the buyer under the swap (such as the buyer’s obligation to deliver the debt security to the Fund). As a result, the Fund bears the entire risk of loss due to a decline in value of a referenced debt security on a credit default swap it has sold if there is a credit event with respect to the issuer of the security. If the Fund is a buyer of a credit default swap and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the Fund generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased.

The swap market has become more standardized in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, some swaps have become relatively liquid. Although the swap market has become liquid, certain types of derivatives products, such as caps, floors and collars may be less liquid than swaps in general. Swaps are subject to new federal legislation implemented through rulemaking by the SEC and the Commodity Futures Trading Commission (“CFTC”). Further regulatory developments in the swap market may adversely impact the swap market generally or the Fund’s ability to use swaps.

Counterparty Risk. Counterparty risk is the risk that a counterparty to a Fund transaction (e.g., prime brokerage or securities lending arrangement or derivatives transaction) will be unable or unwilling to perform its contractual obligation to the Fund. The Fund is exposed to credit risks that the counterparty may be unwilling or unable to make timely payments or otherwise meet its contractual obligations. If the counterparty becomes bankrupt or defaults on (or otherwise becomes unable or unwilling to perform, the risk of which is particularly acute under current conditions) its payment or other obligations to the Fund, the Fund may not receive the full amount that it is entitled to receive or may experience delays in recovering the collateral or other assets held by, or on behalf of, the counterparty.

The Fund bears the risk that counterparties may be adversely affected by legislative or regulatory changes, adverse market conditions (such as the current conditions), increased competition, and/or wide scale credit losses resulting from financial difficulties of the counterparties’ other trading partners or borrowers.

Event-Linked Securities Risk. Event-linked securities (“ELS”) are a form of derivative issued by insurance companies and insurance-related special purpose vehicles that apply securitization techniques to catastrophic property and casualty damages. Unlike other insurable low-severity, high-probability events (such as auto collision coverage), the insurance risk of which can be diversified by writing large numbers of similar policies, the holders of a typical ELS are exposed to the risks from high-severity, low-probability events such as that posed by major earthquakes or hurricanes. A typical ELS provides for income and return of capital similar to other fixed-income investments, but involves full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. No active trading market may exist for certain ELS, which may impair the ability of the Fund to realize full value in the event of the need to liquidate such assets. See “Risks—Event-Linked Securities Risk.”

Inflation-Indexed Securities Risk. Inflation-indexed debt securities are subject to the effects of changes in market interest rates caused by factors other than inflation, such as real interest rates. In general, the value of an inflation-indexed security, including Treasury Inflation-Protected Securities (“TIPS”), tends to decrease when real interest rates increase and can increase when real interest rates decrease. Thus generally, during periods of rising inflation, the value of inflation-indexed securities will tend to increase and, during periods of deflation, their value will tend to decrease. Interest payments on inflation-indexed securities are unpredictable and will fluctuate as the principal and interest are adjusted for inflation. There can be no assurance that the inflation index used (i.e., the Consumer Price Index for All Urban Consumers (“CPI”)) will accurately measure the real rate of inflation in the prices of goods and services. Increases in the principal value of TIPS due to inflation are considered taxable ordinary income for the amount of the increase in the calendar year. Any increase in the principal amount of an inflation-indexed debt security will be considered taxable ordinary income, even though the Fund will not receive the principal until maturity. In order to receive the special treatment accorded to “regulated investment companies” (“RICs”) and their shareholders under the Code and to avoid U.S. federal income and/or excise taxes at the Fund level, the Fund may be required to distribute this income to shareholders in the tax year in which the income is recognized (without a corresponding receipt of cash). Therefore, the Fund may be required to pay out as an income distribution in any such tax year an amount greater than the total amount of cash income the Fund actually received, and to sell portfolio securities, including at potentially disadvantageous times or prices, to obtain cash needed for these income distributions.

Municipal Securities Risk. The amount of public information available about municipal securities is generally less than that for corporate equities or bonds, and the investment performance of the Fund’s municipal securities investments may therefore be more dependent on the analytical abilities of the Adviser. The secondary market for municipal securities, particularly below investment grade municipal securities, also tends to be less well-developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell such securities at prices approximating those at which the Fund may currently value them. In addition, many state and municipal governments that issue securities are under significant economic and financial stress and may not be able to satisfy their obligations. The ability of municipal issuers to make timely payments of interest and principal may be diminished during general economic downturns and as governmental cost burdens are reallocated among federal, state and local governments. Issuers of municipal securities might seek protection under bankruptcy laws. In the event of bankruptcy of such an issuer, holders of municipal securities could experience delays in collecting principal and interest and such holders may not be able to collect all principal and interest to which they are entitled. Legislative developments may result in changes to the laws relating to municipal bankruptcies, which may adversely affect the Fund’s investments in municipal securities. The Fund may invest in taxable municipal securities, which consist primarily of Build America Bonds (“BABs”). The issuance of BABs was discontinued on December 31, 2010. Under the sequestration process under the Budget Control Act of 2011, automatic spending cuts that became effective on March 1, 2013 reduced the federal subsidy for BABs. See “Risks—Municipal Securities Risk.”

UK Departure from EU (“Brexit”) Risk. On January 31, 2020, the United Kingdom officially withdrew from the European Union (“EU”) and the two sides entered into a transition phase,

scheduled to conclude on December 31, 2020, where the United Kingdom effectively remains in the EU from an economic perspective, but no longer has any political representation in the EU parliament. During this transition phase, which could be extended beyond December of 2020, the United Kingdom is expected to negotiate a new trade deal with the EU. Due to political uncertainty, it is not possible to anticipate whether the United Kingdom and the EU will be able to agree and implement a new trade agreement or what the nature of such trade arrangement will be. Throughout the withdrawal process and afterward, the impact on the United Kingdom and Economic and Monetary Union and the broader global economy is unknown but could be significant and could result in increased volatility and illiquidity and potentially lower economic growth. The political divisions surrounding Brexit within the United Kingdom, as well as those between the UK and the EU, may also have a destabilizing impact on the economy and currency of the United Kingdom and the EU. Any further exits from member states of the EU, or the possibility of such exits, would likely cause additional market disruption globally and introduce new legal and regulatory uncertainties. The full scope and nature of the consequences of the UK’s departure from the EU are not at this time known and are unlikely to be known for a significant period of time. However, the Referendum has led to significant uncertainty in the business, legal and political environment.

Risks associated with the outcome of the Referendum include short and long term market volatility and currency volatility, macroeconomic risk to the UK and European economies, impetus for further disintegration of the EU and related political stresses (including those related to sentiment against cross border capital movements and activities of investors like the Trust), prejudice to financial services businesses that are conducting business in the EU and which are based in the UK, legal uncertainty regarding achievement of compliance with applicable financial and commercial laws and regulations in view of the expected steps to be taken pursuant to or in contemplation of Brexit.

Redenomination Risk. The result of the Referendum, the progression of the European debt crisis and the possibility of one or more Eurozone countries exiting the European Monetary Union (“EMU”), or even the collapse of the euro as a common currency, has created significant volatility in currency and financial markets generally. The effects of the collapse of the euro, or of the exit of one or more countries from the EMU, on the U.S. and global economies and securities markets are impossible to predict and any such events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

U.S. Government Securities Risk. Different types of U.S. government securities have different relative levels of credit risk depending on the nature of the particular government support for that security. U.S. government securities may be supported by: (i) the full faith and credit of the United States government; (ii) the ability of the issuer to borrow from the U.S. Treasury; (iii) the credit of the issuing agency, instrumentality or government-sponsored entity (“GSE”); (iv) pools of assets (e.g., mortgage-backed securities); or (v) the United States in some other way. The U.S. government and its agencies and instrumentalities do not guarantee the market value of their securities, which may fluctuate in value and are subject to investment risks, and certain U.S. government securities may not be backed by the full faith and credit of the United States government. Any downgrades of the U.S. credit rating could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase the costs of debt generally. The value of U.S. government obligations may be adversely affected by changes in interest rates. It is possible that the issuers of some U.S. government securities will not have the funds to timely meet their payment obligations in the future and there is a risk of default. For certain agency and GSE issued securities, there is no guarantee the U.S. government will support the agency or GSE if it is unable to meet its obligations.

Legislation and Regulation Risk. At any time after the date hereof, legislation may be enacted that could negatively affect the issuers in which the Fund invests. Changing approaches to regulation may also have a negative impact on issuers in which the Fund invests. In addition, legislation or regulation may change the way in which the Fund is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law in July 2010, has resulted in significant revisions to the U.S. financial regulatory framework. The Dodd-Frank Act covers a broad range of topics, including, among many others: a reorganization of federal financial regulators; the creation of a process designed to ensure financial system stability and the resolution of potentially insolvent financial firms; the enactment of new rules for derivatives trading; the creation of a consumer financial protection watchdog; the registration and regulation of managers of private funds; the regulation of credit rating agencies; and the enactment of new federal requirements for residential mortgage loans. The regulation of various types of derivative instruments pursuant to the Dodd-Frank Act may adversely affect the Fund and its counterparties.

In late November 2019, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance. Instead of complying with current requirements, funds would need to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements) subject to a value-at-risk (“VaR”) leverage limit, certain other testing requirements and requirements related to board reporting. These new requirements would apply unless a fund qualified as a “limited derivatives user,” as defined in the SEC’s proposal. Reverse repurchase agreements would be subject to asset coverage requirements, and a fund trading reverse repurchase agreements would need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio. Reverse repurchase agreements would not be included in the calculation of whether a fund is a limited derivatives user, but for funds subject to the VaR testing, reverse repurchase agreements and similar financing transactions would be included for purposes of such testing.

The current presidential administration has called for, and in certain instances has begun to implement, significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Some particular areas identified as subject to potential change, amendment or repeal include the Dodd-Frank Act, including the Volcker Rule and various swaps and derivatives regulations, credit risk retention requirements and the authorities of the Federal Reserve, the Financial Stability Oversight Council and the SEC. Although the Fund cannot predict the impact, if any, of these changes to the Fund’s business, they could adversely affect the Fund’s business, financial condition, operating results and cash flows. Until the Fund knows what policy changes are made and how those changes impact the Fund’s business and the business of the Fund’s competitors over the long term, the Fund will not know if, overall, the Fund will benefit from them or be negatively affected by them.

LIBOR Risk. Instruments in which the Fund invests may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. The Fund and issuers of instruments in which the Fund invests may also obtain financing at floating rates based on LIBOR. Derivative instruments utilized by the Fund and/or issuers of instruments in which the Fund may invest may also reference LIBOR. The Fund utilizes leverage or borrowings primarily based on LIBOR. Regulators and law-enforcement agencies from a number of governments, including entities in the United States, Japan, Canada and the United Kingdom, have conducted or are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association, or the “BBA,” in connection with the calculation of daily LIBOR may have been manipulating or attempting to manipulate LIBOR. Several financial institutions have reached settlements with the CFTC, the U.S. Department of Justice Fraud Section and the United Kingdom Financial Conduct Authority in connection with investigations by such authorities into submissions made by such financial institutions to the bodies that set LIBOR and other interbank offered rates. Additional investigations remain ongoing with respect to other major banks. There can be no assurance that there will not be additional admissions or findings of rate-setting manipulation or that manipulations of LIBOR or other similar interbank offered rates will not be shown to have occurred. ICE Benchmark Administration Limited assumed the role of LIBOR administrator from the BBA on February 1, 2014. Any new administrator of LIBOR may make methodological changes to the way in which LIBOR is calculated or may alter, discontinue or suspend calculation or dissemination of LIBOR.

In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of LIBOR by the end of 2021. In advance of 2021, regulators and market participants will work together to identify or develop successor Reference Rates. Additionally, prior to 2021, it is expected that market participants will focus on the transition mechanisms by which the Reference Rates in existing contracts or instruments may be amended, whether through market wide protocols, fallback contractual provisions, bespoke negotiations or amendments or otherwise. The transition process might lead to increased volatility and illiquidity in markets for instruments with terms tied to LIBOR. It could also lead to a reduction in the interest rates on, and the value of, some LIBOR-based investments and reduce the effectiveness of hedges mitigating risk in connection with LIBOR-based investments. Although some LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology and/or increased costs for certain LIBOR-related instruments or financing transactions, others may not have such provisions and there may be significant uncertainty regarding the effectiveness of any such alternative methodologies. Additionally, because such provisions may differ across instruments (e.g., hedges versus cash positions hedged), LIBOR’s cessation may give rise to basis risk and render hedges less effective. As the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects and related adverse conditions could occur prior to the end of 2021. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments, notwithstanding significant efforts by the industry to develop robust LIBOR replacement clauses. The effect of any changes to, or discontinuation of, LIBOR on the Fund will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and the possible renegotiation of existing contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. Fund investments may also be tied to other interbank offered rates and currencies, which also will face similar issues.

Certain classes of instruments invested in by the Fund may be more sensitive to LIBOR cessation than others. For example, certain asset classes such as floating rate notes may not contemplate a LIBOR cessation and/or might freeze a last-published or last-used LIBOR rate for all future payment dates upon a discontinuation of LIBOR. Also, for example, syndicated and other business loans tied to LIBOR may not provide a clear roadmap for LIBOR’s replacement, leaving any future adjustments to the determination of a quantum of lenders. Securitizations and other asset-backed transactions may experience disruption as a result of inconsistencies between when collateral assets shift from LIBOR and what rate those assets replace LIBOR with, on the one hand, and when the securitization notes shift from LIBOR and what rate the securitization notes replace LIBOR with.

Recent Market Developments Risk. Periods of market volatility remain, and may continue to occur in the future, in response to various political, social and economic events both within and outside of the United States. These conditions have resulted in, and in many cases continue to result in, greater price volatility, less liquidity, widening credit spreads and a lack of price transparency, with many securities remaining illiquid and of uncertain value. Such market conditions may adversely affect the Fund, including by making valuation of some of the Fund’s securities uncertain and/or result in sudden and significant valuation increases or declines in the Fund’s holdings. If there is a significant decline in the value of the Fund’s portfolio, this may impact the asset coverage levels for the Fund’s outstanding leverage.

Risks resulting from any future debt or other economic crisis could also have a detrimental impact on the global economic recovery, the financial condition of financial institutions and the Fund’s business, financial condition and results of operation. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, the Fund’s business, financial condition and results of operations could be significantly and adversely affected. Downgrades to the credit ratings of major banks could result in increased borrowing costs for such banks and negatively affect the broader economy. Moreover, Federal Reserve policy, including with respect to certain interest rates, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. Market volatility, rising interest rates and/or unfavorable economic conditions could impair the Fund’s ability to achieve its investment objective.

The outbreak of COVID-19 is causing materially reduced consumer demand and economic output, disrupting supply chains, resulting in market closures, travel restrictions and quarantines, and adversely impacting local and global economies. As with other serious economic disruptions, governmental authorities and regulators are responding to this crisis with significant fiscal and monetary policy changes, including by providing direct capital infusions into companies, introducing new monetary programs and considerably lowering interest rates, which, in some cases resulted in negative interest rates. These actions, including their possible unexpected or sudden reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets, reduce market liquidity, heighten investor uncertainty and adversely affect the value of the Fund’s investments and the performance of the Fund.

Increasing Government and other Public Debt Risk. Government and other public debt, including municipal obligations in which the Fund invests, can be adversely affected by large and sudden changes in local and global economic conditions that result in increased debt levels. Although high levels of government and other public debt do not necessarily indicate or cause economic problems, high levels of debt may create certain systemic risks if sound debt management practices are not implemented. A high debt level may increase market pressures to meet an issuer’s funding needs, which may increase borrowing costs and cause a government or public or municipal entity to issue additional debt, thereby increasing the risk of refinancing. A high debt level also raises concerns that the issuer may be unable or unwilling to repay the principal or interest on its debt, which may adversely impact instruments held by the Fund that rely on such payments. Governmental and quasigovernmental responses to the current economic situation are increasing government and other public debt, which heighten these risks. Unsustainable debt levels can decline the valuation of currencies, and can prevent a government from implementing effective counter-cyclical fiscal policy during economic downturns or can generate or contribute to an economic downturn.

Market Disruption and Geopolitical Risk. The aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria, Russia, Ukraine and the Middle East, possible terrorist attacks in the United States and around the world, growing social and political discord in the United States, the European debt crisis, the response of the international community—through economic sanctions and otherwise—to Russia’s annexation of the Crimea region of Ukraine and posture vis-a-vis Ukraine, increasingly strained relations between the United States and a number of foreign countries, including traditional allies, such as certain European countries, and historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela and Spain, the United Kingdom’s pending withdrawal from the EU and the resulting profound and uncertain impacts on the economic and political future of the United Kingdom, the exit or potential exit of one or more countries from the EU or the EMU, the EU and global financial markets, further downgrade of U.S. Government securities, the change in the U.S. president and the new administration and other similar events, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Fund does not know and cannot predict how long the securities markets may be affected by these events and the effects of these and similar events in the future on the U.S. economy and securities markets. The Fund may be adversely affected by abrogation of international agreements and national laws which have created the market instruments in which the Fund may invest, failure of the designated national and international authorities to enforce compliance with the same laws and agreements, failure of local, national and international organization to carry out their duties prescribed to them under the relevant agreements, revisions of these laws and agreements which dilute their effectiveness or conflicting interpretation of provisions of the same laws and agreements. The Fund may be adversely affected by uncertainties such as terrorism, international political developments, and changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries in which it is invested and the risks associated with financial, economic, health, labor and other global market developments and disruptions.

The Fund and its service providers are currently impacted by quarantines and similar measures being enacted by governments in response to COVID-19, which are obstructing the regular functioning of business workforces (including requiring employees to work from external locations and their homes). Accordingly, certain risks described above are heightened under current conditions.

Market Discount Risk. Shares of closed-end management investment companies frequently trade at a discount from their net asset value, which is a risk separate and distinct from the risk that the Fund’s net asset value could decrease as a result of its investment activities.

Although the value of the Fund’s net assets is generally considered by market participants in determining whether to purchase or sell Common Shares, whether investors will realize gains or losses upon the sale of Common Shares will depend entirely upon whether the market price of Common Shares at the time of sale is above or below the investor’s purchase price for Common Shares.

The Fund’s net asset value will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Fund. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may put downward pressure on the market price for Common Shares. The Fund may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then current net asset value, subject to certain conditions, and such sales of Common Shares at price below net asset value, if any, may increase downward pressure on the market price for Common Shares. These sales, if any, also might make it more difficult for the Fund to sell additional Common Shares in the future at a time and price it deems appropriate.

Whether Common Shareholder will realize a gain or loss upon the sale of Common Shares depends upon whether the market value of the Common Shares at the time of sale is above or below the price the Common Shareholder paid, taking into account transaction costs for the Common Shares, and is not directly dependent upon the Fund’s net asset value. Because the market price of Common Shares will be determined by factors such as net asset value, dividend and distribution levels (which are dependent, in part, on expenses), supply of and demand for Common Shares, stability of dividends or distributions, trading volume of Common Shares, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot predict whether Common Shares will trade at, below or above net asset value or at, below or above the public offering price for the Common Shares. Common Shares of the Fund are designed primarily for long-term investors; investors in Common Shares should not view the Fund as a vehicle for trading purposes.

Dilution Risk. The voting power of current Common Shareholders will be diluted to the extent that current Common Shareholders do not purchase Common Shares in any future offerings of Common Shares or do not purchase sufficient Common Shares to maintain their percentage interest. If the Fund is unable to invest the proceeds of such offering as intended, the Fund’s per Common Share distribution may decrease and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Fund sells Common Shares at a price below net asset value pursuant to the consent of Common Shareholders, shareholders will experience a dilution of the aggregate net asset value per Common Share because the sale price will be less than the Fund’s then-current net asset value per Common Share. Similarly, were the expenses of the offering to exceed the amount by which the sale price exceeded the Fund’s then current net asset value per Common Share, shareholders would experience a dilution of the aggregate net asset value per Common Share. This dilution will be experienced by all shareholders, irrespective of whether they purchase Common Shares in any such offering. See “Description of Capital Structure—Common Shares—Issuance of Additional Common Shares.”

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in an increased realization of net short-term capital gains by the Fund which, when distributed to Common Shareholders, will be taxable as ordinary income. Additionally, in a declining market, portfolio turnover may result in realized capital losses. See “Tax Matters.”

When-Issued and Delayed Delivery Transactions Risk. Securities purchased on a when-issued or delayed delivery basis may expose the Fund to counterparty risk of default as well as the risk that securities may experience fluctuations in value prior to their actual delivery. The Fund generally will not accrue income with respect to a when-issued or delayed delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the price or yield available in the market when the delivery takes place may not be as favorable as that obtained in the transaction itself. See “Risks—When-Issued and Delayed Delivery Transactions Risk.”

Short Sales Risk. The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own. If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Any gain will be decreased, and any loss will be increased, by the transaction costs incurred by the Fund, including the costs associated with providing collateral to the broker-dealer (usually cash and liquid securities) and the maintenance of collateral with its custodian. Although the Fund’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. The Fund may have to pay a premium to borrow the securities and must pay any dividends or interest payable on the securities until they are replaced, which will be expenses of the Fund.

Repurchase Agreement Risk. A repurchase agreement exposes the Fund to the risk that the party that sells the security may default on its obligation to repurchase it. The Fund may lose money because it cannot sell the security at the agreed-upon time and price or the security loses value before it can be sold. See “Risks—Repurchase Agreement Risk.”

Securities Lending Risk. The Fund may lend its portfolio securities to banks or dealers which meet the creditworthiness standards established by the Board of Trustees. Securities lending is subject to the risk that loaned securities may not be available to the Fund on a timely basis and the Fund may therefore lose the opportunity to sell the securities at a desirable price. Any loss in the market price of securities loaned by the Fund that occurs during the term of the loan would be borne by the Fund and would adversely affect the Fund’s performance. Also, there may be delays in recovery, or no recovery, of securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially while the loan is outstanding.

Risk of Failure to Qualify as a RIC. To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, derive in each taxable year at least 90% of its gross income from certain prescribed sources, meet certain asset diversification tests and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). If for any taxable year the Fund does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.

Conflicts of Interest Risk. Guggenheim Partners is a global asset management and investment advisory organization. Guggenheim Partners and its affiliates advise clients in various markets and transactions and purchase, sell, hold and recommend a broad array of investments for their own accounts and the accounts of clients and of their personnel and the relationships and products they sponsor, manage and advise. Accordingly, Guggenheim Partners and its affiliates may have direct and indirect interests in a variety of global markets and the securities of issuers in which the Fund may directly or indirectly invest. These interests may cause the Fund to be subject to regulatory limits, and in certain circumstances, these various activities may prevent the Fund from participating in an investment decision. As a result, activities and dealings of Guggenheim Partners and its affiliates may affect the Fund in ways that may disadvantage or restrict the Fund or be deemed to benefit Guggenheim Partners and its affiliates. From time to time, conflicts of interest may arise between a portfolio manager’s management of the investments of the Fund on the one hand and the management of other registered investment companies, pooled investment vehicles and other accounts (collectively, “other accounts”) on the other. The other accounts might have similar investment objectives or strategies as the Fund or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund. In certain circumstances, and subject to its fiduciary obligations under the Investment Advisers Act of 1940 (the “Advisers Act”) and the requirements of the 1940 Act, the Adviser may have to allocate a limited investment opportunity among its clients. The other accounts might also have different investment objectives or strategies than the Fund. In addition, the Fund may be limited in its ability to invest in, or hold securities of, any companies that the Adviser or its affiliates (or other accounts managed by the Adviser or its affiliates) control, or companies in which the Adviser or its affiliates have interests or with whom they do business. For example, affiliates of the Adviser may act as underwriter, lead agent or administrative agent for loans or otherwise participate in the market for loans. Because of limitations imposed by applicable law, the presence of the Adviser’s affiliates in the markets for loans may restrict the Fund’s ability to acquire some loans or affect the timing or price of such acquisitions. To address these conflicts, the Fund and Guggenheim Partners and its affiliates have established various policies and procedures that are reasonably designed to detect and prevent such conflicts and prevent the Fund from being disadvantaged. For additional information about potential conflicts of interest, and the way in which the Adviser and its affiliates address such conflicts, please see “Management of the Fund—Potential Conflicts of Interest” in the SAI.

Technology Risk. As the use of Internet technology has become more prevalent, the Fund and its service providers and markets generally have become more susceptible to potential operational risks related to intentional and unintentional events that may cause the Fund or a service provider to lose proprietary information, suffer data corruption or lose operational capacity. There can be no guarantee that any risk management systems established by the Fund, its service providers, or issuers of the securities in which the Fund invests to reduce technology and cyber security risks will succeed, and the Fund cannot control such systems put in place by service providers, issuers or other third parties whose operations may affect the Fund.

Cyber Security Risk. The Fund and its service providers are susceptible to cyber security risks that include, among other things, theft, unauthorized monitoring, release, misuse, loss, destruction or corruption of confidential and highly restricted data; denial of service attacks; unauthorized access to relevant systems, compromises to networks or devices that the Fund and its service providers use to service the Fund’s operations; or operational disruption or failures in the physical infrastructure or operating systems that support the Fund and its service providers. Cyber attacks against or security breakdowns of the Fund or its service providers may adversely impact the Fund and its stockholders, potentially resulting in, among other things, financial losses; the inability of Fund stockholders to transact business and the Fund to process transactions; inability to calculate the Fund’s NAV; violations of applicable privacy and other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs; and/or additional compliance costs. The Fund may incur additional costs for cyber security risk management and remediation purposes. In addition, cyber security risks may also impact issuers of securities in which the Fund invests, which may cause the Fund’s investment in such issuers to lose value. There can be no assurance that the Fund or its service providers will not suffer losses relating to cyber attacks or other information security breaches in the future.

Anti-Takeover Provisions in the Fund’s Governing Documents
The Fund’s Certificate of Trust, as amended, the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) and the Fund’s By-Laws (collectively, the “Governing Documents”) include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. These provisions could have the effect of depriving the Common Shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares. See “Anti-

Takeover and Other Provisions in the Fund’s Governing Documents” and “Risks—Anti-Takeover Provisions in the Fund’s Governing Documents.”
Administrator, Custodian, Transfer Agent and Dividend Disbursing Agent
The Bank of New York Mellon serves as the custodian of the Fund’s assets pursuant to a custody agreement. Under the custody agreement, the custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the custodian will receive a monthly fee based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions. Computershare Shareowner Services LLC serves as the transfer agent and registrar and Computershare Trust Company N.A. serves as dividend disbursing agent and agent under the Fund’s Plan (the “Plan Agent”) with respect to the Common Shares of the Fund.

MUFG Investor Services (US) LLC (“MUFG”) serves as the Fund’s administrator. Pursuant to an administration agreement with the Fund, MUFG provides certain administrative, bookkeeping and accounting services to the Fund.

SUMMARY OF FUND EXPENSES
The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of May 31, 2020 (except as noted below). The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.
Common Shareholder Transaction Expenses
Sales load paid by you (as a percentage of offering price)	—%(1)
Offering expenses borne by the Fund (as a percentage of offering price)	0.60%(1)(2)
Dividend Reinvestment Plan fees(3)	None

Percentage of Net Assets
Annual Expenses	Attributable to Common Shares(4)
Management fees(5)	1.30%
Interest expense(6)	0.59%
Other expenses(7)	0.31%
Total annual expenses	2.19%
_____________
(1)
If Common Shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses borne by the Fund.

(2)
The Adviser has incurred on behalf of the Fund all costs associated with the Fund’s registration statement and any offerings pursuant to such registration statement. The Fund has agreed, in connection with offerings under this registration statement, to reimburse the Adviser for offering expenses incurred by the Adviser on the Fund’s behalf in an amount up to the lesser of the Fund’s actual offering costs or 0.60% of the total offering price of the Common Shares sold in such offering.

(3)	Common Shareholders will pay brokerage charges if they direct the Plan Agent to sell Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan.”
(4)	Based upon average net assets applicable to Common Shares during the fiscal year ended May 31, 2020.
(5)
The Fund pays the Adviser a monthly fee in arrears at an annual rate equal to 1.00% of the Fund’s average daily Managed Assets. The fee shown above is based upon outstanding Financial Leverage of 23% of the Fund’s Managed Assets. If Financial Leverage of more than 23% of the Fund’s Managed Assets is used, the management fees shown would be higher.

(6)
Includes interest expense on reverse repurchase agreements, based on the Fund’s outstanding Financial Leverage as of May 31, 2020. Interest expenses on reverse repurchase agreements is based on the Fund’s outstanding reverse repurchase agreements as of May 31, 2020, and assumes the use of leverage in the form of reverse repurchase agreements representing 18% of the Fund’s Managed Assets at an annual interest rate cost to the Fund of 2.19% and in the form of borrowings representing 5% of the Fund’s Managed Assets at an annual interest rate cost to the Fund of 1.52%. The Fund may utilize Financial Leverage up to the limits imposed by the 1940 Act; however, the aggregate amount of Financial Leverage is not currently expected to exceed 33 1 / 3 % of the Fund’s Managed Assets after such issuance and/or borrowing. The Fund has entered into a committed facility agreement pursuant to which it may borrow up to $70 million. As of May 31, 2020, there were $43,653,171 in outstanding reverse repurchase agreements and Borrowings under the committed facility agreement. The cost of Financial Leverage, including the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, is borne by Common Shareholders. To the extent the Fund increases its amount of Financial Leverage outstanding, the Fund’s annual expenses as a percentage of net assets attributable to Common Shares will increase. The actual amount of interest payments on borrowed funds and interest expense on reverse repurchase agreements borne by the Fund will vary over time in accordance with the level of the Fund’s use of Borrowings and reverse repurchase agreements and variations in market interest rates.

(7)	Other expenses are estimated based upon those incurred during the fiscal year ended May 31, 2020.
Example
As required by relevant Securities and Exchange Commission regulations, the following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 2.19% of net assets attributable to Common Shares and (2) a 5% annual return*:
	1 Year	3 Years	5 Years	10 Years
Total Expenses paid by Common Shareholders(1)	$28	$75	$124	$259
_________
*
The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The example assumes that all dividends and distributions are reinvested at net asset value.

(1)
The example above does not include sales loads or estimated offering costs. In connection with an offering of Common Shares, the Prospectus Supplement will set forth an Example including sales load and estimated offering costs.

FINANCIAL HIGHLIGHTS
The financial highlights table is intended to help you understand the Fund’s financial performance. The information in this table for the fiscal years ended 2020, 2019, 2018, 2017 and 2016 is derived from the Fund’s financial statements and has been audited by Ernst & Young LLP, independent registered public accounting firm for the Fund. The Fund’s audited financial statements appearing in the Fund’s annual report to shareholders for the year ended May 31, 2020, including the report of Ernst & Young LLP thereon, are incorporated by reference in the SAI.
	For the	For the	For the
Per share data:	Year Ended	Year Ended	Year Ended
	May 31, 2020	May 31, 2019	May 31, 2018
Net asset value, beginning of period	$19.76	$ 21.47	$ 22.62
Income from investment operations
Net investment income(b)	1.69	1.90	2.05
Net gain (loss) on investments (realized and unrealized)	(2.70)	(1.43)	(1.02)
Total from investment operations	(1.01)	0.47	1.03
Distributions to Shareholders
Net investment income	(1.69)	(1.97)	(2.18)
Capital gains	—	—	—

Return of Capital	(0.49)	(0.21)	—
Total distributions to shareholders	(2.18)	(2.18)	(2.18)
Net asset value, end of period	$ 16.57	$ 19.76	$ 21.47
Market value, end of period	$ 16.71	$ 20.52	$ 22.70
Total return (c)
Net asset value	(5.65)%	2.47%	4.68%
Market value	(8.29)%	0.62%	7.99%
Ratios and Supplemental Data
Net assets, end of period (thousands)	$ 145,000	$ 146,430	$ 158,234
Ratios to Average Net Assets:
Total expenses, including interest expense (d)	2.24%	2.99%	2.61%
Net investment income, including interest expense	9.04%	9.34%	9.24%
Portfolio turnover rate (e)	52%	52%	46%
Senior Indebtedness:
Borrowings–committed facility agreement (in thousands)	$ 9,000	N/A	N/A
Asset coverage per $1,000 of borrowings (g)	$ 17,111	N/A	N/A
Supplemental asset coverage per $1,000 of borrowings(f)	N/A	N/A	N/A

(a)	Since commencement of operations: June 26, 2013. Percentage amounts for the period, except total return and portfolio turnover, have been annualized.
(b)	Based on average shares outstanding.
(c)
Total return is calculated assuming a purchase of a common share at the beginning of the period and a sale on the last day of the period reported either at net asset value (“NAV”) or market price per share. Dividends and distributions are assumed to be reinvested at NAV for NAV returns or the prices obtained under the Fund’s Dividend Reinvestment Plan for market value returns. Total investment return does not reflect brokerage commissions. A return calculated for a period of less than one year is not annualized.

(d)
Excluding interest expense, the annualized operating expense ratio would be 1.60%, 1.77%, 1.75%, 1.88%, 1.82%, 1.76% and 1.55% for the years ended May 31, 2020, 2019, 2018, 2017, 2016, 2015 and 2014, respectively.

(e)	Portfolio turnover is not annualized for periods of less than one year.
(f)	Calculated by subtracting the Fund’s total liabilities (not including borrowings or reverse repurchase agreements) from the Fund’s total assets and dividing by the borrowings.
(g)	Calculated by subtracting the Fund’s total liabilities (not including borrowings) from the Fund’s total assets and dividing by the borrowings.

Per share data:	For the Year Ended May 31, 2017	For the Year Ended May 31, 2016	For the Year Ended May 31, 2015	For the Period Ended May 31, 2014(a)
Net asset value, beginning of period	$ 20.53	$ 23.34	$ 24.71	$ 23.82
Income from investment operations
Net investment income(b)	1.91	2.02	1.95	1.64
Net gain (loss) on investments (realized and unrealized)	2.36	(2.65)	(1.16)	0.71
Total from investment operations	4.27	(0.63)	0.79	2.35
Distributions to Shareholders
Net investment income	(2.18)	(2.18)	(1.57)	(1.46)
Capital gains	—	—	(0.59)	—
Return of Capital	—	—	—	—
Total distributions to shareholders	(2.18)	(2.18)	(2.16)	(1.46)
Net asset value, end of period	$ 22.62	$ 20.53	$ 23.34	$ 24.71
Market value, end of period	$ 23.18	$ 19.86	$ 23.07	$ 24.68
Total return (c)
Net asset value	21.55%	-2.31%	3.45%	10.12%
Market value	28.83%	-4.00%	2.54%	5.08%
Ratios and Supplemental Data
Net assets, end of period (thousands)	$ 158,663	$ 136,142	$ 154,753	$ 163,815
Ratios to Average Net Assets:
Total expenses, including interest expense (d)	2.52%	2.27%	2.04%	1.73%
Net investment income, including interest expense	8.67%	9.68%	8.23%	7.28%
Portfolio turnover rate (e)	47%	63%	55%	54%
Senior Indebtedness:
Borrowings–committed facility agreement (in thousands)	$ 4,500	N/A	N/A	N/A
Asset coverage per $1,000 of borrowings (g)	$ 36,258	N/A	N/A	N/A
Supplemental asset coverage per $1,000 of borrowings(f)	$ 49,871	N/A	N/A	N/A

SENIOR SECURITIES AND OTHER FINANCIAL LEVERAGE
The following table sets forth information about the Fund’s outstanding Financial Leverage as of the end of each fiscal year since its inception. The information in this table for the fiscal years ended 2020, 2019, 2018, 2017 and 2016 has been audited by Ernst & Young LLP, independent registered public accounting firm. The Fund’s audited financial statements appearing in the Fund’s annual report to shareholders for the year ended May 31, 2020, including the report of Ernst & Young LLP thereon, including accompanying notes thereto, are incorporated by reference in the SAI.

Fiscal Year Ended	Title of Security	Total Principal Amount Outstanding	Asset Coverage Per $1,000 of Principal Amount
May 31, 2020	Borrowings	$9,000,000	$17,111
May 31, 2019	Borrowings	$0	$0
May 31, 2018	Borrowings	$0	$0
May 31, 2017	Borrowings	$4,500,000	$36,258
May 31, 2016	Borrowings	$0	$0

May 31, 2015	Borrowings	$0	$0
May 31, 2014	Borrowings	$0	$0

THE FUND
Guggenheim Credit Allocation Fund (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”). The Fund was organized as a statutory trust on June 7, 2012, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. The Fund commenced operations on June 26, 2013. Its principal office is located at 227 West Monroe Street, Chicago, Illinois 60606, and its telephone number is (312) 827-0100.
     Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”) serves as the Fund’s investment adviser and is responsible for the management of the Fund. Guggenheim Partners Investment Management, LLC (the “Sub-Adviser”) is responsible for the management of the Fund’s portfolio of securities. Each of the Investment Adviser and the Sub-Adviser is an indirect subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”). The Investment Adviser and the Sub-Adviser referred to herein collectively as the “Adviser.”
USE OF PROCEEDS
Unless otherwise specified in a supplement to this Prospectus (each a “Prospectus Supplement”), the Fund intends to invest the net proceeds of an offering of Common Shares in accordance with its investment objective and policies as stated herein. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for this purpose.
MARKET AND NET ASSET VALUE INFORMATION
The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”). The Fund’s Common Shares commenced trading on the NYSE on June 26, 2013.
The Common Shares have traded both at a premium and at a discount in relation to the Fund’s net asset value per share. Although the Common Shares recently have traded at a premium to net asset value, there can be no assurance that this will continue after the offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to net asset value. The Fund’s net asset value will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Fund. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may put downward pressure on the market price for Common Shares. See “Risks—Market Discount Risk.”
The following table sets forth, for each of the periods indicated, the high and low closing market prices for the Common Shares on the NYSE, the net asset value per Common Share and the premium or discount to net asset value per Common Share at which the Common Shares were trading. Net asset value is generally determined on each Tuesday that the NYSE is open for business and the last business day of each calendar month. See “Net Asset Value” for information as to the determination of the Fund’s net asset value.
NYSE Market	Net Asset Value per Common Share on Date of Market	Premium/(Discount) on Date of Market Price
Price Per Share	Price High and Low(1)	High and Low(2)

During Quarter Ended	High	Low	High	Low	High	Low
August 31, 2020	$18.38	$16.91	$17.67	$16.62	4.02%	1.74%
May 31, 2020	$20.30	$11.98	$19.00	$15.90	6.84%	-24.65%
February 29, 2020	$20.49	$19.42	$19.33	$18.89	6.00%	2.81%
November 30, 2019	$20.46	$19.86	$19.19	$19.52	6.62%	1.74%
August 31, 2019	$20.93	$19.75	$19.90	$19.25	5.18%	2.60%
May 31, 2019	$21.49	$20.18	$20.02	$19.61	7.34%	2.91%
February 28, 2019	$20.90	$17.17	$19.73	$19.28	5.93%	-10.94%
November 30, 2018	$23.04	$19.11	$21.13	$20.03	9.04%	-4.59%
August 31, 2018	$22.85	$21.65	$21.49	$21.29	6.33%	1.69%
May 31, 2018	$22.79	$21.11	$21.98	$21.70	3.69%	-2.72%
February 28, 2018	$22.79	$21.70	$22.00	$22.26	3.59%	-2.52%
November 30, 2017	$23.32	$21.87	$22.43	$22.38	3.97%	-2.28%
August 31, 2017	$23.48	$22.65	$22.49	$22.42	4.40%	1.03%
May 31, 2017	$24.00	$22.39	$22.75	$22.41	5.49%	-0.09%
(1)	Based on the Fund’s computations.
(2)	Calculated based on the information presented. Percentages are rounded.
     The last reported sale price, net asset value per Common Share and percentage premium to net asset value per Common Share on September 11, 2020 was $18.39, $17.82 and 3.20%, respectively. The Fund cannot predict whether its Common Shares will trade in the future at a premium to or discount from net asset value, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from net asset value. As of September 11, 2020, 9,059,805 Common Shares of the Fund were outstanding.
INVESTMENT OBJECTIVE AND POLICIES
Investment Objective
The Fund’s investment objective is to seek total return through a combination of current income and capital appreciation. There can be no assurance that the Fund will achieve its investment objective or be able to structure its investments as anticipated. The Fund’s investment objective may be changed by the Fund’s Board of Trustees on 60 days’ prior written notice to shareholders.
Investment Philosophy and Investment Process
The Adviser will make investment selections based upon a rigorous credit selection process and a relative value investment philosophy, which seeks to identify segments of the credit securities markets as well as individual credit securities whose current prices or spreads are undervalued relative to the Adviser’s view of their long-term values and/or historical norms. The Adviser analyzes segments of the credit securities markets based upon various factors, including economic and market conditions and outlooks, securities valuations, investment opportunities, risk analysis, and credit market trends, to identify securities that the Adviser believes are undervalued or trading below historical norms. The Adviser has the flexibility to allocate the Fund’s assets across various asset classes within the credit securities market and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time. The Fund’s investment policy is predicated upon the belief that thorough and independent credit research combined with thoughtful credit allocation decisions are rewarded with the potential to outperform applicable benchmarks for long-term investors.
Investment Policies
Under normal market conditions, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in fixed-income securities, debt securities and loans and investments with economic characteristics similar to fixed-income securities, debt securities and loans (collectively, “credit securities”). The Fund will seek to achieve its investment objective by investing in a portfolio of credit securities selected from a variety of sectors and credit qualities. Credit securities in which the Fund may invest consist of:
•	corporate bonds;

•
loans which may consist of senior secured floating rate loans (“Senior Loans”), second lien secured floating rate loans (“Second Lien Loans”), subordinated secured loans (“Subordinated Secured Loans”) and

•	unsecured loans (“Unsecured Loans”), each with fixed and variable interest rates and loan participations and assignments (collectively, “Loans”);
•	asset-backed securities (“ABS”) (all or a portion of which may consist of collateralized loan obligations (“CLOs”))
•	mortgage-backed securities (“MBS”) (both residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”));
•	U.S. Government and agency securities;
•	mezzanine and preferred securities;
•	convertible securities;
•	commercial paper;
•	municipal securities; and
•	sovereign government and supranational debt securities.
The Fund’s allocation of its investments among specific sectors and types of credit securities may vary significantly over time based on the Adviser’s analysis and judgment. The percentage of the Fund’s total assets allocated to any category of investment may at any given time be significantly less than the maximum percentage permitted pursuant to the above referenced investment policies. The overall credit quality, duration and maturity of the Fund’s portfolio may vary significantly over time. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. The Adviser employs an active approach to the Fund’s investment allocation, but there is no guarantee that such allocation will produce the desired results. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.
The Fund may invest in credit securities rated below investment grade, or, if unrated, determined to be of comparable quality. A security is considered below investment grade quality if it is rated below investment grade (that is, below Baa3- by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB- by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”) or comparably ranked by another Nationally Recognized Statistical Rating Organization (“NRSRO”)) or, if unrated, judged to be below investment grade quality by the Adviser. Below investment grade quality securities (commonly referred to as “high yield” or “junk” bonds) involve special risks as compared to securities of investment grade quality. Under normal market conditions, the Fund will not invest more than 25% of its Managed Assets in credit securities that are, at the time of investment, rated Caa1 or below by Moody’s or CCC+ or below by S&P or Fitch or, or that are unrated but determined by the Adviser to be of comparable quality. The Fund foregoing credit quality policy does not apply to investments in MBS, and the Fund may invest in MBS without limitation as to credit quality. For purposes of applying the Fund’s credit quality policies, in the case of securities with multiple ratings (i.e., a security receiving two or more different ratings from two or more different NRSROs), the Fund will apply the highest of the applicable ratings.
The Fund may invest in credit securities of any duration or maturity and is not required to maintain any particular maturity or duration for its portfolio as a whole. Duration is a measure of the price volatility of a security as a result of changes in market rates of interest, based on the weighted average timing of a security’s expected principal and interest payments. The longer a security’s duration, the more sensitive it will be to changes in interest rates. For example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point. Under current market conditions, the Advisor intends to maintain a shorter leverage-adjusted average portfolio duration of 1 to 4 years. However, the Adviser will dynamically adjust average portfolio duration based on market conditions. The Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and all factors that the Adviser deems relevant. Any decisions as to the targeted duration or maturity of any particular category of investments or of the Fund’s portfolio generally will be made based on all pertinent market factors at any given time.
The Fund may invest in senior, junior, secured and unsecured credit securities. Credit securities in which the Fund may invest may have fixed, floating or variable interest rates, interest rates that change based on multiples of changes in a specified index of interest rates or interest rates that change inversely to changes in interest rates, or may not bear interest.
The Fund may invest in credit securities of any types of issuers. Credit securities in which the Fund may invest may be issued by domestic and non-U.S. corporations and other non-governmental or business entities, operating in any industries or sectors; the U.S. Government, its agencies or instrumentalities and government sponsored entities; states, territories and possessions of the United States, including the District of Columbia, and their political subdivisions, agencies or instrumentalities; foreign governmental issuers; international agencies and supranational entities; and special purpose vehicles (“SPVs”) created for the purpose of issuing structured, collateralized or asset-backed securities. The Fund may invest in publicly offered credit securities and privately offered credit securities of both public and private issuers.
The Fund may invest without limitation in securities of non-U.S. issuers, including issuers in emerging markets.
“Managed Assets” means the total assets of the Fund, including the assets attributable to the proceeds from financial leverage, including the issuance of senior securities represented by indebtedness (including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper), the issuance of preferred shares, the effective leverage of certain portfolio transactions such as reverse repurchase agreements, dollar rolls and inverse floating rate securities, or any other form of financial leverage, minus liabilities, other than liabilities related to any financial leverage.
Percentage limitations described in this Prospectus are as of the time of investment by the Fund and could thereafter be exceeded as a result of market value fluctuations of the Fund’s portfolio. These policies may be changed by the Board of Trustees, but no change is currently anticipated.
THE FUND’S INVESTMENTS
The Fund’s investment portfolio may consist of investments in the following types of securities. There is no guarantee the Fund will buy all of the types of securities or use all of the investment techniques that are described herein.
Credit Securities
In the capital structure of an issuer, credit securities can be senior debt or junior debt. A senior credit security has priority over other types of security in a company’s capital structure as to the payment of any promised income (typically denoted as interest) and principal from the issuer, and as to payout of the proceeds of the bankruptcy or other liquidation of the company. Depending on the nature of the seniority provisions, a senior credit security may be junior to another senior credit security. For example, all senior unsecured credit securities are junior to all secured credit securities to the extent of the collateral provisions. At times, the issuer will have pledged specific assets or revenues to secure the rights of the holder of the credit security to payments of interest and principal such that the proceeds of the specific assets or revenues must be used to satisfy these credit securities prior to being applied to any of the issuer’s other obligations in a bankruptcy or other liquidation. In the event that the assets securing the credit security are not sufficient to fully satisfy such obligations in a bankruptcy or other liquidation, the remainder of such obligations will generally have the same priority as an issuer’s trade creditors and other general obligations, but still have priority of payment relative to the issuer’s junior debt securities, preferred shares and common shares. Sometimes referred to as subordinated or mezzanine debt, junior debt stands behind the senior debt as to its rights to receive promised income payments (again, typically denoted as interest) from the issuer, and payouts of the proceeds of bankruptcy or other liquidation, but will have priority of payment relative to the issuer’s preferred shares and common shares. The Fund may invest in senior, junior, secured and unsecured credit securities.

Corporate Bonds. Corporate bonds are debt obligations issued by corporations and other business entities. Corporate bonds may be either secured or unsecured. Collateral used for secured debt includes real property, machinery, equipment, accounts receivable, stocks, bonds or notes. If a bond is unsecured, it is known as a debenture. Bondholders, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the corporation for the principal and interest due them and may have a prior claim over other creditors if liens or mortgages are involved. Interest on corporate bonds may be fixed or floating, or the bonds may be zero coupons. Interest on corporate bonds is typically paid semi-annually and is fully taxable to the bondholder. Corporate bonds contain elements of both interest-rate risk and credit risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates and may also be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the marketplace. Corporate bonds usually yield more than government or agency bonds due to the presence of credit risk. Depending on the nature of the seniority provisions, a senior corporate bond may be junior to other credit securities of the issuer.
Below Investment Grade Securities. Below investment grade securities are those rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or, if unrated, judged to be of below investment grade quality by the Adviser. A significant portion of the Fund’s portfolio may consist of below investment grade securities. Below investment grade quality securities (commonly referred to as “high yield” or “junk” bonds) involve special risks as compared to securities of investment grade quality. Below investment grade securities may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The retail secondary market for below investment grade securities may be less liquid than that of higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s net asset value.
The prices of credit securities generally are inversely related to interest rate changes; however, the price volatility caused by fluctuating interest rates of securities also is inversely related to the coupon of such securities. Accordingly, below investment grade securities may be relatively less sensitive to interest rate changes than higher quality securities of comparable maturity, because of their higher coupon. This higher coupon is what the investor receives in return for bearing greater credit risk. The higher credit risk associated with below investment grade securities potentially can have a greater effect on the value of such securities than may be the case with higher quality issues of comparable maturity, and may be a substantial factor in the Fund’s relative net asset value volatility.
The ratings of NRSROs represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Adviser also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in below investment grade securities that have not been rated by an NRSRO, the Fund’s ability to achieve its investment objective will be more dependent on the Adviser’s credit analysis than would be the case when the Fund invests in rated securities.
Debtor-In-Possession Financings. In addition to pre-existing outstanding debt obligations of below investment grade issuers, the Fund may also invest in “debtor-in-possession” or “DIP” financings newly issued in connection with “special situation” restructuring and refinancing transactions. DIP financings are loans to a debtor-in-possession in a proceeding under the U.S. Bankruptcy Code that has been approved by the bankruptcy court. These financings allow the entity to continue its business operations while reorganizing under Chapter 11 of the U.S. Bankruptcy Code. DIP financings are typically fully secured by a lien on the debtor’s otherwise unencumbered assets or secured by a junior lien on the debtor’s encumbered assets (so long as the loan is fully secured based on the most recent current valuation or appraisal report of the debtor). The bankruptcy court can authorize the debtor to grant the DIP lender a claim with super-priority over administrative expenses incurred during bankruptcy and all other claims, thus a DIP may constitute senior debt even if not secured. DIP financings are often required to close with certainty and in a rapid manner in order to satisfy existing creditors and to enable the issuer to emerge from bankruptcy or to avoid a bankruptcy proceeding.
Distressed and Defaulted Securities. The Fund may invest in the securities of financially distressed and bankrupt issuers. Such debt obligations may be in covenant or payment default. Such investments generally trade significantly below par and are considered speculative. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Typically such workout or bankruptcy proceedings result in only partial recovery of cash payments or an exchange of the defaulted obligation for other debt or equity securities of the issuer or its affiliates, which may in turn be illiquid or speculative. The Fund will not invest more than 5% of its Managed Assets in interest-bearing investments that, at the time of purchase, are not current on their interest payment obligations.
Senior Loans. Senior Loans generally hold the most senior position in the capital structure of a business entity (the “Borrower”), are typically secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. The proceeds of Senior Loans typically are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, refinancings and to finance internal growth and for other corporate purposes. Senior Loans typically have rates of interest which are redetermined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. These base lending rates are primarily the London InterBank Offered Rate (“LIBOR”) and secondarily the prime rate offered by one or more major U.S. banks and the certificate of deposit rate or other base lending rates used by commercial lenders.
Senior Loans typically have a stated term of between five and nine years, and have interest rates which typically are redetermined daily, monthly, quarterly or semi-annually. Longer interest rate reset periods generally increase fluctuations in the Fund’s net asset value as a result of changes in market interest rates. The Fund is not subject to any restrictions with respect to the maturity of Senior Loans held in its portfolio. As a result, as short-term interest rates increase, interest payable to the Fund from its investments in Senior Loans should increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in Senior Loans should decrease.
Because of prepayments, the Adviser expects the average life of the Senior Loans in which the Fund invests to be shorter than the stated maturity.
Many Senior Loans in which the Fund will invest may not be rated by an NRSRO, will not be registered with the Securities and Exchange Commission (the “SEC”), or any state securities commission, and will not be listed on any national securities exchange. The amount of public information available with respect to Senior Loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part on, analyses performed by others. Borrowers may have outstanding debt obligations that are rated below investment grade. Certain of the Senior Loans in which the Fund will invest will have been assigned below investment grade ratings by an NRSRO. In the event Senior Loans are not rated, they are likely to be the equivalent of below investment grade quality. Because of the protective features of Senior Loans, the Adviser believes that Senior Loans tend to have more favorable loss recovery rates as compared to more junior types of below investment grade debt obligations. The Adviser does not view ratings as the determinative factor in its investment decisions and relies more upon its credit analysis abilities than upon ratings.
Although the risks associated with Senior Loans are similar to the risks of below investment grade securities, Senior Loans are typically senior and secured in contrast to other below investment grade securities, which are often subordinated and unsecured. Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest rates are typically adjusted for changes in short-term interest rates, Senior Loans generally are subject to less interest rate risk than other below investment grade securities, which are typically fixed rate.
No active trading market may exist for some Senior Loans, and some loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value and thus cause a material decline in the Fund’s net asset value. In addition, the Fund may not be able to readily dispose of its Senior Loans at prices that approximate those at which the Fund could sell such loans if they were more widely-traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of Senior Loans, the Fund’s yield may be lower.

Although changes in prevailing interest rates can be expected to cause some fluctuations in the value of Senior Loans (due to the fact that floating rates on Senior Loans reset only periodically), the value of Senior Loans is substantially less sensitive to changes in market interest rates than fixed rate instruments. As a result, to the extent the Fund invests in floating-rate Senior Loans, the Fund’s portfolio may be less volatile and less sensitive to changes in market interest rates than if the Fund invested in fixed rate obligations. Similarly, a sudden and significant increase in market interest rates may cause a decline in the value of these investments and in the Fund’s net asset value. Other factors, including rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity, can reduce the value of Senior Loans and other debt obligations, impairing the Fund’s net asset value.
The Fund may purchase and retain in its portfolio a Senior Loan where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a Senior Loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior debt securities in exchange for all or a portion of a Senior Loan.
Second Lien Loans. Second Lien Loans have many of the same characteristics as Senior Loans, except that Second Lien Loans are junior in priority to first lien obligations. Second Lien Loans typically have variable floating rate interest payments. Accordingly, the risks associated with Second Lien Loans are higher than the risk of loans with first priority over the collateral. In the event of default on a Second Lien Loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for the second priority lien holder and therefore result in a loss of investment to the Fund.
Subordinated Secured Loans. Subordinated Secured Loans are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Subordinated Secured Loans may rank lower in right of payment to one or more Senior Loans and Second Lien Loans of the Borrower. Subordinated Secured Loans typically are secured by a lower priority security interest or lien to or on specified collateral securing the Borrower’s obligation under the Loan, and typically have more subordinated protections and rights than Senior Loans and Second Lien Loans. Subordinated Secured Loans may become subordinated in right of payment to more senior obligations of the Borrower issued in the future. Subordinated Secured Loans may have fixed or floating rate interest payments. Because Subordinated Secured Loans may rank lower as to right of payment than Senior Loans and Second Lien Loans of the Borrower, they may present a greater degree of investment risk than Senior Loans and Second Lien Loans but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their more subordinated status, such investments have many characteristics and risks similar to Senior Loans and Second Lien Loans discussed above. The Fund may purchase interests in Subordinated Secured Loans through assignments or participations.
Unsecured Loans. Unsecured Loans are loans made by public and private corporations and other nongovernmental entities and issuers for a variety of purposes. Unsecured Loans generally have lower priority in right of payment compared to holders of secured debt of the Borrower. Unsecured Loans are not secured by a security interest or lien to or on specified collateral securing the Borrower’s obligation under the loan. Unsecured Loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including Senior Loans, Second Lien Loans and Subordinated Secured Loans. Unsecured Loans may have fixed or floating rate interest payments. Because Unsecured Loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to Senior Loans, Second Lien Loans and Subordinated Secured Loans discussed above. The Fund may purchase interests in Unsecured Loans through assignments or participations.
Loans and Loan Participations and Assignments. The Fund may invest in loans directly or through participations or assignments. The Fund may purchase Loans on a direct assignment basis from a participant in the original syndicate of lenders or from subsequent assignees of such interests. If the Fund purchases a Loan on direct assignment, it typically succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender.

Investments in Loans on a direct assignment basis may involve additional risks to the Fund. If such Loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral.
The Fund may also purchase, without limitation, participations in Loans. The participation by the Fund in a lender’s portion of a Loan typically will result in the Fund having a contractual relationship only with such lender, not with the Borrower. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of payments from the Borrower. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participations in a loan to a Borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a Loan, becoming a part lender. When purchasing loan participations, the Fund assumes the credit risk associated with the Borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The participation interests in which the Fund intends to invest may not be rated by any NRSRO. Given the current structure of the markets for loan participations and assignments, the Fund currently expects to treat these securities as illiquid.
Certain of the loan participations or assignments acquired by the Fund may involve unfunded commitments of the lenders, revolving credit facilities, delayed draw credit facilities or other investments under which a borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the Fund would have an obligation to advance its portion of such additional borrowings upon the terms specified in the loan documentation. Such an obligation may have the effect of requiring the Fund to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid).
As of May 31, 2020, the Fund had commitments under loan and financing agreements to fund up to $1,032,446. These commitments are primarily composed of senior secured loans and a revolver. The commitments are generally subject to the borrowers meeting certain criteria such as compliance with covenants and certain operational metrics. The terms of the borrowings and financings subject to commitment are comparable to the terms of other loans and related investments in the Fund’s portfolio. For additional details regarding the Fund’s unfunded commitments, see the Fund’s audited consolidated schedule of investments as of May 31, 2020.
Mezzanine Investments. The Fund may invest in certain lower grade securities known as “Mezzanine Investments,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine Investments may be issued with or without registration rights. Similar to other lower grade securities, maturities of Mezzanine Investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine Investments are usually unsecured and subordinated to other obligations of the issuer.
Preferred Securities. The Fund may invest in preferred securities. There are two basic types of preferred securities. The first, sometimes referred to as traditional preferred securities, consists of preferred stock issued by an entity taxable as a corporation. The second type, sometimes referred to as trust preferred securities, are usually issued by a trust or limited partnership and represent preferred interests in deeply subordinated debt instruments issued by the corporation for whose benefit the trust or partnership was established.
Traditional Preferred Securities. Traditional preferred securities generally pay fixed or variable rate dividends to investors and generally have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case all accumulated dividends must be paid before any dividend on the common stock can be paid. However, some traditional preferred stocks are non-cumulative, in which case dividends do not accumulate and need not ever be paid. Should an issuer of a non-cumulative preferred stock held by the Fund determine not to pay dividends on such stock, the amount of dividends the Fund pays may be adversely affected. There is no assurance that dividends or distributions on the traditional preferred securities in which the Fund invests will be declared or otherwise made payable. In addition to dividends or distributions, preferred securities entitle the holder to receive, in preference to the holders of common stock, a fixed share of the proceeds resulting from liquidation of the issuer. As the holder of preferred securities is exposed to the credit of the issuer, the Fund considers preferred securities to be credit securities.
Preferred stockholders usually have no right to vote for corporate directors or on other matters. Shares of traditional preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws, such as changes in corporate income tax rates or the “Dividends Received Deduction.” Because the claim on an issuer’s earnings represented by traditional preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, the Fund’s holdings of higher rate-paying fixed rate preferred securities may be reduced and the Fund would be unable to acquire securities of comparable credit quality paying comparable rates with the redemption proceeds.
Trust Preferred Securities. Trust preferred securities are a comparatively new asset class. Trust preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and variable coupon rate securities that are either perpetual in nature or have stated maturity dates.
Trust preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for eighteen months or more without triggering an event of default. Generally, the deferral period is five years or more. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Trust preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.
Trust preferred securities are typically issued with a final maturity date, although some are perpetual in nature. In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer’s option for a specified time without default. No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to whether all payments have been paid.
Many trust preferred securities are issued by trusts or other special purpose entities established by operating companies and are not a direct obligation of an operating company. At the time the trust or special purpose entity sells such preferred securities to investors, it purchases debt of the operating company (with terms comparable to those of the trust or special purpose entity securities), which enables the operating company to deduct for tax purposes the interest paid on the debt held by the trust or special purpose entity. The trust or special purpose entity is generally required to be treated as transparent for U.S. federal income tax purposes such that the holders of the trust preferred securities are treated as owning beneficial interests in the underlying debt of the operating company. Accordingly, payments on the trust preferred securities are treated as interest rather than dividends for U.S. federal income tax purposes and, as such, are not eligible for the Dividends Received Deduction. The trust or special purpose entity in turn would be a holder of the operating company’s debt and would have priority with respect to the operating company’s earnings and profits over the operating company’s common shareholders, but would typically be subordinated to other classes of the operating company’s debt. Typically a preferred share has a rating that is slightly below that of its corresponding operating company’s senior debt securities.
Convertible Securities. Convertible securities, debt or preferred equity securities convertible into, or exchangeable for, equity securities, are generally preferred stocks and other securities, including fixed-income securities and warrants that are convertible into or exercisable for common stock. Convertible securities generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree and are subject to the risks associated with debt and equity securities, including interest rate, market and issuer risks. For example, if market interest rates rise, the value of a convertible security usually falls. Certain convertible securities may combine higher or lower current income with options and other features. Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants (generally, two or more years). Convertible securities may be lower-rated securities subject to greater levels of credit risk. A convertible security may be converted before it would otherwise be most appropriate, which may have an adverse effect on the Fund’s ability to achieve its investment objective.
“Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments, which may be represented by derivative instruments.
The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. A simple example of a synthetic convertible security is the combination of a traditional corporate bond with a warrant to purchase equity securities of the issuer of the bond. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times.
Mortgage-Backed Securities. MBS are structured debt obligations collateralized by pools of commercial or residential mortgages. Pools of mortgage loans and mortgage-backed loans such as mezzanine loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. MBS consist of complex instruments such as collateralized mortgage obligations (“CMOs”), stripped MBS, mortgage pass-through securities, interests in real estate mortgage investment conduits (“REMICs”), real estate investment trusts (“REITs”) that invest the majority of their assets in real property mortgages and which generally derive income primarily from interest payments thereon, and other securities that provide exposure to mortgages.
MBS in which the Fund may invest may have fixed, floating or variable interest rates, interest rates that change based on multiples of changes in a specified index of interest rates or interest rates that change inversely to changes in interest rates, or may not bear interest. The Fund may invest in RMBS and CMBS, issued by governmental entities and private issuers. The Fund may invest in subordinated MBS and residual interest in MBS. The Fund may invest in sub-prime mortgages or MBS that are backed by sub-prime mortgages. Additional information regarding types of MBS that the Fund may invest in are described below.
RMBS. RMBS are securities the payments on which depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities) primarily on the cash flow from residential mortgage loans made to borrowers that are secured (on a first priority basis or second priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate (one- to four-family properties), the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used). Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity. The ability of a borrower to repay a loan secured by residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair a borrower’s ability to repay its loans.
Government Agency Securities. The principal U.S. Governmental guarantor of MBS is the Government National Mortgage Association (“GNMA”), which is a wholly owned U.S. Government corporation. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”). MBS issued by GNMA include GNMA Mortgage Pass-Through Certificates (also known as “Ginnie Maes”).

Government-Related Securities. Mortgage-related securities issued by the Federal National Mortgage Association (“FNMA”) include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as “Fannie Maes”) which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States. FNMA is a privately owned government-sponsored organization. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA. Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation (“FHLMC”) include FHLMC Mortgage Participation Certificates (also known as “Freddie Macs” or “PCs”). FHLMC is a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable. On September 7, 2008, the Federal Housing Finance Agency (“FHFA”), an independent regulatory agency, placed FNMA and FHLMC into conservatorship, a statutory process designed to stabilize a troubled institution with the objective of returning the entity to normal business operations. At the same time, the U.S. Treasury agreed to acquire $1 billion of senior preferred stock of each instrumentality and obtained warrants for the purchase of common stock of each instrumentality. Under these Senior Preferred Stock Purchase Agreements (“SPAs”), the U.S. Treasury has pledged to provide up to $100 billion per instrumentality as needed, including the contribution of cash capital to the instrumentalities in the event their liabilities exceed their assets. In May 2009, the U.S. Treasury increased its maximum commitment to each instrumentality under the SPAs to $200 billion per instrumentality. In December 2009, the U.S. Treasury further amended the SPAs to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in Fannie Mae’s and Freddie Mac’s net worth through the end of 2012. At the start of 2013, the unlimited support the U.S. Treasury extended to the two companies expired-Fannie Mae’s bailout is capped at $125 billion and Freddie Mac has a limit of $149 billion. On August 17, 2012, the U.S. Treasury announced that it was again amending the Agreement to terminate the requirement that Fannie Mae and Freddie Mac each pay a 10% dividend annually on all amounts received under the funding commitment. Instead, they will transfer to the U.S. Treasury on a quarterly basis all profits earned during a quarter that exceed a capital reserve amount of $3 billion.
Also in December 2009, the U.S. Treasury amended the SPAs to provide Fannie Mae and Freddie Mac with some additional flexibility to meet the requirement to reduce their mortgage portfolios. The actions of the U.S. Treasury are intended to ensure that Fannie Mae and Freddie Mac maintain a positive net worth and meet their financial obligations, preventing mandatory triggering of receivership. No assurance can be given that the U.S. Treasury initiatives will be successful. Other U.S. government securities the Fund may invest in include (but are not limited to) securities issued or guaranteed by the Federal Housing Administration, Farmers Home Loan Administration, Export-Import Bank of the U.S., Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Intermediate Credit Banks, Federal Land Banks, Maritime Administration, Tennessee Valley Authority, District of Columbia Armory Board and Student Loan Marketing Association. Because the U.S. government is not obligated by law to provide support to an instrumentality it sponsors, the Fund will invest in obligations issued by such an instrumentality only if the Investment Adviser determines that the credit risk with respect to the instrumentality does not make its securities unsuitable for investment by the Fund.
No assurance can be given as to whether the U.S. government will continue to support Fannie Mae and Freddie Mac. In addition, the future for Fannie Mae and Freddie Mac remains uncertain. Congress has recently considered proposals to reduce the U.S. government’s role in the mortgage market of both Fannie Mae and Freddie Mac, including proposals as to whether Fannie Mae and Freddie Mac should be nationalized, privatized, restructured or eliminated altogether. Should the federal government adopt any such proposal, the value of the Fund’s investments in securities issued by Fannie Mae or Freddie Mac would be impacted. Fannie Mae and Freddie Mac are also the subject of continuing legal actions and investigations which may have an adverse effect on these entities.

Under the direction of the FHFA, Fannie Mae and Freddie Mac developed a common securitization platform that in June 2019 began issuing a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligned the characteristics of Fannie Mae and Freddie Mac certificates. UMBS are eligible for delivery into the TBA market. The effects that the Single Security Initiative may have on the market for mortgage-backed securities are uncertain.
The FHFA has announced plans to consider taking Fannie Mae and Freddie Mac out of conservatorship. Should Fannie Mae and Freddie Mac be taken out of conservatorship, it is unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the SPAs. It also unclear how the capital structure of Fannie Mae and Freddie Mac would be constructed post-conservatorship, and what effects, if any, the privatization of the enterprises will have on their creditworthiness and guarantees of certain MBS.  Accordingly, should the FHFA take the enterprises out of conservatorship, there could be an adverse impact on the value of their securities.
Private Entity Securities. These MBS are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Timely payment of principal and interest on MBS backed by pools created by nongovernmental issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations the holders of the security could sustain a loss. No insurance or guarantee covers the Fund or the price of the Fund’s shares. MBS issued by non-governmental issuers generally offer a higher rate of interest than government-agency and government-related securities because there are no direct or indirect government guarantees of payment.
CMBS. CMBS generally are multi-class debt or pass-through certificates secured or backed by mortgage loans on commercial properties. CMBS generally are structured to provide protection to the senior class investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities (“Subordinated CMBS”) take the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated CMBS, cross-collateralization and over-collateralization.
The Fund may invest in Subordinated CMBS issued or sponsored by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Subordinated CMBS have no governmental guarantee and are subordinated in some manner as to the payment of principal and/or interest to the holders of more senior MBS arising out of the same pool of mortgages. The holders of Subordinated CMBS typically are compensated with a higher stated yield than are the holders of more senior MBS. On the other hand, Subordinated CMBS typically subject the holder to greater risk than senior CMBS and tend to be rated in a lower rating category, and frequently a substantially lower rating category, than the senior CMBS issued in respect of the same mortgage pool. Subordinated CMBS generally are likely to be more sensitive to changes in prepayment and interest rates and the market for such securities may be less liquid than is the case for traditional debt securities and senior MBS.
Collateralized Mortgage Obligations. A CMO is a multi-class bond backed by a pool of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by (a) Ginnie Mae, Fannie Mae or Freddie Mac pass-through certificates, (b) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veterans’ Affairs, (c) unsecuritized conventional mortgages, (d) other MBS or (e) any combination thereof. Each class of CMOs, often referred to as a “tranche,” is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index, such as LIBOR (or sometimes more than one index). These floating rate CMOs typically are issued with lifetime caps on the coupon rate thereon. The Fund also may invest in inverse floating rate CMOs. Inverse floating rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction to an applicable index such as LIBOR. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs. Many inverse floating rate CMOs have coupons that move inversely to a multiple of the applicable indexes. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. Inverse floaters based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal. The markets for inverse floating rate CMOs with highly leveraged characteristics at times may be very thin. The Fund’s ability to dispose of its positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity.
CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. The cash flow generated by the mortgage assets underlying a series of a CMO is applied first to make required payments of principal and interest on the CMO and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only class of stripped MBS (described below). In addition, if a series of a CMO includes a class that bears interest at an variable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped MBS, in certain circumstances the Fund may fail to recoup fully its initial investment in a CMO residual. CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. CMO residuals may, or pursuant to an exemption therefrom, may not, have been registered under the Securities Act of 1933 (the “Securities Act”). CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability.
Stripped MBS. Stripped MBS are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security’s principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security (“IO”), and all of the principal is distributed to holders of another type of security known as a principal-only security (“PO”). Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.
Sub-Prime Mortgages. Sub-prime mortgages are mortgages rated below “A” by S&P, Moody’s or Fitch. Historically, sub-prime mortgage loans have been made to borrowers with blemished (or non-existent) credit records, and the borrower is charged a higher interest rate to compensate for the greater risk of delinquency and the higher costs of loan servicing and collection. Sub-prime mortgages are subject to both state and federal anti-predatory lending statutes that carry potential liability to secondary market purchasers such as the Fund. Sub-prime mortgages have certain characteristics and associated risks similar to below investment grade securities, including a higher degree of credit risk, and certain characteristics and associated risks similar to MBS, including prepayment risk.
Other MBS. MBS, other than those described above, directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. Such MBS may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Mortgage REITs. Mortgage REITs are pooled investment vehicles that invest the majority of their assets in real property mortgages and which generally derive income primarily from interest payments thereon. Mortgage REITs are generally not taxed on income timely distributed to shareholders, provided they comply with the applicable requirements of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund will indirectly bear its proportionate share of any management and other expenses paid by mortgage REITs in which it invests. Investing in mortgage REITs involves certain risks related to investing in real property mortgages. Mortgage REITs are subject to interest rate risk and the risk of default on payment obligations by borrowers.
Mortgage REITs whose underlying assets are mortgages on real properties used by a particular industry or concentrated in a particular geographic region are subject to risks associated with such industry or region. Real property mortgages may be relatively illiquid, limiting the ability of mortgage REITs to vary their portfolios promptly in response to changes in economic or other conditions. Mortgage REITs may have limited financial resources, their securities may trade infrequently and in limited volume, and they may be subject to more abrupt or erratic price movements than securities of larger or more broadly based companies.
Asset-Backed Securities. The Fund’s investments in credit securities may include, without limitations, ABS. ABS are a form of structured debt obligation. ABS are payment claims that are securitized in the form of negotiable paper that is issued by a financing company (generally called a special purpose vehicle). Collateral assets brought into a pool according to specific diversification rules. A special purpose vehicle is founded for the purpose of securitizing these payment claims and the assets of the special purpose vehicle are the diversified pool of collateral assets. The special purpose vehicle issues marketable securities which are intended to represent a lower level of risk than an underlying collateral asset individually, due to the diversification in the pool. The redemption of the securities issued by the special purpose vehicle takes place out of the cash flow generated by the collected assets. A special purpose vehicle may issue multiple securities with different priorities to the cash flows generated and the collateral assets. The collateral for ABS may include home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Fund may invest in these and other types of ABS that may be developed in the future. There is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.
CLOs, CDOs and CBOs. All or a portion of the Fund’s ABS investments may consist of CLOs, collateralized debt obligations (“CDOs”) and collateralized bond obligations (“CBOs”). A CDO is an structured debt security, issued by a financing company (generally called a special purpose vehicle or SPV), that was created to reapportion the risk and return characteristics of a pool of assets, whose underlying collateral is typically a portfolio of Loans, bonds or other debt securities, other structured finance securities and/or synthetic instruments. The SPV is a company founded solely for the purpose of securitizing payment claims. On this basis, marketable securities are issued which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV takes place at maturity out of the cash flow generated by the collateral.
Where the underlying collateral is a portfolio of Loans a CDO is referred to as a CLO. Where the underlying collateral is a portfolio of bonds, a CDO is referred to as a CBO. Investors in CLOs, CDOs and CBOs bear the credit risk of the underlying collateral. The vast majority of CLOs, CDOs and CBOs are actively managed by an independent investment manager.
The key feature of the CLO, CDO or CBO structure is the prioritization of the cash flows from a pool of collateral securities among the several tranches of the CLO, CDO or CBO. Multiple tranches of securities are issued by the CLO, CDO or CBO, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of risk. The most senior tranche of a CLO, CDO or CBO has the greatest collateralization and pays the lowest interest rate. If there are defaults or the collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Lower tranches represent lower degrees of credit quality and pay higher interest rates intended to compensate for the attendant risks. The return on the lower tranches is especially sensitive to the rate of defaults in the collateral pool. The lowest tranche (i.e. the “equity” or “residual” tranche) specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid) rather than a fixed interest rate. CLOs, CDOs or CBOs are subject to the risk of prepayment. The value of CLOs, CDOs or CBOs may be affected by changes in the market’s perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution or fund providing the credit support or enhancement.
Other Structured Finance Investments. The Fund may invest in structured notes and other forms of structured finance investments. Structured finance investments are tailored, or packaged, to meet certain financial goals of investors. The Adviser believes that structured finance investments provide attractive risk-adjusted returns, frequent sector rotation opportunities and prospects for adding value through security selection.
Inflation-Indexed Bonds. Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) are debt securities the principal value of which is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds (“TIPS”). For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity. See “Tax Matters.”
Event-Linked Securities. Event-linked securities (“ELS”) are a form of derivative issued by insurance companies and insurance-related special purpose vehicles that apply securitization techniques to catastrophic property and casualty damages. The Fund may invest in ELS in order to earn income, facilitate portfolio management and mitigate risks. ELS are typically debt obligations for which the return of principal and the payment of interest are contingent on the non-occurrence of a pre-defined “trigger event.” Depending on the specific terms and structure of the ELS, this trigger could be the result of a hurricane, earthquake or some other catastrophic event. Insurance companies securitize this risk to transfer to the capital markets the truly catastrophic part of the risk exposure. A typical ELS provides for income and return of capital similar to other fixed-income investments, but would involve full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. ELS typically have relatively high yields compared with similarly rated debt securities, and also have low correlation with the returns of traditional securities. Investments in ELS may be linked to a broad range of insurance risks, which can be broken down into three major categories: natural risks (such as hurricanes and earthquakes), weather risks (such as insurance based on a regional average temperature) and non-natural events (such as aerospace and shipping catastrophes). Although property-casualty ELS have been in existence for over a decade, significant developments have started to occur in securitizations done by life insurance companies. In general, life insurance industry securitizations could fall into a number of categories. Some are driven primarily by the desire to transfer risk to the capital markets, such as the transfer of extreme mortality risk (mortality bonds). Others, while also including the element of risk transfer, are driven by other considerations. For example, a securitization could be undertaken to relieve the capital strain on life insurance companies caused by the regulatory requirements of establishing very conservative reserves for some types of products. Another example is the securitization of the stream of future cash flows from a particular block of business, including the securitization of embedded values of life insurance business or securitization for the purpose of funding acquisition costs.
U.S. Government Securities. The Fund may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, which may consist of: (1) U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance, such as U.S. Treasury bills (maturity of one year or less), U.S.

Treasury notes (maturity of one to ten years), and U.S. Treasury bonds (generally maturities of greater than ten years), including the principal components or the interest components issued by the U.S. Government under the separate trading of registered interest and principal securities program (i.e., “STRIPS”), all of which are backed by the full faith and credit of the United States; and (2) obligations issued or guaranteed by U.S. Government agencies or instrumentalities, including government guaranteed MBS, some of which are backed by the full faith and credit of the U.S. Government, some of which are supported by the right of the issuer to borrow from the U.S. Government, and some of which are backed only by the credit of the issuer itself.
Municipal Securities. The Fund may invest in debt obligations issued by or on behalf of states, territories and possessions of the United States, including the District of Columbia, and their political subdivisions, agencies or instrumentalities. The Fund may invest in various municipal securities, municipal bonds and municipal notes, securities issued to finance and refinance public projects and other related securities and derivative instruments creating exposure to municipal bonds, notes and securities that provide for the payment of interest income that is exempt from regular U.S. federal income tax. Municipal securities are often issued by state and local governmental entities to finance or refinance public projects, such as roads, schools, and water supply systems. Municipal securities also may be issued on behalf of private entities or for private activities, such as housing, medical and educational facility construction, or for privately owned transportation, electric utility and pollution control projects. Municipal securities may be issued on a long-term basis to provide long-term financing. The repayment of such debt may be secured generally by a pledge of the full faith and credit taxing power of the issuer, a limited or special tax, or any other revenue source, including project revenues, which may include tolls, fees and other user charges, lease payments, and mortgage payments. Municipal securities also may be issued to finance projects on a short-term interim basis, anticipating repayment with the proceeds of the later issuance of long-term debt. The Fund may purchase municipal securities in the form of bonds, notes, leases or certificates of participation; structured as callable or non-callable; with payment forms that include fixed coupon, variable rate, zero coupon, capital appreciation bonds, tender option bonds, and residual interest bonds or inverse floating rate securities; or acquired through investments in pooled vehicles, partnerships, or Investment Funds.
The Fund may invest in taxable municipal securities, which primarily consist of Build America Bonds (“BABs”). BABs are taxable municipal obligations issued pursuant to legislation providing for the issuance of taxable municipal debt on which the issuer receives federal support of the interest paid. Enacted in February 2009, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) authorizes state and local governments to issue taxable bonds on which, assuming certain specified conditions are satisfied, issuers may either (i) receive payments from the U.S. Treasury with respect to the bonds’ interest payments (“direct pay” BABs) or (ii) provide tax credits to investors in the bonds (“tax credit” BABs). BABs offer an alternative form of financing to state and local governments whose primary means for accessing the capital markets has been through issuance of tax-free municipal bonds. BABs can appeal to a broader array of investors than the high income U.S. taxpayers that have traditionally provided the market for municipal bonds. Unlike most other municipal obligations, interest received on Build America Bonds is subject to federal and state income tax. Under the terms of the ARRA, issuers of direct pay BABs are entitled to receive payments from the U.S. Treasury over the life of the bond equal to 35% (or 45% in the case of Recovery Zone Economic Development Bonds) of the interest paid and investors in tax credit BABs can receive a federal tax credit of 35% of the coupon interest received.
The federal interest subsidy or tax credit continues for the life of the bonds. The Fund may invest in direct pay BABs or tax credit BABs. Pursuant to the ARRA, the issuance of BABs was discontinued on December 31, 2010. Under the sequestration process under the Budget Control Act of 2011, automatic spending cuts that became effective on March 1, 2013 reduced the federal subsidy for BABs and other subsidized taxable municipal bonds. In addition, pursuant to the requirements of the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, refund payments issued to and refund offset transactions for BABS are subject to sequestration. The subsidy payments were reduced by 6.6% in 2018, 6.2% in 2019, 5.9% in 2020 and 5.7% between 2021 and 2030. The Fund cannot predict future reductions in the federal subsidy for BABs and other subsidized taxable municipal bonds.
Sovereign Government and Supranational Debt. The Fund may invest in all types of debt securities of governmental issuers in all countries, including emerging market countries. These sovereign debt securities may consist of: debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries; debt securities issued by government owned, controlled or sponsored entities located in emerging market countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank or the European Economic Community. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development. Sovereign government and supranational debt involve all the risks described herein regarding foreign and emerging markets investments as well as the risk of debt moratorium, repudiation or renegotiation.
Zero-Coupon Bonds, Step-Ups and Payment-In-Kind Securities. Zero-coupon bonds pay interest only at maturity rather than at intervals during the life of the security. Like zero-coupon bonds, “step up” bonds may pay no interest initially but eventually begin to pay a coupon rate prior to maturity, which rate may increase at stated intervals during the life of the security. Payment-in-kind securities (“PIKs”) are debt obligations that pay “interest” in the form of other debt obligations, instead of in cash. These types of instruments may be issued and traded at a deep discount from face value. Zero-coupon bonds, step-ups and PIKs allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The Fund will be required to distribute the income on these instruments as it accrues, even if the Fund does not receive the income on a current basis or in cash. Thus, to the extent the Fund holds these types of instruments, the Fund may have to sell other investments or borrow money, including when it may not be advisable to do so, to make income distributions to its shareholders.
Foreign Securities
The Fund may invest without limitation in securities of non-U.S. issuers, including securities of issuers located in emerging market countries. Such securities may be U.S. dollar-denominated or non-U.S. dollar- denominated. The Fund’s investments in credit securities may include, without limitation, foreign credit securities, and as a result a significant portion of the Fund’s portfolio may consist of foreign securities.
Foreign credit securities in which the Fund may invest may consist of: debt obligations issued or guaranteed by foreign national, provincial, state, municipal or other governments with taxing authority or by their agencies or instrumentalities, including securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings; debt obligations of supranational entities; debt obligations and other debt securities of foreign corporate issuers; foreign debt obligations of U.S. corporate issuers; debt securities issued by corporations that generate significant profits from emerging market countries; and structured securities, warrants and derivatives, whose price is directly linked to emerging market securities or indices.
Some foreign securities may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the United States securities markets and, at times, greater price volatility than in the United States securities markets. Less information about non-U.S. issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Many non-U.S. markets are smaller, less liquid and more volatile than U.S. markets. In a changing market, the Adviser may not be able to sell the Fund’s portfolio securities in amounts and at prices it considers reasonable. The U.S. dollar may appreciate against non-U.S. currencies or an emerging market government may impose restrictions on currency conversion or trading. The economies of non-U.S. countries may grow at a slower rate than expected or may experience a downturn or recession. Economic, political and social developments may adversely affect non-U.S. securities markets.
Common Equity Securities
Under normal market conditions, in addition to its investments in credit securities, the Fund may invest up to 20% of its Managed Assets in common equity securities. In some cases, the Fund may acquire credit securities that, by their terms, convert into equity securities. In addition, at times, in connection with the restructuring of a credit security either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities in exchange for all or a portion of a credit security. Common equity securities in which the Fund may invest may be in the form of common stocks, limited liability company interests or trust certificates. Common equity securities represent the residual ownership interest in the issuer.

Holders of common equity securities are entitled to the income and increase in the value of the assets and business of the issuer after all of its debt obligations and obligations to preferred stockholders are satisfied. The Fund may invest in common equity securities of issuers of any market capitalization, operating in any sector and anywhere in the world, including non-U.S. issuers and issuers located in emerging markets.
Unregistered, Restricted and Illiquid Securities
The Fund may invest without limitation in unregistered securities, restricted securities and securities for which there is no readily available trading market or that are otherwise illiquid. Unregistered securities are exempt from registration under the Securities Act. The Fund may invest in unregistered securities of public and private issuers. Illiquid securities include securities legally restricted as to resale, securities for which there is no readily available trading market or that are otherwise illiquid. The Fund may acquire securities through private placements under which it may agree to contractual restrictions on the resale of such securities. Such restrictions might prevent their sale at a time when such sale would otherwise be desirable. Certain restricted securities may, however, be treated as liquid by the Adviser pursuant to procedures adopted by the Fund’s Board of Trustees, which require consideration of factors such as trading activity, availability of market quotations and number of dealers willing to purchase the security. If the Fund invests in restricted securities for which there is a limited trading market, the level of portfolio illiquidity may be increased to the extent that eligible buyers become uninterested in purchasing such securities.
Securities within any of the types of credit securities in which the Fund may invest may be unregistered, restricted or illiquid. The Fund may invest in privately issued securities of both public and private companies, which may be illiquid. Securities of below investment grade quality tend to be less liquid than investment grade debt securities, and securities of financial distressed or bankrupt issuers may be particularly illiquid. Loans typically are not registered with the SEC and are not listed on any securities exchange and may at times be illiquid. Loan investments through participations and assignments are typically illiquid. Structured finance securities are typically privately offered and sold, and thus are not registered under the securities laws. As a result, investments in structured finance securities may be characterized by the Fund as illiquid securities; however, an active dealer market may exist which would allow such securities to be considered liquid in some circumstances. The securities and obligations of foreign issuers, particular issuers in emerging markets, may be more likely to experience periods of illiquidity. Derivative instruments, particularly privately-negotiated or over-the-counter (“OTC”) derivatives, may be illiquid, although can be no assurance that a liquid market will exist when the Fund seeks to close out an exchange traded derivative position.
It may be difficult to sell illiquid securities at a price representing the fair value until such time as such securities may be sold publicly. In the case of unregistered securities, where registration is required to facilitate the sale of such securities, a considerable period may elapse between a decision to sell the securities and the time when it would be permitted to sell. Thus, the Fund may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell.
Investment Funds
As an alternative to holding investments directly, the Fund may also obtain investment exposure to securities in which it may invest directly by investing up to 20% of its Managed Assets in Investment Funds. The Fund may invest in mutual funds, closed-end funds and exchange-traded funds. The 1940 Act generally limits a registered investment company’s investments in Investment Funds to 10% of its total assets. However, pursuant to certain exemptions set forth in the 1940 Act and/or in accordance with the terms of exemptive relief obtained by certain Investment Funds in which the Fund may seek to invest, the Fund may invest in excess of this limitation provided that certain conditions are met. Investments in Investment Funds involve operating expenses and fees at the Investment Fund level that are in addition to the expenses and fees borne by the Fund and are borne indirectly by Common Shareholders. For purposes of the Fund’s policy of investing at least 80% of its net assets, plus borrowings for investment purposes, in credit securities (the “80% Policy”), the Fund will include its investments in Investment Funds that have a policy of investing at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in one or more types of credit securities.

Derivative Transactions
The Fund may, but is not required to, use various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to earn income or enhance total return. The use of derivatives transactions to earn income or enhance total return may be particularly speculative. Derivatives are financial instruments the value of which is derived from a reference instrument. The Fund may engage in a variety of derivatives transactions. The Fund may purchase and sell exchange-listed and OTC put and call options, purchase and sell futures contracts and options thereon, and enter into various swap, cap, floor or collar transactions.
The Fund may utilize derivatives that reference one or more securities, indices, commodities, currencies or interest rates. In addition, the Fund may utilize new techniques, transactions, instruments or strategies that are developed or permitted as regulatory changes occur. Certain derivatives transactions are described in further detail below and under “Use of Leverage—Interest Rate Transactions.” For a more complete discussion of the Fund’s investment practices involving transactions in derivatives, see “Investment Objective and Policies—Derivative Instruments” in the SAI.
The Fund has not adopted a maximum percentage limit with respect to derivatives transactions. However, the Board of Trustees will receive regular reports from the Adviser regarding the Fund’s use of derivatives transactions and the effect of derivatives transactions on the management of the Fund’s portfolio and the performance of the Fund. The market value of certain derivatives transactions that provide exposure to credit securities will be counted as credit securities for purposes of the Fund’s 80% Policy.
Swaps. Swap contracts may be purchased or sold to obtain investment exposure and/or to hedge against fluctuations in securities prices, currencies, commodities, interest rates or market conditions, to change the duration of the overall portfolio or to mitigate default risk. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) on different currencies, securities, baskets of currencies or securities, indices or other instruments, which returns are calculated with respect to a “notional value,” i.e., the designated reference amount of exposure to the underlying instruments. The Fund intends to enter into swaps primarily on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. The Fund may use swaps for risk management purposes and as a speculative investment.
The net amount of the excess, if any, of the Fund’s swap obligations over its entitlements will be maintained in a segregated account by the Fund’s custodian. The Adviser generally requires counterparties to have a minimum credit rating of A from Moody’s (or comparable rating from another NRSRO) and monitors such rating on an on-going basis. If the other party to a swap contract defaults, the Fund’s risk of loss will consist of the net amount of payments that the Fund is contractually entitled to receive. Under such circumstances, the Fund will have contractual remedies pursuant to the agreements related to the transaction. The Fund may enter into cleared and exchange-traded swaps (where applicable) and bilaterally-traded, OTC swaps.
Interest Rate Swaps. Interest rate swaps involve the exchange by the Fund with another party of respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments).
Total Return Swaps. Total return swaps are contracts in which one party agrees to make payments of the total return from the designated underlying asset(s), which may consist of securities, baskets of securities, or securities indices, during the specified period, in return for receiving payments equal to a fixed or floating rate of interest or the total return from the other designated underlying asset(s).
Currency Swaps. Currency swaps involve the exchange of the two parties’ respective commitments to pay or receive fluctuations with respect to a notional amount of two different currencies (e.g., an exchange of payments with respect to fluctuations in the value of the U.S. dollar relative to the Japanese yen).
Credit Default Swaps. When the Fund is the buyer of a credit default swap contract, the Fund is entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract in the event of a default by a third party, such as a U.S. or foreign corporate issuer, on the debt obligation. In return, the Fund would normally pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Fund would have spent the stream of payments and received no benefit from the contract. When the Fund is the seller of a credit default swap contract, it normally receives a stream of payments but is obligated to pay upon default of the referenced debt obligation. As the seller, the Fund would add the equivalent of leverage to its portfolio because, in addition to its total assets, the Fund would be subject to investment exposure on the notional amount of the swap. The Fund may enter into credit default swap contracts and baskets thereof for investment and risk management purposes, including diversification.
The use of interest rate, total return, currency, credit default and other swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would be unfavorably affected.
Senior Loan Based Derivatives. The Fund may obtain exposure to Senior Loans through the use of derivative instruments, which have recently become increasingly available. The Adviser may utilize these instruments and similar instruments that may be available in the future. The Fund may invest in a derivative instrument known as a Select Aggregate Market Index (“SAMI”), which is a privately offered credit derivative that provides investors with exposure to a reference index of credit default swaps whose underlying reference securities are Senior Loans. While investing in SAMIs will increase the universe of floating-rate income securities to which the Fund is exposed, such investments entail risks that are not typically associated with investments in other floating-rate income securities. The liquidity of the market for SAMIs will be subject to liquidity in the Senior Loan and credit derivatives markets.
Investment in SAMIs involves many of the risks associated with investments in derivative instruments discussed generally herein. The Fund may also be subject to the risk that the counterparty in a derivatives transaction will default on its obligations. Derivatives transactions generally involve the risk of loss due to unanticipated adverse changes in securities prices, interest rates, the inability to close out a position, imperfect correlation between a position and the desired hedge, tax constraints on closing out positions and portfolio management constraints on securities subject to such transactions. The potential loss on derivative instruments may be substantial relative to the initial investment therein.
Credit Derivatives. The Fund may engage in credit derivatives transactions. There are two broad categories of credit derivatives: default price risk derivatives and market spread derivatives. Default price risk derivatives are linked to the price of reference securities or loans after a default by the issuer or borrower, respectively. Market spread derivatives are based on the risk that changes in market factors, such as credit spreads, can cause a decline in the value of a security, loan or index. There are three basic transactional forms for credit derivatives: swaps, options and structured instruments. A credit default swap is an agreement between two counterparties that allows one counterparty (the “seller”) to purchase or be “long” a third party’s credit risk and the other party (the “buyer”) to sell or be “short” the credit risk. Typically, the seller agrees to make regular fixed payments to the buyer with the same frequency as the underlying reference bond. In exchange, the seller typically has the right upon default of the underlying bond to put the bond to the buyer in exchange for the bond’s par value plus interest.
When the Fund is the buyer of a credit default swap contract, the Fund is entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract in the event of a default by a third party, such as a U.S. or foreign corporate issuer, on the debt obligation. In return, the Fund would normally pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Fund would have spent the stream of payments and received no benefit from the contract. When the Fund is the seller of a credit default swap contract, it normally receives a stream of payments but is obligated to pay upon default of the referenced debt obligation. As the seller, the Fund would add the equivalent of leverage to its portfolio because, in addition to its total assets, the Fund would be subject to investment exposure on the notional amount of the swap. Credit default swaps can be used as a substitute for purchasing or selling a fixed-income security and sometimes are preferable to actually purchasing the security. The Fund may enter into credit default swap contracts and baskets thereof for investment and risk management purposes, including diversification. A purchaser of a credit default swap is subject to counterparty risk. The Fund will monitor any such swaps or derivatives with a view towards ensuring that the Fund remains in compliance with all applicable regulations and tax requirements.
Foreign Currency Transactions. The Fund may (but is not required to) hedge some or all of its exposure to non-U.S. currencies through the use of forward foreign currency exchange contracts, foreign currency futures contracts, options on foreign currencies, foreign currency futures contracts and swaps and other derivatives transactions. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in such transactions at any given time or from time to time when they would be beneficial. Although the Fund has the flexibility to engage in such transactions, the Adviser may determine not to do so or to do so only in unusual circumstances or market conditions. These transactions may not be successful and may eliminate any chance for the Fund to benefit from favorable fluctuations in relevant foreign currencies. The Fund may also use derivatives transactions for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.
Credit-Linked Notes. The Fund may invest in credit-linked notes (“CLN”) for risk management purposes, including diversification. A CLN is a derivative instrument. It is a synthetic obligation between two or more parties where the payment of principal and/or interest is based on the performance of some obligation (a reference obligation). In addition to the credit risk of the reference obligations and interest rate risk, the buyer/seller of the CLN is subject to counterparty risk.
Synthetic Investments. As an alternative to holding investments directly, the Fund may also obtain investment exposure to investments in which the Fund may invest directly through the use of derivative instruments. The Fund may utilize swaps, options, forwards, notional principal contracts or other derivative instruments to replicate, modify or replace the economic attributes associated with an investment in which the Fund may invest directly. For example, the Fund may engage in transactions in the Markit North American High Yield CDX Index, which is a tradable credit default swap index, in order to obtain synthetic exposure to a basket of high yield issuers. A credit default swap index is a standardized credit security and may be more liquid and trade at a smaller bid-offer spread, which may allow the Fund to obtain exposure more efficiently that investing directly in credit securities of the reference issuers or through single issuer credit default swaps of the reference issuers. The Fund may be exposed to certain additional risks should the Adviser use derivatives as a means to synthetically implement the Fund’s investment strategies. Such transactions may expose the Fund to counterparty risk, lack of liquidity in such derivative instruments and additional expenses associated with using such derivative instruments. To the extent that the Fund invests in synthetic investments with economic characteristics similar to credit securities, the market (or fair) value of such investments will be counted as credit securities for purposes of the Fund’s 80% Policy. See “Risks—Synthetic Investment Risk.”
Options. In connection with its investments in equity securities, the Fund may employ a strategy of writing (selling) call options on individual equity securities held in the Fund’s portfolio (commonly referred to as “covered” call options), indices of securities (or exchange-traded funds that track indices of securities) and sectors of securities. The Fund may also, from time to time, buy or sell put options on individual equity securities, indices of securities (or exchange-traded funds that track indices of securities) and sectors of securities. The Fund may buy and sell exchange traded and OTC call and put options. The Fund’s option strategy, if utilized, would seek to generate current gains from option premiums as a means to enhance distributions payable to the Fund’s Common Shareholders.
An option on a security is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option at a specified exercise or “strike” price. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Certain options, known as “American style” options may be exercised at any time during the term of the option. Other options, known as “European style” options, may be exercised only on the expiration date of the option.
If an option written by the Fund expires unexercised, the Fund realizes on the expiration date a capital gain equal to the premium received by the Fund at the time the option was written. If an option purchased by the Fund expires unexercised, the Fund realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, underlying security, exercise price and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Fund desires. The Fund may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option when purchased. The Fund will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Fund will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a capital gain or, if it is less, the Fund will realize a capital loss. Net gains from the Fund’s option writing strategy will be short-term capital gains which, for U.S. federal income tax purposes, will constitute net investment company taxable income. If the Fund, as the writer of a covered call option, is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise or otherwise covers the position. If the Fund writes an uncovered call option and is unable to effect a closing purchase transaction in a secondary market, the Fund will be subject to unlimited risk of loss should the price of the underlying security or index increase above the exercise price.
The Fund will “cover” its obligations when it sells call options or will earmark or segregate cash or liquid securities in accordance with applicable interpretations of the staff of the SEC. In the case of a call option on an individual security, the option is “covered” if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, the Fund has earmarked or segregated cash or liquid securities in an amount at least equal to such additional cash consideration) upon conversion or exchange of other securities held by the Fund. In the case of a call option on an index, an option is “covered” if the Fund owns a portfolio of stocks substantially replicating the movement of the index. A call option on a security or index is also covered if the Fund holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Fund in earmarked or segregated cash or liquid securities.
The Fund may also write “uncovered” call options, meaning that it can write options on securities or indices not held in its portfolio or which are not covered as described above. When the Fund writes uncovered call options on securities, including exchange traded funds, the Fund will segregate or earmark cash or liquid assets that, when added to amounts deposited by the Fund with a broker as margin, equal the market value of the instrument underlying the call option (but are no less than the exercise price of the call option). When the Fund writes uncovered index call options, the Fund will earmark or segregate cash or liquid securities in an amount at least equal to the current value of the Fund’s net payment obligation under the terms of such call option (i.e., the exercise settlement amount determined daily on a marked-to-market basis) in accordance with applicable interpretations of the SEC.
The Fund will write (sell) put options only if the put option is “covered” or if the Fund earmarks or segregates cash or liquid securities in accordance with applicable interpretations of the staff of the SEC. A put option written by the Fund on a security is “covered” if the Fund segregates or earmarks assets determined to be liquid by the Adviser as described above, equal to the exercise price. A put option is also covered if the Fund holds a put on the same security as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Fund in segregated or earmarked assets determined to be liquid by the Adviser, as described above.
The Fund may sell put and call options on indices of securities. Options on an index differ from options on securities because (i) the exercise of an index option requires cash payments and does not involve the actual purchase or sale of securities, (ii) the holder of an index option has the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option and (iii) index options reflect price-fluctuations in a group of securities or segments of the securities market rather than price fluctuations in a single security. In connection with writing (selling) options on securities indices, the Fund will earmark or segregate cash or liquid securities in accordance with applicable interpretations of the staff of the SEC.
As the seller of an index call option, the Fund receives cash (the premium) from the purchaser. The purchaser of an index call option has the right to any appreciation in the value of the index over a fixed price (the exercise price) on or before a certain date in the future (the expiration date). The Fund, in effect, agrees to sell the potential appreciation in the value of the relevant index over the exercise price in exchange for the premium. If, at or before expiration, the purchaser exercises the call option sold by the Fund, the Fund will pay the purchaser the difference between the cash value of the index and the exercise price of the index option (the exercise settlement amount). The premium, the exercise price and the market value of the index determine the gain or loss realized by the Fund as the seller of the index call option.

Commercial Paper
Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies, finance companies and other issuers.
Temporary Defensive Investments
During periods in which the Adviser believes that changes in economic, financial or political conditions make it advisable to maintain a temporary defensive posture (a “temporary defensive period”), or in order to keep the Fund’s cash fully invested, including the period during which the net proceeds of an offering of Common Shares are being invested, the Fund may, without limitation, hold cash or invest its assets in money market instruments, repurchase agreements in respect of those instruments and shares of money market funds. The money market instruments in which the Fund may invest are obligations of the U.S. Government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During a temporary defensive period, the Fund may also invest in shares of money market mutual funds. Money market mutual funds are investment companies, and the investments in those companies by the Fund are in some cases subject to certain fundamental investment restrictions and the requirements of the 1940 Act. See “Investment Restrictions” in the SAI. As a shareholder in a mutual fund, the Fund will bear its ratable share of its expenses, including management fees, and will remain subject to payment of the fees to the Adviser, with respect to assets so invested. See “Management of the Fund.” The Fund may not achieve its investment objective during a temporary defensive period or be able to sustain its historical distribution levels.
Certain Other Investment Practices
When Issued, Delayed Delivery Securities and Forward Commitments. The Fund may enter into forward commitments for the purchase or sale of securities. The Fund may enter into transactions on a “when issued” or “delayed delivery” basis, in excess of customary settlement periods for the type of security involved, and may purchase “to-be-announced” (“TBA”) MBS. In some cases, a forward commitment may be conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, corporate reorganization or debt restructuring (i.e., a when, as and if issued security). When such transactions are negotiated, the price is fixed at the time of the commitment, with payment and delivery taking place in the future, generally a month or more after the date of the commitment. While it will only enter into a forward commitment with the intention of actually acquiring the security, the Fund may sell the security before the settlement date if it is deemed advisable. Securities purchased under a forward commitment are subject to market fluctuation, and generally no interest (or dividends) accrues to the Fund prior to the settlement date. By purchasing a TBA, the Fund makes a commitment to purchase a future issuance of MBS and the actual MBS that will be delivered to fulfill the TBA trade is not designated at the time the trade is made. The Fund will segregate with its custodian cash or liquid securities in an aggregate amount at least equal to the amount of its outstanding forward commitments.
Loans of Portfolio Securities. To increase income, the Fund may lend its portfolio securities to securities broker-dealers or financial institutions if (i) the loan is collateralized in accordance with applicable regulatory requirements and (ii) no loan will cause the value of all loaned securities to exceed 33% of the value of the Fund’s total assets. If the borrower fails to maintain the requisite amount of collateral, the loan automatically terminates and the Fund could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over the value of the collateral. As with any extension of credit, there are risks of delay in recovery and in some cases even loss of rights in collateral should the borrower of the securities fail financially. There can be no assurance that borrowers will not fail financially. On termination of the loan, the borrower is required to return the securities to the Fund, and any gain or loss in the market price during the term of the loan would inure to the Fund. If the other party to the loan petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the Fund is unsettled. As a result, under extreme circumstances, there may be a restriction on the Fund’s ability to sell the collateral and the Fund would suffer a loss. See “Investment Objective and Policies—Loans of Portfolio Securities” in the SAI.
Short Sales. The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline. To deliver the securities to the buyer, the Fund arranges through a broker to borrow the securities and, in so doing, the Fund becomes obligated to replace the securities borrowed at their market price at the time of replacement. The Fund may have to pay a premium to borrow the securities and must pay any dividends or interest payable on the securities until they are replaced, which will be expenses of the Fund. The Fund’s obligation to replace the securities borrowed in connection with a short sale will be secured by collateral deposited with the broker that consists of cash and/or liquid securities. In addition, the Fund will place in a segregated account an amount of cash and/or liquid securities equal to the difference, if any, between (i) the market value of the securities sold at the time they were sold short, and (ii) any cash and/or liquid securities deposited as collateral with the broker in connection with the short sale. To the extent the Fund engages in short sales, the Fund will not make a short sale, if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its total assets. Also, the market value of the securities sold short of any one issuer will not exceed either 10% of the Fund’s total assets or 5% of such issuer’s voting securities.
The Fund may also make short sales “against the box” without respect to such limitations. In this type of short sale, at the time of the sale, the Fund owns, or has the immediate and unconditional right to acquire at no additional cost, the identical security.
Repurchase Agreements. Repurchase agreements may be seen as loans by the Fund collateralized by underlying securities. Under the terms of a typical repurchase agreement, the Fund would acquire an underlying security for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time. This arrangement results in a fixed rate of return to the Fund that is not subject to market fluctuations during the holding period. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateral securities, and will be subject to the risk of a possible decline in the value of the underlying securities during the period in which it seeks to assert these rights. The Fund may accept a wide variety of underlying securities as collateral for repurchase agreements entered into by the Fund. Such collateral may include U.S. government securities, corporate obligations, MBS, municipal debt securities, equity securities and convertible securities. Any such securities serving as collateral are marked-to-market daily in order to maintain full collateralization. The Adviser, acting under the supervision of the Board of Trustees, reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements to evaluate these risks. The Fund will not enter into repurchase agreements with the Adviser or its affiliates. The Fund will segregate or earmark cash or liquid securities in an amount at least equal to the dollar amount of the Fund’s obligation to repurchase securities or other assets (plus any accrued interest, if applicable). Assets may be segregated with the Fund’s custodian or on the Fund’s books.
Government Sponsored Investment Programs. From time to time, the Fund may seek to invest in credit securities through one or more programs that may from time to time be sponsored, established or operated by the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System and other governmental agencies.
Portfolio Turnover
The Fund will buy and sell securities to seek to accomplish its investment objective. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. Portfolio turnover generally involves some expense to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. The portfolio turnover rate is computed by dividing the lesser of the amount of the securities purchased or securities sold by the average monthly value of securities owned during the year (excluding securities whose maturities at acquisition were one year or less). The Fund’s portfolio turnover rate may vary greatly from year to year. Higher portfolio turnover may decrease the after-tax return to individual investors in the Fund to the extent it results in an increase in the short-term capital gains portion of distributions to shareholders. For the Fund’s fiscal years ended May 31, 2020 and May 31, 2019, the Fund’s portfolio turnover rate was 52% and 52%, respectively.
Investment Restrictions
The Fund has adopted certain other investment limitations designed to limit investment risk. These limitations are fundamental and may not be changed without the approval of the holders of a majority of the outstanding Common Shares, as defined in the 1940 Act (and preferred shares, if any, voting together as a single class), which is defined by the 1940 Act as the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting, if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding voting securities. See “Investment Restrictions” in the SAI for a complete list of the fundamental investment policies of the Fund.
USE OF FINANCIAL LEVERAGE
The Fund may employ leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of preferred shares (“Preferred Shares”) or (iii) engaging in reverse repurchase agreements, dollar rolls and economically similar transactions (collectively with Indebtedness and Preferred Shares, “Financial Leverage”). The Fund may utilize leverage up to the limits imposed by the Investment Company Act of 1940. Under the 1940 Act the Fund may not incur Indebtedness if, immediately after incurring such Indebtedness, the Fund would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of Indebtedness outstanding, the Fund is required to have at least three dollars of assets). Under the 1940 Act, the Fund may not issue Preferred Shares if, immediately after issuance, the Fund would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of Preferred Shares outstanding, the Fund is required to have at least two dollars of assets). However, under current market conditions, the Fund currently expects to utilize Financial Leverage through Indebtedness and/or reverse repurchase agreements, such that the aggregate amount of Financial Leverage is not expected to exceed 33 1 / 3 % of the Fund’s Managed Assets (including the proceeds of such Financial Leverage) (or 50% of net assets). The Fund has entered a committed facility agreement with BNP Paribas Prime Brokerage International, Ltd. (“BNP Paribas”) pursuant to which the Fund may borrow up to $70 million. As of May 31, 2020, the Fund had $9,000,000 in outstanding borrowings under the committed facility agreement, $34,653,171 of reverse repurchase agreements outstanding, and a combined $43,653,171 in outstanding reverse repurchase agreements and Borrowings under the committed facility agreement representing Financial Leverage of approximately 23% of the Fund’s Managed Assets. The Fund’s total Financial Leverage may vary significantly over time based on the Adviser’s assessment of market conditions, available investment opportunities and cost of leverage. The Adviser anticipates that the use of Financial Leverage will result in higher income to Common Shareholders over time; however, there can be no assurance that the Adviser’s expectations will be realized or that a leveraging strategy will be successful in any particular time period. See “Risks—Financial Leverage Risk.”
Indebtedness
The Fund may utilize Indebtedness to the maximum extent permitted under the 1940 Act. Under the 1940 Act, the Fund may not incur Indebtedness if, immediately after incurring such Indebtedness, the Fund would have an asset coverage (as defined in the 1940 Act) of less than 300% (i.e., the value of the Fund’s total assets less liabilities other than the principal amount represented by Indebtedness must be at least 300% of the principal amount represented by Indebtedness at the time of issuance). In addition, the Fund generally is not permitted to declare any cash dividend or other distribution on the Common Shares unless, at the time of such declaration and after deducting the amount of such dividend or other distribution, the Fund maintains asset coverage of 300%. However, the foregoing restriction does not apply with respect to certain types of Indebtedness, including a line of credit or other privately arranged borrowings from a financial institution. If the Fund utilizes Indebtedness, the Fund intends, to the extent possible, to prepay all or a portion of the principal amount of any outstanding Indebtedness to the extent necessary to maintain the required asset coverage. The Fund may also utilize Indebtedness in excess of such limit for temporary purposes such as the settlement of transactions.
The terms of any such Indebtedness may require the Fund to pay a fee to maintain a line of credit, such as a commitment fee, or to maintain minimum average balances with a lender. Any such requirements would increase the cost of such Indebtedness over the stated interest rate. Such lenders would have the right to receive interest on and repayment of principal of any such Indebtedness, which right will be senior to those of the Common Shareholders. Any such Indebtedness may contain provisions limiting certain activities of the Fund, including the payment of dividends to Common Shareholders in certain circumstances. Any Indebtedness will likely be ranked senior or equal to all other existing and future Indebtedness of the Fund. If the Fund utilizes Indebtedness, the Common Shareholders will bear the offering costs of the issuance of any Indebtedness.

Certain types of Indebtedness subject the Fund to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Certain Indebtedness issued by the Fund also may subject the Fund to certain restrictions on investments imposed by guidelines of one or more NRSROs, which may issue ratings for such Indebtedness. Such guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
The 1940 Act grants to the lenders to the Fund, under certain circumstances, certain voting rights in the event of default in the payment of interest on or repayment of principal. Failure to maintain certain asset coverage requirements could result in an event of default and entitle the debt holders to elect a majority of the Board of Trustees.
Committed Facility Agreement. The Fund has entered into a committed facility agreement with BNP Paribas, dated as of March 3, 2014, as amended through the date hereof, pursuant to which the Fund may borrow up to $70 million. Interest payable by the Fund on amounts drawn under the committed facility agreement is based on the one-month London Interbank Offered Rate (LIBOR) plus 100 basis points. The Fund’s Borrowings under the committed facility are collateralized by portfolio assets which are maintained by the Fund in a separate account with the Fund’s custodian for the benefit of the lender, which collateral exceeds the amount borrowed. Securities deposited in the collateral account may be rehypothecated by BNP Paribas. In the event of a default by the Fund under the committed facility, the lender has the right to sell such collateral assets to satisfy the Fund’s obligation to the lender. The committed facility agreement includes usual and customary covenants. These covenants impose on the Fund asset coverage requirements, collateral requirements, investment strategy requirements, and certain financial obligations. These covenants place limits or restrictions on the Fund’s ability to (i) enter into additional indebtedness with a party other than BNP Paribas, (ii) change its fundamental investment policy, or (iii) pledge to any other party, other than to the counterparty, securities owned or held by the Fund over which the counterparty has a lien. In addition, the Fund is required to deliver financial information to the counterparty within established deadlines, maintain an asset coverage ratio (as defined in Section 18(g) of the 1940 Act) greater than 300%, comply with the rules of the stock exchange on which its shares are listed, and maintain its classification as a “closed-end management investment company” as defined in the 1940 Act. As of May 31, 2020, there were $9,000,000 in outstanding borrowings under the committed facility agreement. However, amounts drawn under the committed facility may vary over time and such amounts will be reported in the Fund’s audited and unaudited financial statements contained in the Fund’s annual and semi-annual reports to shareholders.
Reverse Repurchase Agreements and Dollar Roll Transactions
In reverse repurchase agreement transactions, the Fund sells portfolio securities to financial institutions such as banks and broker-dealers and agrees to repurchase them at a particular date and price. The Fund may utilize reverse repurchase agreements when it is anticipated that the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction. Proceeds of the sale will be invested in additional instruments for the Fund, and the income from these investments will generate income for the Fund. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the reverse repurchase transaction, the use of this technique will diminish the investment performance of the Fund compared with what the performance would have been without the use of reverse repurchase transactions.
A dollar roll transaction involves a sale by the Fund of a MBS or other security concurrently with an agreement by the Fund to repurchase a similar security at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing those securities may have different prepayment histories than those sold. Proceeds of the sale will be invested in additional instruments for the Fund, and the income from these investments will generate income for the Fund. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what the performance would have been without the use of dollar rolls.
With respect to any reverse repurchase agreement, dollar roll or similar transaction, the Fund’s Managed Assets shall include any proceeds from the sale of an asset of the Fund to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date.

With respect to Financial Leverage incurred through investments in reverse repurchase agreements, dollar rolls and economically similar transactions, the Fund intends to earmark or segregate cash or liquid securities in accordance with applicable interpretations of the staff of the SEC. As a result of such segregation, the Fund’s obligations under such transactions will not be considered senior securities representing indebtedness for purposes of the 1940 Act and the Fund’s use of leverage through reverse repurchase agreements, dollar rolls and economically similar transactions will not be limited by the 1940 Act. However, the Fund’s use of leverage through reverse repurchase agreements, dollar rolls and economically similar transactions will be included when calculating the Fund’s Financial Leverage and therefore will be limited by the Fund’s maximum overall leverage levels approved by the Board of Trustees and may be further limited by the availability of cash or liquid securities to earmark or segregate in connection with such transactions. As of May 31, 2020, the Fund had reverse repurchase agreements outstanding representing Financial Leverage equal to approximately 18% of the Fund’s Managed Assets.
Preferred Shares
The Fund’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued. Any such Preferred Share offering would be subject to the limits imposed by the 1940 Act. Although the Fund has no present intention to issue Preferred Shares, it may in the future utilize Preferred Shares to the maximum extent permitted by the 1940 Act. Under the 1940 Act, the Fund may not issue Preferred Shares if, immediately after issuance, the Fund would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of Preferred Shares outstanding, the Fund is required to have at least two dollars of assets). See “Description of Capital Structure—Preferred Shares.”
Certain Portfolio Transactions
In addition the Fund may engage in certain derivatives transactions that have economic characteristics similar to leverage. To the extent the terms of such transactions obligate the Fund to make payments, the Fund intends to earmark or segregate cash or liquid securities in an amount at least equal to the current value of the amount then payable by the Fund under the terms of such transactions or otherwise cover such transactions in accordance with applicable interpretations of the staff of the SEC. To the extent the terms of such transactions obligate the Fund to deliver particular securities to extinguish the Fund’s obligations under such transactions the Fund may “cover” its obligations under such transactions by either (i) owning the securities or collateral underlying such transactions or (ii) having an absolute and immediate right to acquire such securities or collateral without additional cash consideration (or, if additional cash consideration is required, having earmarked or segregated cash or liquid securities). Such segregation or cover is intended to provide the Fund with available assets to satisfy its obligations under such transactions. As a result of such segregation or cover, the Fund’s obligations under such transactions will not be considered senior securities representing indebtedness for purposes of the 1940 Act, or included in calculating the aggregate amount of the Fund’s Financial Leverage. To the extent that the Fund’s obligations under such transactions are not so segregated or covered, such obligations may be considered “senior securities representing indebtedness” under the 1940 Act and therefore subject to the 300% asset coverage requirement.
Effects of Financial Leverage
Assuming (i) the use by the Fund of Financial Leverage representing approximately 23% of the Fund’s Managed Assets (including the proceeds of such Financial Leverage) and (ii) interest costs to the Fund at an average annual rate of 2.05% with respect to such Financial Leverage, then the incremental income generated by the Fund’s portfolio (net of estimated expenses including expenses related to the Financial Leverage) must exceed approximately 0.75% to cover such interest expense. Of course, these numbers are merely estimates used for illustration. The amount of Financial Leverage used by the Fund as well as actual interest expenses on such Financial Leverage may vary frequently and may be significantly higher or lower than the rate estimated above.
The following table is furnished pursuant to requirements of the SEC. It is designed to illustrate the effect of Financial Leverage on Common Share total return, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what the Fund’s investment portfolio returns will be. The table further reflects the issuance of Financial Leverage representing approximately 23% of the Fund’s Managed Assets (including the proceeds of such Financial Leverage) and the Fund’s currently projected annual interest rate of 2.05% with respect to such Financial Leverage. The table does not reflect any offering costs of Common Shares or Financial Leverage.
Assumed portfolio total return (net of expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Common Share total return	(13.63)%	(7.12)%	(0.62)%	5.89%	12.39%

Common Share total return is composed of two elements—the Common Share dividends paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying the carrying cost of Financial Leverage) and realized and unrealized gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table assumes that the Fund is more likely to suffer capital loss than to enjoy capital appreciation. For example, to assume a total return of 0%, the Fund must assume that the net investment income it receives on its investments is entirely offset by losses on the value of those investments. This table reflects the hypothetical performance of the Fund’s portfolio and not the performance of the Fund’s Common Shares, the value of which will be determined by market and other factors.
During the time in which the Fund is utilizing Financial Leverage, the amount of the fees paid to the Adviser for investment advisory services will be higher than if the Fund did not utilize Financial Leverage because the fees paid will be calculated based on the Fund’s Managed Assets, including proceeds of Financial Leverage. This may create a conflict of interest between the Adviser, on the one hand, and the Common Shareholders, on the other hand. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, which means that Common Shareholders effectively bear the entire advisory fee. In order to manage this conflict of interest, the maximum level of and types of Financial Leverage used by the Fund must be approved by the Board of Trustees, and the Board of Trustees will receive regular reports from the Adviser regarding the Fund’s use of Financial Leverage and the effect of Financial Leverage on the management of the Fund’s portfolio and the performance of the Fund.
Unless and until the Fund utilizes Financial Leverage, the Common Shares will not be leveraged and this section will not apply. There can be no assurance that a leveraging strategy will be utilized.
Interest Rate Transactions
In connection with the Fund’s anticipated use of Financial Leverage, the Fund may enter into interest rate swap or cap transactions. Interest rate swaps involve the Fund’s agreement with the swap counterparty to pay a fixed-rate payment in exchange for the counterparty’s paying the Fund a variable rate payment that is intended to approximate all or a portion of the Fund’s variable-rate payment obligation on the Fund’s Financial Leverage. The payment obligation would be based on the notional amount of the swap, which will not exceed the amount of the Fund’s Financial Leverage.
The Fund may use an interest rate cap, which would require it to pay a premium to the cap counterparty and would entitle it, to the extent that a specified variable-rate index exceeds a predetermined fixed rate, to receive payment from the counterparty of the difference based on the notional amount. The Fund would use interest rate swaps or caps only with the intent to reduce or eliminate the risk that an increase in short-term interest rates could have on Common Share net earnings as a result of Financial Leverage.
The Fund will usually enter into swaps or caps on a net basis; that is, the two payment streams will be netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund’s receiving or paying, as the case may be, only the net amount of the two payments. The Fund intends to segregate cash or liquid securities having a value at least equal to the Fund’s net payment obligations under any swap transaction, marked-to-market daily. The Fund will treat such amounts as illiquid.
The use of interest rate swaps and caps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, the Fund’s use of interest rate instruments could enhance or harm the overall performance of the Common Shares. To the extent there is a decline in interest rates, the net amount receivable by the Fund under the interest rate swap or cap could decline and could thus result in a decline in the net asset value of the Common

Shares. In addition, if short-term interest rates are lower than the Fund’s fixed rate of payment on the interest rate swap, the swap will reduce Common Share net earnings if the Fund must make net payments to the counterparty. If, on the other hand, short-term interest rates are higher than the fixed rate of payment on the interest rate swap, the swap will enhance Common Share net earnings if the Fund receives net payments from the counterparty. Buying interest rate caps could enhance the performance of the Common Shares by limiting the Fund’s maximum leverage expense. Buying interest rate caps could also decrease the net earnings of the Common Shares if the premium paid by the Fund to the counterparty exceeds the additional cost of the Financial Leverage that the Fund would have been required to pay had it not entered into the cap agreement.
Interest rate swaps and caps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Fund is contractually obligated to make. If the counterparty defaults, the Fund would not be able to use the anticipated net receipts under the swap or cap to offset the costs of the Financial Leverage. Depending on whether the Fund would be entitled to receive net payments from the counterparty on the swap or cap, which in turn would depend on the general state of short-term interest rates at that point in time, such a default could negatively impact the performance of the Common Shares.
Although this will not guarantee that the counterparty does not default, the Fund will not enter into an interest rate swap or cap transaction with any counterparty that the Adviser believes does not have the financial resources to honor its obligation under the interest rate swap or cap transaction. In order to help protect the soundness of derivative transactions and outstanding derivative positions, the Adviser generally requires derivative counterparties to have a minimum credit rating of A from Moody’s Investors Service (or a comparable rating from another NRSRO) and monitors such rating on an ongoing basis. Further, the Adviser will regularly monitor the financial stability of a counterparty to an interest rate swap or cap transaction in an effort to proactively protect the Fund’s investments.
In addition, at the time the interest rate swap or cap transaction reaches its scheduled termination date, there is a risk that the Fund will not be able to obtain a replacement transaction or that the terms of the replacement will not be as favorable as on the expiring transaction. If this occurs, it could have a negative impact on the performance of the Common Shares.
The Fund may choose or be required to prepay Indebtedness. Such a prepayment would likely result in the Fund’s seeking to terminate early all or a portion of any swap or cap transaction. Such early termination of a swap could result in a termination payment by or to the Fund. An early termination of a cap could result in a termination payment to the Fund. There may also be penalties associated with early termination.
RISKS
Investors should consider the following risk factors and special considerations associated with investing in the Fund. Investors should be aware that in light of the current uncertainty, volatility and distress in economies, financial markets, and labor and health conditions over the world, the risks below are heightened significantly compared to normal conditions and therefore subject the Fund’s investments and a shareholder’s investment in the Fund to elevated investment risk, including the possible loss of the entire principal amount that you invest.
Not a Complete Investment Program
An investment in the Common Shares of the Fund should not be considered a complete investment program. The Fund is intended for long-term investors seeking total return through a combination of current income and capital appreciation. The Fund is not meant to provide a vehicle for those who wish to play short-term swings in the stock market. Each Common Shareholder should take into account the Fund’s investment objective as well as the Common Shareholder’s other investments when considering an investment in the Fund.
Investment and Market Risk
An investment in Common Shares of the Fund is subject to investment risk, particularly under current economic, financial, labor and health conditions, including the possible loss of the entire principal amount that you invest. An investment in the Common Shares of the Fund represents an indirect investment in the securities owned by the Fund.

The value of, or income generated by, the investments held by the Fund are subject to the possibility of rapid and unpredictable fluctuation. These movements may result from factors affecting individual companies, or from broader influences, including real or perceived changes in prevailing interest rates, changes in inflation or expectations about inflation, investor confidence or economic, political, social or financial market conditions, environmental disasters, governmental actions, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and other similar events, that each of which may be temporary or last for extended periods. For example, the risks of a borrower’s default or bankruptcy or non-payment of scheduled interest or principal payments from senior floating rate interests held by the Fund are especially acute under these conditions. Furthermore, interest rates and bond yields may fall as a result of types of events, including responses by governmental entities to such events, which would magnify the Fund’s fixed-income instruments’ susceptibility to interest rate risk and diminish their yield and performance. Moreover, the Fund’s investments in asset-backed securities are subject to many of the same risks that are applicable to investments in securities generally, including interest rate risk, credit risk, foreign currency risk, below-investment grade securities risk, financial leverage risk, prepayment and regulatory risk, which would be elevated under the foregoing circumstances.

Different sectors, industries and security types may react differently to such developments and, when the market performs well, there is no assurance that the Fund’s investments will increase in value along with the broader markets. Volatility of financial markets, including potentially extreme volatility caused by the events described above, can expose the Fund to greater market risk than normal, possibly resulting in greatly reduced liquidity. Moreover, changing economic, political, social or financial market conditions in one country or geographic region could adversely affect the value, yield and return of the investments held by the Fund in a different country or geographic region because of the increasingly interconnected global economies and financial markets. The Adviser and Sub-Adviser potentially could be prevented from considering, managing and executing investment decisions at an advantageous time or price or at all as a result of any domestic or global market or other disruptions, particularly disruptions causing heightened market volatility and reduced market liquidity, such as the current conditions, which have also resulted in impediments to the normal functioning of workforces, including personnel and systems of the Fund’s service providers and market intermediaries.
At any point in time, your Common Shares may be worth less than your original investment, including the reinvestment of Fund dividends and distributions.
Management Risk
The Fund is subject to management risk because it is an actively managed portfolio. The Adviser will apply investment techniques and risk analysis in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund’s allocation of its investments across various segments of the credit securities market and various countries, regions, asset classes and sectors may vary significantly over time based on the Adviser’s analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. The Adviser employs an active approach to the Fund’s investment allocation based upon a relative value philosophy, but there is no guarantee that such allocation will produce the desired results. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions. The flexibility of the Fund’s investment policies and the discretion granted to the Adviser to invest the Fund’s assets across various segments, classes and geographic regions of the credit securities market and in credit securities with various maturities and durations means that the Fund’s ability to achieve its investment objective may be more dependent on the success of its investment adviser than other investment companies.
Income Risk
The income investors receive from the Fund is based primarily on the interest it earns from its investments in credit securities, which can vary widely over the short- and long-term. If prevailing market interest rates drop, investors’ income from the Fund could drop as well. The Fund’s income could also be affected adversely when prevailing short-term interest rates increase and the Fund is utilizing leverage, although this risk is mitigated to the extent the Fund invests in floating-rate obligations.

Credit Securities Risks
In addition to the risks discussed above, credit securities, including high-yield bonds, are subject to certain risks including:
Issuer Risk. The value of securities in which the Fund invests may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and projected earnings, and the value of its assets.
Spread Risk. Spread risk is the risk that the market price can change due to broad based movements in spreads, which is particularly relevant in the current low spread environment.
Credit Risk. The Fund could lose money if the issuer or guarantor of a debt instrument or a counterparty to a derivatives transaction or other transaction (such as a repurchase agreement or a loan of portfolio securities or other instruments) is unable or unwilling, or perceived to be unable or unwilling, to pay interest or repay principal on time or defaults. If an issuer fails to pay interest, the Fund’s income would likely be reduced, and if an issuer fails to repay principal, the value of the instrument likely would fall and the Fund could lose money. This risk is especially acute with respect to below investment grade debt instruments (commonly referred to as “high-yield” or “junk” bonds) and unrated high risk debt instruments, whose issuers are particularly susceptible to fail to meet principal or interest obligations under current conditions. Also, the issuer, guarantor or counterparty may suffer adverse changes in its financial condition or be adversely affected by economic, political or social conditions that could lower the credit quality (or the market’s perception of the credit quality) of the issuer or instrument, leading to greater volatility in the price of the instrument and in shares of the Fund. Although credit quality may not accurately reflect the true credit risk of an instrument, a change in the credit quality rating of an instrument or an issuer can have a rapid, adverse effect on the instrument’s liquidity and make it more difficult for the Fund to sell at an advantageous price or time. The risk of the occurrence of these types of events is heightened under current conditions.
The degree of credit risk depends on the particular instrument and the financial condition of the issuer, guarantor or counterparty, which are often reflected in its credit quality. Credit quality is a measure of the issuer’s expected ability to make all required interest and principal payments in a timely manner. An issuer with the highest credit rating has a very strong capacity with respect to making all payments. An issuer with the second-highest credit rating has a strong capacity to make all payments, but the degree of safety is somewhat less. An issuer with the lowest credit quality rating may be in default or have extremely poor prospects of making timely payment of interest and principal. Credit ratings assigned by rating agencies are based on a number of factors and subjective judgments and therefore do not necessarily represent an issuer’s actual financial condition or the volatility or liquidity of the security. Although higher-rated securities generally present lower credit risk as compared to lower-rated or unrated securities, an issuer with a high credit rating may in fact be exposed to heightened levels of credit or liquidity risk.
Interest Rate Risk. Fixed-income and other debt instruments are subject to the possibility that interest rates could change (or are expected to change). Changes in interest rates, including changes in reference rates used in fixed-income and other debt instruments (such as the London Interbank Offer Rate), may adversely affect the Fund’s investments in these instruments, such as the value or liquidity of, and income generated by, the investments. In addition, changes in interest rates, including rates that fall below zero, can have unpredictable effects on markets and can adversely affect the Fund’s yield, income and performance.
The value of a debt instrument with a longer duration will generally be more sensitive to interest rate changes than a similar instrument with a shorter duration. Similarly, the longer the average duration (whether positive or negative) of these instruments held by the Fund or to which the Fund is exposed (i.e., the longer the average portfolio duration of the Fund), the more the Fund’s NAV will likely fluctuate in response to interest rate changes. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. For example, the NAV per share of a bond fund with an average duration of eight years would be expected to fall approximately 8% if interest rates rose by one percentage point.
However, measures such as duration may not accurately reflect the true interest rate sensitivity of instruments held by the Fund and, in turn, the Fund’s susceptibility to changes in interest rates. Certain fixed-income and debt instruments are subject to the risk that the issuer may exercise its right to redeem (or call) the instrument earlier than anticipated. Although an issuer may call an instrument for a variety of reasons, if an issuer does so during a time of declining interest rates, the Fund might have to reinvest the proceeds in an investment offering a lower yield or other less favorable features, and therefore might not benefit from any increase in value as a result of declining interest rates. Interest only or principal only securities and inverse floaters are particularly sensitive to changes in interest rates, which may impact the income generated by the security and other features of the security.
Adjustable rate securities also react to interest rate changes in a similar manner as fixed-rate securities but generally to a lesser degree depending on the characteristics of the security, in particular its reset terms (i.e., the index chosen, frequency of reset and reset caps or floors). During periods of rising interest rates, because changes in interest rates on adjustable rate securities may lag behind changes in market rates, the value of such securities may decline until their interest rates reset to market rates. These securities also may be subject to limits on the maximum increase in interest rates. During periods of declining interest rates, because the interest rates on adjustable rate securities generally reset downward, their market value is unlikely to rise to the same extent as the value of comparable fixed rate securities. These securities may not be subject to limits on downward adjustments of interest rates.
During periods of rising interest rates, issuers of debt securities or asset-backed securities may pay principal later or more slowly than expected, which may reduce the value of a Fund’s investment in such securities and may prevent the Fund from receiving higher interest rates on proceeds reinvested in other instruments. During periods of falling interest rates, issuers of debt securities or asset-backed securities may pay off debts more quickly or earlier than expected, which could cause the Fund to be unable to recoup the full amount of its initial investment and/or cause the Fund to reinvest in lower-yielding securities, thereby reducing the Fund’s yield or otherwise adversely impacting the Fund.
Certain debt instruments, such as instruments with a negative duration or inverse instruments, are also subject to interest rate risk, although such instruments generally react differently to changes in interest rates than instruments with positive durations. The Fund’s investments in these instruments also may be adversely affected by changes in interest rates. For example, the value of instruments with negative durations, such as inverse floaters, generally decrease if interest rates decline.
The Fund’s use of leverage will tend to increase Common Share interest rate risk. The Fund may utilize certain strategies, including taking positions in futures or interest rate swaps, for the purpose of reducing the interest rate sensitivity of credit securities held by the Fund and decreasing the Fund’s exposure to interest rate risk. The Fund is not required to hedge its exposure to interest rate risk and may choose not to do so. In addition, there is no assurance that any attempts by the Fund to reduce interest rate risk will be successful or that any hedges that the Fund may establish will perfectly correlate with movements in interest rates.
Current Fixed-Income and Debt Market Conditions
Fixed-income and debt market conditions are highly unpredictable and some parts of the market are subject to dislocations. In response to the crisis initially caused by the outbreak of COVID-19, as with other serious economic disruptions, governmental authorities and regulators have or are enacting significant fiscal and monetary policy changes, including providing direct capital infusions into companies, creating new monetary programs and lowering interest rates considerably. These actions present heightened risks to fixed-income and debt instruments, and such risks could be even further heightened if these actions are unexpectedly or suddenly reversed or are ineffective in achieving their desired outcomes. In light of these actions and current conditions, interest rates and bond yields in the United States and many other countries are at or near historic lows, and in some cases, such rates and yields are negative. The current very low or negative interest rates are magnifying the Fund’s susceptibility to interest rate risk and diminishing yield and performance. In addition, the current environment is exposing fixed-income and debt markets to significant volatility and reduced liquidity for Fund investments.
Reinvestment Risk
Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called securities at market interest rates that are below the Fund portfolio’s current earnings rate. A decline in income could affect the Common Shares’ market price or the overall return of the Fund.

Prepayment Risk
Certain debt instruments, including loans and mortgage- and other asset-backed securities, are subject to the risk that payments on principal may occur more quickly or earlier than expected (or an investment is converted or redeemed prior to maturity). For example, an issuer may exercise its right to redeem outstanding debt securities prior to their maturity (known as a “call”) or otherwise pay principal earlier than expected for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality). If an issuer calls or “prepays” a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment and may be required to reinvest in generally lower-yielding securities, securities with greater credit risks or securities with other, less favorable features or terms than the security in which the Fund initially invested, thus potentially reducing the Fund’s yield. Income Securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. Loans and mortgage- and other asset-backed securities are particularly subject to prepayment risk, and offer less potential for gains, during periods of declining interest rates (or narrower spreads) as issuers of higher interest rate debt instruments pay off debts earlier than expected. In addition, the Fund may lose any premiums paid to acquire the investment. Other factors, such as excess cash flows, may also contribute to prepayment risk. Thus, changes in interest rates may cause volatility in the value of and income received from these types of debt instruments.
Variable or floating rate investments may be less vulnerable to prepayment risk. Most floating rate loans and fixed-income securities allow for prepayment of principal without penalty. Accordingly, the potential for the value of a floating rate loan or security to increase in response to interest rate declines is limited. Corporate loans or fixed-income securities purchased to replace a prepaid corporate loan or security may have lower yields than the yield on the prepaid corporate loan or security.
Liquidity Risk
The Fund may invest without limitation in securities for which there is no readily available trading market or which are otherwise illiquid, including certain high-yield bonds. Securities within any of the types of credit securities in which the Fund may invest may be unregistered, restricted or illiquid. The Fund may invest in privately issued securities of both public and private companies, which may be illiquid. Securities of below investment grade quality tend to be less liquid than investment grade debt securities, and securities of financial distressed or bankrupt issuers may be particularly illiquid. Loans typically are not registered with the SEC and are not listed on any securities exchange and may at times be illiquid. Loan investments through participations and assignments are typically illiquid. Structured finance securities are typically privately offered and sold, and thus are not registered under the securities laws. As a result, investments in structured finance securities may be characterized by the Fund as illiquid securities; however, an active dealer market may exist which would allow such securities to be considered liquid in some circumstances. The securities and obligations of foreign issuers, particular issuers in emerging markets, may be more likely to experience periods of illiquidity. Derivative instruments, particularly privately-negotiated or OTC derivatives, may be illiquid, although can be no assurance that a liquid market will exist when the Fund seeks to close out an exchange traded derivative position. The Fund may not be able to readily dispose of illiquid securities and obligations at prices that approximate those at which the Fund could sell such securities and obligations if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. In addition, limited liquidity could affect the market price of securities, thereby adversely affecting the Fund’s net asset value and ability to make distributions. Dislocations in certain parts of markets are resulting in reduced liquidity for certain investments. It is uncertain when financial markets will improve. Liquidity of financial markets may also be affected by government intervention.
Valuation Risk
The Adviser may use the fair value method to value investments if market quotations for them are not readily available or are deemed unreliable, or if events occurring after the close of a securities market and before the Fund values its assets would materially affect net asset value. Because the secondary markets for certain investments may be limited, they may be difficult to value. Where market quotations are not readily available, valuation may require more research than for more liquid investments. In addition, elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available. A security that is fair valued may be valued at a price higher or lower than the value determined by other funds using their own fair valuation procedures. Prices obtained by the Fund upon the sale of such securities may not equal the value at which the Fund carried the investment on its books, which would adversely affect the net asset value of the Fund.
Duration and Maturity Risk
The Fund has no set policy regarding portfolio maturity or duration of credit securities in which it may invest or of the Fund’s portfolio generally. The Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and all factors that the Adviser deems relevant. Any decisions as to the targeted duration or maturity of any particular category of investments or of the Fund’s portfolio generally will be made based on all pertinent market factors at any given time. The Fund may incur costs in seeking to adjust the portfolio average duration or maturity. Holding long duration and long maturity investments will expose the Fund to certain magnified risks. These include interest rate risk, credit risk and liquidity risks as discussed above. Generally speaking, the longer the duration of the Fund’s portfolio, the more exposure the Fund will have to interest rate risk described above. There can be no assurance that the Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time.
Below Investment Grade Securities Risk
The Fund may invest in securities rated below-investment grade debt instruments (commonly referred to as “high-yield” or “junk” bonds) or, if unrated, determined by the Adviser to be of comparable credit quality. Investment in securities of below-investment grade quality involves substantial risk of loss, the risk of which is particularly acute under current conditions. Securities of below investment grade quality are considered predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default or decline in market value due to adverse economic and issuer-specific developments. Securities of below investment grade quality may involve a greater risk of default or decline in market value due to adverse economic and issuer-specific developments. Issuers of below investment grade securities are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Securities of below-investment grade quality display increased price sensitivity to changing interest rates and to a deteriorating economic environment. The market values, total return and yield for securities of below investment grade quality tend to be more volatile than the market values, total return and yield for higher quality securities. Securities of below investment grade quality tend to be less liquid than investment grade debt securities and therefore more difficult to value accurately and sell at an advantageous price or time and may involve greater transactions costs and wider bid/ask spreads, than higher-quality securities. To the extent that a secondary market does exist for certain below investment grade securities, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Because of the substantial risks associated with investments in below investment grade securities, you could have an increased risk of losing money on your investment in Common Shares, both in the short-term and the long-term. To the extent that the Fund invests in securities that have not been rated by an NRSRO, the Fund’s ability to achieve its investment objectives will be more dependent on the Adviser’s credit analysis than would be the case when the Fund invests in rated securities.
Successful investment in lower-medium and lower-rated debt securities may involve greater investment risk and is highly dependent on the Adviser’s credit analysis. The value of securities of below investment grade quality is particularly vulnerable to changes in interest rates and a real or perceived economic downturn or higher interest rates could cause a decline in prices of such securities by lessening the ability of issuers to make principal and interest payments. These securities are often thinly traded or subject to irregular trading and can be more difficult to sell and value accurately than higher-quality bonds because there tends to be less public information available about these securities. Because objective pricing data may be less available, judgment may play a greater role in the valuation process. In addition, the entire below-investment grade market can experience sudden and sharp price swings due to a variety of factors, including changes in economic forecasts, stock market activity, large or sustained sales by major investors, a high-profile default, or a change in the market’s psychology. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s net asset value.
Corporate Bond Risk

The market value of a corporate bond may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described herein under “Risks—Below Investment Grade Securities Risk.”
Senior Loans Risk
Senior Loans hold the most senior position in the capital structure of a business entity, are typically secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. Senior Loans in which the Fund will invest are generally rated below investment grade or unrated but believed by the Adviser to be of below investment grade quality and are considered speculative because of the credit risk of their issuers.
There is less readily available, reliable information about most Senior Loans than is the case for many other types of securities. In addition, there is no minimum rating or other independent evaluation of a Borrower or its securities limiting the Fund’s investments, and the Adviser relies primarily on its own evaluation of a Borrower’s credit quality rather than on any available independent sources. As a result, the Fund is particularly dependent on the analytical abilities of the Adviser with respect to investments in Senior Loans. The Adviser’s judgment about the credit quality of a Borrower may be wrong.
The risks associated with Senior Loans of below investment grade quality are similar to the risks of other lower grade securities, although Senior Loans are typically senior and secured in contrast to subordinated and unsecured securities. Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest payments are adjusted for changes in short-term interest rates, investments in Senior Loans generally have less interest rate risk than other lower grade securities, which may have fixed interest rates. The Fund’s investments in Senior Loans are generally rated below investment grade or unrated but believed by the Adviser to be of below investment grade quality and are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed to the Fund, and such defaults could reduce the Fund’s net asset value and income distributions. An economic downturn generally leads to a higher non-payment rate, and a debt obligation may lose significant value before a default occurs. Moreover, any specific collateral used to secure a Senior Loan may decline in value or become illiquid, which would adversely affect the Senior Loan’s value.
Economic and other events (whether real or perceived) can reduce the demand for certain Senior Loans or Senior Loans generally, which may reduce market prices and cause the Fund’s net asset value per share to fall. The frequency and magnitude of such changes cannot be predicted. Loans and other debt instruments are also subject to the risk of price declines due to increases in prevailing interest rates, although floating-rate debt instruments are substantially less exposed to this risk than fixed-rate debt instruments. Interest rate changes may also increase prepayments of debt obligations and require the Fund to invest assets at lower yields. No active trading market may exist for certain Senior Loans, which may impair the ability of the Fund to realize full value in the event of the need to liquidate such assets. Adverse market conditions may impair the liquidity of some actively traded Senior Loans, meaning that the Fund may not be able to sell them quickly at a desirable price. To the extent that a secondary market does exist for certain Senior Loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Illiquid Senior Loans may also be difficult to value.
Although the Senior Loans in which the Fund will invest generally will be secured by specific collateral, there can be no assurance that liquidation of such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Loan. If the terms of a Senior Loan do not require the Borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the Borrower’s obligations under the Senior Loans. To the extent that a Senior Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the Borrower. Such Senior Loans involve a greater risk of loss. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the Borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of Senior Loans.
Senior Loans are subject to legislative risk. If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of Senior Loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default. If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of Senior Loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a Senior Loan at a time when a financial institution is engaging in such a sale, the price the Fund could receive for the Senior Loan may be adversely affected.
The Fund’s investments in Senior Loans may be subject to lender liability risk. Lender liability refers to a variety of legal theories generally founded on the premise that a lender has violated a duty of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability. In addition, under common law principles that in some cases form the basis for lender liability claims, in which a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors.
Economic exposure to Senior Loans through the use of derivatives transactions may involve greater risks than if the Fund had invested in the Senior Loan interest directly during a primary distribution or through assignments or participations in a loan acquired in secondary markets since, in addition to the risks described above, derivatives transactions to gain exposure to Senior Loans may be subject to leverage risk and greater illiquidity risk, counterparty risk, valuation risk and other risks associated with derivatives discussed herein.
Second Lien Loans Risk
Second Lien Loans are subject to the same risks associated with investment in Senior Loans and other lower grade securities. However, Second Lien Loans are second in right of payment to Senior Loans and therefore are subject to the additional risk that the cash flow of the Borrower and any property securing the Loan may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the Borrower. Second Lien Loans are expected to have greater price volatility and exposure to losses upon default than Senior Loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in Second Lien Loans, which would create greater credit risk exposure.
Subordinated Secured Loans Risk
Subordinated Secured Loans generally are subject to similar risks as those associated with investment in Senior Loans, Second Lien Loans and below investment grade securities. However, such loans may rank lower in right of payment than any outstanding Senior Loans, Second Lien Loans or other debt instruments with higher priority of the Borrower and therefore are subject to additional risk that the cash flow of the Borrower and any property securing the loan may be insufficient to meet scheduled payments and repayment of principal in the event of default or bankruptcy after giving effect to the higher ranking secured obligations of the Borrower. Subordinated Secured Loans are expected to have greater price volatility than Senior Loans and Second Lien Loans and may be less liquid.
Unsecured Loans Risk
Unsecured Loans generally are subject to similar risks as those associated with investment in Senior Loans, Second Lien Loans, Subordinated Secured Loans and below investment grade securities. However, because Unsecured Loans have lower priority in right of payment to any higher ranking obligations of the Borrower and are not backed by a security interest in any specific collateral, they are subject to additional risk that the cash flow of the

Borrower and available assets may be insufficient to meet scheduled payments and repayment of principal after giving effect to any higher ranking obligations of the Borrower. Unsecured Loans are expected to have greater price volatility than Senior Loans, Second Lien Loans and Subordinated Secured Loans and may be less liquid.
Loan Participations and Assignments Risk
The Fund may purchase Loans on a direct assignment basis from a participant in the original syndicate of lenders or from subsequent assignees of such interests. The Fund may also purchase, without limitation, participations in Loans. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and, in any event, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest, not with the Borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund may not be able to conduct the same due diligence on the Borrower with respect to a Senior Loan that the Fund would otherwise conduct. In addition, as a holder of the participations, the Fund may not have voting rights or inspection rights that the Fund would otherwise have if it were investing directly in the Senior Loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the Senior Loan. Lenders selling a participation and other persons interpositioned between the lender and the Fund with respect to a participation will likely conduct their principal business activities in the banking, finance and financial services industries. Because the Fund may invest in participations, the Fund may be more susceptible to economic, political or regulatory occurrences affecting such industries. Unfunded commitments to purchase loan participations or assignments may have the effect of requiring the Fund to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid).
The Fund invests in or is exposed to loans and other similar debt obligations that are sometimes referred to as “covenant-lite” loans or obligations, which are generally subject to more risk than investments that contain traditional financial maintenance covenants and financial reporting requirements.
Unfunded Commitments Risk
Certain of the loan participations or assignments acquired by the Fund may involve unfunded commitments of the lenders, revolving credit facilities, delayed draw credit facilities or other investments under which a borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the Fund would have an obligation to advance its portion of such additional borrowings upon the terms specified in the loan documentation. Such an obligation may have the effect of requiring the Fund to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). These commitments are generally subject to the borrowers meeting certain criteria such as compliance with covenants and certain operational metrics. The terms of the borrowings and financings subject to commitment are comparable to the terms of other loans and related investments in the Fund’s portfolio.
Mezzanine Investments Risk
Mezzanine Investments are subject to the same risks associated with investment in Senior Loans, Second Lien Loans and other lower grade securities. However, Mezzanine Investments may rank lower in right of payment than any outstanding Senior Loans and Second Lien Loans of the borrower, or may be unsecured (i.e., not backed by a security interest in any specific collateral), and are subject to the additional risk that the cash flow of the borrower and available assets may be insufficient to meet scheduled payments after giving effect to any higher ranking obligations of the borrower. Mezzanine Investments are expected to have greater price volatility and exposure to losses upon default than Senior Loans and Second Lien Loans and may be less liquid.
Preferred Stock Risk

The Fund may invest in preferred stock, which represents the senior residual interest in the assets of an issuer after meeting all claims, with priority to corporate income and liquidation payments over the issuer’s common stock. As such, preferred stock is inherently more risky than the bonds and other debt instruments of the issuer, but less risky than its common stock. Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip (in the case of “non-cumulative” preferred stocks) or defer (in the case of “cumulative” preferred stocks) dividend payments. Preferred stocks often contain provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call.
Preferred stocks typically do not provide any voting rights, except in cases when dividends are in arrears beyond a certain time period. There is no assurance that dividends on preferred stocks in which the Fund invests will be declared or otherwise made payable. If the Fund owns preferred stock that is deferring its distributions, the Fund may be required to report income for U.S. federal income tax purposes while it is not receiving cash payments corresponding to such income. When interest rates fall below the rate payable on an issue of preferred stock or for other reasons, the issuer may redeem the preferred stock, generally after an initial period of call protection in which the stock is not redeemable.
Preferred stocks may be significantly less liquid than many other securities, such as U.S. Government securities, corporate debt and common stock. Preferred stock has properties of both an equity and a debt instrument and is generally considered a hybrid instrument.
Convertible Securities Risk
Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. As with all credit securities, the market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on the basis of yield and maturity and thus may not decline in price to the same extent as the underlying common stock. Convertible securities rank senior to common stock in an issuer’s capital structure and consequently entail less risk than the issuer’s common stock.
Distressed and Defaulted Securities Risk
Investments in the securities of financially distressed issuers involve substantial risks. These securities may present a substantial risk of default or may be in default at the time of investment. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Adviser’s judgment about the credit quality of the issuer and the relative value and liquidity of its securities may prove to be wrong.
Structured Finance Investments Risk
The Fund’s structured finance investments may include residential and commercial mortgage-related and other asset-backed securities issued by governmental entities and private issuers. Holders of structured finance investments bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured finance investments enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured finance investments generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured finance investments will rise or fall, these prices (and, therefore, the prices of structured finance investments) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured finance investment owned by the Fund.
The Fund may invest in structured finance products collateralized by low grade or defaulted loans or securities. Investments in such structured finance products are subject to the risks associated with below investment grade securities. Such securities are characterized by high risk. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities.
The Fund may invest in senior and subordinated classes issued by structured finance vehicles. The payment of cash flows from the underlying assets to senior classes take precedence over those of subordinated classes, and therefore subordinated classes are subject to greater risk. Furthermore, the leveraged nature of subordinated classes may magnify the adverse impact on such class of changes in the value of the assets, changes in the distributions on the assets, defaults and recoveries on the assets, capital gains and losses on the assets, prepayment on assets and availability, price and interest rates of assets.
Structured finance securities are typically privately offered and sold, and thus are not registered under the securities laws. As a result, investments in structured finance securities may be characterized by the Fund as illiquid securities; however, an active dealer market may exist which would allow such securities to be considered liquid in some circumstances.
MBS Risk
MBS represent an interest in a pool of mortgages. The risks associated with MBS include: (1) credit risk associated with the performance of the underlying mortgage properties and of the borrowers owning these properties; (2) risks associated with their structure and execution (including the collateral, the process by which principal and interest payments are allocated and distributed to investors and how credit losses affect the return to investors in such MBS); (3) risks associated with the servicer of the underlying mortgages; (4) adverse changes in economic conditions and circumstances, which are more likely to have an adverse impact on MBS secured by loans on certain types of commercial properties than on those secured by loans on residential properties; (5) prepayment risk, which can lead to significant fluctuations in the value of the MBS; (6) loss of all or part of the premium, if any, paid; and (7) decline in the market value of the security, whether resulting from changes in interest rates, prepayments on the underlying mortgage collateral or perceptions of the credit risk associated with the underlying mortgage collateral. The value of MBS may be substantially dependent on the servicing of the underlying pool of mortgages. In addition, the Fund’s level of investment in MBS of a particular type or in MBS issued or guaranteed by affiliated obligors, serviced by the same servicer or backed by underlying collateral located in a specific geographic region, may subject the Fund to additional risk.
When market interest rates decline, more mortgages are refinanced and the securities are paid off earlier than expected. Prepayments may also occur on a scheduled basis or due to foreclosure. When market interest rates increase, the market values of MBS decline. At the same time, however, mortgage refinancings and prepayments slow, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of MBS is usually more pronounced than it is for other types of debt securities. In addition, due to increased instability in the credit markets, the market for some MBS has experienced reduced liquidity and greater volatility with respect to the value of such securities, making it more difficult to value such securities. The Fund may invest in sub-prime mortgages or MBS that are backed by sub-prime mortgages.
Moreover, the relationship between prepayments and interest rates may give some high-yielding MBS less potential for growth in value than conventional bonds with comparable maturities. In addition, in periods of falling interest rates, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by the Fund will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. Because of these and other reasons, MBS’s total return and maturity may be difficult to predict precisely. To the extent that the Fund purchases MBS at a premium, prepayments (which may be made without penalty) may result in loss of the Fund’s principal investment to the extent of premium paid.
MBS generally are classified as either CMBS or RMBS, each of which are subject to certain specific risks.

Commercial Mortgage-Backed Securities Risk. The market for CMBS developed more recently and, in terms of total outstanding principal amount of issues, is relatively small compared to the market for residential single-family MBS. CMBS are subject to particular risks, including lack of standardized terms, have shorter maturities than residential mortgage loans and provide for payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. In addition, commercial lending generally is viewed as exposing the lender to a greater risk of loss than residential lending. Commercial lending typically involves larger loans to single borrowers or groups of related borrowers than residential mortgage loans. In addition, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related real estate project and the cash flow generated therefrom. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, change in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.
Consequently, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on MBS secured by loans on commercial properties than on those secured by loans on residential properties. Economic downturns and other events that limit the activities of and demand for commercial retail and office spaces (such as the current crisis) adversely impact the value of such securities. Additional risks may be presented by the type and use of a particular commercial property. Special risks are presented by hospitals, nursing homes, hospitality properties and certain other property types. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related mortgage loan. The exercise of remedies and successful realization of liquidation proceeds relating to CMBS may be highly dependent on the performance of the servicer or special servicer. There may be a limited number of special servicers available, particularly those that do not have conflicts of interest.
Residential Mortgage-Backed Securities Risk. Credit-related risk on RMBS arises from losses due to delinquencies and defaults by the borrowers in payments on the underlying mortgage loans and breaches by originators and servicers of their obligations under the underlying documentation pursuant to which the RMBS are issued. The rate of delinquencies and defaults on residential mortgage loans and the aggregate amount of the resulting losses will be affected by a number of factors, including general economic conditions, particularly those in the area where the related mortgaged property is located, the level of the borrower’s equity in the mortgaged property and the individual financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure on the related residential property may be a lengthy and difficult process involving significant legal and other expenses. The net proceeds obtained by the holder on a residential mortgage loan following the foreclosure on the related property may be less than the total amount that remains due on the loan. The prospect of incurring a loss upon the foreclosure of the related property may lead the holder of the residential mortgage loan to restructure the residential mortgage loan or otherwise delay the foreclosure process. These risks are elevated given the current distressed economic, market, health and labor conditions, notably, increased levels of unemployment, delays and delinquencies in payments of mortgage and rent obligations, and uncertainty regarding the effects and extent of government intervention with respect to mortgage payments and other economic matters.
MBS issued by FNMA or FHLMC are guaranteed as to timely payment of principal and interest by FNMA or FHLMC, but are not backed by the full faith and credit of the U.S. Government. In 2008, the FHFA, a new independent regulatory agency, placed FNMA and FHLMC into conservatorship, a statutory process designed to stabilize a troubled institution with the objective of returning the entity to normal business operations. Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC. Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC MBS would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.
Various proposals have been put forth to further reform the U.S. housing and mortgage markets. The Fund and the Adviser cannot predict the future political, regulatory or economic changes that could impact the FNMA, FHLMC and the FHLBs, and the values of their related securities or obligations, and the market for MBS generally.
Legal risks associated with RMBS can arise as a result of the procedures followed in connection with the origination of the mortgage loans or the servicing thereof, which may be subject to various federal and state laws (including, without limitation, predatory lending laws), public policies and principles of equity that regulate interest rates and other charges, require certain disclosures, require licensing of originators, prohibit discriminatory lending practices, regulate the use of consumer credit information and debt collection practices and may limit the servicer’s ability to collect all or part of the principal of or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it or subject the servicer to damages and sanctions.
Sub-Prime Mortgage Market Risk. The residential mortgage market in the United States has experienced difficulties that may adversely affect the performance and market value of certain mortgages and MBS. Delinquencies and losses on residential mortgage loans (especially sub-prime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have experienced serious financial difficulties or bankruptcy. Largely due to the foregoing, reduced investor demand for mortgage loans and MBS and increased investor yield requirements have caused limited liquidity in the secondary market for certain MBS, which can adversely affect the market value of MBS. It is possible that such limited liquidity in such secondary markets could continue or worsen. If the economy of the United States deteriorates further, the incidence of mortgage foreclosures, especially sub-prime mortgages, may increase, which may adversely affect the value of any MBS owned by the Fund.
The significance of the mortgage crisis and loan defaults in residential mortgage loan sectors led to the enactment of numerous pieces of legislation relating to the mortgage and housing markets. These actions, along with future legislation or regulation, may have significant impacts on the mortgage market generally and may result in a reduction of available transactional opportunities for the Fund or an increase in the cost associated with such transactions and may adversely impact the value of RMBS.
During the mortgage crisis, a number of originators and servicers of residential and commercial mortgage loans, including some of the largest originators and servicers in the residential and commercial mortgage loan market, experienced serious financial difficulties. Such difficulties may affect the performance of non-agency RMBS and CMBS. There can be no assurance that originators and servicers of mortgage loans will not continue to experience serious financial difficulties or experience such difficulties in the future, including becoming subject to bankruptcy or insolvency proceedings, or that underwriting procedures and policies and protections against fraud will be sufficient in the future to prevent such financial difficulties or significant levels of default or delinquency on mortgage loans.
Stripped MBS Risk. Stripped MBS may be subject to additional risks. One type of stripped MBS pays to one class all of the interest from the mortgage assets (the interest only or IO class), while the other class will receive all of the principal (the principal only or PO class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. If the assets underlying the IO class experience greater than anticipated prepayments of principal, the Fund may fail to recoup fully, or at all, its initial investment in these securities. Conversely, PO class securities tend to decline in value if prepayments are slower than anticipated.

CMO Risk. There are certain risks associated specifically with CMOs. CMOs are debt obligations collateralized by mortgage loans or mortgage pass-through securities. The average life of a CMO is determined using mathematical models that incorporate prepayment assumptions and other factors that involve estimates of future economic and market conditions. Actual future results may vary from these estimates, particularly during periods of extreme market volatility. Further, under certain market conditions, such as those that occurred during the recent downturn in the mortgage markets, the weighted average life of certain CMOs may not accurately reflect the price volatility of such securities. For example, in periods of supply and demand imbalances in the market for such securities and/or in periods of sharp interest rate movements, the prices of CMOs may fluctuate to a greater extent than would be expected from interest rate movements alone. CMOs issued by private entities are not obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and are not guaranteed by any government agency, although the securities underlying a CMO may be subject to a guarantee. Therefore, if the collateral securing the CMO, as well as any third party credit support or guarantees, is insufficient to make payments when due, the holder could sustain a loss.
Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs. Many inverse floating rate CMOs have coupons that move inversely to a multiple of an index. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. Inverse floaters based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal. The markets for inverse floating rate CMOs with highly leveraged characteristics at times may be very thin. The Fund’s ability to dispose of its positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity.
ABS Risk
In addition to the general risks associated with credit securities discussed herein and the risks discussed under “Structured Finance Investments Risks,” ABS are subject to additional risks. ABS involve certain risks in addition to those presented by MBS. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities. ABS do not have the benefit of the same security interest in the underlying collateral as MBS and are more dependent on the borrower’s ability to pay and may provide the Fund with a less effective security interest in the related collateral than do mortgage-related securities. The collateral underlying ABS may constitute assets related to a wide range of industries and sectors. For example, ABS can be collateralized with credit card and automobile receivables. Credit card receivables are generally unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. These risks are elevated given the currently distressed economic, market, labor and health conditions.
Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. If the economy of the United States deteriorates, defaults on securities backed by credit card, automobile and other receivables may increase, which may adversely affect the value of any ABS owned by the Fund. In addition, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-related securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities. In recent years, certain automobile manufacturers have been granted access to emergency loans from the U.S. Government and have experienced bankruptcy. As a result of these events, the value of securities backed by receivables from the sale or lease of automobiles may be adversely affected.
If the economy of the United States deteriorates, defaults on securities backed by credit card, automobile and other receivables may increase, which may adversely affect the value of any ABS owned by the Fund. In addition, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-related securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

ABS collateralized by other types of assets are subject to risks associated with the underlying collateral.
CLO, CDO and CBO Risk
In addition to the general risks associated with credit securities discussed herein and the risks discussed under “Structured Finance Investments Risks,” CLOs, CDOs and CBOs are subject to additional risks. CLOs, CDOs and CBOs are subject to risks associated with the possibility that distributions from collateral securities will not be adequate to make interest or other payments; the quality of the collateral may decline in value or default; and the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
The credit quality of CLOs, CDOs and CBOs depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. The underlying assets (e.g., debt obligations) of CLOs, CDOs and CBOs are subject to prepayments, which shorten the weighted average maturity and may lower the return of CLOs, CDOs and CBOs. If the credit support or enhancement is exhausted, losses or delays in payment may result if the required payments of principal and interest are not made. The transaction documents relating to the issuance of CLOs, CDOs and CBOs may impose eligibility criteria on the assets of the issuing SPV, restrict the ability of the investment manager to trade investments and impose certain portfolio-wide asset quality requirements. These criteria, restrictions and requirements may limit the ability of the SPV’s investment manager to maximize returns on the CLOs, CDOs and CBOs. In addition, other parties involved in CLOs, CDOs and CBOs, such as third party credit enhancers and investors in the rated tranches, may impose requirements that have an adverse effect on the returns of the various tranches of CLOs, CDOs and CBOs. Furthermore, CLO, CDO and CBO transaction documents generally contain provisions that, in the event that certain tests are not met (generally interest coverage and over-collateralization tests at varying levels in the capital structure), proceeds that would otherwise be distributed to holders of a junior tranche must be diverted to pay down the senior tranches until such tests are satisfied. Failure (or increased likelihood of failure) of a CLO, CDO or CBO to make timely payments on a particular tranche will have an adverse effect on the liquidity and market value of such tranche.
Payments to holders of CLOs, CDOs and CBOs may be subject to deferral. If cashflows generated by the underlying assets are insufficient to make all current and, if applicable, deferred payments on the CLOs, CDOs and CBOs, no other assets will be available for payment of the deficiency and, following realization of the underlying assets, the obligations of the issuer to pay such deficiency will be extinguished.
The value of securities issued by CLOs, CDOs and CBOs also may change because of changes in market value; changes in the market’s perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution or fund providing the credit support or enhancement; loan performance and prices; broader sentiment and standing within the economic cycle, including expectations regarding future loan defaults; liquidity conditions; and supply and demand at the various tranche levels. Finally, CLOs, CDOs and CBOs are limited recourse and may not be paid in full and may be subject to up to 100% loss.
Section 13 of the Bank Holding Company Act of 1956, often referred to as the “Volcker Rule,” imposes restrictions on banking entities’ ability to sponsor or invest in certain CLOs, CDOs and CBOs. These restrictions may have an adverse effect on the CLO, CDO and CBO market generally, including the availability, liquidity and value of certain CLOs, CDOs and CBOs.
The Fund may invest in any portion of the capital structure of CLOs (including the subordinated, residual and deep mezzanine debt tranches). As a result, the CLOs in which the Fund invests may have issued and sold debt tranches that will rank senior to the tranches in which the Fund invests. By their terms, such more senior tranches may entitle the holders to receive payment of interest or principal on or before the dates on which the Fund is entitled to receive payments with respect to the tranches in which the Fund invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a CLO, holders of more senior tranches would typically be entitled to receive payment in full before the Fund receives any distribution. After repaying such senior creditors, such CLO may not have any remaining assets to use for repaying its obligation to the Fund. In the case of tranches ranking equally with the tranches in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such securities in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant CLO. Therefore, the Fund may not receive back the full amount of its investment in a CLO.

CLO Subordinated Notes Risk. Investment in the subordinated tranche is subject to special risks. The subordinated tranche does not receive ratings and is considered the riskiest portion of the capital structure of a CLO. The subordinated tranche is junior in priority of payment to the more senior tranches of the CLO and is subject to certain payment restrictions. As a result, the subordinated tranche bears the bulk of defaults from the loans in the CLO. In addition, the subordinated tranche generally has only limited voting rights and generally does not benefit from any creditors’ rights or ability to exercise remedies under the indenture governing the CLO notes.
The subordinated tranche is unsecured and ranks behind all of the secured creditors, known or unknown, of the CLO issuer, including the holders of the secured notes it has issued. Consequently, to the extent that the value of the issuer’s portfolio of loan investments has been reduced as a result of conditions in the credit markets, defaulted loans, capital gains and losses on the underlying assets, prepayment or changes in interest rates, the value of the subordinated tranche realized at redemption could be reduced. If a CLO breaches certain tests set forth in the CLO’s indenture, excess cash flow that would otherwise be available for distribution to the subordinated tranche investors is diverted to prepay CLO debt investors in order of seniority until such time as the covenant breach is cured. If the covenant breach is not or cannot be cured, the subordinated tranche investors (and potentially other investors in lower priority rated tranches) may experience a partial or total loss of their investment. Accordingly, the subordinated tranche may not be paid in full and may be subject to up to 100% loss. At the time of issuance, the subordinated tranche of a CLO is typically under-collateralized in that the liabilities of a CLO at inception exceed its total assets.
The leveraged nature of subordinated notes may magnify the adverse impact on the subordinated notes of changes in the market value of the investments held by the issuer, changes in the distributions on those investments, defaults and recoveries on those investments, capital gains and losses on those investments, prepayments on those investments and availability, prices and interest rates of those investments.
Subordinated notes are not guaranteed by another party. There can be no assurance that distributions on the assets held by the CLO will be sufficient to make any distributions or that the yield on the subordinated notes will meet the Fund’s expectations. Investments in the subordinated tranche of a CLO are generally less liquid than CLO debt tranches and subject to extensive transfer restrictions, and there may be no market for subordinated notes. Therefore Fund may be required to hold subordinated notes for an indefinite period of time or until their stated maturity. Certain mezzanine tranches in which the Fund may invest may also be subject to certain risks similar to risks associated with investment in the subordinated tranche.
Risks Associated with Risk-Linked Securities
RLS are a form of derivative issued by insurance companies and insurance-related special purpose vehicles that apply securitization techniques to catastrophic property and casualty damages. Unlike other insurable low-severity, high-probability events (such as auto collision coverage), the insurance risk of which can be diversified by writing large numbers of similar policies, the holders of a typical RLS are exposed to the risks from high-severity, low-probability events such as that posed by major earthquakes or hurricanes. RLS represent a method of reinsurance, by which insurance companies transfer their own portfolio risk to other reinsurance companies and, in the case of RLS, to the capital markets. A typical RLS provides for income and return of capital similar to other fixed-income investments, but involves full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. In essence, investors invest funds in RLS and if a catastrophe occurs that “triggers” the RLS, investors may lose some or all of the capital invested. In the case of an event, the funds are paid to the bond sponsor — an insurer, reinsurer or corporation — to cover losses. In return, the bond sponsors pay interest to investors for this catastrophe protection. RLS can be structured to pay off on three types of variables—insurance-industry catastrophe loss indices, insure-specific catastrophe losses and parametric indices based on the physical characteristics of catastrophic events. Such variables are difficult to predict or model, and the risk and potential return profiles of RLS may be difficult to assess. Catastrophe-related RLS have been in use since the 1990s, and the securitization and risk-transfer aspects of such RLS are beginning to be employed in other insurance and risk-related areas. No active trading market may exist for certain RLS, which may impair the ability of the Fund to realize full value in the event of the need to liquidate such assets.

Risks Associated with Structured Notes
Investments in structured notes involve risks associated with the issuer of the note and the reference instrument. Where the Fund’s investments in structured notes are based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note.
Foreign Securities Risk
The Fund may invest without limitation in non-U.S. dollar-denominated securities of foreign issuers. Investments in the securities of foreign issuers involve certain considerations and risks not ordinarily associated with investments in securities of domestic issuers. Investments in foreign securities are generally denominated in foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund’s investments. In addition, fluctuations in currency exchange fees and restrictions on costs associated with the exchange of currencies may adversely affect the value of the Fund’s investments. Foreign companies are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to U.S. companies. Foreign securities exchanges, brokers and listed companies may be subject to less government supervision and regulation that exists in the United States. Dividend and interest income may be subject to withholding and other foreign taxes, which may adversely affect the net return on such investments. There may be difficulty in obtaining or enforcing a court judgment abroad. The governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. In addition, it may be difficult to effect repatriation of capital invested in certain countries. In addition, with respect to certain countries, there are risks of expropriation, confiscatory taxation, political or social instability or diplomatic developments that could affect assets of the Fund held in foreign countries. These risks are heightened under the current conditions.
There may be less publicly available information about a foreign company than a U.S. company. Foreign securities markets may have substantially less volume than U.S. securities markets and some foreign company securities are less liquid than securities of otherwise comparable U.S. companies. Foreign markets may be more volatile than U.S. markets and offer less protection to investors. Foreign markets also have different clearance and settlement procedures that could cause the Fund to encounter difficulties in purchasing and selling securities on such markets and may result in the Fund missing attractive investment opportunities or experiencing a loss. In addition, a portfolio that includes foreign securities can expect to have a higher expense ratio because of the increased transaction costs on non-U.S. securities markets and the increased costs of maintaining the custody of foreign securities.
ADRs are receipts issued by United States banks or trust companies in respect of securities of foreign issuers held on deposit for use in the United States securities markets. While ADRs may not necessarily be denominated in the same currency as the securities into which they may be converted, many of the risks associated with foreign securities may also apply to ADRs. In addition, the underlying issuers of certain depositary receipts, particularly unsponsored or unregistered depositary receipts, are under no obligation to distribute shareholder communications to the holders of such receipts, or to pass through to them any voting rights with respect to the deposited securities.
Emerging Markets Risk
The Fund may invest in securities of issuers that are located in countries considered to be emerging markets. Investing in securities in emerging countries generally entails greater risks than investing in securities in developed countries. Securities issued by governments or issuers in emerging market countries are more likely to have greater exposure to the risks of investing in foreign securities. These risks are elevated under current conditions and include: (1) less social, political and economic stability; (2) the small size of the markets for such securities, limited access to investments in the event of market closures and the low or nonexistent volume of trading, which result in a lack of liquidity, greater price volatility, and higher risk of failed trades or other trading issues; (3) certain national policies that may restrict the Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (4) foreign taxation; (5) inflation and rapid fluctuations in interest rates; (6) currency devaluations; (7) dependence on a few key trading partners; and (8) the absence of developed structures governing private or foreign investment or allowing for judicial redress for investment losses or injury to private property. Furthermore, foreign investors may be required to register the proceeds of sales and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Sovereign debt of emerging countries may be in default or present a greater risk of default, the risk of which is heightened given the current conditions. These risks are heightened for investments in frontier markets.
The Sub-Adviser has broad discretion to identify countries that it considers to qualify as “emerging markets.”  In determining whether a country is an emerging market, the Sub-Adviser may take into account specific or general factors that the Sub-Adviser deems to be relevant, including interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances and/or legal, social and political developments, as well as whether the country is considered to be emerging or developing by supranational organizations such as the World Bank, the United Nations or other similar entities. Emerging market countries generally will include countries with low gross national product per capita and the potential for rapid economic growth and are likely to be located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America.
Foreign Currency Risk
The value of securities denominated or quoted in foreign currencies may be adversely affected by fluctuations in the relative currency exchange rates and by exchange control regulations. The Fund’s investment performance may be negatively affected by a devaluation of a currency in which the Fund’s investments are denominated or quoted. Further, the Fund’s investment performance may be significantly affected, either positively or negatively, by currency exchange rates because the U.S. dollar value of securities denominated or quoted in another currency will increase or decrease in response to changes in the value of such currency in relation to the U.S. dollar. Finally, the Fund’s distributions are paid in U.S. dollars, and to the extent the Fund’s assets are denominated in currencies other than the U.S. dollar, there is a risk that the value of any distribution from such assets may decrease if the currency in which such assets or distributions are denominated falls in relation to the value of the U.S. dollar. The Fund currently intends to seek to hedge its exposures to foreign currencies but may, at the discretion of the Investment Adviser, at any time limit or eliminate foreign currency hedging activity. To the extent the Fund does not hedge (or is unsuccessful in seeking to hedge) its foreign currency risk, the value of the Fund’s assets and income could be adversely affected by currency exchange rate movements.
Financial Leverage Risk
Although the use of Financial Leverage by the Fund may create an opportunity for increased after-tax total return for the Common Shares, it also results in additional risks and can magnify the effect of any losses. If the income and gains earned on securities purchased with Financial Leverage proceeds are greater than the cost of Financial Leverage, the Fund’s return will be greater than if Financial Leverage had not been used. Conversely, if the income or gains from the securities purchased with such proceeds does not cover the cost of Financial Leverage, the return to the Fund will be less than if Financial Leverage had not been used.
Financial Leverage involves risks and special considerations for shareholders, including the likelihood of greater volatility of net asset value, market price and dividends on the Common Shares than a comparable portfolio without leverage; the risk that fluctuations in interest rates on borrowings and short-term debt or in the dividend rates on any Financial Leverage that the Fund must pay will reduce the return to the Common Shareholders; and the effect of Financial Leverage in a declining market, which is likely to cause a greater decline in the net asset value of the Common Shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the Common Shares.
It is also possible that the Fund will be required to sell assets, possibly at a loss (or at a gain which could give rise to corporate level tax), in order to redeem or meet payment obligations on any leverage. Such a sale would reduce the Fund’s net asset value and also make it difficult for the net asset value to recover. The Fund in its best judgment nevertheless may determine to continue to use Financial Leverage if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.
Certain types of Borrowings subject the Fund to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Certain Borrowings issued by the Fund also may subject the Fund to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for such Borrowings. Such guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and Fund expenses associated with the repurchase agreement, that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase such securities and that the securities may not be returned to the Fund. There is no assurance that reverse repurchase agreements can be successfully employed. In connection with reverse repurchase agreements, the Fund will also be subject to counterparty risk with respect to the purchaser of the securities. If the broker/dealer to whom the Fund sells securities becomes insolvent, the Fund’s right to purchase or repurchase securities may be restricted.
Because the fees received by the Investment Adviser and Sub-Adviser are based on the Managed Assets of the Fund (including the proceeds of any Financial Leverage), the Investment Adviser and Sub-Adviser have a financial incentive for the Fund to utilize Financial Leverage, which may create a conflict of interest between the Adviser and the Sub-Adviser and the Common Shareholders. There can be no assurance that a leveraging strategy will be successful during any period during which it is employed.
If the cost of leverage is no longer favorable, or if the Fund is otherwise required to reduce its leverage, the Fund may not be able to maintain distributions on Common Shares at historical levels and Common Shareholders will bear any costs associated with selling portfolio securities.
Common Equity Securities Risk
The Fund invests in common equity securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, the prices of equity securities are sensitive to general movements in the stock market, so a drop in the stock market may depress the prices of equity securities to which the Fund has exposure. Common equity securities’ prices fluctuate for a number of reasons, including changes in investors’ perceptions of the financial condition of an issuer, the general condition of the relevant stock market, and broader domestic and international political and economic events. In addition, common equity securities’ prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. At times, stock markets can be volatile and stock prices can change substantially. While broad market measures of common equity securities have historically generated higher average returns than credit securities, common equity securities have also experienced significantly more volatility in those returns. Equity securities are currently experiencing heightened volatility and therefore, the Fund’s investments in equity securities are subject to heightened risks related to volatility. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers. Dividends on common equity securities which the Fund may hold are not fixed but are declared at the discretion of the issuer’s board of directors. There is no guarantee that the issuers of the common equity securities in which the Fund invests will declare dividends in the future or that, if declared, they will remain at current levels or increase over time.
Mid-Cap and Small-Cap Company Risk
Investing in the securities of medium-sized or small market capitalizations (“mid-cap” and “small-cap” companies, respectively) presents some particular investment risks. Mid-cap and small-cap companies may have limited product lines and markets, as well as shorter operating histories, less experienced management and more limited financial resources than larger companies, and may be more vulnerable to adverse general market or economic developments. Securities of mid-cap and small-cap companies may be less liquid than those of larger companies, and may experience greater price fluctuations than larger companies. In addition, mid-cap or small-cap company securities may not be widely followed by investors, which may result in reduced demand.
Options Risk
The ability of the Fund to achieve its investment objective is partially dependent on the successful implementation of its covered call and put option strategies. There are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.
The Fund may write call options on individual securities, securities indices, exchange-traded funds (“ETFs”) and baskets of securities. The buyer of an option acquires the right to buy (a call option) or sell (a put option) a certain quantity of a security (the underlying security) or instrument, at a certain price up to a specified point in time or on expiration, depending on the terms. The seller or writer of an option is obligated to sell (a call option) or buy (a put option) the underlying instrument. A call option is “covered” if the Fund owns the security underlying the call or has an absolute right to acquire the security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount are segregated by the Fund’s custodian). As a seller of covered call options, the Fund faces the risk that it will forgo the opportunity to profit from increases in the market value of the security covering the call option during an option’s life. As the Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited. For certain types of options, the writer of the option will have no control over the time when it may be required to fulfill its obligation under the option.
There are special risks associated with uncovered option writing (i.e. writing options on securities not held in the Fund’s portfolio, on indices or on exchange traded funds comprised of such securities or that track such indices), which expose the Fund to potentially significant loss. As the writer of an uncovered call option, the Fund has no risk of loss should the price of the underlying security or index decline, but bears unlimited risk of loss should the price of the underlying security or index increase above the exercise price.
The value of options written by the Fund, which will be priced daily, will be affected by, among other factors, changes in the value of underlying securities (including those comprising an index), changes in the dividend rates of underlying securities, changes in interest rates, changes in the actual or perceived volatility of the stock market and underlying securities and the remaining time to an option’s expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid.
There are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. To the extent that there is a lack of correlation between the index options written by the Fund and the Fund’s portfolio securities, movements in the indexes underlying the options positions may result in losses to the Fund, which may more than offset any gains received by the Fund from options premiums. In these and other circumstances, the Fund may be required to sell portfolio securities to satisfy its obligations as the writer of an index call option, when it would not otherwise choose to do so, or may choose to sell portfolio securities to realize gains to supplement Fund distributions. Such sales would involve transaction costs borne by the Fund and may also result in realization of taxable capital gains, including short-term capital gains taxed at ordinary income tax rates, and may adversely impact the Fund’s after-tax returns.
The Fund may sell call options on an “uncovered” basis. A call option is “uncovered” if the Fund does not own the instrument underlying the call and does not have an absolute right to acquire the security without additional cash consideration. Writing uncovered call options may subject the Fund to additional risks than writing covered call options. For example, as the writer of an uncovered call option, the Fund has no risk of loss should the price of the underlying instrument decline; however, the Fund bears an unlimited risk of loss should the price of the underlying instrument increase above the exercise price.

There can be no assurance that a liquid market will exist if and when the Fund seeks to close out an option position. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. An absence of a liquid secondary market on an exchange may arise because: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or The Options Clearing Corporation (the “OCC”) may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options). If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms. In the event that the Fund were unable to close out a call option that it had written on a portfolio security, it would not be able to sell the underlying security unless the option expired without exercise. To the extent that the Fund owns unlisted (or “over- the-counter”) options, the Fund’s ability to terminate these options may be more limited than with exchange-traded options and may involve enhanced risk that counterparties participating in such transactions will not fulfill their obligations.
The hours of trading for options may not conform to the hours during which the underlying securities for such options are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. Additionally, the exercise price of an option may be adjusted downward before the option’s expiration as a result of the occurrence of certain corporate events affecting the underlying securities, such as extraordinary dividends, stock splits, mergers or other extraordinary distributions or events. A reduction in the exercise price of an option might reduce the Fund’s capital appreciation potential on underlying securities held by the Fund.
The Fund’s options transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which the options are traded. These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of options which the Fund may write or purchase may be affected by options written or purchased by other investment advisory clients of the Adviser. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose other sanctions.
Major exchanges on which options and futures are traded have established limits on how much an option or futures contract may decline over various periods of time. If the price of an option increases or decreases more than the established limit, trading in the contract may be suspended for set periods of time. If trading is suspended, the Fund may be unable to purchase or sell options or futures contracts at times that may be desirable or advantageous for the Fund to do so. Trading suspensions may limit the Fund’s ability to achieve its investment objective. The Fund also may be required, in these instances, to “fair-value” any options and futures contracts that it currently owns.
The Fund may write exchange-listed and “”OTC options. Options written by the Fund with respect to non-U.S. securities, indices or sectors generally will be OTC options. OTC options differ from exchange-listed options in that they are entered into directly with the buyer of the option and not through an exchange or clearing organization that is interposed between the Fund and the counterparty. In an OTC option transaction exercise price, premium and other terms are negotiated between buyer and seller. OTC options are subject to heightened counterparty, credit, liquidity and valuation risks. The counterparties to these transactions typically will be major international banks, broker-dealers and financial institutions. The Fund may be required to treat as illiquid securities being used to cover certain written OTC options. The OTC options written by the Fund will not be issued, guaranteed or cleared by the OCC. In addition, the Fund’s ability to terminate the OTC options may be more limited than with exchange-traded options. Banks, broker-dealers or other financial institutions participating in such transaction may fail to settle a transaction in accordance with the terms of the option as written. In the event of default or insolvency of the counterparty, the Fund may be unable to liquidate an OTC option position.

Income from options on individual stocks written by the Fund will not be recognized by the Fund for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Fund’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise or is otherwise subject to a closing transaction, the premiums received by the Fund from the writing of such options will generally be characterized as short-term capital gain. If an option written by the Fund is exercised, the Fund may recognize taxable gain depending on the exercise price of the option, the option premium, and the tax basis of the security underlying the option. The character of any gain on the sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Fund in the underlying security. In general, distributions received by shareholders of the Fund that are attributable to short-term capital gains recognized by the Fund from its option writing activities will be taxed to such shareholders as ordinary income and will not be eligible for the reduced tax rate applicable to qualified dividend income.
All options written on securities indices must be covered. Often, when the Fund writes an option on a securities index, it will earmark or segregate cash or liquid securities in an amount at least equal to the market value of the option and will maintain the account while the option is open or will otherwise cover the transaction.
Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Fund will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Fund to recognize gain in advance of the receipt of cash, the Fund may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.
The Fund may write covered put options. A put option is “covered” if the fund segregates cash or cash equivalents in an amount equal to the exercise price with the Fund’s custodian. As a seller of covered put options, the Fund bears the risk of loss if the value of the underlying instrument declines below the exercise price minus the put premium. If the option is exercised, the Fund could incur a loss if it is required to purchase the instrument underlying the put option at a price greater than the market price of the instrument at the time of exercise plus the put premium the Fund received when it wrote the option. The Fund’s potential gain in writing a covered put option is limited to distributions earned on the liquid assets securing the put option plus the premium received from the purchaser of the put option; however, the Fund risks a loss equal to the entire exercise price of the option minus the put premium.
Sovereign Debt Risk
Investments in sovereign debt securities, such as foreign government debt or foreign treasury bills, involve special risks, including the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government debtor’s policy towards the International Monetary Fund or international lenders, the political constraints to which the debtor may be subject and other political considerations. Periods of economic and political uncertainty may result in the illiquidity and increased price volatility of sovereign debt securities held by the Fund. The governmental authority that controls the repayment of sovereign debt may be unwilling or unable to repay the principal and/or interest when due in accordance with the terms of such securities due to the extent of its foreign reserves. If an issuer of sovereign debt defaults on payments of principal and/or interest, the Fund may have limited or no legal recourse against the issuer and/or guarantor. In certain cases, remedies must be pursued in the courts of the defaulting party itself. For example, there may be no bankruptcy or similar proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected. There can be no assurance that the holders of commercial bank loans to the same sovereign entity may not contest payments to the holders of sovereign debt in the event of default under commercial bank loan agreements.
Certain issuers of sovereign debt may be dependent on disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. Such disbursements may be conditioned upon a debtor’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. A failure on the part of the debtor to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the debtor, which may impair the debtor’s ability to service its debts on a timely basis. Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, including requiring governmental approval for the repatriation of income, capital or proceeds of sales by foreign investors. These restrictions or controls may at times limit or preclude foreign investment in certain sovereign debt and increase the costs and expenses of the Fund.
As a holder of sovereign debt, the Fund may be requested to participate in the restructuring of such sovereign indebtedness, including the rescheduling of payments and the extension of further loans to debtors, which may adversely affect the Fund. There can be no assurance that such restructuring will result in the repayment of all or part of the debt. Sovereign debt risk is increased for emerging market issuers and certain emerging market countries have declared moratoria on the payment of principal and interest on external debt. Certain emerging market countries have experienced difficulty in servicing their sovereign debt on a timely basis, which has led to defaults and the restructuring of certain indebtedness.
Real Estate Risk
To the extent that the Fund invests in real estate related investments, including REITs, mortgage related securities, such as MBS, or real-estate linked derivative instruments, it will be subject to the risks associated with owning real estate and with the real estate industry generally. Real estate related investments may be subject to difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and in the credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. To the extent that the Fund invests in REITs, it will also be subject to the risk that a REIT may default on its obligations or go bankrupt. By investing in REITs indirectly through the Fund, a shareholder will bear not only his or her proportionate share of the expenses of the Fund, but also, indirectly, similar expenses of the REITs. The Fund’s investments in REITs could cause the Fund to recognize income in excess of cash received from those securities and, as a result, the Fund may be required to sell portfolio securities, including when it is not advantageous to do so, in order to make distributions.
In addition, mortgage REITs must satisfy highly technical and complex requirements in order to qualify for the favorable tax treatment accorded to REITs under the Code. No assurances can be given that a mortgage REIT in which the Fund invests will be able to continue to qualify as a REIT or that complying with the REIT requirements under the Code will not adversely affect such REIT’s ability to execute its business plan. Mortgage REITs are also required to comply with certain requirements to maintain their exemption from the 1940 Act. Complying with these requirements may limit the investments a mortgage REIT may make and failure to comply with these requirements could cause the REIT to register as an investment company, which would adversely affect the value of the Fund’s investment in the REIT and may force the Fund to sell such investment at an inopportune time.
Inflation/Deflation Risk
Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of Financial Leverage would likely increase, which would tend to further reduce returns to Common Shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.
Private Securities Risk
The credit securities and common equity securities in which the Fund may invest include privately issued securities of both public and private companies. Private securities have additional risk considerations than investments in comparable public investments. Whenever the Fund invests in companies that do not publicly report financial and other material information, it assumes a greater degree of investment risk and reliance upon the Adviser’s ability to obtain and evaluate applicable information concerning such companies’ creditworthiness and other investment considerations. Certain private securities may be illiquid. Because there is often no readily available trading market for private securities, the Fund may not be able to readily dispose of such investments at prices that approximate those at which the Fund could sell them if they were more widely traded. Private securities are also more difficult to value. Valuation may require more research, and elements of judgment may play a greater role in the valuation of private securities as compared to public securities because there is less reliable objective data available. Private securities that are debt securities generally are of below-investment grade quality, frequently are unrated and present many of the same risks as investing in below-investment grade public debt securities. Investing in private debt instruments is a highly specialized investment practice that depends more heavily on independent credit analysis than investments in other types of obligations.
Investment Funds Risk
As an alternative to holding investments directly, the Fund may also obtain investment exposure to credit securities and common equity securities by investing up to 20% of its total assets in Investment Funds. Investments in Investment Funds present certain special considerations and risks not present in making direct investments in credit securities and common equity securities. Investments in Investment Funds involve operating expenses and fees that are in addition to the expenses and fees borne by the Fund. Such expenses and fees attributable to the Fund’s investment in another Investment Fund are borne indirectly by Common Shareholders. Accordingly, investment in such entities involves expense and fee layering. Fees charged by other Investment Funds in which the Fund invests may be similar to the fees charged by the Fund and can include asset-based management fees and administrative fees payable to such entities’ advisers and managers, thus resulting in duplicative fees. To the extent management fees of Investment Funds are based on total gross assets, it may create an incentive for such entities’ managers to employ financial leverage, thereby adding additional expense and increasing volatility and risk. Fees payable to advisers and managers of Investment Funds may include performance-based incentive fees calculated as a percentage of profits. Such incentive fees directly reduce the return that otherwise would have been earned by investors over the applicable period. A performance-based fee arrangement may create incentives for an adviser or manager to take greater investment risks in the hope of earning a higher profit participation. Investments in Investment Funds frequently expose the Fund to an additional layer of financial leverage. Investments in Investment Funds expose the Fund to additional management risk. The success of the Fund’s investments in Investment Funds will depend in large part on the investment skills and implementation abilities of the advisers or managers of such entities. Decisions made by the advisers or managers of such entities may cause the Fund to incur losses or to miss profit opportunities. While the Sub-Adviser will seek to evaluate managers of Investment Funds and where possible independently evaluate the underlying assets, a substantial degree of reliance on such entities’ managers is nevertheless present with such investments.
On December 19, 2018, the SEC published a proposed rule that, if adopted, would change the regulation of investments in other investment companies. Such regulations could permit closed-end funds to invest in other investment companies in excess of the limits of section 12(d)(1). The Investment Adviser and Sub-Adviser cannot predict the effects of these regulations on the Fund’s portfolio. The Investment Adviser and Sub-Adviser intend to monitor developments and seeks to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that they will be successful in doing so.
Derivative Transactions Risk
The Fund may engage in various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to earn income or enhance total return. The use of derivatives transactions to earn income or enhance total return may be particularly speculative. Derivatives transactions involve risks. There may be imperfect correlation between the value of such instruments and the underlying assets. Derivatives transactions may be subject to risks associated with the possible default of the other party to the transaction. Derivative instruments may be illiquid. Certain derivatives transactions may have economic characteristics similar to leverage, in that relatively small market movements may result in large changes in the value of an investment. Certain derivatives transactions that involve leverage can result in losses that greatly exceed the amount originally invested. Furthermore, the Fund’s ability to successfully use derivatives transactions depends on the Adviser’s ability to predict pertinent market movements, which cannot be assured. Derivatives transactions utilizing instruments denominated in foreign currencies will expose the Fund to foreign currency risk. To the extent the Fund enters into derivatives transactions to hedge exposure to foreign currencies, such transactions may not be successful and may eliminate any chance for the Fund to benefit from favorable fluctuations in relevant foreign currencies. The use of derivatives transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell. Derivatives transactions involve risks of mispricing or improper valuation. The documentation governing a derivative instrument or transaction may be unfavorable or ambiguous. Derivatives transactions may involve commissions and other costs, which may increase the Fund’s expenses and reduce its return. Various legislative and regulatory initiatives may impact the availability, liquidity and cost of derivative instruments, limit or restrict the ability of the Fund to use certain derivative instruments or transact with certain counterparties as a part of its investment strategy, increase the costs of using derivative instruments or make derivative instruments less effective.
In connection with certain derivatives transactions, the Fund may be required to segregate liquid assets or otherwise cover such transactions and/or to deposit amounts as premiums or to be held in margin accounts. Such amounts may not otherwise be available to the Fund for investment purposes. The Fund may earn a lower return on its portfolio than it might otherwise earn if it did not have to segregate assets in respect of, or otherwise cover, its derivatives transactions positions. To the extent the Fund’s assets are segregated or committed as cover, it could limit the Fund’s investment flexibility. Segregating assets and covering positions will not limit or offset losses on related positions.
A CLN is a derivative instrument. It is a synthetic obligation between two or more parties where the payment of principal and/or interest is based on the performance of some obligation (a reference obligation). In addition to the credit risk of the reference obligations and interest rate risk, the buyer/seller of the CLN is subject to counterparty risk.
Swap Risk
The Fund may enter into swap transactions, including credit default swaps, total return swaps, index swaps, currency swaps, commodity swaps and interest rate swaps, as well as options thereon, and may purchase or sell interest rate caps, floors and collars. If the Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund may be less favorable than it would have been if these investment techniques were not used. Such transactions are subject to market risk, risk of default by the other party to the transaction and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs. Swaps generally do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make, or in the case of the other party to a swap defaulting, the net amount of payments that the Fund is contractually entitled to receive.
Total return swaps may effectively add leverage to the Fund’s portfolio because the Fund would be subject to investment exposure on the full notional amount of the swap. Total return swaps are subject to the risk that a counterparty will default on its payment obligations to the Fund thereunder.
The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Although the swap market has become liquid, certain types of derivatives products, such as caps, floors and collars may be less liquid than swaps in general.
Certain standardized swaps are subject to mandatory exchange-trading and/or central clearing. Exchange-trading and central clearing are expected to reduce counterparty credit risk and increase liquidity, but exchange-trading and central clearing do not make swap transactions risk-free. The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of certain OTC derivative instruments that the CFTC and SEC have defined as “swaps.” Mandatory exchange-trading and clearing are occurring on a phased-in basis based on CFTC approval of contracts for central clearing. Depending on the Fund’s size and other factors, the margin required under the rules of the clearinghouse and by the clearing member may be in excess of the collateral required to be posted by the Fund to support its obligations under a similar bilateral swap. In addition, regulators have developed rules that require trading and execution of the most liquid swaps on trading facilities. Moving trading to an exchange-type system may increase market transparency and liquidity but may require the Fund to incur increased expenses to access the same types of cleared and uncleared swaps. In addition, the CFTC and other applicable regulators have adopted rules imposing certain margin requirements, including minimums, on uncleared swaps which may result in the Fund and its counterparties posting higher margin amounts for uncleared swaps. Recently adopted rules also require centralized reporting of detailed information about many types of cleared and uncleared swaps. Reporting of swap data may result in greater market transparency, but may subject the Fund to additional administrative burdens and the safeguards established to protect trader anonymity may not function as expected. The Sub-Adviser will continue to monitor developments in this area, particularly to the extent regulatory changes affect the ability of the Fund to enter into swap agreements.
The Fund is required to cover its swaps positions in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder in order to limit the risk associated with the use of leverage and other related risks. The Fund’s obligations under a swap agreement settled in cash or on a net basis (other than a credit default swaps for which the Fund is the seller) would be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty would be covered by segregating assets determined to be liquid. Obligations under swap agreements so covered would not be viewed as raising “senior securities” issues for purposes of the Fund’s investment restriction concerning senior securities and, accordingly, would not treat them as subject to the Fund’s borrowing restrictions. For swaps that are not settled in cash or on a net basis, the Fund will earmark or segregate cash or liquid assets with a value at least equal to the full notional amount of the swaps (minus any amounts owed to the Fund) or enter into offsetting transactions. For swaps that are settled in cash on a net basis (other than a credit default swaps for which the Fund is the seller), the Fund may designate or segregate on its records cash or liquid assets equal to the Fund’s next daily marked-to-market net obligations under the swaps, if any, rather than the full notional amount. Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Fund’s portfolio. By earmarking or designating assets equal to only its net obligation under cash-settled swaps, the Fund will have the ability to employ leverage to a greater extent than if the Fund were required to earmark or segregate assets equal to the full notional amount of such swaps. As described below, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance.
Further regulatory developments in the swap market may adversely impact the swap market generally or the Fund’s ability to use swaps.
Credit Default Swap Risk. Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly. When the Fund acts as a seller of a credit default swap agreement with respect to a debt security, it is subject to the risk that an adverse credit event may occur with respect to the issuer of the debt security and the Fund may be required to pay the buyer the full notional value of the debt security under the swap net of any amounts owed to the Fund by the buyer under the swap (such as the buyer’s obligation to deliver the debt security to the Fund). As a result, the Fund bears the entire risk of loss due to a decline in value of a referenced debt security on a credit default swap it has sold if there is a credit event with respect to the issuer of the security. If the Fund is a buyer of a credit default swap and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the Fund generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. The Fund may exit its obligations under a credit default swap only by terminating the contract and paying applicable breakage fees, or by entering into an offsetting credit default swap position, which may cause the Fund to incur more losses.
Counterparty Risk
Counterparty risk is the risk that a counterparty to a Fund transaction (e.g., prime brokerage or securities lending arrangement or derivatives transaction) will be unable or unwilling to perform its contractual obligation to the Fund. The Fund is exposed to credit risks that the counterparty may be unwilling or unable to make timely payments or otherwise meet its contractual obligations. If the counterparty becomes bankrupt or defaults on (or otherwise becomes unable or unwilling to perform, the risk of which is particularly acute under current conditions) its payment or other obligations to the Fund, the Fund may not receive the full amount that it is entitled to receive or may experience delays in recovering the collateral or other assets held by, or on behalf of, the counterparty.

The Fund bears the risk that counterparties may be adversely affected by legislative or regulatory changes, adverse market conditions (such as the current conditions), increased competition, and/or wide scale credit losses resulting from financial difficulties of the counterparties’ other trading partners or borrowers.
The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivatives transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing organization for performance of financial obligations under the derivative contract. However, there can be no assurance that a clearing organization, or its members, will satisfy its obligations to the Fund.
Synthetic Investment Risk
As an alternative to holding investments directly, the Fund may also obtain investment exposure to Income Securities and common equity securities through the use of customized derivative instruments (including swaps, options, forwards, notional principal contracts or other financial instruments) to replicate, modify or replace the economic attributes associated with an investment in credit securities and common equity securities (including interests in Investment Funds). The Fund may be exposed to certain additional risks to the extent the Adviser uses derivatives as a means to synthetically implement the Fund’s investment strategies. If the Fund enters into a derivative instrument whereby it agrees to receive the return of a security or financial instrument or a basket of securities or financial instruments, it will typically contract to receive such returns for a predetermined period of time. During such period, the Fund may not have the ability to increase or decrease its exposure. In addition, such customized derivative instruments will likely be highly illiquid, and it is possible that the Fund will not be able to terminate such derivative instruments prior to their expiration date or that the penalties associated with such a termination might impact the Fund’s performance in a material adverse manner. Furthermore, certain derivative instruments contain provisions giving the counterparty the right to terminate the contract upon the occurrence of certain events. Such events may include a decline in the value of the reference securities and material violations of the terms of the contract or the portfolio guidelines as well as other events determined by the counterparty. If a termination were to occur, the Fund’s return could be adversely affected as it would lose the benefit of the indirect exposure to the reference securities and it may incur significant termination expenses.
In the event the Fund seeks to participate in Investment Funds (including Private Investment Funds) through the use of such synthetic derivative instruments, the Fund will not acquire any voting interests or other shareholder rights that would be acquired with a direct investment in the underlying Investment Fund. Accordingly, the Fund will not participate in matters submitted to a vote of the shareholders. In addition, the Fund may not receive all of the information and reports to shareholders that the Fund would receive with a direct investment in such Investment Fund. Further, the Fund will pay the counterparty to any such customized derivative instrument structuring fees and ongoing transaction fees, which will reduce the investment performance of the Fund. Finally, certain tax aspects of such customized derivative instruments are uncertain and a Common Shareholder’s return could be adversely affected by an adverse tax ruling.
Event-Linked Securities Risk
ELS are a form of derivative issued by insurance companies and insurance-related special purpose vehicles that apply securitization techniques to catastrophic property and casualty damages. Unlike other insurable low- severity, high-probability events (such as auto collision coverage), the insurance risk of which can be diversified by writing large numbers of similar policies, the holders of a typical ELS are exposed to the risks from high- severity, low-probability events such as that posed by major earthquakes or hurricanes. ELS represent a method of reinsurance, by which insurance companies transfer their own portfolio risk to other reinsurance companies and, in the case of ELS, to the capital markets. A typical ELS provides for income and return of capital similar to other fixed-income investments, but involves full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. In essence, investors in ELS may lose some or all of their invested capital if a catastrophe occurs that “triggers” the ELS. In the case of a triggering event, the invested capital is paid to the bond sponsor—an insurer, reinsurer or corporation—to cover losses. In return, the bond sponsors pay interest to investors for this catastrophe protection. ELS can be structured to pay-off on three types of variables—insurance-industry catastrophe loss indices, insurer-specific catastrophe losses and parametric indices, in which events are covered on a pre-defined basis agreed upon prior to occurrence of an insured event based on physical characteristics of catastrophic events (for example, rainfall exceeding a certain threshold will trigger a pre-determined payment formula). Such variables are difficult to predict or model, and the risk and potential return profiles of ELS may be difficult to assess. Catastrophe-related ELS have been in use since the 1990s, and the securitization and risk-transfer aspects of such ELS are beginning to be employed in other insurance and risk-related areas. No active trading market may exist for certain ELS, which may impair the ability of the Fund to realize full value in the event of the need to liquidate such assets.
Inflation-Indexed Securities Risk
Inflation-indexed debt securities are subject to the effects of changes in market interest rates caused by factors other than inflation, such as real interest rates. In general, the value of an inflation-indexed security, including Treasury Inflation-Protected Securities (“TIPS”), tends to decrease when real interest rates increase and can increase when real interest rates decrease. Thus generally, during periods of rising inflation, the value of inflation- indexed securities will tend to increase and during periods of deflation, their value will tend to decrease. Interest payments on inflation-indexed securities are unpredictable and will fluctuate as the principal and interest are adjusted for inflation. There can be no assurance that the inflation index used (i.e., the Consumer Price Index for All Urban Consumers (“CPI”)) will accurately measure the real rate of inflation in the prices of goods and services. Increases in the principal value of TIPS due to inflation are considered taxable ordinary income for the amount of the increase in the calendar year. Any increase in the principal amount of an inflation-indexed debt security will be considered taxable ordinary income, even though the Fund will not receive the principal until maturity. In order to receive the special treatment accorded to “regulated investment companies” (“RICs”) and their shareholders under the Code and to avoid U.S. federal income and/or excise taxes at the Fund level, the Fund may be required to distribute this income to shareholders in the tax year in which the income is recognized (without a corresponding receipt of cash). Therefore, the Fund may be required to pay out as an income distribution in any such tax year an amount greater than the total amount of cash income the Fund actually received, and to sell portfolio securities, including at potentially disadvantageous times or prices, to obtain cash needed for these income distributions.
Municipal Securities Risk
Municipal securities involve certain risks. The amount of public information available about municipal securities is generally less than that for corporate equities or bonds, and the investment performance of the Fund’s municipal securities investments may therefore be more dependent on the analytical abilities of the Adviser. The secondary market for municipal securities, particularly below investment grade securities, also tends to be less well-developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell such securities at prices approximating those at which the Fund may currently value them.
In addition, many state and municipal governments that issue securities are under significant economic and financial stress and may not be able to satisfy their obligations. The ability of municipal issuers to make timely payments of interest and principal may be diminished during general economic downturns and as governmental cost burdens are reallocated among federal, state and local governments. The taxing power of any governmental entity may be limited by provisions of state constitutions or laws and an entity’s credit will depend on many factors, including the entity’s tax base, the extent to which the entity relies on federal or state aid and other factors which are beyond the entity’s control. In addition, laws enacted in the future by Congress or state legislatures or referenda could extend the time for payment of principal and/or interest, or impose other constraints on enforcement of such obligations or on the ability of municipalities to levy taxes. Issuers of municipal securities might seek protection under bankruptcy laws. In the event of bankruptcy of such an issuer, holders of municipal securities could experience delays in collecting principal and interest and such holders may not be able to collect all principal and interest to which they are entitled. Legislative developments may result in changes to the laws relating to municipal bankruptcies, which may adversely affect the Fund’s investments in municipal securities.
The Fund may invest in taxable municipal securities, which consist primarily of BABs. The issuance of BABs was discontinued on December 31, 2010. Under the sequestration process under the Budget Control Act of 2011, automatic spending cuts that became effective on March 1, 2013 reduced the federal subsidy for BABs and other subsidized taxable municipal bonds. In addition, pursuant to the requirements of the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, refund payments issued to and refund offset transactions for BABS are subject to sequestration. The subsidy payments were reduced by 6.6% in 2018, 6.2% in 2019, 5.9% in 2020 and 5.7% between 2021 and 2030.  The Fund cannot predict future reductions in the federal subsidy for BABs and other subsidized taxable municipal bonds.

UK Departure from EU (“Brexit”) Risk
On January 31, 2020, the United Kingdom officially withdrew from the European Union (“EU”) and the two sides entered into a transition phase, scheduled to conclude on December 31, 2020, where the United Kingdom effectively remains in the EU from an economic perspective, but no longer has any political representation in the EU parliament. During this transition phase, which could be extended beyond December of 2020, the United Kingdom is expected to negotiate a new trade deal with the EU. Due to political uncertainty, it is not possible to anticipate whether the United Kingdom and the EU will be able to agree and implement a new trade agreement or what the nature of such trade arrangement will be. Throughout the withdrawal process and afterward, the impact on the United Kingdom and Economic and Monetary Union and the broader global economy is unknown but could be significant and could result in increased volatility and illiquidity and potentially lower economic growth. The political divisions surrounding Brexit within the United Kingdom, as well as those between the UK and the EU, may also have a destabilizing impact on the economy and currency of the United Kingdom and the EU. Any further exits from member states of the EU, or the possibility of such exits, would likely cause additional market disruption globally and introduce new legal and regulatory uncertainties. The full scope and nature of the consequences of the UK’s departure from the EU are not at this time known and are unlikely to be known for a significant period of time. However, the Referendum has led to significant uncertainty in the business, legal and political environment.
Risks associated with the outcome of the Referendum include short and long term market volatility and currency volatility, macroeconomic risk to the UK and European economies, impetus for further disintegration of the EU and related political stresses (including those related to sentiment against cross border capital movements and activities of investors like the Trust), prejudice to financial services businesses that are conducting business in the EU and which are based in the UK, legal uncertainty regarding achievement of compliance with applicable financial and commercial laws and regulations in view of the expected steps to be taken pursuant to or in contemplation of Brexit.
Redenomination Risk
The result of the Referendum, the progression of the European debt crisis and the possibility of one or more Eurozone countries exiting the European Monetary Union (“EMU”), or even the collapse of the euro as a common currency, has created significant volatility in currency and financial markets generally. The effects of the collapse of the euro, or of the exit of one or more countries from the EMU, on the U.S. and global economies and securities markets are impossible to predict and any such events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the Euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.
U.S. Government Securities Risk
Different types of U.S. government securities have different relative levels of credit risk depending on the nature of the particular government support for that security. U.S. government securities may be supported by: (i) the full faith and credit of the United States government; (ii) the ability of the issuer to borrow from the U.S. Treasury; (iii) the credit of the issuing agency, instrumentality or government-sponsored entity (“GSE”); (iv) pools of assets (e.g., mortgage-backed securities); or (v) the United States in some other way. The U.S. government and its agencies and instrumentalities do not guarantee the market value of their securities, which may fluctuate in value and are subject to investment risks, and certain U.S. government securities may not be backed by the full faith and credit of the United States government. The value of U.S. government obligations may be adversely affected by changes in interest rates. It is possible that the issuers of some U.S. government securities will not have the funds to timely meet their payment obligations in the future and there is a risk of default. For certain agency and GSE issued securities, there is no guarantee the U.S. government will support the agency or GSE if it is unable to meet its obligations.
Legislation and Regulation Risk
At any time after the date hereof, legislation may be enacted that could negatively affect the issuers in which the Fund invests. Changing approaches to regulation may also have a negative impact on issuers in which the Fund invests. In addition, legislation or regulation may change the way in which the Fund is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective.
The “Dodd-Frank Act”, which was signed into law in July 2010, has resulted in significant revisions to the U.S. financial regulatory framework. The Dodd-Frank Act covers a broad range of topics, including, among many others: a reorganization of federal financial regulators; the creation of a process designed to ensure financial system stability and the resolution of potentially insolvent financial firms; the enactment of new rules for derivatives trading; the creation of a consumer financial protection watchdog; the registration and regulation of managers of private funds; the regulation of rating agencies; and the enactment of new federal requirements for residential mortgage loans. The regulation of various types of derivative instruments pursuant to the Dodd-Frank Act may adversely affect the Fund or its counterparties.
In late November 2019, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance. Instead of complying with current requirements, funds would need to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements) subject to a value-at-risk (“VaR”) leverage limit, certain other testing requirements and requirements related to board reporting. These new requirements would apply unless a fund qualified as a “limited derivatives user,” as defined in the SEC’s proposal. Reverse repurchase agreements would be subject to asset coverage requirements, and a fund trading reverse repurchase agreements would need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio. Reverse repurchase agreements would not be included in the calculation of whether a fund is a limited derivatives user, but for funds subject to the VaR testing, reverse repurchase agreements and similar financing transactions would be included for purposes of such testing. The Adviser cannot predict the effects of these regulations on the Fund’s portfolio. The Adviser intends to monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.
The current presidential administration has called for, and in certain instances has begun to implement, significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Some particular areas identified as subject to potential change, amendment or repeal include the Dodd-Frank Act, including the Volcker Rule and various swaps and derivatives regulations, credit risk retention requirements and the authorities of the Federal Reserve, the Financial Stability Oversight Council and the SEC. Although the Fund cannot predict the impact, if any, of these changes to the Fund’s business, they could adversely affect the Fund’s business, financial condition, operating results and cash flows. Until the Fund knows what policy changes are made and how those changes impact the Fund’s business and the business of the Fund’s competitors over the long term, the Fund will not know if, overall, the Fund will benefit from them or be negatively affected by them.

LIBOR Risk
Instruments in which the Fund invests may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. The Fund and issuers of instruments in which the Fund invests may also obtain financing at floating rates based on LIBOR. Derivative instruments utilized by the Fund and/or issuers of instruments in which the Fund may invest may also reference LIBOR. The Fund utilizes leverage or borrowings primarily based on LIBOR. Regulators and law-enforcement agencies from a number of governments, including entities in the United States, Japan, Canada and the United Kingdom, have conducted or are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association, or the “BBA,” in connection with the calculation of daily LIBOR may have been manipulating or attempting to manipulate LIBOR. Several financial institutions have reached settlements with the CFTC, the U.S. Department of Justice Fraud Section and the United Kingdom Financial Conduct Authority in connection with investigations by such authorities into submissions made by such financial institutions to the bodies that set LIBOR and other interbank offered rates. Additional investigations remain ongoing with respect to other major banks. There can be no assurance that there will not be additional admissions or findings of rate-setting manipulation or that manipulations of LIBOR or other similar interbank offered rates will not be shown to have occurred. ICE Benchmark Administration Limited assumed the role of LIBOR administrator from the BBA on February 1, 2014. Any new administrator of LIBOR may make methodological changes to the way in which LIBOR is calculated or may alter, discontinue or suspend calculation or dissemination of LIBOR.
In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of LIBOR by the end of 2021. In advance of 2021, regulators and market participants will work together to identify or develop successor Reference Rates. Additionally, prior to 2021, it is expected that market participants will focus on the transition mechanisms by which the Reference Rates in existing contracts or instruments may be amended, whether through market wide protocols, fallback contractual provisions, bespoke negotiations or amendments or otherwise. The transition process might lead to increased volatility and illiquidity in markets for instruments with terms tied to LIBOR. It could also lead to a reduction in the interest rates on, and the value of, some LIBOR-based investments and reduce the effectiveness of hedges mitigating risk in connection with LIBOR-based investments. Although some LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology and/or increased costs for certain LIBOR-related instruments or financing transactions, others may not have such provisions and there may be significant uncertainty regarding the effectiveness of any such alternative methodologies. Additionally, because such provisions may differ across instruments (e.g., hedges versus cash positions hedged), LIBOR’s cessation may give rise to basis risk and render hedges less effective.  As the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects and related adverse conditions could occur prior to the end of 2021. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments, notwithstanding significant efforts by the industry to develop robust LIBOR replacement clauses. The effect of any changes to, or discontinuation of, LIBOR on the Fund will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and the possible renegotiation of existing contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments.  Fund investments may also be tied to other interbank offered rates and currencies, which also will face similar issues.
Certain classes of instruments invested in by the Fund may be more sensitive to LIBOR cessation than others. For example, certain asset classes such as floating rate notes may not contemplate a LIBOR cessation and/or might freeze a last-published or last-used LIBOR rate for all future payment dates upon a discontinuation of LIBOR. Also, for example, syndicated and other business loans tied to LIBOR may not provide a clear roadmap for LIBOR’s replacement, leaving any future adjustments to the determination of a quantum of lenders. Securitizations and other asset-backed transactions may experience disruption as a result of inconsistencies between when collateral assets shift from LIBOR and what rate those assets replace LIBOR with, on the one hand, and when the securitization notes shift from LIBOR and what rate the securitization notes replace LIBOR with.
Recent Market Developments Risk
Periods of market volatility remain, and may continue to occur in the future, in response to various political, social and economic events both within and outside of the United States. These conditions have resulted in, and in many cases continue to result in, greater price volatility, less liquidity, widening credit spreads and a lack of price transparency, with many securities remaining illiquid and of uncertain value. Such market conditions may adversely affect the Fund, including by making valuation of some of the Fund’s securities uncertain and/or result in sudden and significant valuation increases or declines in the Fund’s holdings. If there is a significant decline in the value of the Fund’s portfolio, this may impact the asset coverage levels for the Fund’s outstanding leverage.
Risks resulting from any future debt or other economic crisis could also have a detrimental impact on the global economic recovery, the financial condition of financial institutions and the Fund’s business, financial condition and results of operation. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, the Fund’s business, financial condition and results of operations could be significantly and adversely affected. Downgrades to the credit ratings of major banks could result in increased borrowing costs for such banks and negatively affect the broader economy. Moreover, Federal Reserve policy, including with respect to certain interest rates, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. Market volatility, rising interest rates and/or unfavorable economic conditions could impair the Fund’s ability to achieve its investment objective.
The outbreak of COVID-19 is causing materially reduced consumer demand and economic output, disrupting supply chains, resulting in market closures, travel restrictions and quarantines, and adversely impacting local and global economies. As with other serious economic disruptions, governmental authorities and regulators are responding to this crisis with significant fiscal and monetary policy changes, including by providing direct capital infusions into companies, introducing new monetary programs and considerably lowering interest rates, which, in some cases resulted in negative interest rates. These actions, including their possible unexpected or sudden reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets, reduce market liquidity, heighten investor uncertainty and adversely affect the value of the Fund’s investments and the performance of the Fund.
Increasing Government and other Public Debt Risk
Government and other public debt, including municipal obligations in which the Fund invests, can be adversely affected by large and sudden changes in local and global economic conditions that result in increased debt levels. Although high levels of government and other public debt do not necessarily indicate or cause economic problems, high levels of debt may create certain systemic risks if sound debt management practices are not implemented. A high debt level may increase market pressures to meet an issuer’s funding needs, which may increase borrowing costs and cause a government or public or municipal entity to issue additional debt, thereby increasing the risk of refinancing. A high debt level also raises concerns that the issuer may be unable or unwilling to repay the principal or interest on its debt, which may adversely impact instruments held by the Fund that rely on such payments. Governmental and quasigovernmental responses to the current economic situation are increasing government and other public debt, which heighten these risks. Unsustainable debt levels can decline the valuation of currencies, and can prevent a government from implementing effective counter-cyclical fiscal policy during economic downturns or can generate or contribute to an economic downturn.
Market Disruption and Geopolitical Risk
The aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria, Russia, Ukraine and the Middle East, possible terrorist attacks in the United States and around the world, growing social and political discord in the United States, the European debt crisis, the response of the international community—through economic sanctions and otherwise—to Russia’s annexation of the Crimea region of Ukraine and posture vis-a-vis Ukraine, increasingly strained relations between the United States and a number of foreign countries, including traditional allies, such as certain European countries, and historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela and Spain, the United Kingdom’s pending withdrawal from the EU and the resulting profound and uncertain impacts on the economic and political future of the United Kingdom, the exit or potential exit of one or more countries from the EU or the EMU, the EU and global financial markets, further downgrade of U.S. Government securities, the change in the U.S. president and the new administration and other similar events, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Fund does not know and cannot predict how long the securities markets may be affected by these events and the effects of these and similar events in the future on the U.S. economy and securities markets. The Fund may be adversely affected by abrogation of international agreements and national laws which have created the market instruments in which the Fund may invest, failure of the designated national and international authorities to enforce compliance with the same laws and agreements, failure of local, national and international organization to carry out their duties prescribed to them under the relevant agreements, revisions of these laws and agreements which dilute their effectiveness or conflicting interpretation of provisions of the same laws and agreements. The Fund may be adversely affected by uncertainties such as terrorism, international political developments, and changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries in which it is invested and the risks associated with financial, economic, health, labor and other global market developments and disruptions.
The Fund and its service providers are currently impacted by quarantines and similar measures being enacted by governments in response to COVID-19, which are obstructing the regular functioning of business workforces (including requiring employees to work from external locations and their homes). Accordingly, certain risks described above are heightened under current conditions.
Market Discount Risk
The Fund’s Common Shares have traded both at a premium and at a discount in relation to net asset value. The Fund cannot predict whether the Common Shares will trade in the future at a premium or discount to net asset value. The Fund’s Common Shares have recently traded at a premium to net asset value per share, which may not be sustainable. If the Common Shares are trading at a premium to net asset value at the time you purchase Common Shares, the net asset value per share of the Common Shares purchased will be less than the purchase price paid. Shares of closed-end investment companies frequently trade at a discount from net asset value, but in some cases have traded above net asset value. The risk of the Common Shares trading at a discount is a risk separate from the risk of a decline in the Fund’s net asset value as a result of the Fund’s investment activities. The Fund’s net asset value will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Fund. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may put downward pressure on the market price for Common Shares. The Fund may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then current net asset value, subject to certain conditions, and such sales of Common Shares at price below net asset value, if any, may increase downward pressure on the market price for Common Shares. These sales, if any, also might make it more difficult for the Fund to sell additional Common Shares in the future at a time and price it deems appropriate.
Whether a Common Shareholder will realize a gain or loss upon the sale of Common Shares depends upon whether the market value of the Common Shares at the time of sale is above or below the price the Common Shareholder paid, taking into account transaction costs for the Common Shares, and is not directly dependent upon the Fund’s net asset value. Because the market value of the Common Shares will be determined by factors such as the relative demand for and supply of the shares in the market, general market conditions and other factors outside the Fund’s control, the Fund cannot predict whether the Common Shares will trade at, below or above net asset value, or at, below or above the public offering price for the Common Shares. Common Shares of the Fund are designed primarily for long-term investors; investors in Common Shares should not view the Fund as a vehicle for trading purposes.
Dilution Risk
The voting power of current Common Shareholders will be diluted to the extent that current Common Shareholders do not purchase Common Shares in any future offerings of Common Shares or do not purchase sufficient Common Shares to maintain their percentage interest. If the Fund is unable to invest the proceeds of such offering as intended, the Fund’s per Common Share distribution may decrease and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Fund sells Common Shares at a price below net asset value pursuant to the consent of Common Shareholders, shareholders will experience a dilution of the aggregate net asset value per Common Share because the sale price will be less than the Fund’s then-current net asset value per Common Share. Similarly, were the expenses of the offering to exceed the amount by which the sale price exceeded the Fund’s then current net asset value per Common Share, shareholders would experience a dilution of the aggregate net asset value per Common Share. This dilution will be experienced by all shareholders, irrespective of whether they purchase Common Shares in any such offering. See “Description of Capital Structure—Common Shares—Issuance of Additional Common Shares.”
Portfolio Turnover Risk
The Fund’s annual portfolio turnover rate may vary greatly from year to year. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in an increased realization of net short-term capital gains by the Fund which, when distributed to Common Shareholders, will be taxable as ordinary income. Additionally, in a declining market, portfolio turnover may result in realized capital losses. See “Tax Matters.”
When-Issued and Delayed Delivery Transactions Risk
Securities purchased on a when-issued or delayed delivery basis may expose the Fund to counterparty risk of default as well as the risk that securities may experience fluctuations in value prior to their actual delivery. The Fund generally will not accrue income with respect to a when-issued or delayed delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the price or yield available in the market when the delivery takes place may not be as favorable as that obtained in the transaction itself.
Short Sales Risk
The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own. If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Any gain will be decreased, and any loss will be increased, by the transaction costs incurred by the Fund, including the costs associated with providing collateral to the broker-dealer (usually cash and liquid securities) and the maintenance of collateral with its custodian. Although the Fund’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. The Fund may have to pay a premium to borrow the securities and must pay any dividends or interest payable on the securities until they are replaced, which will be expenses of the Fund.
In the view of the SEC, a short sale involves the creation of a “senior security” as such term is defined in the 1940 Act unless the sale is “against the box” and the securities sold short (or securities convertible into or exchangeable for such securities) are segregated or unless the Fund’s obligation to deliver the securities sold short is “covered” by earmarking or segregating cash, U.S. government securities or other liquid assets in an amount equal to the difference between the market value of the securities sold short and any collateral required to be deposited with a broker in connection with the sale (not including the proceeds from the short sale), which difference is adjusted daily for changes in the value of the securities sold short. The total value of the short sale proceeds, cash, U.S. government securities or other liquid assets deposited with the broker and earmarked or segregated on its books or with the Fund’s custodian may not at any time be less than the market value of the securities sold short. The Fund will comply with these requirements.
Repurchase Agreement Risk
A repurchase agreement exposes the Fund to the risk that the party that sells the security may default on its obligation to repurchase it. The Fund may lose money because it cannot sell the security at the agreed-upon time and price or the security loses value before it can be sold.
The Fund may accept a wide variety of underlying securities as collateral for repurchase agreements entered into by the Fund. Rule 5b-3 under the 1940 Act, stipulates that if a repurchase agreement entered into by a fund is “collateralized fully,” the repurchase agreement is deemed a transaction in the underlying securities and not a separate security issued to the fund by the selling institution. In order for the repurchase agreement to qualify as “collateralized fully,” the collateral must consist solely of cash items, government securities, securities that are rated in the highest rating category by at least two NRSROs (or one NRSRO, if that is the only such NRSRO which has issued a rating on the security) or unrated securities which the Adviser deems to be of comparable quality. However, the Fund may accept collateral in respect of repurchase agreements which do not meet the above criteria, and in such event the repurchase agreement will not be considered “collateralized fully” for purposes of Rule 5b-3. Accepting collateral beyond the criteria of Rule 5b-3 exposes the Fund to two categories of risks. First, because the Fund’s repurchase agreements which are secured by such collateral are not “collateralized fully” under Rule 5b-3, the repurchase agreement is considered a separate security issued by the selling institution to the Fund. Accordingly, in addition to the risks of a default or bankruptcy of the selling institution, the Fund must include repurchase agreements that are not “collateralized fully” under Rule 5b-3 in its calculations of securities issued by the selling institution held by the Fund for purposes of various diversification and concentration requirements applicable to the Fund. In particular, to the extent a selling institution is a “securities related business” for purposes of Section 12(d)(3) of the 1940 Act and Rule 12d3-1 thereunder, the Fund would not be permitted to hold more than 5% of its total assets in securities issued by the selling institution, including repurchase agreements that are not “collateralized fully” under Rule 5b-3. While this limitation (as well as other applicable limitations arising under concentration and diversification requirements) limits the Fund’s exposure to each such selling institution, the Fund will be required to monitor its holdings of such securities and ensure that it complies with the applicable limitations. Second, the collateral underlying a repurchase agreement that is not “collateralized fully” under Rule 5b-3 may not qualify as permitted or appropriate investments for the Fund under the Fund’s investment strategies and limitations. Accordingly, if a selling institution defaults and the Fund takes possession of such collateral, the Fund may need to promptly dispose of such collateral (or other securities held by the Fund, if the Fund exceeds a limitation on a permitted investment by virtue of taking possession of the collateral). In cases of market turmoil (which may be associated with a default or bankruptcy of a selling institution), the Fund may have more difficulty than anticipated in selling such securities and/or in avoiding a loss on the sale of such securities. This risk may be more acute in the case of a selling institution’s insolvency or bankruptcy, which may restrict the Fund’s ability to dispose of collateral received from the selling institution. The Adviser follows various procedures to monitor the liquidity and quality of any collateral received under a repurchase agreement (as well as the credit quality of each selling institution) designed to minimize these risks, but there can be no assurance that the procedures will be successful in doing so.
Securities Lending Risk
The Fund may lend its portfolio securities to banks or dealers which meet the creditworthiness standards established by the Board of Trustees. Securities lending is subject to the risk that loaned securities may not be available to the Fund on a timely basis and the Fund may therefore lose the opportunity to sell the securities at a desirable price. Any loss in the market price of securities loaned by the Fund that occurs during the term of the loan would be borne by the Fund and would adversely affect the Fund’s performance. Also, there may be delays in recovery, or no recovery, of securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially while the loan is outstanding.
Risk of Failure to Qualify as a RIC
To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, derive in each taxable year at least 90% of its gross income from certain prescribed sources, meet certain asset diversification tests and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). If for any taxable year the Fund does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.
Conflicts of Interest Risk
Guggenheim Partners is a global asset management and investment advisory organization. Guggenheim Partners and its affiliates advise clients in various markets and transactions and purchase, sell, hold and recommend a broad array of investments for their own accounts and the accounts of clients and of their personnel and the relationships and products they sponsor, manage and advise. Accordingly, Guggenheim Partners and its affiliates may have direct and indirect interests in a variety of global markets and the securities of issuers in which the Fund may directly or indirectly invest. These interests may cause the Fund to be subject to regulatory limits, and in certain circumstances, these various activities may prevent the Fund from participating in an investment decision. As a result, activities and dealings of Guggenheim Partners and its affiliates may affect the Fund in ways that may disadvantage or restrict the Fund or be deemed to benefit Guggenheim Partners and its affiliates. From time to time, conflicts of interest may arise between a portfolio manager’s management of the investments of the Fund on the one hand and the management of other registered investment companies, pooled investment vehicles and other accounts (collectively, “other accounts”) on the other. The other accounts might have similar investment objectives or strategies as the Fund or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund. In certain circumstances, and subject to its fiduciary obligations under the Advisers Act and the requirements of the 1940 Act, the Adviser may have to allocate a limited investment opportunity among its clients. The other accounts might also have different investment objectives or strategies than the Fund. In addition, the Fund may be limited in its ability to invest in, or hold securities of, any companies that the Adviser or its affiliates (or other accounts managed by the Adviser or its affiliates) control, or companies in which the Adviser or its affiliates have interests or with whom they do business. For example, affiliates of the Adviser may act as underwriter, lead agent or administrative agent for loans or otherwise participate in the market for loans. Because of limitations imposed by applicable law, the presence of the Adviser’s affiliates in the markets for loans may restrict the Fund’s ability to acquire some loans or affect the timing or price of such acquisitions. To address these conflicts, the Fund and Guggenheim Partners and its affiliates have established various policies and procedures that are reasonably designed to detect and prevent such conflicts and prevent the Fund from being disadvantaged. For additional information about potential conflicts of interest, and the way in which the Adviser and its affiliates address such conflicts, please see “Management of the Fund—Potential Conflicts of Interest” in the SAI.
Technology Risk
As the use of Internet technology has become more prevalent, the Fund and its service providers and markets generally have become more susceptible to potential operational risks related to intentional and unintentional events that may cause the Fund or a service provider to lose proprietary information, suffer data corruption or lose operational capacity. There can be no guarantee that any risk management systems established by the Fund, its service providers, or issuers of the securities in which the Fund invests to reduce technology and cyber security risks will succeed, and the Fund cannot control such systems put in place by service providers, issuers or other third parties whose operations may affect the Fund.
Cyber Security Risk
The Fund and its service providers are susceptible to cyber security risks that include, among other things, theft, unauthorized monitoring, release, misuse, loss, destruction or corruption of confidential and highly restricted data; denial of service attacks; unauthorized access to relevant systems, compromises to networks or devices that the Fund and its service providers use to service the Fund’s operations; or operational disruption or failures in the physical infrastructure or operating systems that support the Fund and its service providers. Cyber attacks against or security breakdowns of the Fund or its service providers may adversely impact the Fund and its stockholders, potentially resulting in, among other things, financial losses; the inability of Fund stockholders to transact business and the Fund to process transactions; inability to calculate the Fund’s NAV; violations of applicable privacy and other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs; and/or additional compliance costs. The Fund may incur additional costs for cyber security risk management and remediation purposes. In addition, cyber security risks may also impact issuers of securities in which the Fund invests, which may cause the Fund’s investment in such issuers to lose value. There can be no assurance that the Fund or its service providers will not suffer losses relating to cyber attacks or other information security breaches in the future.
Anti-Takeover Provisions in The Fund’s Governing Documents
The Fund’s Certificate of Trust, as amended, the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) and the Fund’s By-Laws (collectively, the “Governing Documents”) include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end management investment company. These provisions could deprive the Common Shareholders of opportunities to sell their Common Shares at the net asset value per share or at a premium over the then-current market price of the Common Shares, outside of tender offers by the Fund, if any. See “Anti-Takeover and Other Provisions in the Fund’s Governing Documents.”

MANAGEMENT OF THE FUND
Trustees and Officers
The Board of Trustees is broadly responsible for the management of the Fund, including general supervision of the duties performed by the Adviser. The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.
Adviser
Investment Adviser. Guggenheim Funds Investment Advisors, LLC acts as the Fund’s investment adviser. The Investment Adviser is a registered investment adviser and acts as investment adviser to a number of closed-end and open-end management investment companies. The Investment Adviser is a Delaware limited liability company, with its principal offices located at 227 West Monroe Street, Chicago, Illinois 60606. The Investment Adviser is responsible for the management of the Fund. The Investment Adviser furnishes office facilities and equipment and clerical, bookkeeping and administrative services on behalf of the Fund and will oversee the activities of the Fund’s Sub-Adviser. The Investment Adviser provides all services through the medium of any directors, officers or employees of the Investment Adviser or its affiliates as the Investment Adviser deems appropriate in order to fulfill its obligations.
Sub-Adviser. Guggenheim Partners Investment Management, LLC, a wholly-owned subsidiary of Guggenheim Partners, acts as the Fund’s Sub-Adviser pursuant to a sub-advisory agreement among the Fund, the Investment Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”). The Sub-Adviser is a Delaware limited liability company, with its principal offices located at 100 Wilshire Boulevard, Santa Monica, California 90401.
Guggenheim Partners. Each of the Investment Adviser and the Sub-Adviser is an indirect subsidiary of Guggenheim Partners, a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, foundations, insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of more than $270 billion of assets as of June 30, 2020. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe and Asia.
Investment Advisory Agreement and Sub-Advisory Agreement
Pursuant to an investment advisory agreement between the Fund and the Investment Adviser (the “Advisory Agreement”), the Fund pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 1.00% of the Fund’s average daily Managed Assets (from which the Investment Adviser will pay the Sub-Adviser’s fees).
Pursuant to the Sub-Advisory Agreement, the Sub-Adviser, under the supervision of the Fund’s Board of Trustees, is responsible for the management of the Fund’s portfolio of securities and provides certain facilities and personnel related to such management. As compensation for the Sub-Adviser’s services, the Investment Adviser pays the Sub-Adviser a fee, payable monthly in arrears at an annual rate equal to 0.50% of the Fund’s average daily Managed Assets.
A discussion regarding the basis for the approval of the Advisory Agreement and the Sub-Advisory Agreement by the Board of Trustees is available in the Fund’s annual report to shareholders for the fiscal year ended May 31, 2020.
Conflicts of Interest
During the time in which the Fund is utilizing Financial Leverage, the amount of the fees paid to the Adviser for investment advisory services will be higher than if the Fund did not utilize Financial Leverage because the fees paid will be calculated based on the Fund’s Managed Assets, including proceeds of Financial Leverage. This may create a conflict of interest between the Adviser and the Common Shareholders, as holders of Indebtedness, Preferred Shares or other forms of Financial Leverage do not bear the investment advisory fee. Rather, Common

Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, which means that Common Shareholders effectively bear the entire advisory fee. In order to manage this conflict of interest, the Board of Trustees will receive regular reports from the Adviser regarding the Fund’s use of Financial Leverage and the effect of Financial Leverage on the management of the Fund’s portfolio and the performance of the Fund.
Portfolio Management
The Sub-Adviser’s personnel with the most significant responsibility for the day-to-day management of the Fund’s portfolio are:
B. Scott Minerd, Chief Investment Officer and Chief Executive Officer of the Sub-Adviser. Mr. Minerd is Chief Investment Officer of Guggenheim. He joined the firm in 1998. Mr. Minerd is a member of the Portfolio Construction Group and guides the investment strategies of the sector portfolio managers. He was formerly a Managing Director with Credit Suisse First Boston in charge of trading and risk management for the Fixed Income Credit Trading Group. In this position, he was responsible for the corporate bond, preferred stock, money markets, U.S. government agency and sovereign debt, derivatives securities, structured debt and interest-rate swaps trading business units. Previously, Mr. Minerd was Morgan Stanley’s London-based European Capital Markets Products Trading and Risk Manager responsible for Eurobonds, Euro-MTNs, domestic European Bonds, FRNs, derivative securities and money market products in 12 European currencies and Asian markets. Mr. Minerd has also held capital markets positions with Merrill Lynch and Continental Bank. Prior to that, he was a Certified Public Accountant working for the public accounting firm of Price Waterhouse. Mr. Minerd holds a B.S. degree in Economics from the Wharton School, University of Pennsylvania, and has completed graduate work at the University of Chicago Graduate School of Business and the Wharton School, University of Pennsylvania. Mr. Minerd is a regularly featured guest on FOX Business News, Bloomberg Television and CNBC sharing his insight on today’s financial climate.
Anne Bookwalter Walsh, Senior Managing Director and Assistant Chief Investment Officer of the Sub-Adviser. Ms. Walsh joined Guggenheim in 2007 and is head of the Portfolio Construction Group (“PCG”) where she oversees more than $60 billion in fixed income investments including Agencies, Credit, Municipals, RMBS, CMBS and ABS across several Guggenheim affiliates. The PCG is responsible for sector allocation, risk management and hedging strategies for client portfolios, and conveying Guggenheim’s macroeconomic outlook to Portfolio Managers and fixed income Sector Specialists. Ms. Walsh specializes in liability driven portfolio management. With more than 30 years in the investment management industry, including roles as a money manager and as a selector of money managers, Ms. Walsh is well suited to understand the needs of institutional clients and how to address them. Prior to joining Guggenheim, Ms. Walsh served as Chief Investment Officer at Reinsurance Group of America, Incorporated (NYSE: RGA), a recognized leader in the global life reinsurance industry. Prior to joining RGA in 2000, Ms. Walsh served as Vice President and Senior Investment Consultant for Zurich Scudder Investments. Earlier, she held roles at Lincoln Investment Management and American Bankers Insurance Group. Ms. Walsh received her BSBA and MBA from Auburn University and her J.D. from the University of Miami School of Law. She is a Fellow of the Life Management Institute and has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.
Kevin Gundersen, Senior Managing Director and Portfolio Manager of the Sub-Adviser. Mr. Gundersen joined Guggenheim in 2002. Mr. Gundersen is a Managing Director and Portfolio Manager for Guggenheim’s Corporate Credit Strategies and is a member of the Investment Committee overseeing Guggenheim’s corporate credit investing activities. He has over ten years’ experience in the high yield and leverage loan asset class. Since joining Guggenheim, Mr. Gundersen has been instrumental in the growth of the Corporate Credit business. During his career at the firm, Mr. Gundersen has been an analyst covering a variety of sectors, and subsequently led an industry team that focused on investing across the capital structure in the media, telecommunications and technology sectors. In addition, in his capacity as a senior analyst and as a team leader, Mr. Gundersen has sourced and structured directly negotiated middle market debt investments. Prior to joining Guggenheim, Mr. Gundersen worked at GeoTrust, a technology company focused on eCommerce security solutions. Mr. Gundersen received his A.B. from Harvard University. He has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.

Thomas Hauser, Senior Managing Director and Portfolio Manager of the Sub-Adviser. Mr. Hauser joined Guggenheim in 2002 and is a member of Guggenheim’s Corporate Credit Group. He is also a member of the Investment Committee overseeing Guggenheim’s corporate credit investing activities. Prior to his role as a portfolio manager, Mr. Hauser led a team covering a variety of sectors including technology, media and telecom, education, metals and mining, homebuilding, healthcare, and energy and power. He has substantial experience in the high yield and leverage loan class. During his career at the firm, Mr. Hauser has been an analyst covering a variety of sectors, including the energy, power, transportation and chemical sectors. Mr. Hauser received his B.S. in Finance from St. Johns University.
Richard J. de Wet, Director and Portfolio Manager of the Sub-Adviser. Mr. de Wet joined Guggenheim Partners in March 2013 from PIMCO where he spent 6 years and was part of the team that established PIMCO’s New York Portfolio Management presence. He has more than ten years of Investment Management experience across MultiSector Credit, Emerging Markets and Equities. Previously Mr. de Wet worked in Investment Banking at Lehman Brothers and Barclays Capital in Mergers and Acquisitions and Restructuring Advisory, and as an Assistant Vice President at the TCW Group. Mr. de Wet received a BBA in Finance and International Business from George Washington University and an MBA from Columbia Business School.
The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Fund.
NET ASSET VALUE
The net asset value of the Common Shares is calculated by subtracting the Fund’s total liabilities (including from Borrowings) and the liquidation preference of any outstanding Preferred Shares from total assets (the market value of the securities the Fund holds plus cash and other assets). The per share net asset value is calculated by dividing its net asset value by the number of Common Shares outstanding and rounding the result to the nearest full cent. The Fund generally calculates its net asset value once each day on which there is a regular trading session on the New York Stock Exchange (“NYSE”) as of the scheduled close of normal trading on the “NYSE” (normally 4:00 p.m., Eastern time). The NYSE is open Monday through Friday, except on observation of the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE has an earlier closing time (scheduled or unscheduled), such as on days in advance of holidays generally observed by the NYSE, the Fund may calculate its net asset value as of the earlier closing time or calculate its net asset value as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Sub-Adviser believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Fund generally does not calculate its net asset value on any day that the NYSE is not open for business. However, if the NYSE is closed for any other reason on a day it would normally be open for business, the Fund may calculate its net asset value as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Sub-Adviser believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Fund discloses its net asset value on a daily basis. Information that becomes known to the Fund or its agent after the Fund’s net asset value has been calculated on a particular day will not be used to retroactively adjust the price of a security or the Fund’s previously determined net asset value.
The Board of Trustees has adopted policies and procedures for the valuation of the Fund’s investments (the “Valuation Procedures”). Pursuant to the Valuation Procedures, the Board has delegated to a valuation committee, consisting of representatives from investment management, fund administration, legal and compliance departments (the “Valuation Committee”), the day-to-day responsibility for implementing the Valuation Procedures, including, under most circumstances, the responsibility for determining the fair value of the Fund’s securities and/or other assets.
In general, portfolio securities and assets of the Fund will be valued on the basis of readily available market quotations at their current market value. With respect to portfolio securities and assets of the Fund for which market quotations are not readily available or are deemed not reliable, the Fund will fair value those securities and assets in good faith using methods approved by the Board of Trustees. The Valuation Procedures permit the Fund to use a variety of valuation methodologies in connection with valuing the Fund’s investments. The methodology used for a specific type of investment may vary based on the market data available or other considerations. As a general matter, valuing securities and assets accurately is difficult and can be based on inputs and assumptions which may not always be correct.
The Fund values equity securities at the last reported sale price on the principal exchange or in the principal OTC market in which such securities are traded or listed, as of the close of regular trading on the NYSE on the day the securities are being valued or, if there are no sales, on the basis of broker quotations. Securities traded primarily on the National Association of Securities Dealers Automated Quotations(“NASDAQ”) National Market System“” are normally valued by the Fund at the NASDAQ Official Closing Price (“NOCP”) provided by NASDAQ each business day, which may not necessarily represent the last sale price. The NOCP is the most recently reported price as of 4:00 p.m., Eastern time, unless that price is outside the range of the “inside” bid and ask prices (i.e., the bid and ask prices that dealers quote to each other when trading for their own accounts); in that case, NASDAQ will adjust the price to equal the inside bid or ask price, whichever is closer. Because of delays in reporting trades, the NOCP may not be based on the price of the last trade to occur before the market closes.
The Fund values exchange-traded options and other exchange-traded derivative contracts at the mean of the bid and ask prices at the close on the principal exchange on which they are traded. OTC options are valued using a price provided by a pricing service.
The Fund’s securities that are traded primarily in foreign markets may be traded in such markets on days that the NYSE is closed. Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of the NYSE. The values of foreign securities are determined as of the close of such foreign markets or the close of the NYSE, if earlier. All investments quoted in foreign currencies are valued in U.S. dollars on the basis of the foreign currency exchange rates prevailing at the close of U.S. business at 4:00 p.m. As a result, the net asset value of the Fund may be significantly affected on days when Common Shareholders have no ability to trade the Common Shares on the NYSE. Investments in foreign securities may involve risks not present in domestic investments. The Valuation Committee will determine the current value of such foreign securities by taking into consideration certain factors which may include those discussed above, as well as the following factors, among others: the value of the securities traded on other foreign markets, ADR trading, closed-end fund trading, foreign currency exchange activity, and the trading prices of financial products that are tied to foreign securities. In addition, under the Valuation Procedures, the Valuation Committee and the Sub-Adviser are authorized to use prices and other information supplied by a third party pricing vendor in valuing foreign securities.
The Fund may utilize independent third party pricing services or bid quotations provided by dealers to value certain of its securities at their market value appointed pursuant to the processes set forth in the Valuation Procedures. The Fund typically uses independent third party pricing services to value credit securities, including CLOs and certain other structured finance securities, held by the Fund at their market value. The Fund periodically verifies valuations provided by independent pricing services. The Fund’s officers, through the Valuation Committee and consistent with the monitoring and review responsibilities set forth in the Valuation Procedures, regularly review procedures used and valuations provided by the pricing services. Valuations provided by pricing services are generally based on methods that the Valuation Committee believes are reasonably designed to approximate the amount that the Fund would receive upon the sale of the portfolio security or asset. Pricing services face the same challenges as the Fund in valuing securities and assets and may rely on limited available information. If independent pricing services or dealer quotations are not available for a given security, such security will be valued in accordance with the Valuation Procedures that the Board of Trustees believes are designed to accurately reflect the fair value of securities valued in accordance with such guidelines. For certain credit securities, including CLOs and certain other structured finance securities, fair valuations may include input from the Sub-Adviser utilizing a wide variety of market data including yields or prices of investments of comparable quality, type of issue, coupon, maturity, rating, indications of value from security dealers, evaluations of anticipated cash flows or collateral, spread over U.S. Treasury obligations, and other information and analysis. The Fund may also use third party service providers to model certain securities, including CLOs and certain other structured finance securities, using cash flow models to determine fair market value. While the Fund’s use of fair valuation is intended to result in calculation of net asset value that fairly reflects values of the Fund’s portfolio securities as of the time of pricing, the Fund cannot guarantee that any fair valuation will, in fact, approximate the amount the Fund would actually realize upon the sale of the securities in question.
The Fund may also fair value securities and assets when a significant event is deemed to have occurred after the time of a market quotation including for securities and assets traded on foreign markets and securities and assets for which market quotations are provided by pricing services as of a time that is prior to the time when the Fund determine its net asset value. There can be no assurance in each case that significant events will be identified.
Proportions of the Fund’s investments that are fair valued vary from time to time and the Fund may fair value a significant amount of its portfolio securities and assets. The Fund’s shareholder report contain more information about the Fund’s holdings that are fair valued. Investors should consult these reports for additional information.
Fair value represents a good faith approximation of the value of a security. Fair value determinations may be based on limited inputs and involve the consideration of a number of subjective factors, an analysis of applicable facts and circumstances, and the exercise of judgment. As a result, it is possible that the fair value for a security determined in good faith in accordance with the Fund’s valuation procedures may differ from valuations for the same security determined by other funds using their own valuation procedures. Although the Fund’s valuation procedures are designed to value a portfolio security or asset at the price the Fund may reasonably expect to receive upon its sale in an orderly transaction, there can be no assurance that any fair value determination thereunder would, in fact, approximate the amount that the Fund would receive upon the sale of the portfolio security or asset or the price at which the portfolio security or asset would trade if a reliable market quotation were readily available.
Debt securities with a maturity of greater than 60 days at acquisition are valued at prices that reflect broker-dealer supplied valuations or are obtained from independent pricing services, which may consider the trade activity, treasury spreads, yields or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. Short-term debt securities with remaining maturities of less than 60 days at acquisition may be valued at amortized cost, provided such amount approximates market value.
Investments for which market quotations are not readily available are fair valued as determined in good faith by the Sub-Adviser, subject to review and approval by the Valuation Committee, pursuant to methods established or ratified by the Board. The Valuation Committee convenes regularly to review the valuation of all portfolio securities and assets which have been fair valued for reasonableness. Valuations in accordance with these methods are intended to reflect each security’s (or asset’s or liability’s) “fair value.” Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. Examples of such factors may include, but are not limited to market prices; sale prices; broker quotes; and models which derive prices based on inputs such as prices of securities with comparable maturities and characteristics, or based on inputs such as anticipated cash flows or collateral, spread over U.S. Treasury securities, and other information analysis. The Fund values derivatives transactions in accordance with the Valuation Procedures. In connection with futures contracts and other derivative investments, such factors may include obtaining information as to how (a) these contracts and other derivative investments trade in the futures or other derivative markets, respectively, and (b) the securities underlying these contracts and other derivative investments trade in the cash market.  Accrued payments to the Fund under such transactions will be assets of the Fund and accrued payments by the Fund will be liabilities of the Fund.
DISTRIBUTIONS
The Fund intends to pay substantially all of its net investment income, if any, to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders as long-term capital gain dividends at least annually. The Fund expects that distributions paid on the Common Shares will consist of (i) investment company taxable income taxed as ordinary income, which includes, among other things, ordinary income, short-term capital gain and income from certain hedging and interest rate transactions, (ii) qualified dividend income and (iii) long-term capital gain (gain from the sale of a capital asset held longer than one year). Distributions may be paid by the Fund from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital. To the extent the Fund receives dividends with respect to its investments in common equity securities that consist of qualified dividend income (income from domestic and certain foreign corporations), a portion of the Fund’s distributions to its Common Shareholders may consist of qualified dividend income. Qualified dividend income and long-term capital gains of certain non-corporate U.S. Common Shareholders (including individuals) will be taxable at reduced maximum rates. The Fund cannot assure you, however, as to what percentage of the dividends paid on the Common Shares, if any, will consist of qualified dividend income or long-term capital gains.

Pursuant to the requirements of the 1940 Act, in the event the Fund makes distributions from sources other than income, a notice will accompany each monthly distribution with respect to the estimated source of the distribution made. Such notices will describe the portion, if any, of the monthly dividend which, in the Fund’s good faith judgment, constitutes long-term capital gain, short-term capital gain, investment company taxable income or a return of capital. The actual character of such dividend distributions for U.S. federal income tax purposes, however, will only be determined finally by the Fund at the close of its fiscal year, based on the Fund’s full year performance and its actual net investment company taxable income and net capital gains for the year, which may result in a recharacterization of amounts distributed during such fiscal year from the characterization in the monthly estimates.
Because of the nature of the Fund’s investments and changes in market conditions from time to time, the distributions paid by the Fund for any particular month may be more or less than the amount of net investment income from that monthly period. As a result, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund.
If the Fund’s total distributions in any year exceed the amount of its investment company taxable income and net capital gain for the year, any such excess would generally be characterized as a return of capital for U.S. federal income tax purposes. For example, because of the nature of the Fund’s investments, the Fund may distribute net short-term capital gains early in the calendar year, but incur net short-term capital losses later in the year, thereby offsetting the short-term net capital gains for which distributions have already been made by the Fund. In such a situation, the amount by which the Fund’s total distributions exceed investment company taxable income and net capital gain would generally be treated as a tax-free return of capital up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis, with any amounts exceeding such basis treated as a gain from the sale of their Common Shares. Consequently, although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. A return of capital distribution is in effect a partial return of the amount a Common Shareholder invested in the Fund. Shareholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net income or profit.
The Fund expects that over time it will distribute all of its investment company taxable income. The investment company taxable income of the Fund will consist of all dividend and interest income accrued on portfolio assets, short-term capital gain and income from certain hedging and interest rate transactions, less all expenses of the Fund. Expenses of the Fund will be accrued each day.
To permit the Fund to maintain more stable monthly distributions, the Fund may distribute more or less than the entire amount of the net investment income earned in a particular period. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period, and the Fund may have to sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Any undistributed net investment income may be available to supplement future distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.
In certain circumstances, the Fund may elect to retain income or capital gain and pay income or excise tax on such undistributed amount, to the extent that the Board of Trustees, in consultation with Fund management, determines it to be in the best interest of shareholders to do so. During the Fund’s fiscal year ended May 31, 2020, the Fund paid no excise tax. See “Tax Matters.”
The Fund reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.
If you hold your Common Shares in your own name or if you hold your Common Shares with a brokerage firm that participates in the Fund’s Dividend Reinvestment Plan (the “Plan”), unless you elect to receive cash, all dividends and distributions that are declared by the Fund will be automatically reinvested in additional Common Shares of the Fund pursuant to the Plan. If you hold your Common Shares with a brokerage firm that does not participate in the Plan, you will not be able to participate in the Plan and any dividend reinvestment may be effected on different terms than those described below. Consult your financial adviser for more information. See “Dividend Reinvestment Plan.”
DIVIDEND REINVESTMENT PLAN
Under the Fund’s Dividend Reinvestment Plan, a Common Shareholder whose Common Shares are registered in his or her own name will have all distributions reinvested automatically by Computershare Trust Company, N.A., which is agent under the Plan (the “Plan Agent”), unless the Common Shareholder elects to receive cash. Distributions with respect to Common Shares registered in the name of a broker-dealer or other nominee (that is, in “street name”) will be reinvested in additional Common Shares under the Plan, unless the broker or nominee does not participate in the Plan or the Common Shareholder elects to receive distributions in cash. Investors who own Common Shares registered in street name should consult their broker-dealers for details regarding reinvestment. All distributions to investors who do not participate in the Plan will be paid by check mailed directly to the record holder by Computershare Trust Company, N.A. as dividend disbursing agent. A participant in the Plan who wishes to opt out of the Plan and elect to receive distributions in cash should contact Computershare Trust Company, N.A. in writing at the address specified below or by calling the telephone number specified below.
Under the Plan, whenever the market price of the Common Shares is equal to or exceeds net asset value at the time Common Shares are valued for purposes of determining the number of Common Shares equivalent to the cash dividend or capital gains distribution, participants in the Plan are issued new Common Shares from the Fund, valued at the greater of (i) the net asset value as most recently determined or (ii) 95% of the then-current market price of the Common Shares. The valuation date is the dividend or distribution payment date or, if that date is not a NYSE trading day, the next preceding trading day. If the net asset value of the Common Shares at the time of valuation exceeds the market price of the Common Shares, the Plan Agent will buy the Common Shares for the Plan in the open market, on the NYSE or elsewhere, for the participants’ accounts, except that the Plan Agent will endeavor to terminate purchases in the open market and cause the Fund to issue Common Shares at the greater of net asset value or 95% of market value if, following the commencement of such purchases, the market value of the Common Shares exceeds net asset value. If the Fund should declare a distribution or capital gains distribution payable only in cash, the Plan Agent will buy the Common Shares for the Plan in the open market, on the NYSE or elsewhere, for the participants’ accounts. There is no charge from the Fund for reinvestment of dividends or distributions in Common Shares pursuant to the Plan; however, all participants will pay a pro rata share of brokerage commissions incurred by the Plan Agent when it makes open-market purchases.
The Plan Agent maintains all shareholder accounts in the Plan and furnishes written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Common Shares in the account of each Plan participant will be held by the Plan Agent in non-certificated form in the name of the participant.
In the case of shareholders such as banks, brokers or nominees, which hold Common Shares for others who are the beneficial owners, and participate in the Plan, the Plan Agent will administer the Plan on the basis of the number of Common Shares certified from time to time by the Common Shareholder as representing the total amount registered in the shareholder’s name and held for the account of beneficial owners who participate in the Plan.
The automatic reinvestment of dividends and other distributions will not relieve participants of an income tax that may be payable or required to be withheld on such dividends or distributions.
Experience under the Plan may indicate that changes are desirable. Accordingly, the Fund reserves the right to amend or terminate its Plan as applied to any voluntary cash payments made and any dividend or distribution paid subsequent to written notice of the change sent to the members of such Plan at least 90 days before the record date for such dividend or distribution. The Plan also may be amended or terminated by the Plan Agent on at least 90 days’ prior written notice to the participants in such Plan. All correspondence concerning the Plan should be directed to the Plan Agent, Computershare, P.O. Box 30170, College Station, Texas 77842, Attention: Shareholder Services Department. Participants may also contact Computershare Trust Company, N.A. online at www.computershare.com/investor or by telephone at 1-866-488-3559.

DESCRIPTION OF CAPITAL STRUCTURE
The Fund is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of June 7, 2012. The following is a brief description of the terms of the Common Shares, Borrowings and Preferred Shares which may be issued by the Fund. This description does not purport to be complete and is qualified by reference to the Fund’s Governing Documents.
Common Shares
Pursuant to the Declaration of Trust, the Fund is authorized to issue an unlimited number of Common Shares of beneficial interest, par value $0.01 per share. Each Common Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. All Common Shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Fund will send annual and semi-annual reports, including financial statements, to all holders of its shares.
Any additional offerings of Common Shares will require approval by the Board of Trustees. Any additional offering of Common Shares will be subject to the requirements of the 1940 Act, which provides that shares may not be issued at a price below the then current net asset value, exclusive of sales load, except in connection with an offering to existing Common Shareholders or with the consent of a majority of the Fund’s outstanding voting securities.
The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the NYSE under the symbol “GGM.”
The Fund’s net asset value per Common Share generally increases and decreases based on the market value of the Fund’s securities. Net asset value per Common Share will be reduced immediately following the offering of Common Shares by the amount of the sales load and offering expenses paid by the Fund. See “Use of Proceeds.”
The Fund will not issue certificates for Common Shares.
Issuance of Additional Common Shares. The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made with the consent of a majority of its common shareholders. The Fund may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below net asset value will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below net asset value. Until such consent of Common Shareholders, if any, is obtained, the Fund may not sell Common Shares at a price below net asset value. Because the Fund’s advisory fee and sub-advisory fee are based upon average Managed Assets, the Investment Adviser’s and the Sub-Adviser’s interests in recommending the issuance and sale of Common Shares at a price below net asset value may conflict with the interests of the Fund and its Common Shareholders.
Borrowings
The Fund’s Declaration of Trust provides that the Board of Trustees may authorize the borrowing of money by the Fund, without the approval of the holders of the Common Shares. The Fund may issue notes or other evidences of indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting the Fund’s assets as security. See “Use of Financial Leverage—Indebtedness.”

Preferred Shares
The Fund’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued. Any such Preferred Share offering would be subject to the limits imposed by the 1940 Act. Issuance of Preferred Shares would constitute Financial Leverage and would entail special risks to the Common Shareholders.
Although the Fund has no present intention to issue Preferred Shares, it may in the future utilize Preferred Shares to the maximum extent permitted by the 1940 Act. Under the 1940 Act, the Fund may not issue Preferred Shares unless, immediately after such issuance, it has an “asset coverage” of at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the value of the Fund’s total assets). For these purposes, “asset coverage” means the ratio of (i) total assets less all liabilities and indebtedness not represented by “senior securities” to (ii) the amount of “senior securities representing indebtedness” plus the “involuntary liquidation preference” of the Preferred Shares. “Senior security” generally means any bond, note, or similar security evidencing indebtedness and any class of shares having priority over any other class as to distribution of assets or payment of dividends. “Senior security representing indebtedness” means any “senior security” other than equity shares. The “involuntary liquidation preference” of the Preferred Shares is the amount that holders of Preferred Shares would be entitled to receive in the event of an involuntary liquidation of the Fund in preference to the Common Shares.
In addition, the Fund is not permitted to declare any dividend (except a dividend payable in Common Shares), or to declare any other distribution on its Common Shares, or to purchase any Common Shares, unless the Preferred Shares have at the time of the declaration of any such dividend or other distribution, or at the time of any such purchase of Common Shares, an asset coverage of at least 200% after deducting the amount of such dividend, distribution or purchase price. If Preferred Shares are issued, the Fund intends, to the extent possible, to purchase or redeem Preferred Shares from time to time to the extent necessary to maintain asset coverage of any Preferred Shares of at least 200%. Any Preferred Shares issued by the Fund would have special voting rights and a liquidation preference over the Common Shares. Issuance of Preferred Shares would constitute Financial Leverage and would entail special risks to the Common Shareholders.
Any Preferred Shares issued by the Fund would have special voting rights and a liquidation preference over the Common Shares.
If Preferred Shares are outstanding, two of the Fund’s Trustees will be elected by the holders of Preferred Shares, voting separately as a class. The remaining Trustees of the Fund will be elected by Common Shareholders and Preferred Shares voting together as a single class. In the unlikely event the Fund failed to pay dividends on Preferred Shares for two years, Preferred Shares would be entitled to elect a majority of the Trustees of the Fund.
The Fund may be subject to certain restrictions imposed by guidelines of one or more NRSROs that may issue ratings for Preferred Shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. The Fund has no present intention to issue Preferred Shares.
Capitalization
The following table provides information about the outstanding securities of the Fund as of May 31, 2020:
Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Common Shares of Beneficial Interest,
par value $0.01 per share	Unlimited	—	8,750,087

ANTI-TAKEOVER AND OTHER PROVISIONS IN THE FUND’S GOVERNING DOCUMENTS
The Fund presently has provisions in its Governing Documents which could have the effect of limiting, in each case, (i) the ability of other entities or persons to acquire control of the Fund, (ii) the Fund’s freedom to engage in certain transactions or (iii) the ability of the Fund’s Board of Trustees or shareholders to amend the Governing Documents or effectuate changes in the Fund’s management. These provisions of the Governing Documents of the Fund may be regarded as “anti-takeover” provisions. The Board of Trustees is divided into three classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A Trustee may be removed from office by the action of a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.
In addition, the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Fund, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of any class or series of shares of beneficial interest of the Fund.
The 5% holder transactions subject to these special approval requirements are:
•	the merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder;
•	the issuance of any securities of the Fund to any Principal Shareholder for cash (other than pursuant to any dividend reinvestment plan);
•
the sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or

•
the sale, lease or exchange to the Fund or any subsidiary of the Fund, in exchange for securities of the Fund, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

To liquidate the Fund, the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Fund, voting separately as a class or series, unless such liquidation has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required.
For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Fund shall vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required. A “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting, if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding voting securities.
The Board of Trustees has determined that provisions with respect to the Board of Trustees and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under

Delaware law or the 1940 Act, are in the best interest of shareholders generally. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions. See “Additional Information.”
CLOSED-END FUND STRUCTURE
Closed-end management investment companies (“closed-end funds”) differ from open-end management investment companies (commonly referred to as “mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in their ability to make certain types of investments, including investments in illiquid securities.
However, shares of closed-end funds listed for trading on a securities exchange frequently trade at a discount from net asset value, but in some cases trade at a premium. The market price may be affected by trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end fund. The foregoing factors may result in the market price of the Common Shares being greater than, less than or equal to net asset value.
The Fund reserves the right to merge or reorganize with another fund, liquidate or convert into an open-end fund, in each case subject to applicable approvals by shareholders and the Fund’s Board as required by law and the Fund’s governing documents. The Board of Trustees has reviewed the structure of the Fund in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the shareholders. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Fund to an open-end management investment company.
REPURCHASE OF COMMON SHARES; CONVERSION TO OPEN-END FUND
Repurchase of Common Shares
The Board of Trustees will review periodically the trading range and activity of the Fund’s shares with respect to its net asset value and the Board of Trustees may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Common Shares at net asset value. There can be no assurance that the Board of Trustees will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to net asset value per Common Share.
Conversion to Open-End Fund
To convert the Fund to an open-end management investment company, the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such action has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required. A “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting, if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding voting securities. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Fund to an open-end management investment company be approved by the shareholders. If approved in the foregoing manner, conversion of the Fund to an open-end management investment company could not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would also require at least 30 days’ prior notice to all shareholders.
In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. If the Fund were converted to an open-end management investment company, it is likely that new Common Shares would be sold at net asset value plus a sales load. The Board of Trustees believes, however, that the closed-end structure is desirable, given the Fund’s investment objective and policies. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Fund to an open-end management investment company.
Shareholders of an open-end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. In the event of conversion, the Fund would expect to pay all such redemption requests in cash, but would intend to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors could incur brokerage costs in converting such securities to cash.
TAX MATTERS
The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and the ownership and disposition of the Fund’s Common Shares. A more complete discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Except as otherwise noted, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investments). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (the “IRS”), possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal tax concerns affecting the Fund and its Common Shareholders (including Common Shareholders subject to special treatment under U.S. federal income tax law).
The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Fund.
Taxation of the Fund
The Fund has elected to be treated and intends to continue to qualify annually as a RIC under Subchapter M of the Code. Accordingly, the Fund must, among other things, meet certain income, asset diversification and distribution requirements:
(i)
The Fund must derive in each taxable year at least 90% of its gross income from the following sources: (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code). Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (a) above.

(ii)
The Fund must diversify its holdings so that, at the end of each quarter of each taxable year, (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, including receivables, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships” (as defined in the Code).

As long as the Fund qualifies as a RIC, the Fund generally will not be subject to U.S. federal income tax on income and gains that the Fund distributes to its Common Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Fund’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) the Fund’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions). The Fund intends to distribute substantially all of such income each year. The Fund will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Common Shareholders.
The Fund will either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). If any such gain is retained, the Fund will be subject to a corporate income tax (at regular corporate rates) on such retained amount. In that event, the Fund expects to report the retained amount as undistributed capital gain in a notice to its Common Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Common Shares by the amount of undistributed capital gain included in such Common Shareholder’s gross income net of the tax deemed paid by the shareholder under clause (ii).
The Code imposes a 4% nondeductible excise tax on the Fund to the extent the Fund does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over- distribution, as the case may be, from the previous year. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid federal income tax in the taxable year ending within the calendar year. While the Fund intends to distribute any income and capital gain in order to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that amounts of the Fund’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Fund will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.
Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Fund intends to structure and monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Fund as a RIC (which may adversely affect the net after-tax return to the Fund).
If for any taxable year the Fund does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to Common Shareholders, and such distributions will be taxable to the Common Shareholders as ordinary dividends to the extent of the Fund’s current or accumulated earnings and profits. Provided that certain holding period and other requirements are met, such dividends, however, would be eligible (i) to be treated as qualified dividend income in the case of U.S. Common Shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of U.S. Common Shareholders taxed as corporations. The Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

Taxation of Common Shareholders
Distributions. Distributions paid to you by the Fund from its net capital gains, which is the excess of net long-term capital gain over net short-term capital loss, if any, that the Fund properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your Common Shares. All other dividends paid to you by the Fund (including dividends from short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income.
In the case of corporate shareholders, ordinary income dividends paid by the Fund generally will be eligible for the dividends received deduction to the extent that the Fund’s income consists of dividend income from U.S. corporations and certain holding period requirements are satisfied by both the Fund and the corporate shareholders. In the case of individuals, any properly reported ordinary income dividend that you receive from the Fund generally will be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain foreign corporations) received by the Fund, (ii) the Fund satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Common Shares. Qualified dividend income eligible for these special rules are not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses. In general, you may include as qualified dividend income only that portion of the dividends that may be and are so reported by the Fund as qualified dividend income. Dividend income from passive foreign investment companies and, in general, dividend income from REITs are not eligible for the reduced rate for qualified dividend income and are taxed as ordinary income. Due to the nature of the Fund’s investments, the Fund does not expect that a significant portion of its distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.
Any distributions you receive that are in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis in your Common Shares, and thereafter as capital gain from the sale of Common Shares. The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your Common Shares, thereby increasing your potential gain, or reducing your potential loss, on any subsequent sale or other disposition of your Common Shares.
Dividends and other taxable distributions are taxable to you even if they are reinvested in additional Common Shares of the Fund. Dividends and other distributions paid by the Fund are generally treated as received by you at the time the dividend or distribution is made. If, however, the Fund pays you a dividend in January that was declared in the previous October, November or December and you were the Common Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Fund and received by you on December 31 of the year in which the dividend was declared.
The Fund will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Fund.
Sale of Common Shares. The sale or other disposition of Common Shares of the Fund will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Common Shares for more than one year. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain) by you with respect to such Common Shares. Any loss you recognize on a sale or other disposition of Common Shares will be disallowed if you acquire other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Common Shares. In such case, your tax basis in the Common Shares acquired will be adjusted to reflect the disallowed loss.
Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income, while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax. Certain U.S. Common Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or part of their “net investment income,” which includes dividends received from the Fund and capital gains from the sale or other disposition of the Fund’s stock.
Backup Withholding.
The Fund may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to non-corporate Common Shareholders who fail to provide the Fund (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.
The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Fund and its Common Shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Common Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.
PLAN OF DISTRIBUTION
The Fund may sell up to $100,000,000 in aggregate initial offering price of Common Shares from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of Common Shares will state the terms of the offering, including:
•	the names of any agents, underwriters or dealers;
•	any sales loads or other items constituting underwriters’ compensation;
•	any discounts, commissions, or fees allowed or paid to dealers or agents;
•	the public offering or purchase price of the offered Common Shares and the net proceeds the Fund will receive from the sale; and
•	any securities exchange on which the offered Common Shares may be listed.
Direct Sales
The Fund may sell Common Shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.
By Agents
The Fund may offer Common Shares through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters
The Fund may offer and sell Common Shares from time to time to one or more underwriters who would purchase the Common Shares as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Common Shares to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Common Shares for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Common Shares unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Common Shares, they will be required to purchase all of the offered Common Shares. The underwriters may sell the offered Common Shares to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.
By Dealers
The Fund may offer and sell Common Shares from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Common Shares to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.
General Information
Agents, underwriters, or dealers participating in an offering of Common Shares may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Common Shares for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.
The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.
•	An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.
•	An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.
•
Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other securities in the open market in order to reduce a short position created in connection with the offering.

•
The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Common Shares above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Any underwriters to whom the offered Common Shares are sold for offering and sale may make a market in the offered Common Shares, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Common Shares.
Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.
The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.
Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.
The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Common Shares not yet issued as of the date of this Prospectus.
To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.
A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Common Shares for sale to their online brokerage account holders. Such allocations of Common Shares for internet distributions will be made on the same basis as other allocations. In addition, Common Shares may be sold by the underwriters to securities dealers who resell Common Shares to online brokerage account holders.
Dividend Reinvestment Plan
The Fund may issue and sell Common Shares pursuant to the Plan.
CUSTODIAN, ADMINISTRATOR, TRANSFER AGENT AND DIVIDEND-DISBURSING AGENT
The Bank of New York Mellon serves as the custodian of the Fund’s assets pursuant to a custody agreement. Under the custody agreement, the custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the custodian will receive a monthly fee based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions. The Bank of New York Mellon is located at 101 Barclay Street, New York, New York 10286.
Computershare Shareowner Services LLC serves as transfer agent and registrar and Computershare Trust Company, N.A. serves as dividend disbursing agent and Plan Agent under the Fund’s Plan, for the Common Shares of the Fund. Computershare Shareowner Services LLC is located at 480 Washington Boulevard, Jersey City, New Jersey 07310.
MUFG Investor Services (US) LLC, serves as the Fund’s administrator. Pursuant to an administration agreement, MUFG is responsible for providing administrative services to the Fund. For the services, the Fund pays MUFG, as administrator, a fee, accrued daily and paid monthly, at the annual rate equal to 0.0275% of the first $200 million in average daily Managed Assets, 0.0200% of the next $300 million in average daily Managed Assets, $0.0150% of the next $500 million in average daily Managed Assets, and 0.0100% of average daily Managed Assets above $1 billion.

MUFG also serves as fund accounting agent to the Fund. Pursuant to a fund accounting agreement, MUFG performs certain accounting services, including maintaining ledgers; computing per share net asset value, income, gains, yields; verifying and reconciling daily trade activity; accruing expenses and determining outstanding receivables and payables; providing accounting reports; and providing accounting services and data in connection with regulatory filings. For the services, the Fund pays MUFG, as fund accounting agent, a fee, accrued daily and paid monthly, at the annual rate equal to 0.0300% of the first $200 million in average daily Managed Assets, 0.0150% of the next $300 million in average daily Managed Assets, 0.0100% of the next $500 million in average daily Managed Assets, and 0.0075% of average daily Managed Assets above $1 billion, subject to a minimum fee of $50,000 per year, and reimburses MUFG for certain out-of-pocket expenses.
LEGAL MATTERS
Certain legal matters will be passed on for the Fund by Dechert LLP in connection with the offering of the Common Shares. If certain legal matters in connection with an offering of Common Shares are passed upon by counsel for the underwriters of such offering, that counsel will be named in the Prospectus Supplement related to that offering.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP, 1775 Tysons Blvd, Tysons, Virginia 22102, is the independent registered public accounting firm of the Fund. The Fund’s independent registered public accounting firm is expected to render an opinion annually on the financial statements of the Fund.
ADDITIONAL INFORMATION
This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).
PRIVACY PRINCIPLES OF THE FUND
The Fund is committed to maintaining the privacy of its shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Fund collects, how the Fund protects that information and why, in certain cases, the Fund may share information with select other parties.
Generally, the Fund does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the Fund. The Fund does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third party administrator).
The Fund restricts access to non-public personal information about its shareholders to employees of the Adviser and its delegates and affiliates with a legitimate business need for the information. The Fund maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

Guggenheim Credit Allocation Fund
__________________________
Statement of Additional Information
     Guggenheim Credit Allocation Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund’s investment objective is to seek total return through a combination of current income and capital appreciation. There can be no assurance that the Fund will achieve its investment objective or be able to structure its investments as anticipated, and you could lose some or all of your investment.
     This Statement of Additional Information relates to the offering, from time to time, of up to $100,000,000 aggregate initial offering price of the Fund’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”) in one or more offerings. This Statement of Additional Information (“SAI”) is not a prospectus, but should be read in conjunction with the prospectus for the Fund, dated September 30, 2020, (the “Prospectus”), and any related supplement to the Prospectus (each a “Prospectus Supplement”). Investors should obtain and read the Prospectus and any related Prospectus Supplement prior to purchasing Common Shares. A copy of the Prospectus and any related Prospectus Supplement may be obtained without charge, by calling the Fund at (800) 345-7999.
     The Prospectus and this SAI omit certain of the information contained in the registration statement filed with the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained from the SEC upon payment of the fee prescribed, or inspected at the SEC’s office or via its website (www.sec.gov) at no charge. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
TABLE OF CONTENTS
Page
THE FUND	S-2
INVESTMENT OBJECTIVE AND POLICIES	S-2
INVESTMENT RESTRICTIONS	S-11
MANAGEMENT OF THE FUND	S-13
PORTFOLIO TRANSACTIONS	S-33
TAX MATTERS	S-34
GENERAL INFORMATION	S-40
FINANCIAL STATEMENTS	S-41
APPENDIX A DESCRIPTION OF SECURITIES RATINGS	A-1
APPENDIX B GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC PROXY VOTING POLICY AND PROCEDURES	B-1
Statement of Additional Information dated September 30, 2020

THE FUND
     The Fund is a diversified, closed-end management investment company organized as a statutory trust under the laws of the State of Delaware. The Fund’s currently outstanding common shares of beneficial interest, par value $0.01 (the “Common Shares”) are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GGM.” Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”) serves as the Fund’s investment adviser and is responsible for the management of the Fund. Guggenheim Partners Investment Management, LLC (the “Sub-Adviser”) serves as the Fund’s investment sub-adviser and is responsible for the management of the Fund’s portfolio of securities. The Investment Adviser and the Sub-Adviser are referred to herein collectively as the “Adviser.”
INVESTMENT OBJECTIVE AND POLICIES
Additional Investment Policies and Portfolio Contents
The following information supplements the discussion of the Fund’s investment objective, policies and techniques that are described in the Prospectus. The Fund may make the following investments, among others, some of which are part of its principal investment strategies and some of which are not. The principal risks of the Fund’s principal investment strategies are discussed in the Prospectus. The Fund may not buy all of the types of securities or use all of the investment techniques that are described.
Real Property Asset Companies. The Fund may invest in securities issued by companies that own, produce, refine, process, transport and market “real property assets,” such as real estate and the natural resources upon or within real estate. These real property asset companies consist of:
•
Companies engaged in the ownership, construction, financing, management and/or sale of commercial, industrial and/or residential real estate (or that have assets primarily invested in such real estate); and

•
Companies engaged in energy, natural resources and basic materials businesses and companies engaged in associated businesses. These companies may engaged in oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services, forest products, chemicals, coal, alternative energy sources and environmental services, as well as related transportation companies and equipment manufacturers.

REITs. REITs possess certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investor’s capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types, i.e., hotels, shopping malls, residential complexes and office buildings. The market value of REIT shares and the ability of the REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws, and other factors beyond the control of the issuers of the REITs. In addition, distributions received by the Fund from REITs may consist of dividends, capital gains, and/or return of capital. As REITs generally pay a higher rate of dividends (on a pre-tax basis) than operating companies, to the extent application of the Fund’s investment strategy results in the Fund investing in REIT shares, the percentage of the Fund’s dividend income received from REIT shares will likely exceed the percentage of the Fund’s portfolio which is comprised of REIT shares. There are three general categories of REITs: equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Personal Property Asset Companies. The Fund may invest in securities issued by companies that own, produce, refine, process, transport and market “personal property assets.” Personal (as opposed to real) property assets include any tangible, movable chattel or asset. The Fund will typically seek to invest in securities of such personal property asset companies with investment performance that is not highly correlated with traditional market indexes, such as special situation transportation assets (e.g., railcars, ships, airplanes and automobiles) and collectibles (e.g., antiques, wine and fine art).
Eurodollar and Yankee Dollar Obligations. Eurodollar obligations are U.S. dollar-denominated certificates of deposit, time deposits and debt issues issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign sovereign and non-governmental issuers, including foreign banks. Yankee Dollar obligations are U.S. dollar-denominated obligations issued in the U.S. capital markets by foreign sovereign and non-governmental issuers. Eurodollar and Yankee Dollar obligations are generally subject to the same risks that apply to domestic debt securities, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee Dollar) obligations are subject to sovereign debt risk. See “Risks–Sovereign Debt Risk” in the Prospectus.
Municipal Leases and Certificates of Participation. The Fund may purchase municipal securities that represent lease obligations and certificates of participation in such leases. These carry special risks because the issuer of the securities may not be obligated to appropriate money annually to make payments under the lease. A municipal lease is an obligation in the form of a lease or installment purchase that is issued by a state or local government to acquire equipment and facilities. Income from such obligations generally is exempt from state and local taxes in the state of issuance. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment or facilities. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and result in a delay in recovering, or the failure to recover fully, the Fund’s original investment. To the extent that the Fund invests in unrated municipal leases or participates in such leases, the credit quality rating and risk of cancellation of such unrated leases will be monitored on an ongoing basis. In order to reduce this risk, the Fund will only purchase municipal securities representing lease obligations where the Adviser believes the issuer has a strong incentive to continue making appropriations until maturity.
A certificate of participation represents an undivided interest in an unmanaged pool of municipal leases, an installment purchase agreement or other instruments. The certificates are typically issued by a municipal agency, a trust or other entity that has received an assignment of the payments to be made by the state or political subdivision under such leases or installment purchase agreements. Such certificates provide the Fund with the right to a pro rata undivided interest in the underlying municipal securities. In addition, such participations generally provide the Fund with the right to demand payment, on not more than seven days’ notice, of all or any part of the Fund’s participation interest in the underlying municipal securities, plus accrued interest.
Municipal Notes. Municipal securities in the form of notes generally are used to provide for short-term capital needs, in anticipation of an issuer’s receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may consist of tax anticipation notes, revenue anticipation notes, bond anticipation notes, tax and revenue anticipation notes and construction loan notes. Tax anticipation notes are issued to finance the working capital needs of governments. Generally, they are issued in anticipation of various tax revenues, such as income, sales, property, use and business taxes, and are payable from these specific future taxes. Revenue anticipation notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under federal revenue sharing programs. Bond anticipation notes are issued to provide interim financing until long-term bond financing can be arranged. In most cases, the long-term bonds then provide the funds needed for repayment of the bond anticipation notes. Tax and revenue anticipation notes combine the funding sources of both tax anticipation notes and revenue anticipation notes. Construction loan notes are sold to provide construction financing. Mortgage notes insured by the Federal Housing Authority secure these notes; however, the proceeds from the insurance may be less than the economic equivalent of the payment of principal and interest on the mortgage note if there has been a default. The anticipated revenues from taxes, grants or bond financing generally secure the obligations of an issuer of municipal notes. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer’s payment obligations under the notes or that refinancing will be otherwise unavailable.
Pre-Refunded Municipal Securities. The principal of, and interest on, pre-refunded municipal securities are no longer paid from the original revenue source for the securities. Instead, the source of such payments is typically an escrow fund consisting of U.S. Government securities. The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities. Issuers of municipal securities use this advance refunding technique to obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer. For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities. However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer. Pre-refunded municipal securities are subject to risks associated with other types of municipal securities, including credit risk, interest rate risk, reinvestment risk, market risk, and risks related to legislative, political and economic changes and adverse changes in the issuer’s financial condition.
Private Activity Bonds. Private activity bonds, formerly referred to as industrial development bonds, are issued by or on behalf of public authorities to obtain funds to provide privately operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities or certain local facilities for water supply, gas or electricity. Other types of private activity bonds, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal securities, although the current federal tax laws place substantial limitations on the size of such issues. Under current law, a significant portion of the private activity bond market (except for private activity bonds, including refunding bonds, issued in 2009 and 2010) is subject to the federal alternative minimum tax. Payment of principal and interest on private activity bonds generally depends on the issuer’s continued ability to generate sufficient revenues, which will be affected by factors such as the size of the entity, its capital structure, demand for its products or services, competition, general economic conditions, governmental regulation, and the entity’s dependence on revenues for the operation of the particular facility being financed by the bond.
Inverse Floating Rate Securities. Inverse floating rate securities (sometimes referred to as “inverse floaters”) are securities whose interest rates bear an inverse relationship to the interest rate on another security or the value of an index. Generally, inverse floating rate securities represent beneficial interests in a special purpose trust formed by a third party sponsor for the purpose of holding municipal bonds. The special purpose trust typically sells two classes of beneficial interests or securities: short-term floating rate municipal securities (sometimes referred to as short-term floaters or tender option bonds), which are sold to third party investors, and inverse floating rate municipal securities, which the Fund would purchase. The short-term floating rate securities have first priority on the cash flow from the municipal bonds held by the special purpose trust. Typically, a third party, such as a bank, broker-dealer or other financial institution, grants the floating rate security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees. The holder of the short-term floater effectively holds a demand obligation that bears interest at the prevailing short-term, tax-exempt rate. However, the institution granting the tender option will not be obligated to accept tendered short-term floaters in the event of certain defaults or a significant downgrade in the credit rating assigned to the bond issuer. For its inverse floating rate investment, the Fund receives the residual cash flow from the special purpose trust. Because the holder of the short-term floater is generally assured liquidity at the face value of the security, the Fund as the holder of the inverse floater assumes the interest rate cash flow risk and the market value risk associated with the municipal security deposited into the special purpose trust. The volatility of the interest cash flow and the residual market value will vary with the degree to which the special purpose trust is leveraged. This is expressed in the ratio of the total face value of the short-term floaters in relation to the value of the residual inverse floaters that are issued by the special purpose trust. The Fund expects to make limited investments in inverse floaters, with leverage ratios that may vary at inception between one and three times. In addition, all voting rights and decisions to be made with respect to any other rights relating to the municipal bonds held in the special purpose trust are passed through to the Fund, as the holder of the residual inverse floating rate securities.
Because increases in the interest rate on the short-term floaters reduce the residual interest paid on inverse floaters, and because fluctuations in the value of the municipal bond deposited in the special purpose trust affect the value of the inverse floater only, and not the value of the short-term floater issued by the special purpose trust, inverse floaters’ value is generally more volatile than that of fixed rate bonds. The market price of inverse floating rate securities is generally more volatile than the underlying securities due to the leveraging effect of this ownership structure. These securities generally will underperform the market of fixed rate bonds in a rising interest rate environment (i.e., when bond values are falling), but tend to outperform the market of fixed rate bonds when interest rates decline or remain relatively stable. Although volatile, inverse floaters typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality, coupon, call provisions and maturity. Inverse floaters have varying degrees of liquidity based upon the liquidity of the underlying securities deposited in a tender option bond trust.
Tender Option Bonds. The Fund may also invest in tender option bonds issued by special purpose trusts. Tender option bonds may take the form of short-term floating rate securities or the option period may be substantially longer. Generally, the interest rate earned will be based upon the market rates for municipal securities with maturities or remarketing provisions that are comparable in duration to the periodic interval of the tender option, which may vary from weekly, to monthly, to extended periods of one year or multiple years. Since the option feature has a shorter term than the final maturity or first call date of the underlying bond deposited in the special purpose trust, the Fund as the holder of the tender option bond relies upon the terms of the agreement with the financial institution furnishing the option as well as the credit strength of that institution. As further assurance of liquidity, the terms of the special purpose trust provide for a liquidation of the municipal security deposited in the special purpose trust and the application of the proceeds to pay off the tender option bond. The special purpose trusts that are organized to issue both short-term floating rate securities and inverse floaters generally include liquidation triggers to protect the investor in the tender option bond. Generally, the special purpose trusts do not have recourse to the investors in the residual inverse floating rate securities. The Fund, as the holder of a tender option bond, would be subject to the interest rate and credit risk associated with the underlying bond and, because tender options bonds are a form of leverage, to magnified exposure to the positive or negative return of the underlying bond. The Fund also would be subject to risks related to the financial condition of the liquidity facility. In addition, the potential of a special purpose trust termination exposes the Fund to additional credit and reinvestment risks.
Securities Subject to Reorganization. The Fund may invest in securities of companies for which a tender or exchange offer has been made or announced and in securities of companies for which a merger, consolidation, liquidation or reorganization proposal has been announced if, in the judgment of the Adviser, there is a reasonable prospect of high total return significantly greater than the brokerage and other transaction expenses involved. In general, securities which are the subject of such an offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or may also discount what the stated or appraised value of the security would be if the contemplated transaction were approved or consummated. Such investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of such contingencies requires unusually broad knowledge and experience on the part of the Adviser which must appraise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction but also the financial resources and business motivation of the offer and/or the dynamics and business climate when the offer or proposal is in process. Since such investments are ordinarily short-term in nature, they will tend to increase the turnover ratio of the Fund, thereby increasing its brokerage and other transaction expenses. The Adviser intends to select investments of the type described which, in its view, have a reasonable prospect of capital appreciation which is significant in relation to both the risk involved and the potential of available alternative investments.
Rights Offerings and Warrants to Purchase. The Fund may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights’ and warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security.
Depositary Receipts. The Fund may invest in sponsored and unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and other similar global instruments. ADRs typically are issued by a U.S. bank or trust company and evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe, typically by non-U.S. banks and trust companies, that evidence ownership of either non-U.S. or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer. Investments in ADRs, EDRs and GDRs present additional investment considerations associated with non-U.S. securities.
Equity-Linked Notes. Equity-linked notes are hybrid securities with characteristics of both fixed-income and equity securities. An equity-linked note is a debt instrument, usually a bond, that pays interest based upon the performance of an underlying equity, which can be a single stock, basket of stocks or an equity index. Instead of paying a predetermined coupon, equity-linked notes link the interest payment to the performance of a particular equity market index or basket of stocks or commodities. The interest payment is typically based on the percentage increase in an index from a predetermined level, but alternatively may be based on the decrease in the index. The interest payment may in some cases be leveraged so that, in percentage terms, it exceeds the relative performance of the market. Equity-linked notes generally are subject to the risks associated with the securities of equity issuers, default risk and counterparty risk.
Special Purpose Acquisition Companies. The Fund may invest in stock, warrants, and other securities of special purpose acquisition companies (“SPACs”) or similar special purpose entities. A SPAC is a publicly traded company that raises investment capital for the purpose of acquiring an existing company. Until an acquisition is completed, a SPAC generally invests its assets in U.S. government securities, money market securities and cash. If an acquisition that meets the requirements of the SPAC is not completed within a pre-established period of time, the funds invested in the SPAC are returned to its shareholders. Because SPACs and similar entities do not have an operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the SPAC’s management to identify and complete a profitable acquisition. Some SPACs pursue acquisitions only within certain industries or regions, which can increase the volatility of their prices. Interests in SPACs are typically traded in the OTC market and may be illiquid and/or be subject to restrictions on resale.
Derivative Instruments
Options Generally. There can be no assurance that the Fund’s options strategies will be successful. Principal factors affecting the market value of options consist of supply and demand, interest rates, the current market price and price volatility of the underlying security or currency and the time remaining until the expiration date of the option. Gains and losses on investments in options depend, in part, on the ability of the Adviser to predict correctly the effect of these factors. The use of options cannot serve as a complete hedge since the price movement of securities underlying the options will not necessarily follow the price movements of the portfolio securities subject to the hedge.
An option position may be closed out only on an exchange that provides a secondary market for an option of the same series or in a private transaction. Although the Fund will generally purchase or write only those options for which there appears to be a liquid secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option. In such event it may not be possible to effect closing transactions in particular options, so that the Fund would have to exercise its options in order to realize any profit and would incur brokerage commissions upon the exercise of call options and upon the subsequent disposition of underlying securities for the exercise of put options. If the Fund, as a covered call option writer, is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise or otherwise covers the position.
Purchasing Options. Buying an options contract gives the Fund the right to purchase securities from third parties or gives the Fund the right to sell securities to third parties for a fixed price at a future date. In addition to options on individual securities, the Fund may buy and sell put and call options on currencies, baskets of securities or currencies, indices and other instruments. Options bought by the Fund may be “cash settled,” meaning that the purchaser of the option has the right to receive a cash payment from the writer of the option to the extent that the value of the underlying position rises above (in the case of a call) or falls below (in the case of a put) the exercise price of the option. The Fund may purchase exchange traded and over-the-counter (“OTC”) options.
If the Fund is the holder of an option it may liquidate its position by effecting a closing sale transaction. This is accomplished by selling an option of the same series as the option previously purchased. There can be no assurance that either a closing purchase or sale transaction can be effected when the Fund so desires.
The use of purchased put options on equity indexes as a hedging strategy would involve certain risks similar to those of written call options. Any such strategy may not work as intended due to a lack of correlation between changes in value of the index underlying the put option and changes in the market value of the Fund’s portfolio securities. Further, a put option acquired by the Fund and not sold prior to expiration will expire worthless if the cash value of the index or market value of the underlying security at expiration exceeds the exercise price of the option, thereby causing the Fund to lose its entire investment in the option.
Futures Contracts and Options on Futures. The Fund may enter into futures contracts or options on futures contracts. It is anticipated that these investments, if any, will be made by the Fund primarily for the purpose of hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase. Such investments will only be made if they are economically appropriate to the reduction of risks involved in the management of the Fund. In this regard, the Fund may enter into futures contracts or options on futures for the purchase or sale of securities indices or other financial instruments.
A “sale” of a futures contract (or a “short” futures position) means the assumption of a contractual obligation to deliver the instrument underlying the contract at a specified price at a specified future time. A “purchase” of a futures contract (or a “long” futures position) means the assumption of a contractual obligation to acquire the instrument underlying the contract at a specified price at a specified future time. Certain futures contracts, including stock and bond index futures, are settled on a net cash payment basis rather than by the sale and delivery of the instrument underlying the futures contracts.
No consideration will be paid or received by the Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker an amount of cash or cash equivalents equal to approximately 1% to 10% of the contract amount (this amount is subject to change by the exchange or board of trade on which the contract is traded and brokers or members of such board of trade may charge a higher amount). This amount is known as the “initial margin” and is in the nature of a performance bond or good faith deposit on the contract. Subsequent payments, known as “variation margin,” to and from the broker will be made daily as the price of the instrument underlying the futures contract fluctuates. At any time prior to the expiration of the futures contract, the Fund may elect to close the position by taking an opposite position, which will operate to terminate its existing position in the contract.
An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract at a specified exercise price at a specified time or times prior to the expiration of the option. Upon exercise of an option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account attributable to that contract, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of an option on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option purchased is fixed at the point of sale, there are no daily cash payments by the purchaser to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net assets of the Fund. Futures transactions and options on futures must be covered by assets or instruments acceptable under applicable segregation and coverage requirements.
The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying instrument, it may or may not be less risky than ownership of the futures contract or underlying instrument. As with the purchase of futures contracts, when the Fund is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.
The purchase of a put option on a futures contract is similar to the purchase of protective put options on portfolio securities. The Fund may purchase a put option on a futures contract to hedge the Fund’s portfolio against the risk of rising interest rates and consequent reduction in the value of portfolio securities.
Futures and options on futures contracts entail certain risks: no assurance that futures contracts or options on futures contracts can be offset at favorable prices, possible reduction of the yield of the Fund due to the use of hedging, possible reduction in value of both the securities hedged and the hedging instrument, possible lack of liquidity due to daily limits on price fluctuations, imperfect correlation between the contracts and the securities being hedged and losses from investing in futures transactions that are potentially unlimited. The Fund’s ability to establish and close out positions in futures contracts and options thereon will be subject to the development and maintenance of liquid markets. Although the Fund generally will purchase or sell only those futures contracts and options thereon for which there appears to be a liquid market, there is no assurance that a liquid market on an exchange will exist for any particular futures contract or option thereon at any particular time. In the event no liquid market exists for a particular futures contract or option thereon in which the Fund maintains a position, it will not be possible to effect a closing transaction in that contract or to do so at a satisfactory price, and the Fund would either have to make or take delivery under the futures contract or, in the case of a written option, wait to sell the underlying securities until the option expires or is exercised or, in the case of a purchased option, exercise the option. In the case of a futures contract or an option thereon that the Fund has written and that the Fund is unable to close, the Fund would be required to maintain margin deposits on the futures contract or option thereon and to make variation margin payments until the contract is closed.
When the Fund purchases or sells a futures contract, or sells an option thereon, the Fund is required to “cover” its position in order to limit the risk associated with the use of leverage and other related risks. To cover its position, the Fund may earmark or segregate cash or liquid securities that, when added to any amounts deposited with a futures commission merchant as initial margin, are equal to the market value of the futures contract or otherwise “cover” its position in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder. If the Fund continues to engage in the described securities trading practices and properly earmarks or segregates assets, the assets will function as a practical limit on the amount of leverage which the Fund may undertake and on the potential increase in the speculative character of the Fund. Such practices are intended to assure the availability of adequate funds to meet the obligations of the Fund arising from such investment activities, although there is no guarantee that they will function as intended.
With respect to futures contracts that are not contractually required to “cash-settle,” the Fund usually must cover its open positions by earmarking or segregating on its records cash or liquid assets equal to the contract’s notional value. For futures contracts that are “cash-settled,” however, the Fund is permitted to earmark or segregate cash or liquid assets in an amount equal to the Fund’s next daily marked-to-market (net) obligation, if any (i.e., the Fund’s daily net liability) rather than the notional value. By earmarking or designating assets equal to only its net obligation under cash-settled futures, the Fund will have the ability to employ leverage to a greater extent than if the Fund were required to earmark or segregate assets equal to the full notional value of such contracts.
Among other ways, the Fund may also cover its long position in a futures contract by purchasing a put option on the same futures contract with a strike price (i.e., an exercise price) as high as or higher than the price of the futures contract. In the alternative, if the strike price of the put is less than the price of the futures contract, the Fund will also earmark or segregate cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract and that can be exercised on any date or that has the same exercise date as the expiration date of the futures contract. The Fund may also cover its long position in a futures contract by taking a short position in the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based). The Fund may cover its short position in a futures contract by taking a long position in the instruments underlying the futures contract. Among other ways, the Fund may cover its sale of a call option on a futures contract by taking a long position in the underlying futures contract at a price less than or equal to the strike price of the call option. In the alternative, if the long position in the underlying futures contract is established at a price greater than the strike price of the written (sold) call, the Fund will earmark or segregate cash or liquid securities equal in value to the difference between the strike price of the call and the price of the futures contract. The Fund may cover its sale of a put option on a futures contract by taking a short position in the underlying futures contract at a price greater than or equal to the strike price of the put option, or, if the short position in the underlying futures contract is established at a price less than the strike price of the written put, the Fund will earmark or segregate cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract.
Successful use of futures contracts and options thereon by the Fund is subject to the ability of the Adviser to predict correctly movements in the direction of interest rates. If the Adviser’s expectations are not met, the Fund will be in a worse position than if a hedging strategy had not been pursued. For example, if the Fund has hedged against the possibility of an increase in interest rates that would adversely affect the price of securities in its portfolio and the price of such securities increases instead, the Fund will lose part or all of the benefit of the increased value of its securities because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash to meet daily variation margin requirements, it may have to sell securities to meet the requirements. These sales may, but will not necessarily, be at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it is disadvantageous to do so.
Interest Rate Futures Contracts and Options Thereon. The Fund may purchase or sell interest rate futures contracts to take advantage of or to protect the Fund against fluctuations in interest rates affecting the value of securities that the Fund holds or intends to acquire. For example, if interest rates are expected to increase, the Fund might sell futures contracts on securities, the values of which historically have a high degree of positive correlation to the values of the Fund’s portfolio securities. Such a sale would have an effect similar to selling an equivalent value of the Fund’s portfolio securities. If interest rates increase, the value of the Fund’s portfolio securities will decline, but the value of the futures contracts to the Fund will increase at approximately an equivalent rate thereby keeping the net asset value of the Fund from declining as much as it otherwise would have. The Fund could accomplish similar results by selling securities with longer maturities and investing in securities with shorter maturities when interest rates are expected to increase. However, since the futures market may be more liquid than the cash market, the use of futures contracts as a risk management technique allows the Fund to maintain a defensive position without having to sell its portfolio securities.
Similarly, the Fund may purchase interest rate futures contracts when it is expected that interest rates may decline. The purchase of futures contracts for this purpose constitutes a hedge against increases in the price of securities (caused by declining interest rates) that the Fund intends to acquire. Since fluctuations in the value of appropriately selected futures contracts should approximate that of the securities that will be purchased, the Fund can take advantage of the anticipated rise in the cost of the securities without actually buying them. Subsequently, the Fund can make its intended purchase of the securities in the cash market and concurrently liquidate its futures position.
Securities Index Futures Contracts and Options Thereon. Purchases or sales of securities index futures contracts are used for hedging purposes to attempt to protect the Fund’s current or intended investments from broad fluctuations in stock or bond prices. For example, the Fund may sell securities index futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Fund’s securities portfolio that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or part, by gains on the futures position. When the Fund is not fully invested in the securities market and anticipates a significant market advance, it may purchase securities index futures contracts in order to gain rapid market exposure that may, in part or entirely, offset increases in the cost of securities that the Fund intends to purchase. As such purchases are made, the corresponding positions in securities index futures contracts will be closed out. The Fund may write put and call options on securities index futures contracts for hedging purposes.
Additional Risks of Options, Futures Contracts and Options on Futures Contracts and Forward Contracts Traded on Foreign Exchanges. Options, futures contracts and options thereon and forward contracts on securities may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Fund’s ability to act upon economic events occurring in the foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (v) lesser trading volume. Exchanges on which options, futures and options on futures are traded may impose limits on the positions that the Fund may take in certain circumstances.
Legislation and Regulation Risk Related to Derivative Instruments. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law in July 2010, has changed the way in which derivative instruments are regulated and/or traded. Such regulation may impact the availability, liquidity and cost of derivative instruments. While regulatory or legislative activity may not necessarily have a direct, immediate effect upon the Fund, it is possible that implementation of these measures or any future measures could potentially limit or completely restrict the ability of the Fund to use certain derivative instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. Limits or restrictions applicable to the counterparties with which a Fund engages in derivative transactions could also prevent a Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change availability of certain investments. The Financial CHOICE Act, which was passed by the U.S. House of Representatives in June 2017, would, if enacted, roll back parts of the Dodd-Frank Act. There can be no assurance that such legislation or regulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to utilize certain derivatives transactions or achieve its investment objective.
In late November 2019, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance.  Instead of complying with current requirements, funds would need to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements) subject to a value-at-risk (“VaR”) leverage limit, certain other testing requirements and requirements related to board reporting. These new requirements would apply unless a fund qualified as a “limited derivatives user,” as defined in the SEC’s proposal. Reverse repurchase agreements would be subject to asset coverage requirements, and a fund trading reverse repurchase agreements would need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio. Reverse repurchase agreements would not be included in the calculation of whether a fund is a limited derivatives user, but for funds subject to the VaR testing, reverse repurchase agreements and similar financing transactions would be included for purposes of such testing.
Amended “CFTC” Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund will limit its transactions in futures, options on futures and swaps (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish its futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of its futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.
Regulatory requirements, even if not directly applicable to the Fund, including capital requirements, changes to the CFTC speculative position limits regime and mandatory clearing, exchange trading and margin requirements may increase the cost of the Fund’s investments and cost of doing business, which could adversely affect investors.

Loans of Portfolio Securities
Consistent with applicable regulatory requirements and the Fund’s investment restrictions, the Fund may lend its portfolio securities to securities broker-dealers or financial institutions, provided that such loans are callable at any time by the Fund (subject to notice provisions described below), and are at all times secured by cash or cash equivalents, which are earmarked or segregated pursuant to applicable regulations and that are at least equal to the market value, determined daily, of the loaned securities. The advantage of such loans is that the Fund continues to receive the income on the loaned securities while at the same time earns interest on the cash amounts deposited as collateral, which will be invested in short-term obligations. The Fund will not lend its portfolio securities if such loans are not permitted by the laws or regulations of any state in which its shares are qualified for sale. The Fund’s loans of portfolio securities will be collateralized in accordance with applicable regulatory requirements and no loan will cause the value of all loaned securities to exceed 331/3% of the value of the Fund’s total assets.
A loan may generally be terminated by the borrower on one business day notice, or by the Fund on five business days’ notice. If the borrower fails to deliver the loaned securities within five days after receipt of notice, the Fund could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over collateral. As with any extensions of credit, there are risks of delay in recovery and in some cases even loss of rights in the collateral should the borrower of the securities fail financially. However, these loans of portfolio securities will only be made to firms deemed by the Fund’s management to be creditworthy and when the income that can be earned from such loans justifies the attendant risks. The Board of Trustees will oversee the creditworthiness of the contracting parties on an ongoing basis. Upon termination of the loan, the borrower is required to return the securities to the Fund. Any gain or loss in the market price during the loan period would inure to the Fund. The risks associated with loans of portfolio securities are substantially similar to those associated with repurchase agreements. Thus, if the counterparty to the loan petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the Fund is unsettled. As a result, under extreme circumstances, there may be a restriction on the Fund’s ability to sell the collateral, and the Fund would suffer a loss. When voting or consent rights that accompany loaned securities pass to the borrower, the Fund will follow the policy of calling the loaned securities, to be delivered within one day after notice, to permit the exercise of such rights if the matters involved would have a material effect on the Fund’s investment in such loaned securities. The Fund will pay reasonable finder’s, administrative and custodial fees in connection with a loan of its securities.
INVESTMENT RESTRICTIONS
The Fund operates under the following restrictions that constitute fundamental policies that, except as otherwise noted, cannot be changed without the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund voting together as a single class, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting, if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding voting securities. Except as otherwise noted, all percentage limitations set forth below apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action. These restrictions provide that the Fund shall not:
1. Issue senior securities nor borrow money, except the Fund may issue senior securities or borrow money to the extent permitted by the 1940 Act, as amended from time to time, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act, as amended from time to time.
2. Act as underwriter of another issuer’s securities, except to the extent that the Fund may be deemed to be an underwriter within the meaning of the Securities Act, in connection with the purchase and sale of portfolio securities.
3. Invest in any security if, as a result, 25% or more of the value of the Fund’s total assets, taken at market value at the time of each investment, are in the securities of issuers in any particular industry or group of related industries; except that this policy shall not apply to (i) securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) securities issued by state and municipal governments or their political subdivisions, agencies, authorities and instrumentalities (other than those securities backed only by the assets and revenues of non-governmental users with respect to which the Fund will not invest 25% or more of the value of the Fund’s total assets, taken at market value at the time of each investment, in securities backed by the same source of revenue), and (iii) securities issued by other investment companies, which shall not constitute any industry.
4. Purchase or sell real estate except that the Fund may: (a) acquire or lease office space for its own use, (b) invest in securities of issuers that invest in real estate or interests therein or that are engaged in or operate in the real estate industry, (c) invest in securities that are secured by real estate or interests therein, (d) purchase and sell mortgage related securities, (e) hold and sell real estate acquired by the Fund as a result of the ownership of securities and (f) as otherwise permitted by the 1940 Act, as amended from time to time, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act, as amended from time to time.
5. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments; provided that this restriction shall not prohibit the Fund from purchasing or selling options, futures contracts and related options thereon, forward contracts, swaps, caps, floors, collars and any other financial instruments or from investing in securities or other instruments backed by physical commodities or as otherwise permitted by the 1940 Act, as amended from time to time, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act, as amended from time to time.
6. Make loans of money or property to any person, except (a) to the extent that securities or interests in which the Fund may invest are considered to be loans, (b) through the loan of portfolio securities in an amount up to 331/3% of the Fund’s total assets, (c) by engaging in repurchase agreements or (d) as may otherwise be permitted by the 1940 Act, as amended from time to time, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act, as amended from time to time.
7. With respect to 75% of the value of the Fund’s total assets, purchase any securities (other than obligations issued or guaranteed by the U.S. Government or by its agencies or instrumentalities), if as a result more than 5% of the Fund’s total assets would then be invested in securities of a single issuer or if as a result the Fund would hold more than 10% of the outstanding voting securities of any single issuer.
All other investment policies of the Fund set forth in the Prospectus and this SAI, including the Fund’s investment objective, are not considered fundamental policies and may be changed by the Board of Trustees without any vote of shareholders.
For purposes of investment restriction number 3 set forth above, the Adviser will, on behalf of the Fund, make reasonable determinations as to the appropriate industry classification to assign to each security or instrument in which the Fund invests. The definition of what constitutes a particular “industry” is an evolving one, particularly for industries or sectors within industries that are new or are undergoing rapid development. Some securities could reasonably fall within more than one industry category. The Fund’s industry concentration policy does not preclude it from focusing investments in issuers in a group of related economic sectors. For purposes of the industry concentration policy, a foreign government is considered to be a separate industry, although currency positions are not considered to be an investment in a foreign government for these purposes.

MANAGEMENT OF THE FUND
Board of Trustees
Overall responsibility for management and supervision of the Fund rests with the Board of Trustees (the “Board of Trustees” or the “Board”). The Board of Trustees approves all significant agreements between the Fund and the companies that furnish the Fund with services, including agreements with the Investment Adviser and the Sub-Adviser.
The Trustees are divided into three classes. Trustees serve until their successors have been duly elected. Following is a list of the names, business addresses, dates of birth, present positions with the Fund, length of time served with the Fund, principal occupations during the past five years and other directorships held by each Trustee.
Name, Business Address* and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served**	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen	Other Directorships Held by Trustees***

INDEPENDENT TRUSTEES:
Randall C. Barnes (1951)	Trustee and Chair of the Valuation Oversight Committee	Since 2013	Current: Private Investor (2001-present). Former: Senior Vice President and Treasurer, PepsiCo, Inc. (1993-1997); President, Pizza Hut International (1991-1993); Senior Vice President, Strategic Planning and New Business Development, PepsiCo, Inc. (1987-1990).	157	Current: Purpose, Investments Inc. (2013-present). Former: Managed Duration Investment Grade Municipal Fund (2006-2016).

Angela Brock-Kyle (1959)	Trustee	Since 2019	Current: Founder and Chief Executive Officer, B.O.A.R.D.S. (2013-present). Former: Senior Leader, TIAA (1987-2012).	156	Current: Hunt Companies, Inc. (2019-present). Former: Senior Leader, TIAA (1987-2012). Former: Infinity Property & Casualty Corp. (2014-2018).

Donald A. Chubb, Jr. (1946)	Trustee	Since 2014	Current: Retired. Former: Business broker and manager of commercial real estate, Griffith & Blair, Inc. (1997-2017).	156	Former: Midland Care, Inc. (2011-2016)

Jerry B. Farley (1946)	Trustee	Since 2014	Current: President, Washburn University (1997-present).	156	Current: CoreFirst Bank & Trust (2000-present). Former: Westar Energy, Inc. (2004-2018)

Name, Business Address* and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served**	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen	Other Directorships Held by Trustees***

Roman Friedrich III (1946)	Trustee	Since 2013	Current: Founder and Managing Partner, Roman Friedrich & Company (1998-present).	156	Former: Zincore Metals, Inc. (2009-2019).

Thomas F. Lydon, Jr. (1960)	Trustee and Chair of the Contracts Review Committee	Since 2019	Current: President, Global Trends Investments (1996-present); Co-Chief Executive Officer, ETF Flows (2019-present); Chief Executive Officer, Lydon Media (2016-present).	156	Current: US Global Investors, Inc. (GROW) (1995-present). Former: Harvest Volatility Edge Trust (3) (2017-2019).

Ronald A. Nyberg (1953)	Trustee and Chair of the Nominating and Governance Committee	Since 2013	Current: Partner, Momkus LLC (2016-present). Former: Partner, Nyberg & Cassioppi, LLC (2000-2016); Executive Vice President, General Counsel, and Corporate Secretary, Van Kampen Investments (1982-1999).	157
Current: PPM Funds (9)
(2018-present);
Edward-Elmhurst
Healthcare System
(2012-present);

Former: Western
Asset Inflation-Linked
Opportunities & Income Fund (2004-April 2020); Western Asset
Inflation-Linked Income
Fund (2003-April 2020); Managed Duration Investment Grade Municipal Fund (2003-2016).

Sandra G. Sponem (1958)	Trustee and Chair of the Audit Committee	Since 2019	Current: Retired. Former: Senior Vice President and Chief Financial Officer, M.A. Mortenson Companies, Inc. (2007-2017)	156	Current: SPDR Series Trust (78) (2018- present); SPDR Index Shares Funds (31) (2018-present); SSGA Active Trust (12) (2018-present); and SSGA Master Trust (1) (2018-present).

Ronald E. Toupin Jr. (1958)	Trustee, Chair of the Board and Chair of the Executive Committee	Since 2013	Current: Portfolio Consultant (2010-present); Member, Governing Council, Independent Directors Council (2013-present); Governor, Board of Governors, Investment Company Institute (2018-present).	156
Former: Western Asset Inflation-Linked Opportunities & IncomeFund (2004-April 2020); Western Asset Inflation-Linked Income Fund (2003-April 2020); Managed Duration Investment Grade Municipal Fund (2003-2016).

Name, Business Address* and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served**	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen	Other Directorships Held by Trustees***

Former: Vice President, Manager and Portfolio Manager, Nuveen Asset Management (1998-1999); Vice President, Nuveen Investment Advisory Corp. (1992-1999); Vice President and Manager, Nuveen Unit Investment Trusts (1991-1999); and Assistant Vice President and Portfolio Manager, Nuveen Unit Investment Trusts (1988-1999), each of John Nuveen & Co., Inc. (1982-1999).

INTERESTED TRUSTEE:
Amy J. Lee**** (1961)	Trustee, Vice President and Chief Legal Officer	Since 2018 (Trustee) Since 2014 (Chief Legal Officer) Since 2012 (Vice President)	Current: Interested Trustee, certain other funds in the Fund Complex (2018-present); Chief Legal Officer, certain other funds in the Fund Complex (2014-present); Vice President, certain other funds in the Fund Complex (2007-present); Senior Managing Director, Guggenheim Investments (2012-present). Former: President and Chief Executive Officer, certain other funds in the Fund Complex (2017-2019); Vice President, Associate General Counsel and Assistant Secretary, Security Benefit Life Insurance Company and Security Benefit Corporation (2004-2012).	156	None.
*	The business address of each Trustee is c/o Guggenheim Investments, 227 West Monroe Street, Chicago, Illinois 60606.

**	Each Trustee serves an indefinite term, until his or her successor is elected and qualified subject to the Fund’s Independent Trustees Retirement Policy:
•
Messrs. Farley+, Friedrich+, Lydon, Jr. and Nyberg are Class II Trustees. Class II Trustees are expected to stand for re-election at the Fund’s annual meeting of shareholders for the fiscal year ending May 31, 2021.

•
Mr. Toupin, Jr. and Mses. Lee and Sponem are Class III Trustees. Class III Trustees are expected to stand for re-election at the Fund’s annual meeting of shareholders for the fiscal year ending May 31, 2022.

•
Messrs. Barnes and Chubb, Jr.+ and Ms. Brock-Kyle are Class I Trustees. Class I Trustees are expected to stand for re-election at the Fund’s annual meeting of shareholders for the fiscal year ending May 31, 2023.

***
Each Trustee also serves on the Boards of Trustees of Guggenheim Funds Trust, Guggenheim Variable Funds Trust, Guggenheim Strategy Funds Trust, Fiduciary/Claymore Energy Infrastructure Fund, Guggenheim Taxable Municipal Managed Duration Trust, Guggenheim Strategic Opportunities Fund, Guggenheim Enhanced Equity Income Fund, Guggenheim Energy & Income Fund, Rydex Series Funds, Rydex Dynamic Funds, Rydex Variable Funds and Transparent Value Trust. Messrs. Barnes and Nyberg also serve on the Board of Trustees of Advent Convertible & Income Fund. Together with the Fund, these funds are referred to as the “Fund Complex.” Figures provided in parentheses after the name of a fund complex indicate the number of funds overseen in that complex.

****	This Trustee is deemed to be an “interested person” of the Funds under the 1940 Act by reason of her position with the Funds’ Investment Adviser and/or the parent of the Investment Adviser.
+        Under the Fund’s Independent Trustees Retirement Policy, Messrs. Chubb, Farley and Friedrich are expected to retire in 2021 and are not expected to stand for re-election.
Trustee Qualifications
The Trustees were selected to serve on the Board based upon their skills, experience, judgment, analytical ability, diligence, ability to work effectively with other Trustees, availability and commitment to attend meetings and perform the responsibilities of a Trustee and a willingness to take an independent and questioning view of management.
The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this SAI, that each Trustee should serve as a Trustee in light of the Fund’s business and structure. References to the qualifications, attributes and skills of Trustees do not constitute the holding out of any Trustee as being an expert under Section 7 of the Securities Act of 1933 (the “Securities Act”) or the rules and regulations of the SEC.
Randall C. Barnes. Mr. Barnes has served as a trustee of certain funds in the Fund Complex since 2004. Through his service as a Trustee of the Fund and a trustee of other funds in the Fund Complex, his service as Chair of the Valuation Oversight Committee, his service on other registered investment company boards, prior employment experience as President of Pizza Hut International and as Treasurer of PepsiCo, Inc., and his personal investment experience, Mr. Barnes is experienced in financial, accounting, regulatory and investment matters.
Angela Brock-Kyle. Ms. Brock-Kyle has served as a trustee of certain funds in the Fund Complex since 2016. Through her service as a trustee of other funds in the Fund Complex, prior employment experience, including at TIAA where she spent 25 years in leadership roles, and her experience serving on the boards of public, private and non-profit organizations, including service as Audit Committee Chair and as a member of governance and nominating committees, Ms. Brock-Kyle is experienced in financial, accounting, governance and investment matters.
Donald A. Chubb. Mr. Chubb has served as a trustee of certain funds in the Fund Complex since 1994. Through his service as a Trustee of the Fund and a trustee of other funds in the Fund Complex, his prior experience in the commercial brokerage and commercial real estate market, and service as a director of a bank, Mr. Chubb is experienced in financial, regulatory and investment matters.
Dr. Jerry B. Farley. Dr. Farley has served as a trustee of certain funds in the Fund Complex since 2005. Dr. Farley currently serves as President of Washburn University and previously served in various executive positions for the University of Oklahoma and Oklahoma State University. He has also been a Certified Public Accountant since 1972 and, although he has not practiced public accounting, his business responsibilities at educational institutions have included all aspects of financial management and reporting. Through his service as a Trustee of the Fund and trustee of other funds in the Fund Complex and his experience in the administration of the academic, business and fiscal operations of educational institutions, including currently serving as President of Washburn University, and service on other boards, Dr. Farley is experienced in accounting, financial, regulatory and investment matters.
Roman Friedrich III. Mr. Friedrich has served as a trustee of certain funds in the Fund Complex since 2003. Through his service as a Trustee of the Fund and a trustee of other funds in the Fund Complex, his prior service on other public company boards, his experience as founder and Managing Partner of Roman Friedrich & Company, a financial advisory firm and his prior experience as a senior executive of various financial securities firms, Mr. Friedrich is experienced in financial, investment and regulatory matters.
Amy J. Lee. Ms. Lee has served as a trustee of certain funds in the Fund Complex since 2018. Through her service as a Trustee of the Funds, her service as Chief Legal Officer of Fund Complex, her service as Senior Managing Director of Guggenheim Investments, as well as her prior experience as Associate General Counsel, Vice President and Assistant Secretary of Security Benefit Corporation, Ms. Lee is experienced in financial, legal, regulatory and governance matters.
Thomas F. Lydon, Jr. Mr. Lydon has served as a trustee of certain funds in the Fund Complex since 2005. Through his service as a trustee of other funds in the Fund Complex, his service as Chair of the Contracts Review Committee, his experience as President of Global Trends Investments, a registered investment adviser, his service on the board of U.S. Global Investors, Inc. (GROW), an investment adviser and transfer agent, as well as his prior service on another registered investment company board and his authorship and editorial experience regarding exchange-traded funds, Mr. Lydon is experienced in financial, investment and governance matters.
Ronald A. Nyberg. Mr. Nyberg has served as a trustee of certain funds in the Fund Complex since 2003. Through his service as a Trustee of the Fund and a trustee of other funds in the Fund Complex, as well as Chair of the Nominating & Governance Committee, his service on other registered investment company boards, his professional training and experience as an attorney and partner of a law firm, Momkus LLC, and his prior employment experience, including as an attorney and partner of a law firm, Nyberg & Cassioppi, LLC, and Executive Vice President and General Counsel of Van Kampen Investments, an asset management firm, Mr. Nyberg is experienced in financial, regulatory and governance matters.
Sandra G. Sponem. Ms. Sponem has served as a trustee of certain funds in the Fund Complex since 2016. Through her service as a trustee of other funds in the Fund Complex, her service as Chair of the Audit Committee, her service on other registered investment company boards, her prior employment experience, including as Chief Financial Officer of Piper Jaffray Companies, Inc. (now Piper Sandler Companies) and its predecessor, U.S. Bancorp Piper Jaffray, Inc., and as Senior Vice President and Chief Financial Officer of M.A. Mortenson Company, a construction and real estate development company, her Certified Public Accountant designation and previously held securities licenses and extensive knowledge of accounting and finance and the financial services industry, Ms. Sponem is experienced in accounting, financial, governance and investment matters. The Board has determined that Ms. Sponem is an “audit committee financial expert” as defined by the SEC.
Ronald E. Toupin, Jr. Mr. Toupin has served as a trustee of certain funds in the Fund Complex since 2003. Mr. Toupin currently serves on the Governing Council of the Independent Directors Council (IDC) of the Investment Company Institute (ICI) and on the Board of Governors of the ICI. Through his service as a Trustee and a trustee of other funds in the Fund Complex, as well as the Independent Chair of the Board, his prior service on other registered investment company boards, and his professional training and prior employment experience, including Vice President and Portfolio Manager for Nuveen Asset Management, an asset management firm, Mr. Toupin is experienced in financial, regulatory and investment matters.
Each Trustee also has considerable familiarity with the Funds, the Funds’ investment advisers and other service providers and their operations, as well as the special regulatory requirements governing registered investment companies and the special responsibilities of investment company trustees as a result of his/her substantial prior service as a Trustee of the funds in the Fund Complex.

Executive Officers
The following information relates to the executive officers of the Fund who are not Trustees. The Fund’s officers receive no compensation from the Fund but may also be officers or employees of the Investment Adviser, the Sub-Adviser or affiliates of the Investment Adviser or the Sub-Adviser and may receive compensation in such capacities.
Name, Business Address* and Year of Birth	Position(s) held with the Trust	Term of Office and Length of Time Served**	Principal Occupation During the Past Five Years

Brian E. Binder (1972)	President and Chief Executive Officer	Since 2018
Current: President and Chief Executive Officer, certain other funds in the Fund Complex (2018-present); President, Chief Executive Officer and Chairman of the Board of Managers, Guggenheim Funds Investment Advisors, LLC (2018-present); President and Chief Executive Officer, Security Investors, LLC (2018-present); Board Member of Guggenheim Partners Fund Management (Europe) Limited (2018-present); Senior Managing Director and Chief Administrative Officer, Guggenheim Investments (2018-present).

Former: Managing Director and President, Deutsche Funds, and Head of US Product, Trading and Fund Administration, Deutsche Asset Management (2013-2018); Managing Director, Head of Business Management and Consulting, Invesco Ltd. (2010-2012).

Joanna M. Catalucci (1966)	Chief Compliance Officer	Since 2012	Current: Chief Compliance Officer of certain other funds in the Fund Complex (2012-present); Senior Managing Director Guggenheim Investments (2014-present).

Former: AML Officer, certain other funds in the Fund Complex (2016-2017); Chief Compliance Officer and Secretary, certain other funds in the Fund Complex (2008-2012); Senior Vice President and Chief Compliance Officer, Security Investors, LLC (2010-2012); Senior Vice President, Security Global Investors, LLC and certain affiliates (2010-2012); Chief Compliance Officer and Senior Vice President Rydex Advisors, LLC and certain affiliates (2010-2011).

James M. Howley	Assistant Treasurer	Since 2006	Current: Managing Director,

Name, Business Address* and Year of Birth	Position(s) held with the Trust	Term of Office and Length of Time Served**	Principal Occupation During the Past Five Years

(1972)	Guggenheim Investments (2004-present); Assistant Treasurer, certain other funds in the Fund Complex (2006-present).

Former: Manager of Mutual Fund Administration, Van Kampen Investments, Inc. (1996-2004).

Mark E. Mathiasen (1978)	Secretary	Since 2008	Current: Secretary, certain other funds in the Fund Complex (2007-present); Managing Director, Guggenheim Investments (2007-present).

Glenn McWhinnie (1969)	Assistant Treasurer	Since 2016	Current: Vice President, Guggenheim Investments (2009-present); Assistant Treasurer, certain other funds in the Fund Complex (2016-present).

Michael P. Megaris (1984)	Assistant Secretary	Since 2014	Current: Assistant Secretary, certain other funds in the Fund Complex (2014-present); Director, Guggenheim Investments (2012-present).

William Rehder (1967)	Assistant Vice President	Since 2018	Current: Managing Director, Guggenheim Investments (2002-present).

Kimberly J. Scott (1974)	Assistant Treasurer	Since 2012	Current: Director, Guggenheim Investments (2012-present); Assistant Treasurer, certain funds in the Fund Complex (2012-present).

Former: Financial Reporting Manager, Invesco, Ltd. (2010-2011); Vice President/Assistant Treasurer Mutual Fund Administration for Van Kampen Investments, Inc./Morgan Stanley Investment Management (2009-2010), Manager of Mutual Fund Administration, Van Kampen Investments, Inc./Morgan Stanley Investment Management (2005-2009).

Bryan Stone (1979)	Vice President	Since 2014	Current: Vice President, certain other funds in the Fund Complex (2014-present); Managing Director, Guggenheim Investments (2013-present).

Name, Business Address* and Year of Birth	Position(s) held with the Trust	Term of Office and Length of Time Served**	Principal Occupation During the Past Five Years

Former: Senior Vice President, Neuberger Berman Group LLC (2009-2013); Vice President, Morgan Stanley (2002-2009).

John L. Sullivan (1955)	Chief Financial Officer, Chief Accounting Officer and Treasurer	Since 2010
Current: Chief Financial Officer, Chief Accounting Officer and Treasurer, certain other funds in the Fund Complex (2010-present); Senior Managing Director, Guggenheim
Investments (2010-present).

Former: Managing Director and Chief Compliance Officer, each of the funds in the Van Kampen Investments fund complex (2004-2010); Managing Director and Head of Fund Accounting, Morgan Stanley Investment Management (2002-2004); Chief Financial Officer and Treasurer, Van Kampen Funds (1996-2004).

Jon Szafran (1989)	Assistant Treasurer	Since 2017	Current: Vice President, Guggenheim Investments (2017-present); Assistant Treasurer, certain other funds in the Fund Complex (2017-present).

Former: Assistant Treasurer of Henderson Global Funds and Manager of US Fund Administration, Henderson Global Investors (North America) Inc. (“HGINA”) (2017); Senior Analyst of US Fund Administration, HGINA (2014-2017); Senior Associate of Fund Administration, Cortland Capital Market Services, LLC (2013-2014); Experienced Associate, PricewaterhouseCoopers LLP (2012-2013).

*	The business address of each officer is c/o Guggenheim Investments, 227 West Monroe Street, Chicago, Illinois 60606.
**	Each officer serves an indefinite term, until his or her successor is duly elected and qualified.
Board Leadership Structure
The primary responsibility of the Board is to represent the interests of the Funds and to provide oversight of the management of the Funds. The Funds’ day-to-day operations are managed by the Adviser, the applicable Sub-Adviser and other service providers who have been approved by the Board. The Board is currently comprised of ten Trustees, nine of whom (including the chairperson) are Independent Trustees. Generally, the Board acts by majority vote of all the Trustees, which includes a majority vote of the Independent Trustees if required by applicable law.

The Board has appointed an independent Chair, Ronald E. Toupin, Jr., who presides at Board meetings and who is responsible for, among other things, participating in the planning of Board meetings, setting the tone of Board meetings and seeking to encourage open dialogue and independent inquiry among the trustees and management. In addition, the Independent Chair acts as a liaison with officers, counsel and other Trustees between meetings of the Board. The Independent Chair may also perform such other functions as may be delegated by the Board from time to time. The Board has established five standing committees (as described below) and has delegated certain responsibilities to those committees, each of which is comprised solely of Independent Trustees. The Board and its committees meet periodically throughout the year to oversee the Fund’s activities, including through the review of the Funds’ contractual arrangements with service providers and the Funds’ financial statements, compliance with regulatory requirements, and performance. The Board may also establish informal working groups from time to time to review and address the policies and practices of the Trust or the Board with respect to certain specified matters. The Independent Trustees are advised by independent legal counsel experienced in Investment Company Act of 1940 (“1940 Act”) matters and are represented by such independent legal counsel at Board and committee meetings. The Board has determined that this leadership structure, including an independent Chair, a supermajority of Independent Trustees and committee membership limited to Independent Trustees, is appropriate in light of the characteristics and circumstances of the Funds because it allocates responsibilities among the Committees and the Board in a manner that further enhances effective oversight. The Board considered, among other things: the number of portfolios that comprise the trusts in the Guggenheim Family of Funds overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of each Fund and the Guggenheim Family of Funds; and the management, distribution and other service arrangements of each Fund and the Guggenheim Family of Funds. The Board may at any time and in its discretion change this leadership structure.
Board Committees
Executive Committee. The Board has an Executive Committee, which is composed of Sandra G. Sponem and Ronald E. Toupin, Jr., each an Independent Trustee. In between meetings of the full Board, the Executive Committee generally may exercise all the powers of the full Board in the management of the business of the Funds. However, the Executive Committee cannot, among other things, authorize dividends or distributions on shares, amend the bylaws or recommend to the shareholders any action which requires shareholder approval.
Nominating and Governance Committee. The Board has a Nominating and Governance Committee, which is composed of Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Jerry B. Farley, Roman Friedrich III, Thomas F. Lydon, Jr., Ronald A. Nyberg, Sandra G. Sponem, and Ronald E. Toupin, Jr., each of whom is an Independent Trustee and is “independent” as defined by NYSE listing standards. Mr. Nyberg serves as Chair of the Nominating and Governance Committee.
The Nominating and Governance Committee is governed by a written charter (the “Nominating and Governance Committee Charter”).
The purpose of the Nominating and Governance Committee is to review matters pertaining to the composition, committees, and operations of the Board. The Nominating and Governance Committee is responsible for recommending qualified candidates to the Board in the event that a position is vacated or created. The Nominating and Governance Committee would consider recommendations by shareholders if a vacancy were to exist and shall assess shareholder recommendations in the same manner as it reviews its own candidates. The Board does not have a standing compensation committee.
Audit Committee. The Board has an Audit Committee, which is composed of Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Jerry B. Farley, Roman Friedrich III, Thomas F. Lydon, Jr., Ronald A. Nyberg, Sandra G. Sponem, and Ronald E. Toupin, Jr., each of whom is an Independent Trustee and is “independent” as defined by NYSE listing standards. As of June 30, 2020, Ms. Sponem serves as Chair of the Audit Committee.
The Audit Committee is generally responsible for certain oversight matters, such as reviewing the Funds’ systems for accounting, financial reporting and internal controls and, as appropriate, the internal controls of certain service providers, overseeing the integrity of the Funds’ financial statements (and the audit thereof), as well as the qualifications, independence and performance of the Funds’ independent registered public accounting firm. The Audit Committee is also responsible for recommending to the Board the appointment, retention and termination of the Funds’ independent registered public accounting firm and acting as a liaison between the Board and the Funds’ independent registered public accounting firm.
 Contracts Review Committee. The Board has a Contracts Review Committee, which is composed of Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Jerry B. Farley, Roman Friedrich III, Thomas F. Lydon, Jr., Ronald A. Nyberg, Sandra G. Sponem, and Ronald E. Toupin, Jr., each of whom is an Independent Trustee. . As of June 30, 2020, Mr. Lydon serves as Chair of the Contracts Review Committee. The purpose of the Contracts Review Committee is to assist the Board in overseeing the evaluation of certain contracts to which a Fund is or is proposed to be a party to ensure that the interests of the Fund and its shareholders are served by the terms of these contracts. The Committee’s primary function is to oversee the process of evaluating existing investment advisory and subadvisory agreements, administration agreements, distribution agreements. In addition, at its discretion or at the request of the Board, the Committee reviews and makes recommendations to the Board with respect to any contract to which a Fund is or is proposed to be a party.
Valuation Oversight Committee. The Board has a Valuation Oversight Committee, which is composed of Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Roman Friedrich III, and Sandra G. Sponem, each of whom is an Independent Trustee. As of June 30, 2020, Mr. Barnes serves as Chair of the Valuation Oversight Committee. The Valuation Oversight Committee assists the Board in overseeing the activities of Guggenheim’s Valuation Committee and the valuation of securities and other assets held by the Funds. Duties of the Valuation Oversight Committee include reviewing the Funds’ valuation procedures, evaluating pricing services that are being used for the Funds, and receiving reports relating to actions taken by Guggenheim’s Valuation Committee.
Board and Committee Meetings. During the Fund’s fiscal year ended May 31, 2020, the Board held 4 meetings, the Fund’s Audit Committee held 6 meetings, the Fund’s Nominating and Governance Committee held 3 meetings, the Fund’s Contracts Review Committee held 2 meetings and the Valuation Oversight Committee held 4 meetings.
Board’s Role in Risk Oversight
The day-to-day business of the Fund, including the day-to-day management and administration of the Fund and of the risks that arise from the Fund’s investments and operations, is performed by third-party service providers, primarily the Adviser or its affiliates. Consistent with its responsibility for oversight of the Fund, the Board is responsible for overseeing the service providers and thus, has oversight responsibility with respect to the risk management functions performed by those service providers. Risks to the Fund include, among others, investment risk, credit risk, valuation risk, compliance risk and operational risk, as well as the overall business risk relating to the Fund. Risk management seeks to identify and mitigate the potential effects of risks, i.e., events or circumstances that could have material adverse effects on the business, operations, investment performance or reputation of the Fund. Under the oversight of the Board, the service providers to the Fund employ a variety of processes, procedures and controls to seek to identify risks relevant to the operations of the Fund and to lessen the probability of the occurrence of such risks and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Fund’s business and consequently, for managing risks associated with that activity. Each of the Adviser and other service providers has its own independent interest in risk management, and its policies and methods of carrying out risk management functions will depend, in part, on its analysis of the risks, functions and business models. Accordingly, Board oversight of different types of risks may be handled in different ways. As part of the Board’s periodic review of each Fund’s Advisory Agreement, Sub-Advisory Agreement and other service provider agreements, the Board may consider risk management aspects of the service providers’ operations and the functions for which they are responsible.
The Board oversees risk management for the Fund directly and through the committee structure it has established. The Board has established the Audit Committee, the Nominating and Governance Committee, the Contracts Review Committee and the Valuation Oversight Committee to assist in its oversight functions, including its oversight of the risks the Fund faces. For instance, the Audit Committee receives reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. In addition, the Board has established an Executive Committee to act on the Board’s behalf, to the extent permitted and as necessary, in between meetings of the Board. Each committee reports its activities to the Board on a regular basis. The Board also oversees the risk management of the Fund’s operations by requesting periodic reports from and otherwise communicating with various personnel of the Fund and its service providers, including, in particular, the Fund’s Chief Compliance Officer, their independent registered public accounting firm and Guggenheim Investments’ Chief Risk Officer and internal auditors for the Adviser or its affiliates, as applicable. In this connection, the Board requires officers of the Fund to report on a variety of matters at regular and special meetings of the Board and its committees, as applicable, including matters relating to risk management. On at least a quarterly basis, the Board will meet with the Fund’s Chief Compliance Officer, including separate meetings with the Independent Trustees in executive session, to discuss compliance matters and, on at least an annual basis, will receive a report from the Chief Compliance Officer regarding the adequacy of the policies and procedures of the Fund and certain service providers and the effectiveness of the their implementation. The Board, with the assistance of Fund management, will review investment policies and risks in connection with its review of the Funds’ performance. In addition, the Board will receive reports from the Adviser and Sub-Adviser, as applicable, on the investments and securities trading of the Fund. With respect to valuation, the Valuation Oversight Committee oversees a pricing committee comprised of Fund officers and personnel of the Adviser. The Board has approved valuation procedures applicable to valuing the Fund’s securities and other assets, which the Valuation Oversight Committee and the Audit Committee periodically review. The Board also requires each Adviser and Sub-Adviser, as applicable, to report to the Board on other matters relating to risk management on a regular and as-needed basis.
The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to seek to achieve the Fund’s investment objectives, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. As part of its oversight function, the Board receives and reviews various risk management reports and assessments and discusses these matters with appropriate management and other personnel. Moreover, despite the periodic reports the Board receives, it may not be made aware of all of the relevant information of a particular risk. Most of the Fund’s investment management and business affairs are carried out by or through the Adviser or its affiliates and other service providers, most of whom employ professional personnel who have risk management responsibilities and each of whom has an independent interest in risk management, which interest could differ from or conflict with that of the other funds that are advised by Adviser. The role of the Board and of any individual Trustee is one of oversight and not of management of the day-to-day affairs of the Fund and its oversight role does not make the Board a guarantor of the Fund’s investments, operations or activities. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to limitations. The Board may at any time and in its discretion change how it administers its risk oversight function.
Remuneration of Trustees and Officers
The Independent Trustees of the Fund receive from the Fund Complex a general annual retainer for service on covered boards. Additional annual retainer fees are paid to: the Independent Chair of the Board; the Chair (and Vice Chair, if any) of each of the Audit Committee, the Contracts Review Committee, and the Nominating and Governance Committee; and each member of the Valuation Oversight Committee. In addition, fees are paid for special Board or Committee meetings, whether telephonic or in-person. No per meeting fee applies to meetings of the Valuation Oversight Committee. The Fund also reimburses each Independent Trustee for reasonable travel and other out-of-pocket expenses incurred in attending in-person meetings, which are not included in the compensation amounts shown below. The Fund pays proportionately its respective share of Independent Trustees’ fees and expenses based on relative net assets.
The Trustees did not accrue any pension or retirement benefits as part of Fund expenses, nor will they receive any annual benefits upon retirement. The Trustees also did not accrue any deferred compensation nor is any amount of deferred compensation payable by the Fund. The following table sets forth the compensation paid to each Independent Trustee by the Fund during its most recent fiscal year and the total compensation paid to each Independent Trustee by Funds in the Fund Complex during the most recently completed calendar year.

	Aggregate	Pension or Retirement		Total Compensation
	Estimated	Benefits Accrued	Estimated Annual	from the Fund and
	Compensation	as Part of	Benefits Upon	Fund Complex
Name(1)	from the Fund	Fund Expenses(2)	Retirement(2)	Paid to Trustee(3)

Independent Trustees:
Randall C. Barnes	$7,054	None	None	$338,250
Angela Brock-Kyle	$3,188	None	None	$225,000
Donald A. Chubb	$7,054	None	None	$256,000
Jerry B. Farley	$7,586	None	None	$276,000
Roman Friedrich III	$7,320	None	None	$266,000
Thomas Lydon, Jr.	$3,188	None	None	$234,000
Ronald A. Nyberg	$7,187	None	None	$341,000
Maynard F. Oliverius(4)	None	None	None	$125,000
Sandra G. Sponem	$3,508	None	None	$279,000
Ronald E. Toupin, Jr.	$8,985	None	None	$331,000

(1)	Trustees not entitled to compensation are not included in the table.
(2)	The Fund does not accrue or pay retirement or pension benefits to Trustees as of the date of this SAI.
(3)
As of the date of this SAI, the “Fund Complex” consists of 7 closed-end funds, including the Fund, and 150 open-end funds advised or serviced by the Investment Adviser or its affiliates. Because the funds in the Fund Complex have different fiscal year ends, the amounts shown in this column are presented on a calendar year basis.

(4)	Mr. Oliverius retired from the Board of Trustees effective as of April 4, 2019 in accordance with the Independent Trustees Retirement Policy of the Fund.
Trustee Share Ownership
As of December 31, 2019, the most recently completed calendar year prior to the date of this Statement of Additional Information, each Trustee of the Fund beneficially owned equity securities of the Fund and all of the registered investment companies in the family of investment companies overseen by the Trustee in the dollar range amounts specified below.
Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Fund Complex(1)
Independent Trustees:
Randall C. Barnes	Over $100,000	Over $100,000
Angela Brock-Kyle	None	$50,001-$100,000
Donald A. Chubb	$1-$10,000	Over $100,000
Jerry B. Farley	None	Over $100,000
Roman Friedrich III	$50,001-$100,000	Over $100,000
Thomas Lydon, Jr.	None	Over $100,000
Ronald A. Nyberg	$1-$10,000	Over $100,000
Sandra G. Sponem	None	Over $100,000
Ronald E. Toupin, Jr.	$50,001-$100,000	Over $100,000
Interested Trustee:
Amy J. Lee	None	Over $100,000

(1)	As of the date of this SAI, the “Fund Complex” consists of 7 closed-end funds, including the Fund, and 150 open-end funds advised or serviced by the Investment Adviser or its affiliates.
Indemnification of Officers and Trustees; Limitations on Liability
The governing documents of the Fund provide that the Fund will indemnify its Trustees and officers and may indemnify its employees or agents against liabilities and expenses incurred in connection with litigation in which they may be involved because of their positions with the Fund, to the fullest extent permitted by law. However, nothing in the governing documents of the Fund protects or indemnifies a trustee, officer, employee or agent of the Fund against any liability to which such person would otherwise be subject in the event of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her position.
The Fund has entered into an Indemnification Agreement with each Independent Trustee, which provides that the Fund shall indemnify and hold harmless such Trustee against any and all expenses actually and reasonably incurred by the Trustee in any proceeding arising out of or in connection with the Trustee’s service to the Fund, to the fullest extent permitted by the Declaration of Trust and By-Laws and the laws of the State of Delaware, the Securities Act, and the 1940 Act unless it has been finally adjudicated that (i) the Trustee is subject to such expenses by reason of the Trustee’s not having acted in good faith in the reasonable belief that his or her action was in the best interests of the Fund or (ii) the Trustee is liable to the Fund or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office, as defined in Section 17(h) of the 1940 Act, as amended.
Portfolio Management
The personnel with the most significant responsibility for the day-to-day management of the Fund’s portfolio are B. Scott Minerd, Anne Bookwalter Walsh, Kevin Gundersen, Thomas Hauser and Richard J. de Wet.
Other Accounts Managed by the Portfolio Managers. The following table sets forth information about funds and accounts other than the Fund for which the portfolio managers are primarily responsible for the day-to-day portfolio management as of May 31, 2020.
				Number of Other Accounts Assets
	Number of Other Accounts Managed			for Which Advisory Fee is
	and Assets by Account Type			for Which Performance-Based
	Other	Other		Other	Other
	Registered	Pooled		Registered	Pooled
Name of	Investment	Investment	Other	Investment	Investment	Other
Portfolio Manager	Companies	Vehicles	Accounts	Companies	Vehicles	Accounts
B. Scott Minerd	12	63	130	0	39	13
	$25 billion	$15.1 billion	$158 billion	$0	$10.3 billion	$4.4 billion

Anne Bookwalter Walsh	16	6	85	0	2	4
	$28.7 billion	$2.9 billion	$147.8 billion	$0	$2 billion	$270 million

Kevin Gunderson	8	46	41	2	31	9
	$6.2 billion	$11.9 billion	$10.1 billion	$347 million	$8.1 billion	$4.1 billion

Thomas Hauser	8	47	39	2	32	7
	$1.8 billion	$12 billion	$7.6 billion	$347 million	$8.2 billion	$1.6 billion

Richard J. de Wet	4	2	13	0	0	0
	$648 million	$206 million	$3.5 billion	$0	$0	$0

Information Regarding Potential Conflicts of Interest.

Potential Conflicts Related to the Sale of Fund Shares. The Investment Adviser and the Sub-Adviser, (collectively, the “Advisers”), their affiliates and their respective employees may have relationships with distributors, consultants and others who recommend, or engage in transactions with or for, the Fund. The Fund and/or an Adviser or its affiliates may compensate such distributors, consultants and other parties in connection with such relationships. As a result of these relationships, distributors, consultants and other parties may have conflicts that create incentives for them to promote the Fund over other funds or financial products.
To the extent permitted by applicable law, the Advisers and their affiliates and the Fund may make payments to authorized dealers and other financial intermediaries and to salespersons to promote the Fund. These payments may be made out of the assets of an Adviser or its affiliates or amounts payable to an Adviser or its affiliates. These payments may create an incentive for such persons to highlight, feature or recommend the Fund over other funds or financial products.
Potential Conflicts Related to Management of the Fund by the Advisers. The following are descriptions of certain conflicts, financial or otherwise, that the Advisers and their employees may have in managing the Fund. The descriptions below are not intended to be a complete enumeration or explanation of all of the conflicts of interests that may arise from the business activities of the Advisers, their affiliates, or their respective clients. To address these and other actual or potential conflicts, the Advisers and the Fund have established various policies and procedures that are reasonably designed to identify and mitigate such conflicts and to ensure that such conflicts are appropriately resolved taking into consideration the best interest of all clients involved, consistent with the Advisers’ fiduciary obligations and in accordance with applicable law. However, there can be no guarantee that these policies and procedures will be successful in every instance. In certain cases, transactions involving potential conflicts of interest described below may be elevated for review by a conflicts review committee, the members of which are senior personnel of the Advisers’ affiliates and are not employees or clients of the Advisers.
Additional information about potential conflicts of interest regarding the Advisers is set forth in each Adviser’s Form ADV. A copy of Part 1 and Part 2A of each Adviser’s Form ADV is available on the SEC’s website at www.adviserinfo.sec.gov.
The Advisers and Their Affiliates Provide a Broad Array of Services and Have Various Investment Banking, Advisory and Other Relationships. The Advisers are affiliates of Guggenheim Partners, LLC (“Guggenheim Partners”), which is a global, full service financial services firm. Guggenheim Partners and its affiliates, including the Advisers (collectively, “Guggenheim Entities”), provide their clients with a broad array of investment management, insurance, broker-dealer, investment banking and other similar services (“Other Business Activities”). These Other Business Activities create actual and potential conflicts of interest for the Advisers in managing the Fund.
For example, the Other Business Activities may create conflicts between the interests of a Fund, on the one hand, and the interests of the Advisers, their affiliates and their respective other clients, on the other hand. The Advisers and their affiliates may act as advisers to clients in investment banking, loan arranging and structuring, financial advisory, asset management and other capacities related to securities and instruments that may be purchased, sold or held by a Fund, and the Advisers or an affiliate may issue, or be engaged as underwriter for the issuer of, securities and instruments that a Fund may (in accordance with applicable rules) purchase, sell or hold. At times, these activities may cause the Advisers and their affiliates to give advice to their clients that may cause these clients to take actions in conflict with or adverse to the interest of a Fund. In addition, Guggenheim Entities may take action that differs from, potentially conflicts with or is adverse to advice given or action taken for the Advisers’ clients. The Guggenheim Entities and their respective officers, directors, managing directors, partners, employees and consultants may act in a proprietary capacity with long or short positions in securities and instruments of all types, including those that may be purchased, sold or held by a Fund. Such activities could affect the prices and availability of the securities and instruments that a Fund holds or that an Adviser seeks to buy or sell for a Fund’s account, which could adversely impact the financial returns of the Fund.
These Other Business Activities may create other potential conflicts of interests in managing the Fund, may cause the Fund to be subject to additional regulatory limits and, in certain circumstances, may prevent a Fund from participating or limit a Fund’s participation in an investment opportunity that the Fund’s portfolio managers view to be favorable. As a result, activities and dealings of the Advisers and their affiliates may affect the Fund in ways that may disadvantage or restrict the Fund or be deemed to benefit an Adviser, its affiliates or other client accounts.
Advisers’ and Their Affiliates’ Activities on Behalf of Other Clients. The Advisers and their affiliates currently manage and expect to continue to manage a variety of other client accounts, including (without limitation) separately managed accounts, open-end registered funds, closed-end registered funds, private funds and other collective investment vehicles, and may serve as asset or collateral manager or in other capacities for certain non-registered structured products (collectively, “Other Clients”). Investors in such Other Clients include insurance companies affiliated with or related to the Advisers, as described below. Other Clients invest pursuant to the same or different investment objectives, strategies and philosophies as those employed by the Fund and may seek to make or sell investments in the same securities, instruments, sectors or strategies as the Fund. There are no restrictions on the ability of an Adviser and its affiliates to manage Other Clients following the same, similar or different investment objectives, strategies and philosophies as those employed by the Fund. This “side-by-side” management of multiple accounts may create potential conflicts, particularly in circumstances where the availability or liquidity of investment opportunities is limited. Other Clients may also be subject to different legal restrictions or regulatory regimes than the Fund. Regardless of the similarity in investment objectives and strategies between the Fund and Other Clients, the Advisers may give advice and recommend investments to Other Clients that may differ from advice given to, or investments bought or sold for, the Fund, and the Fund and Other Clients may vote differently on or take or refrain from taking different actions with respect to the same security or instrument, which may be disadvantageous to the Fund and adversely affect their performance.
The investment policies, fee arrangements and other characteristics of the Fund may also vary from those of Other Clients. In some cases, the Advisers or an affiliate may receive a potentially larger financial benefit from managing one or more such Other Clients as compared to the Fund (for example, some Other Clients are charged performance or incentive fees constituting a percentage of profits or gains), which may provide an incentive to favor such Other Clients over the Fund or to recommend favorable investments to Other Clients who pay higher fees or who have the potential to generate greater fees over the Fund. The Advisers on behalf of the Fund or Other Clients may, pursuant to one transaction or in a series of transactions over time, invest in different parts of an issuer’s or borrower’s capital structure (including but not limited to investments in public versus private securities, investments in debt versus equity, or investments in senior versus subordinated debt or when the same or similar investments have different rights or benefits), depending on the respective client’s investment objectives and policies. Relevant issuers or borrowers may also include special purpose issuers or borrowers in structured finance, asset backed, collateralized loan obligation, collateralized debt obligation or similar transactions. As a result of the foregoing, the interests of one group of clients could conflict with those of other clients with respect to the same issuer or borrower. In managing such investments, the Advisers will consider the interests of all affected clients in deciding what actions to take with respect to a given issuer or borrower, but at times will pursue or enforce rights on behalf of some clients in a manner that may have an adverse effect on, or result in asymmetrical financial outcomes to, other clients owning a different, including more senior or junior, investment in the same issuer or borrower. In these types of scenarios, the Advisers may occasionally engage and appoint an independent party to provide independent analysis or recommendations with respect to consents, proxy voting, or other similar shareholder or debt holder rights decision (or a series of consents, votes or similar decisions) pertaining to the Fund and other clients. These potential conflicts of interests between the Advisers’ clients may become more pronounced in situations in which an issuer or borrower experiences financial or operational challenges, or as a result of a Fund’s use of certain investment strategies, including small capitalization, emerging market, distressed or less liquid strategies.
Adviser Activities on Behalf of Affiliated or Related Accounts. To the extent permitted by the 1940 Act and other laws, the Advisers, from time to time, may initiate or recommend transactions in the loans or securities of companies in which the Advisers, their related persons, or their respective affiliates have a controlling or other material direct or indirect interest.
Sammons Enterprises, Inc. (“Sammons”), a diversified company with several insurance company subsidiaries, is the largest single equity holder in Guggenheim Capital, LLC (“Guggenheim Capital”), the Advisers’ ultimate parent company. Sammons has relationships with the Advisers and various Guggenheim Entities. In addition, Guggenheim Capital wholly owns Guggenheim Life and Annuity Company and Clear Spring Life Insurance Company (together with Sammons, the “Affiliated Insurance Companies”). Certain Affiliated Insurance Companies and their subsidiaries are advisory clients of the Advisers and, accordingly, pay the Advisers a substantial amount of annual fees for advisory services. Sammons is the largest individual stakeholder of the Advisers and the largest individual source of annual advisory fees paid to the Advisers.
Furthermore, some officers and directors of Guggenheim Capital and its subsidiaries, including the Advisers (“Guggenheim Related Persons”), have economic interests or voting interests in companies, including insurance companies that are advisory clients of the Advisers. Guggenheim Related Persons from time to time enter into transactions, including loans and other financings, with these companies. Some Guggenheim Related Persons also may have economic interests or voting interests in issuers, which may be controlling or otherwise material interests, or may serve as a director on the board of issuers, in which the Advisers have invested or will invest on behalf of their clients or to which the Advisers have provided or will provide financing on behalf of their clients. Additionally, Guggenheim Related Persons may have direct or indirect investments in and/or have financial or other relationships with some of the Advisers’ clients or other investment vehicles that may create potential conflicts of interest. Sammons and certain advisory or other clients in which Guggenheim Related Persons have interests have provided, and from time to time may provide, significant loans and other financing to an Adviser and its affiliates. In addition, Guggenheim Related Persons have direct or indirect proprietary or personal investments in and/or have financial or other relationships with financial industry participants or other entities (including trading platforms) that may perform services on behalf of, or in connection with, investments made by the Advisers on behalf of their clients. The Advisers do not expect these transactions to be material.
The relationships described above create potential conflicts of interest for the Advisers in managing the Fund and could create an incentive for an Adviser to favor the interests of these companies over its clients. These incentives are more pronounced where an Adviser has multiple relationships with the client. For example, the Advisers have invested, and may in the future invest, on behalf of its clients in issuers or transactions in which Affiliated Insurance Companies or Guggenheim Related Persons have direct and/or indirect interests, which may include a controlling or significant beneficial interest. In addition, Guggenheim Related Persons and the accounts of Affiliated Insurance Companies and other Adviser clients have invested, and may in the future invest, in securities at different levels of the capital structure of the same issuer, in some cases at the same time and in other cases at different times as the Fund and other clients of the Advisers. The following conflicts may arise in such situations: (i) enforcement of rights or determination not to enforce rights by the Advisers on behalf of the Fund and other clients may have an adverse effect on the interests of its affiliates or related persons, and vice versa, (ii) the Advisers may have an incentive to invest client funds in the issuer or borrower to either facilitate or obtain preferable terms for a proposed investment by an affiliate or related person in such issuer or borrower, or (iii) the Advisers may have an incentive to preserve or protect the value or rights associated with an existing economic interest of an affiliate or related person in the issuer or borrower, which may have an adverse effect on the interests of other clients, including the Fund. In addition, the Advisers may be subject to conflicts of interest with respect to financial industry participants or other entities (including trading platforms) because transactions on or through such platforms may result in compensation directly being paid to these entities that indirectly benefits Guggenheim Related Persons.
The Advisers mitigate potential conflicts of interest in the foregoing and similar situations, including through policies and procedures (i) designed to identify and mitigate conflicts of interest on a transaction-by-transaction basis and (ii) that require investment decisions for all client accounts be made independently from those of other client accounts and be made with specific reference to the individual needs and objectives of each client account, without consideration of the Advisers’ pecuniary or investment interests (or those of their respective employees or affiliates). The Fund and the Advisers also maintain procedures to comply with applicable laws, notably relevant provisions of the 1940 Act that prohibit Fund transactions with affiliates (or exemptive rules thereunder).
Allocation of Investment Opportunities. As described above, the Advisers and their affiliates currently manage and expect to continue to manage Other Clients that may invest pursuant to the same or different strategies as those employed by the Fund, and such Other Clients could be viewed as being in competition with the Fund for appropriate investment opportunities, particularly where there is limited capacity with respect to such investment opportunities. The investment policies, fee arrangements and other circumstances of the Fund may vary from those of the Other Clients, and the Advisers may face potential conflicts of interest because the Advisers may have an incentive to favor particular client accounts (such as client accounts that pay performance-based fees) over other client accounts that may be less lucrative in the allocation of investment opportunities.
In order to minimize execution costs for clients, trades in the same security transacted on behalf of more than one client will generally be aggregated (i.e., blocked or bunched) by an Adviser, unless it believes that doing so would conflict or otherwise be inconsistent with its duty to seek best execution for the clients and/or the terms of the respective investment advisory contracts and other agreements and understandings relating to the clients for which trades are being aggregated. When an Adviser believes that it can effectively obtain best execution for the clients by aggregating trades, it will do so for all clients participating in the trade for which aggregated trades are consistent with the respective investment advisory contracts, investment guidelines, and other agreements and understandings relating to the clients.
The Advisers have implemented policies and procedures that govern the allocation of investment opportunities among clients in a fair and equitable manner, taking into account the needs and financial objectives of the clients, their specific objectives and constraints for each account, as well as prevailing market conditions. If an investment opportunity would be appropriate for more than one client, an Adviser may be required to choose among those clients in allocating the opportunity, or to allocate less of the opportunity to a client than it would ideally allocate if it did not have to allocate to multiple clients. In addition, an Adviser may determine that an investment opportunity is appropriate for a particular client account, but not for another.
The Advisers allocate transactions on an objective basis and in a manner designed to assure that no participating client is favored over any other participating client over time. If an investment is suitable and desirable for more than one client account, an initial allocation study will be determined based upon demand ascertained from the portfolio managers. With respect to fixed income and private equity assets, this initial allocation study is overseen by a central allocation group and generally reflects a pro rata participation in the investment opportunity among the participating client accounts that expressed demand. Final allocation decisions are made or verified independently by the central allocation group. With respect to public equity securities and public equity-related securities, the allocation generally reflects a pro rata participation in the investment opportunity among participating client accounts. Allocations may be adjusted under specific circumstances, such as situations of scarcity where pro rata allocations would result in de minimis positions or odd lots.
The application of relevant allocation factors may result in non-pro rata allocations, and particular client accounts (including client accounts in which the Advisers and their affiliates or related persons, or their respective officers, directors or employees, including portfolio managers or senior managers, have an interest) may receive an allocation when other client accounts do not or receive a greater than pro-rata allocation. There can be no assurance that a particular investment opportunity will be allocated in any particular manner, and circumstances may occur in which an allocation could have adverse effects on a Fund with respect to the price or size of securities positions obtainable or saleable. All of the foregoing procedures could in certain circumstances adversely affect the price paid or received by a Fund or the size of the position purchased or sold by a Fund (including prohibiting a Fund from purchasing a position) or may limit the rights that a Fund may exercise with respect to an investment.
Allocation of Limited Time and Attention. The portfolio managers for the Fund may devote as much time to the Fund as the Advisers deem appropriate to perform their duties in accordance with reasonable commercial standards and the Advisers’ duties. However, as described above, these portfolio managers are presently committed to and expect to be committed in the future to providing investment advisory and other services for Other Clients and engage in Other Business Activities in which the Fund may have no interest. As a result of these separate business activities, an Adviser may have conflicts of interest in allocating management time, services and functions among the Fund and Other Business Activities or Other Clients in that the time and effort of the Fund’s portfolio managers would not be devoted exclusively to the business of the Fund.
Potential Restrictions and Issues Related to Material Non-Public Information. By reason of Other Business Activities as well as services and advice provided to Other Clients, the Advisers and their affiliates may acquire confidential or material non-public information and may be restricted from initiating transactions in certain securities and instruments. The Advisers will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, an Adviser may be unable to initiate a transaction for a Fund’s account that it otherwise might have initiated. As a result, a Fund may be frozen in an investment position that it otherwise might have liquidated or closed out or may not be able to acquire a position that it might otherwise have acquired.
Valuation of the Fund’s Investments. Fund assets are valued in accordance with the Fund’s valuation procedures. The valuation of a security or other asset for the Fund may differ from the value ascribed to the same asset by affiliates of an Adviser (particularly difficult-to-value assets) or Other Clients because, among other things, they may have procedures that differ from the Fund’s procedures or may have access to different information or pricing vendors or use different models or techniques. The Advisers play a role in the valuation of Fund assets and may face a potential conflict with respect to such valuations.
Investments in Other Guggenheim Funds. To the extent permitted by applicable law, the Fund may invest in other funds sponsored, managed, advised or sub-advised by the Advisers. Investments by a Fund in such funds present potential conflicts of interest, including potential incentives to invest in smaller or newer funds to increase asset levels or provide greater viability and to invest in funds managed by the portfolio manager(s) of the Fund. As disclosed in the Prospectus and this SAI, the Advisers have agreed to waive certain fees associated with these investments. In other circumstances, the Advisers may make investments for clients for various portfolio management purposes in limited partnerships or similar vehicles that are managed or otherwise serviced by affiliates of the Advisers that will be compensated for such services.
Potential Conflicts Associated with the Advisers and Their Affiliates Acting in Multiple Capacities Simultaneously.
Principal and Cross Transactions. The Advisers may, to the extent permitted under applicable law, effect client cross transactions where an Adviser causes a transaction to be effected between a Fund and an Other Client; provided, that conditions set forth in SEC rules under the 1940 Act are followed. Cross transactions present an inherent conflict of interest because an Adviser represents the interests of both the selling account and the buying account in the same transaction, and the Adviser could seek to treat one party to the cross transaction more favorably than the other party. The Advisers have policies and procedures designed to mitigate these conflicts and help ensure that any cross transactions are in the best interests of, and appropriate for, all clients involved and the transactions are consistent with the Advisers’ fiduciary duties and obligation to seek best execution and applicable rules.
Advisers and Their Affiliates May Act in Multiple Commercial Capacities. Subject to applicable law and subject to the provisions of the 1940 Act and rules thereunder, an Adviser may cause the Fund to invest in securities, bank loans or other obligations of companies or structured product vehicles that result in commissions, initial or ongoing fees, or other remuneration paid to (and retained by) an Adviser or one of its affiliates. Such investments may include (i) investments that an Adviser or one of its affiliates originated, arranged or placed; (ii) investments in which the Advisers’ affiliate provided investment banking, financial advisory or similar services to a party involved in the transaction to which the investment relates (such as acquisition financing in a transaction in which the Advisers’ affiliate represented the buyer or seller); (iii) investments where an Adviser or its affiliates provided other services to a transaction participant or other third party; (iv) investments where an Adviser or one of its affiliates acts as the collateral agent, administrator, originator, manager, or other service provider; and (v) investments that are secured or otherwise backed by collateral that could include assets originated, sold or financed by an Adviser or its affiliates, investment funds or pools managed by an Adviser or its affiliates or assets or obligations managed by an Adviser or its affiliates. Commissions, fees, or other remuneration payable to an Adviser or its affiliates in these transactions may present a potential conflict in that the Adviser may be viewed as having an incentive to purchase such investments to earn, or facilitate its affiliates’ ability to earn, such additional fees or compensation.
In some circumstances, and also subject to applicable law, the Advisers may cause the Fund to invest in or provide financing to issuers or borrowers, or otherwise participate in transactions, in which the issuer, borrower or another transaction party (such as a placement agent or arranger) is, or is a subsidiary or affiliate of or otherwise related to, (a) an Other Client or (b) a company with which Guggenheim Related Persons, or officers or employees of the Advisers, have investment, financial or other interests or relationships (including but not limited to directorships or equivalent roles). The financial interests of the Advisers’ affiliates or their related persons in issuers or borrowers create potential conflict between the economic interests of these affiliates or related persons and the interests of the Advisers’ clients. In addition, to the extent that a potential issuer or borrower (or one of its affiliates) is an advisory client of an Adviser, or an Adviser’s advisory client is a lender or financing provider to an Adviser or its affiliates (including a parent), a potential conflict may exist as the Adviser may have an incentive to favor the interests of those clients relative to those of its other clients.
Because of limitations imposed by applicable law, notably by provisions of the 1940 Act and rules thereunder, the involvement or presence of the Advisers’ affiliates in the offerings described above or the financial markets more broadly may restrict a Fund’s ability to acquire some securities or loans, even if they would otherwise be desirable investments for the Fund, or affect the timing or price of such acquisitions or the sale of an investment, which may adversely affect Fund performance.
Subject to applicable law and regulation, personnel of the Guggenheim Entities may support the overall investment management functions of the Advisers but may be subject to potential conflicts of interest with respect to certain investment opportunities and, as such, may have an incentive to identify investment opportunities for, and allocate investment opportunities to, third-parties. Similarly, to the extent that other Guggenheim Entities sponsor and manage funds that compete with the Fund’s investment programs, these funds may reduce capacity otherwise available to the Fund.
To the extent permitted by applicable law, the Advisers and their affiliates may create, write, sell, issue, invest in or act as placement agent or distributor of derivative instruments related to the Fund, or with respect to portfolio holdings of the Fund, or which may be otherwise based on or seek to replicate or hedge the performance of the Fund. Such derivative transactions, and any associated hedging activity, may differ from and be adverse to the interests of the Fund.
Present and future activities of the Advisers and their affiliates (and the role and relationships of the Advisers’ personnel with other Guggenheim Entities), in addition to those described in this SAI, may give rise to additional or different conflicts of interest.
Portfolio Manager Compensation. As discussed above, portfolio managers may own Fund shares and a portion of their compensation may include equity in the form of shares of certain funds (other than the Fund) managed by the particular portfolio manager. As a result, a potential conflict of interest may arise to the extent a portfolio manager owns or has an interest in shares of a specific fund that he or she manages. These personal investments may create an incentive for a portfolio manager to favor such fund(s) over other advisory clients, including the Fund.
Securities Ownership of the Portfolio Managers. As of May 31, 2020, the dollar range of equity securities of the Fund beneficially owned by the portfolio manager is shown below:
B. Scott Minerd: None.

Anne Bookwalter Walsh: None.

Kevin Gundersen: None.

Thomas Hauser: None.

Richard J. de Wet: None.
Adviser
Investment Adviser. Guggenheim Funds Investment Advisors, LLC acts as the Fund’s investment adviser. The Investment Adviser is a registered investment adviser and acts as investment adviser to a number of closed-end and open-end management investment companies. The Investment Adviser is a Delaware limited liability company, with its principal offices located at 227 West Monroe Street, Chicago, Illinois 60606.
Sub-Adviser. Guggenheim Partners Investment Management, LLC acts as the Fund’s investment sub-adviser. Guggenheim Partners Investment Management, LLC is a Delaware limited liability company, with its principal offices located at 100 Wilshire Boulevard, Santa Monica, California 90401. The Sub-Adviser, under the supervision of the Board of Trustees and the Investment Adviser, is responsible for the management of the Fund’s investment portfolio and provides certain facilities and personnel related to such management.
Guggenheim Partners. Each of the Investment Adviser and the Sub-Adviser is an indirect subsidiary of Guggenheim Partners, a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, foundations, insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of more than $270 billion of assets as of June 30, 2020. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe and Asia.
Advisory Agreement
Pursuant to an investment advisory agreement between the Fund and the Investment Adviser (the “Advisory Agreement”), the Fund pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 1.00% of the Fund’s average daily Managed Assets (from which the Investment Adviser will pay the Sub-Adviser’s fees). “Managed Assets” means the total assets of the Fund, including the assets attributable to the proceeds from financial leverage, including the issuance of senior securities represented by indebtedness (including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper), the issuance of preferred shares, the effective leverage of certain portfolio transactions such as reverse repurchase agreements, dollar rolls and inverse floating rate securities, or any other form of financial leverage, minus liabilities, other than liabilities related to any financial leverage.
Under the terms of the Advisory Agreement, the Investment Adviser is responsible for the management of the Fund. The Investment Adviser furnishes office facilities and equipment and clerical, bookkeeping and administrative services on behalf of the Fund and oversees the activities of the Fund’s Sub-Adviser. The Investment Adviser provides all services through the medium of any directors, officers or employees of the Investment Adviser or its affiliates as the Investment Adviser deems appropriate in order to fulfill its obligations and pays the compensation of all officers and Trustees of the Fund who are its affiliates.
The Advisory Agreement continues from year to year if approved annually (i) by a vote of a majority of the Fund’s Board of Trustees or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund at the time outstanding and entitled to vote and (ii) by a vote of a majority of the Trustees who are not parties to the Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement terminates automatically on its assignment and may be terminated without penalty on 60 days’ written notice at the option of either party thereto. Termination by the Fund shall be directed or approved by a vote of a majority of the Trustees of the Fund in office at the time or by a vote of the holders of a majority of the voting securities (as defined in the 1940 Act) of the Fund at the time outstanding and entitled to vote.
The Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Investment Adviser is not liable for any error or judgment or mistake of law or for any loss suffered by the Fund (or its agents) in connection with the performance of the Advisory Agreement.
Pursuant to a Trademark Sublicense Agreement, Guggenheim Partners has granted to the Investment Adviser the right to use the name “Guggenheim” in the name of the Fund, and the Investment Adviser has agreed that the name “Guggenheim” is Guggenheim Partners’ property.
Advisory Fee
	Fiscal Year Ended May 31,
	2020	2019	2018
The Investment Adviser received advisory fees of:	$1,958,467	$2,183,676	$2,303,677

Sub-Advisory Agreement
Pursuant to an investment sub-advisory agreement among the Fund, the Investment Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”), the Investment Adviser pays the Sub-Adviser a fee, payable monthly in arrears, at an annual rate equal to 0.50% of the Fund’s average daily Managed Assets.
Under the terms of the Sub-Advisory Agreement, the Sub-Adviser manages the investment portfolio of the Fund in accordance with its stated investment objective and policies, makes investment decisions for the Fund, places orders to purchase and sell securities on behalf of the Fund, all subject to the supervision and direction of the Board of Trustees and the Investment Adviser.

The Sub-Advisory Agreement continues from year to year if approved annually (i) by a vote of a majority of the Fund’s Board of Trustees or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund at the time outstanding and entitled to vote and (ii) by a vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement terminates automatically on its assignment and may be terminated without penalty on 60 days’ written notice at the option of either party thereto. Termination by the Fund shall be directed or approved by a vote of a majority of the Trustees of the Fund in office at the time or by a vote of the holders of a majority of the voting securities (as defined in the 1940 Act) of the Fund at the time outstanding and entitled to vote.
The Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Sub-Adviser is not liable for any error or judgment or mistake of law or for any loss suffered by the Fund (or its agents) in connection with the performance of the Sub-Advisory Agreement.
Sub-Advisory Fees.
	Fiscal Year Ended May 31,
	2020	2019	2018
The Sub-Adviser received sub-advisory fees of:	$979,234	$1,091,838	$1,151,839

Other Agreements
Administration Agreement. MUFG Investor Services (US) LLC, serves as administrator to the Fund. Pursuant to an administration agreement, MUFG is responsible for providing administrative services to the Fund. For the services, the Fund pays MUFG a fee, accrued daily and paid monthly, at the annual rate equal to 0.0275% of the first $200 million in average daily Managed Assets, 0.0200% of the next $300 million in average daily Managed Assets, 0.0150% of the next $500 million in average daily Managed Assets, and 0.0100% of average daily Managed Assets above $1 billion.
Administration Fees.
	Fiscal Year Ended May 31,
	2020	2019	2018
MUFG received administration fees of:	$53,681	$58,674	$61,149

     Fund Accounting Agreement. MUFG also serves as fund accounting agent to the Fund. Pursuant to a fund accounting agreement, MUFG performs certain accounting services, including maintaining ledgers; computing per share net asset value, income, gains, yields; verifying and reconciling daily trade activity; accruing expenses and determining outstanding receivables and payables; providing accounting reports; and providing accounting services and data in connection with regulatory filings. For the services, the Fund pays MUFG a fee, accrued daily and paid monthly, at the annual rate equal to 0.0300% of the first $200 million in average daily Managed Assets, 0.0150% of the next $300 million in average daily Managed Assets, 0.0100% of the next $500 million in average daily Managed Assets, and 0.0075% of average daily Managed Assets above $1 billion, subject to a minimum fee of $50,000 per year, and reimburses MUFG for certain out-of-pocket expenses.
Fund Accounting Fees.
	Fiscal Year Ended May 31,
	2020	2019	2018
MUFG received fund accounting fees of:	$73,794	$68,904	$77,592

PORTFOLIO TRANSACTIONS
Subject to policies established by the Board of Trustees, the Adviser is responsible for placing purchase and sale orders and the allocation of brokerage on behalf of the Fund. Transactions in equity securities are in most cases effected on U.S. stock exchanges and involve the payment of negotiated brokerage commissions. In general, there may be no stated commission in the case of securities traded in over-the-counter markets, but the prices of those securities may include undisclosed commissions or mark-ups. Principal transactions are not entered into with affiliates of the Fund. The Fund has no obligations to deal with any broker or group of brokers in executing transactions in portfolio securities. In executing transactions, the Adviser seeks to obtain the best price and execution for the Fund, taking into account such factors as price, size of order, difficulty of execution and operational facilities of the firm involved and the firm’s risk in positioning a block of securities. While the Adviser generally seeks reasonably competitive commission rates, the Fund does not necessarily pay the lowest commission available.
Subject to obtaining the best price and execution, brokers who provide supplemental research, market and statistical information to the Adviser or its affiliates may receive orders for transactions by the Fund. The term “research, market and statistical information” includes advice as to the value of securities, and advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Information so received will be in addition to and not in lieu of the services required to be performed by the Adviser, and the expenses of the Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. Such information may be useful to the Adviser and its affiliates in providing services to clients other than the Fund, and not all such information is used by the Adviser in connection with the Fund. Conversely, such information provided to the Adviser and its affiliates by brokers and dealers through whom other clients of the Adviser and its affiliates effect securities transactions may be useful to the Adviser in providing services to the Fund.
Although investment decisions for the Fund are made independently from those of the other accounts managed by the Adviser and its affiliates, investments of the kind made by the Fund may also be made by those other accounts. When the same securities are purchased for or sold by the Fund and any of such other accounts, it is the policy of the Adviser and its affiliates to allocate such purchases and sales in the manner deemed fair and equitable to all of the accounts, including the Fund.
Commissions Paid. Unless otherwise disclosed below, the Fund paid no commissions to affiliated brokers during the last three fiscal years. The Fund paid approximately the following commissions to brokers during the fiscal years shown:
Fiscal Year Ended May 31,	All Brokers	Affiliated Brokers
2020	$2,311	$0
2019	$1,713	$0
2018	$998	$0
Fiscal Year Ended May 31, 2020 Percentages:
Percentage of aggregate brokerage commissions paid to affiliated broker		0%
Percentage of aggregate dollar amount of transactions involving the payment
of commissions effected through affiliated broker		0%

During the fiscal year ended May 31, 2020, the Fund paid $0 in brokerage commissions on transactions totaling $0 to brokers selected primarily on the basis of research services provided to the Adviser.
TAX MATTERS
The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and the ownership and disposition of the Fund’s Common Shares. Except as otherwise noted, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (the “IRS”), possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal, state, local and foreign tax concerns affecting the Fund and its Common Shareholders (including Common Shareholders subject to special treatment under U.S. federal income tax law).

The discussions set forth herein and in the Prospectus do not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Fund.
Taxation of the Fund
The Fund has elected to be treated and intends to continue to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Code. Accordingly, the Fund must, among other things, (i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships.” Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (i)(a) above.
As long as the Fund qualifies as a RIC, the Fund generally will not be subject to U.S. federal income tax on income and gains that the Fund distributes to its Common Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Fund’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) the Fund’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions). The Fund intends to distribute substantially all of such income each year. The Fund will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Common Shareholders.
The Code imposes a 4% nondeductible excise tax on the Fund to the extent the Fund does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid federal income tax in the taxable year ending within the calendar year. While the Fund intends to distribute income and capital gain in order to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that amounts of the Fund’s taxable income and capital gain will be distributed to avoid entirely the imposition of the excise tax. In that event, the Fund will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.
If for any taxable year the Fund does not qualify as a RIC, all of its taxable income (including its net capital gain, which consists of the excess of its net long-term capital gain over its net short-term capital loss) will be subject to tax at regular corporate rates without any deduction for distributions to Common Shareholders, and such distributions will be taxable to the Common Shareholders as ordinary dividends to the extent of the Fund’s current or accumulated earnings and profits. As described below, such dividends, however, would be eligible (i) to be treated as “qualified dividend income” in the case of Common Shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate Common Shareholders, subject, in each case, to certain holding period and other requirements. To qualify again to be taxed as a RIC in a subsequent year, the Fund would generally be required to distribute to its Common Shareholders its earnings and profits attributable to non-RIC years.

If the Fund fails to qualify as a RIC for a period greater than two taxable years, the Fund may be required to recognize and pay tax on any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) or, alternatively, to elect to be subject to taxation on such built-in gain recognized for a period of five years, in order to qualify as a RIC in a subsequent year.
The Fund’s Investments
Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Fund intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Fund as a RIC. Additionally, the Fund may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.
Certain types of income received by the Fund from REITs, real estate mortgage investment conduits (“REMICs”), taxable mortgage pools or other investments may cause the Fund to report some or all of its distributions as “excess inclusion income.” To Fund Common Shareholders such excess inclusion income will (i) constitute taxable income, as “unrelated business taxable income” (“UBTI”) for those Common Shareholders who would otherwise be tax-exempt such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, (ii) not be offset against net operating losses for tax purposes, (iii) not be eligible for reduced U.S. withholding for non-U.S. Common Shareholders even from tax treaty countries and (iv) cause the Fund to be subject to tax if certain “disqualified organizations,” as defined by the Code (which includes charitable remainder trusts), are Fund Common Shareholders.
The Fund may invest a portion of its net assets in below investment grade securities, commonly known as “junk” securities. Investments in these types of securities may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.
Certain debt securities acquired by the Fund may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Fund in order to qualify as a regulated investment company or avoid the 4% excise tax) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures. If the Fund purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Fund makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily instalments unless a constant yield method is elected.
The Fund may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, requiring the Fund to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to regulated investment companies under the Code.
Gain or loss on the sales of securities by the Fund will generally be long-term capital gain or loss if the securities have been held by the Fund for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.
Because the Fund may invest in foreign securities, its income from such securities may be subject to non-U.S. taxes. The Fund will not be eligible to elect to “pass through” to Common Shareholders of the Fund the ability to use the foreign tax deduction or foreign tax credit for foreign taxes paid by the Fund with respect to qualifying taxes.
Income from options on individual stocks written by the Fund will not be recognized by the Fund for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Fund’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise or is otherwise subject to a closing transaction, the premiums received by the Fund from the writing of such options will generally be characterized as short-term capital gain. If an option written by the Fund is exercised, the Fund may recognize taxable gain depending on the exercise price of the option, the option premium, and the tax basis of the security underlying the option. The character of any gain on the sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Fund in the underlying security. In general, distributions received by shareholders of the Fund that are attributable to short-term capital gains recognized by the Fund from its option writing activities will be taxed to such shareholders as ordinary income and will not be eligible for the reduced tax rate applicable to qualified dividend income.
Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Fund will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Fund to recognize gain in advance of the receipt of cash, the Fund may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.
Taxation of Common Shareholders
The Fund will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Fund will be subject to a corporate income tax (at regular corporate rates) on such retained amount. In that event, the Fund expects to designate the retained amount as undistributed capital gain in a notice to its Common Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Common Shares by the amount of undistributed capital gain included in such Common Shareholder’s gross income net of the tax deemed paid by the shareholder under clause (ii).
Distributions paid to you by the Fund from its net capital gains, if any, that the Fund properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your Common Shares. All other dividends paid to you by the Fund (including dividends from net short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income. Special rules apply, however, to ordinary income dividends paid to individuals. For corporate taxpayers, both ordinary income dividends and capital gain dividends are taxed at ordinary income rates. Capital gain dividends are not eligible for the dividends received deduction.

Properly reported ordinary income dividends received by corporate holders of Common Shares generally will be eligible for the dividends received deduction to the extent that the Fund’s income consists of dividend income from U.S. corporations and certain holding period and other requirements are satisfied by both the Fund and the corporate shareholders. In the case of Common Shareholders who are individuals, properly reported ordinary income dividends that you receive from the Fund generally will be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain foreign corporations) received by the Fund, (ii) the Fund satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Common Shares. In addition, for dividends to be eligible for the dividends received deduction or for reduced rates applicable to individuals, the Fund cannot have an option to sell or be under a contractual obligation to sell (pursuant to a short sale or otherwise) substantially identical stock or securities. Accordingly, the Fund’s writing of call options may, depending on the terms of the option, adversely impact the Fund’s ability to pay dividends eligible for the dividends received deduction or for reduced rates applicable to individuals. Qualified dividend income eligible for these special rules is not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses.
Properly reported dividends paid by the Fund that are attributable to the Fund’s “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. Common Shareholders, provided that certain holding period and other requirements are met by the Common Shareholder and the Fund. There can be no assurance as to what portion, if any, of the Fund’s distributions will qualify for such deduction. Subject to any future regulatory guidance to the contrary, any distribution of income attributable to income from the Fund’s investment in a publicly traded partnership (including qualified publicly traded partnerships) will not qualify for the 20% deduction for “qualified PTP income” that would generally be available to a non-corporate U.S. Common Shareholder were the shareholder to own such publicly traded partnership directly. As a result, it is possible that a non-corporate U.S. Common Shareholder will be subject to a higher effective tax rate on any such distributions received from the Fund compared to the effective rate applicable to any income the U.S. Common Shareholder would receive if the Common Shareholder invested directly in a publicly traded partnership (including qualified publicly traded partnerships).
Any distributions you receive that are in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis in your Common Shares, and thereafter as capital gain from the sale of Common Shares (assuming the Common Shares are held as a capital asset). The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your Common Shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your Common Shares.
Common Shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, Common Shareholders that have capital losses are urged to consult their tax advisers.
Dividends and other taxable distributions are taxable to you even though they are reinvested in additional Common Shares of the Fund. Dividends and other distributions paid by the Fund are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Fund pays you a dividend in January that was declared in the previous October, November or December and you were the Common Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Fund and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Fund’s taxable year may be “spilled back” and treated as paid by the Fund (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.
The price of Common Shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing Common Shares just prior to the record date for a distribution will receive a distribution which will be taxable to them even though it represents in part a return of invested capital.

The Fund will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Fund.
Ordinary income dividends and capital gain dividends also may be subject to state and local taxes. Common Shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal (including the application of the alternative minimum tax rules), state, local or foreign tax consequences to them of investing in the Fund.
The sale or other disposition of Common Shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Common Shares for more than one year at the time of sale. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such Common Shares. Any loss you recognize on a sale or other disposition of Common Shares will be disallowed if you acquire other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Common Shares. In such case, your tax basis in the Common Shares acquired will be adjusted to reflect the disallowed loss.
Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.
Certain U.S. Common Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a part of their “net investment income,” which includes dividends received from the Fund and capital gains from the sale or other disposition of the Fund’s stock.
A Common Shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of Common Shares of the Fund. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Fund’s Common Shares.
Dividends properly reported by the Fund are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). Depending on its circumstances, the Fund may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute Form). In the case of Common Shares held through an intermediary, the intermediary may withhold even if the Fund reports the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Fund’s distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
In addition, withholding at a rate of 30% is required on dividends in respect of Common Shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Common Shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Non-U.S. Common Shareholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our Common Shares.
The Fund may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to certain non-exempt Common Shareholders who fail to provide the Fund (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.
GENERAL INFORMATION
Proxy Voting Policy and Procedures and Proxy Voting Record
The Sub-Adviser will be responsible for voting proxies on securities held in the Fund’s portfolio. The Sub-Adviser’s Proxy Voting Policy and Procedures are included as Appendix B to this Statement of Additional Information.
Information on how the Fund voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 will be available without charge, upon request, by calling (800) 345-7999 or by visiting our website at www.guggenheiminvestments.com. This information is also available on the SEC’s website at www.sec.gov.
Principal Shareholders
As of the date of this SAI, to the knowledge of the Fund, no person beneficially owned more than 5% of the voting securities of any class of equity securities of the Fund, except as follows:
	Class of	Share	Percentage
Shareholder Name & Address	Shares	Holdings	Owned

First Trust Portfolios L.P.(1)	Common Shares	1,001,487	12.08%
First Trust Advisors L.P.
The Charger Corporation
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187
(1) Based on information obtained from a Schedule 13 G filed with the SEC on December 31, 2019.

Legal Matters
Certain legal matters will be passed on for the Fund by Dechert LLP in connection with the offering of the Common Shares.

Independent Registered Public Accounting Firm
Ernst & Young LLP, 1775 Tysons Blvd, Tysons, Virginia 22102, has been engaged as the Fund’s Independent Registered Public Accounting Firm. Ernst & Young LLP has audited the Fund’s financial statements and financial highlights, including the notes thereto, included in the Fund’s annual report to shareholders for the year ended May 31, 2020, as set forth in their report, which is incorporated by reference in this SAI. The Fund’s financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given upon their authority as experts in accounting and auditing.
Code of Ethics
The Fund, the Investment Adviser and the Sub-Adviser each have adopted a code of ethics. The codes of ethics sets forth restrictions on the trading activities of trustees/directors, officers and employees of the Fund, the Investment Adviser and the Sub-Adviser and their affiliates, as applicable. The codes of ethics of the Fund, the Investment Adviser and the Sub-Adviser are on file with the SEC The codes of ethics are also available on the EDGAR Database on the SEC’s Internet site at www.sec.gov, and copies of the code of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
FINANCIAL STATEMENTS
The Fund’s audited financial statements and financial highlights appearing in the Fund’s annual report to shareholders for the fiscal year ended May 31, 2020, including accompanying notes thereto and the report of Ernst & Young LLP thereon, as contained in the Fund’s Form N-CSR filed with the SEC on August 10, 2020, are incorporated by reference in this Statement of Additional Information. Shareholder reports are available upon request and without charge by calling (800) 345-7999 or by writing the Fund at 227 West Monroe Street, Chicago, Illinois 60606. All other portions of the Fund’s annual report to shareholders are not incorporated herein by reference and are not part of the Fund’s registration statement, this Statement of Additional Information, the Prospectus or any Prospectus Supplement.

Appendix A

Appendix A

DESCRIPTION OF SECURITIES RATINGS
STANDARD & POOR’S CORPORATION
A brief description of the applicable S&P Global Ratings and its affiliates (together, “S&P”) rating symbols and their meanings (as published by S&P) follows.
Issue Credit Ratings Definition
An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.
Issue credit ratings can be either long term or short term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations.
Long-Term Issue Credit Ratings*
Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:
•	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation.
•	The nature of and provisions of the financial obligation, and the promise we impute; and
•
The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

The issue ratings is an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
BB, B, CCC, CC, and C Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.
*	Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1 A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2 A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3 A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
B A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

SPUR (S&Ps Underlying Rating) A SPUR is an opinion about the stand-alone capacity of an obligor to pay debt service on a credit-enhanced debt issue, without giving effect to the enhancement that applies to it. These ratings are published only at the request of the debt issuer or obligor with the designation SPUR to distinguish them from the credit-enhanced rating that applies to the debt issue. S&P maintains surveillance of an issue with a published SPUR.
Municipal Short-Term Note Ratings Definitions
A S&P’s U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations:
•	Amortization schedule — the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
•	Source of payment — the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
Note rating symbols are as follows:
SP-1 Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3 Speculative capacity to pay principal and interest.
D ‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.
Dual Ratings Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
Federal deposit insurance limit: ‘L’ qualifier Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
Principal: ‘p’ qualifier This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
Preliminary ratings: ‘prelim’ qualifier Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
•	Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

•
Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post- bankruptcy issuer as well as attributes of the anticipated obligation(s).

•
Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final.
Preliminary ratings may also be assigned to the obligations of these entities.

•
Preliminary ratings may be assigned when a previously unrated entity is undergoing a well- formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.

•	A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.
Termination structures: ‘t’ qualifier This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
Counterparty instrument rating: ‘cir’ qualifier This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
MOODY’S INVESTORS SERVICE, INC.
A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows.
Global Rating Scales
Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.
Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf ) to all structured finance ratings. The addition of (sf ) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf ) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.
Global Long-Term Rating Scale
Aaa Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B Obligations rated B are considered speculative and are subject to high credit risk.
Caa Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.
By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Global Short-Term Rating Scale
P-1 Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2 Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3 Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Short-Term Obligation Ratings. While the global short-term ‘prime’ rating scale is applied to US municipal tax-exempt commercial paper, these programs are typically backed by external letters of credit or liquidity facilities and their short-term prime ratings usually map to the long-term rating of the enhancing bank or financial institution and not to the municipality’s rating. Other short-term municipal obligations, which generally have different funding sources for repayment, are rated using two additional short-term rating scales (i.e., the MIG and VMIG scales discussed below).
The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels — MIG1 through MIG3 — while speculative grade short-term obligations are designated SG.
MIG 1 This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2 This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3 This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings. In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned: a long- or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale. VMIG ratings of demand obligations with unconditional liquidity support are mapped from the short-term debt rating or counterparty assessment of the support provider, or the underlying obligor in the absence of third party liquidity support, with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime. For example, the VMIG rating for an industrial revenue bond with Company XYZ as the underlying obligor would normally have the same numerical modifier as Company XYZ’s prime rating. Transitions of VMIG ratings of demand obligations with conditional liquidity support, as shown in the diagram below, differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.
VMIG 1
This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 2
This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 3
This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
SG
This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.
Note: For VRDBs supported with conditional liquidity support, short-term ratings transition down at higher long-term ratings to reflect the risk of termination of liquidity support as a result of a downgrade below investment grade.
VMIG ratings of VRDBs with unconditional liquidity support reflect the short-term debt rating (or counterparty assessment) of the liquidity support provider with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime.
Other Ratings Symbols
e Expected Ratings Indicator. To address market demand for timely information on particular types of credit ratings, Moody’s has licensed to certain third parties the right to generate “Expected Ratings.” Expected Ratings are designated by an “e” after the rating code, and are intended to anticipate Moody’s forthcoming rating assignments based on reliable information from third party sources (such as the issuer or underwriter associated with the particular securities) or established Moody’s rating practices (i.e., medium term notes are typically, but not always, assigned the same rating as the note’s program rating). Expected Ratings will exist only until Moody’s confirms the Expected Rating, or issues a different rating for the relevant instrument. Moody’s encourages market participants to contact Moody’s Ratings Desk or visit www.moodys.com if they have questions regarding Expected Ratings, or wish Moody’s to confirm an Expected Rating.
(P) Provisional Ratings. Moody’s will often assign a provisional rating to program ratings or to an issuer or an instrument when the assignment of a definitive rating is subject to the fulfilment of contingencies that are highly likely to be completed. Upon fulfillment of these contingencies, such as finalization of documents and issuance of the securities, the provisional notation is removed. A provisional rating is denoted by placing a (P) in front of the rating.

# Refundeds. Issues that are secured by escrowed funds held in trust, reinvested in direct, non-callable US government obligations or non-callable obligations unconditionally guaranteed by the US Government or Resolution Funding Corporation are identified with a # (hatch mark) symbol, e.g., #Aaa.
WR Withdrawn. When Moody’s no longer rates an obligation on which it previously maintained a rating, the symbol WR is employed.
NR Not Rated. NR is assigned to an unrated issuer, obligation and/or program.
NAV Not Available. An issue that Moody’s has not yet rated is denoted by the NAV symbol.
TWR Terminated Without Rating. The symbol TWR applies primarily to issues that mature or are redeemed without having been rated.
FITCH RATINGS, INC.
A brief description of the applicable Fitch Ratings, Inc. (“Fitch”) ratings symbols and meanings (as published by Fitch) follows.
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
Long-Term Credit Ratings Scales
AAA Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.
BB Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.
B Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC Substantial credit risk. Default is a real possibility.
CC Very high levels of credit risk. Default of some kind appears probable.
C Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a.	the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b.	the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or
c.	the formal announcement by the issuer or their agent of a distressed debt exchange;
d.
a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.

RD Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:
a.	an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but
b.	has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and
c.	has not otherwise ceased operating.
This would include:
i.	the selective payment default on a specific class or currency of debt;
ii.
the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

iii.	the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or
iv.	execution of a distressed debt exchange on one or more material financial obligations.
D Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.
Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
Short-Term Ratings Assigned to Issuers and Obligations. A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative Short-Term Credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High Short-Term Default Risk. Default is a real possibility.
RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically, applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Appendix B
Appendix B

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC

PROXY VOTING POLICY AND PROCEDURES
POLICY STATEMENT
Guggenheim Partners Investment Management, LLC (“GPIM”) generally is responsible for voting proxies with respect to securities held in client accounts, including clients registered as investment companies under the Investment Company Act of 1940 (“40 Act Funds”) and clients that are pension plans (“Plans”) subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). This document sets forth GPIM’s policies and guidelines with respect to proxy voting and its procedures to comply with SEC Rule 206(4)-6 under the Investment Advisers Act of 1940.  Rule 206(4)-6 requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:
•
Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the best interest of clients; such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

•	Disclose to clients how they may obtain information from the adviser about how the adviser voted proxies with respect to their securities; and
•	Describe to clients the adviser’s proxy voting procedures and, upon request, furnish a copy of the policies and procedures.
Where GPIM has been delegated the responsibility for voting proxies, it must take reasonable steps under the circumstances to ensure that proxies are received and voted in the best long-term interests of its clients. This generally means voting proxies with a view to enhancing the value of the securities held in client accounts, considering all relevant factors and without giving undue weight to the opinions of individuals or groups who may have an economic interest in the outcome of the proxy vote. GPIM’s authority is initially established by its advisory contracts or comparable documents. Clients, however, may change their proxy voting direction at any time.
The financial interest of GPIM’s clients is the primary consideration in determining how proxies should be voted. Any material conflicts of interest between GPIM and its clients with respect to proxy voting are resolved in the best interests of the clients.
This policy covers only proxy voting.  It does not cover corporate actions, such as rights offerings, tender offers, and stock splits, or actions initiated by holders of a security rather than the issuer (such as reset rights for a CLO).  This policy also does not cover legal actions, such as bankruptcy proceedings or class action lawsuits.  Corporate and legal actions involve decisions about a security itself, rather than decisions about the governance of the security’s issuer.  As such, the investment team managing the client’s account will decide whether and how to respond to a corporate or legal action about which they are notified, with assistance from GPIM Compliance or Legal as needed.
1.1. Proxy Voting Advisory Committee
Guggenheim Investments (“GI”) has established the Proxy Voting Advisory Committee (“PVAC”) to oversee the proxy voting activities and policies and procedures of certain GI registered investment advisers, including GPIM. The PVAC comprises of representatives from Investment Management, Compliance, Risk, Operations and Legal.

The PVAC’s primary responsibility will be to seek to ensure that the GI Advisors, including GPIM, fulfill their fiduciary duties in voting proxies in the best interests of their clients, and has certain responsibilities including, but not limited to:
•	Oversee GPIM’s proxy voting policies and procedures and ensure that a review of GPIM’s proxy voting policies and procedures is conducted no less frequently than annually;
•
Determine how GPIM should vote proxies on behalf of clients in certain conflict situations and evaluate recommendations, proposals and issues that may not be covered by the proxy voting policies and procedures;

•	Review situations and documentation where Portfolio Managers/Investment Management has determined to override a voting recommendation contrary to the Guidelines; and
•	Oversee evaluation of GPIM’s third-party proxy advisory firm’s policies and procedures, due diligence and Guidelines on an annual basis.
The PVAC is authorized to meet two times annually and at such other times as the PVAC may deem necessary or appropriate under its authorities and responsibilities.  In general, the PVAC’s two regular meetings are to be held before and after proxy season.
2              Procedures
2.1. Overview
Guggenheim Partners Investment Management, LLC (“GPIM”) has adopted the proxy voting guidelines of an outside proxy voting firm, Institutional Shareholder Services Inc. (“ISS”), as GPIM’s proxy voting guidelines (“Guidelines”). GPIM has also engaged ISS to act as agent for the proxy process, to maintain records on proxy votes for its clients, and to provide independent research on corporate governance, proxy and corporate responsibility issues. At account inception, depending on the objective of the client account and the portfolio team managing, GPIM will assess the proxy voting guidelines in Appendix A to determine which Guidelines will be followed. GPIM reviews the Guidelines and conducts a due diligence assessment of ISS and the performance of its duties as agent at least annually.
GPIM may override the Guidelines recommending a vote on a particular proposal if GPIM determines a different vote to be in the best interest of the client or if required to deviate under applicable rule, law or regulation. If a proposal is voted in a manner different than set forth in the Guidelines, the reasons therefore shall be documented in writing by the appropriate investment team(s) and retained by Operations.
GPIM seeks to vote securities in the best interest of clients and will apply the Guidelines regardless whether the issuer, a third party, or both solicit GPIM’s vote.
In the absence of contrary instructions received from GPIM, ISS will vote proxies in accordance with the Guidelines, attached as Appendix A hereto, as such Guidelines may be revised from time to time.  ISS will employ these Guidelines based on account set up instructions received from Operations.
2.2. GPIM Voting
GPIM typically will vote proxies itself in two scenarios: (1) the Guidelines do not address the proposal; and (2) GPIM has decided to vote some or all of the shares contrary to the Guidelines.
Proposals not Addressed by Guidelines: ISS will notify Operations of all proxy proposals that do not fall within the Guidelines (i.e. proposals which are either not addressed in the Guidelines or proposals for which GPIM has indicated that a decision will be made on a case-by-case basis, such as fixed-income securities).  Operations will forward such proposals to the investment team(s) responsible for the client account.  If the investment team(s) responsible, together with the PVAC, determines that there is no material conflict of interest, the proposal will be voted in accordance with the recommendation of said team(s) and approval from the PVAC. If there is a material conflicts of interest, GPIM will follow the procedure below.
Proposal to be Voted Contrary to Guidelines: When an investment team decides that a proposal should be voted contrary to the Guidelines, because it believes it is in the best interest of the client to do so, the team will consult with the PVAC to determine whether there is a material conflict of interest as to that proposal. If the investment team(s) responsible, together with the PVAC, determines that there is no material conflict of interest, the team(s) will notify Operations to override the proposal from ISS in accordance with the recommendation of said team(s) and approval from the PVAC. If there is a material conflicts of interest, GPIM will follow the procedure below.
In either case, the investment team(s) responsible will document the rationale for voting the proposal in a particular manner. The PVAC will review instances of either scenarios.
2.3. Resolving Conflicts of Interest
GPIM may occasionally be subject to conflicts of interest in the voting of proxies due to relationships it maintains with persons having an interest in the outcome of certain votes.  Common examples of conflicts in the voting of proxies are: (a) GPIM or a GPIM affiliate provides or is seeking to provide services to the company on whose behalf proxies are being solicited, (b) an employee of GPIM or its affiliate has a personal relationship with the company’s management or another proponent of a proxy issue, or (c) an immediate family member of the employee is a director or executive officer of the company. Senior members of the investment team responsible for voting the proxy, in consultation with GPIM Compliance, will decide whether a material conflict of interest exists.  If a material conflict of interest exists, the investment team will consult the PVAC to determine how to resolve the conflict consistent with the procedures below.
If the Guidelines do not address a proposal, or GPIM wishes to vote a proposal contrary to the Guidelines, or ISS does not provide a recommendation on a proposal, and GPIM has a material conflict of interest as to the vote, then GPIM may resolve the conflict in any of the following ways, as recommended by the PVAC:
•	Refer Proposal to the Client – GPIM may refer the proposal to the client and obtain instructions from the client on how to vote the proxy relating to that proposal.
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Obtain Client Ratification – If GPIM is in a position to disclose the conflict to the client (i.e., such information is not confidential), GPIM may determine how it proposes to vote the proposal on which it has a conflict, fully disclose the nature of the conflict to the client, and obtain the client’s consent for how GPIM will vote on the proposal (or otherwise obtain instructions from the client on how the proxy on the proposal should be voted).

•	Abstain from Voting
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Use another Independent Third Party for All Proposals – Subject to any client imposed proxy voting policies, GPIM may vote all proposals in a single proxy according to the policies of an independent third party other than ISS (or have the third party vote such proxies).

•
Use another Independent Third Party to Vote Only the Specific Proposals that Involve a Conflict – Subject to any client imposed proxy voting policies, GPIM may use an independent third party other than ISS to recommend how the proxy for specific proposals that involve a conflict should be voted (or have the third party vote such proxies).

The method selected by the PVAC to resolve the conflict may vary from one instance to another depending upon the facts and circumstances of the situation, but in each case, consistent with its duty of loyalty and care.

                2.4. Special Situations (As Applicable)
2.4.1. Securities Subject to Lending Arrangements
For various legal or administrative reasons, GPIM is often unable to vote securities that are, at the time of such vote, on loan pursuant to a client’s securities lending arrangement with the client’s custodian. GPIM is usually unable to recall securities in order to vote proxies when a third party securities lending agent has arranged the loan of the client’s shares. If GPIM has arranged the loan, GPIM will refrain from voting such securities where the cost to the client and/or administrative inconvenience of retrieving securities then on loan outweighs the benefit of voting, assuming retrieval under such circumstances is even feasible and/or possible. In certain extraordinary situations, GPIM may seek to have securities then on loan pursuant to such securities lending arrangements retrieved by the clients’ custodians for voting purposes. This decision will generally be made on a case-by-case basis depending on whether, in the PVAC’s judgment, the matter to be voted on has critical significance to the potential value of the securities in question, the relative cost and/or administrative inconvenience of retrieving the securities, the significance of the holding, and whether the stock is considered a long-term holding. There can be no guarantee that any such securities can be retrieved for such purpose.
2.4.2. Special Issues with Voting Foreign Proxies
Voting proxies with respect to shares of foreign stocks may involve significantly greater effort and corresponding cost due to the variety of regulatory schemes and corporate practices in foreign countries with respect to proxy voting. Because the cost of voting on a particular proxy proposal could exceed the expected benefit to a client (including an ERISA Plan), GPIM will weigh the costs and benefits of voting on proxy proposals relating to foreign securities and make an informed decision on whether voting a given proxy proposal is prudent.
2.4.3. Share Blocking
In certain countries the exercise of voting rights could restrict the ability of an account’s portfolio manager to freely trade the security in question (“share blocking”).  If the client has not indicated at account set-up whether it wants shares voted regardless of the potential for share blocking, then the portfolio manager retains the final authority to determine whether to vote the shares in the client’s account or to forego voting the shares.
2.4.4. Lack of Adequate Information, Untimely Receipt of Proxy or Excessive Costs
GPIM may be unable to enter an informed vote in certain circumstances due to the lack of information provided in the proxy statement or by the issuer or other resolution sponsor, and may abstain from voting in those instances.  Proxy materials not delivered in a timely manner may prevent analysis or entry of a vote by voting deadlines.  GPIM’s practice is to abstain from voting a proxy in circumstances where, in its judgment, the costs exceed the expected benefits to the client.
2.4.5. Formation of a Group
If GPIM owns shares of a public company and enters into a written or oral agreement with one or more shareholders to vote its shares in line with such shareholder(s) or in line with company management recommendations, several issues arise.
First, if GPIM agrees to vote its shares at the direction of or in line with another member of the group, or in line with management, then GPIM must consider whether its vote is in the best long-term financial interests of its clients.  If it is not, then GPIM will have a conflict of interest that it must resolve using the procedures set out in Section 2.2.

Second, if GPIM holds an irrevocable proxy for the other members of the group, or has the right to designate director nominees for which the other group members must vote, GPIM will be viewed as the beneficial owner of all of the other members’ shares as well as its own shares.  This will affect the number of shares that GPIM must report on a Schedule 13D or 13G.
2.4.6 Fixed Income Securities
The issuers of fixed income securities generally do not solicit proxies.  If such an issuer were to solicit a proxy, GPIM would seek to apply these proxy voting procedures in determining how to vote the proxy.  If the subject of the proxy is not covered in ISS Standard Guidelines or any other third-party guidelines GPIM uses, and assuming that voting the proxy does not present GPIM with a material conflict of interest, GPIM may vote the proxy in a manner it believes is in its clients’ best long-term interests. If voting the proxy presents GPIM with a material conflict of interest, it will follow the conflict resolution procedures in this policy.
2.5. Undue Influence
If at any time any person involved in the GPIM’s proxy voting process is pressured or lobbied either by GPIM’s personnel or affiliates or third parties with respect to a particular proposal, he or she should provide information regarding such activity to GPIM Compliance or Legal Departments.  A determination will then be made regarding this information, keeping in mind GPIM’s duty of loyalty and care to its clients.
2.6. Recordkeeping
GPIM is required to keep the following records:
•	a copy of this policy;
•	proxy statements received regarding client securities;
•	records of votes cast on behalf of clients;
•	records of how material conflicts were resolved;
•	any documents prepared by GPIM that were material to making a decision how to vote, or that memorialized the basis for the decision; and
•	records of client requests for proxy voting information and a copy of any written response by GPIM to any client request (regardless of whether such client request was written or oral).
The foregoing records will be retained for such period of time as is required to comply with applicable laws and regulations.
GPIM may rely on proxy statements filed on the SEC’s EDGAR system instead of keeping its own copies, and may rely on proxy statements and records of proxy votes cast by GPIM that are maintained with a third party, such as ISS, provided that GPIM has obtained an undertaking from the third party to provide a copy of the documents promptly upon request.
2.7. Disclosure
Rule 206(4)-6 requires GPIM to disclose in response to any client request how the client can obtain information from GPIM on how the client’s securities were voted. GPIM will disclose in Form ADV Part 2 that clients can obtain information on how their securities were voted by submitting a written request to GPIM. Upon receipt of a written request from a client, GPIM Compliance Department will provide the information requested by the client within a reasonable amount of time.

Rule 206(4)-6 also requires GPIM to describe its proxy voting policies and procedures to clients, and upon request, to provide clients with a copy of those policies and procedures. GPIM will provide such a description in its Form ADV Part 2. Upon receipt of a written request from a client, GPIM Compliance Department will provide a copy of this policy within a reasonable amount of time.
If approved by the client, this policy and any requested records may be provided electronically.
3.             APPENDIX A
ISS Standard Guidelines for the various relevant local markets, including the U.S., are available upon request. In addition, the Taft-Hartley Guidelines and the Socially Responsible Investor Guidelines are also available.